Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This prospectus will not constitute an offer to sell or a solicitation of an offer to buy nor will there be any sale of the offered certificates in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such State.

SUBJECT TO COMPLETION, DATED JUNE 10, 2013

Prospectus Supplement dated June __, 2013

(To Prospectus dated April 24, 2013)

$451,645,000 (Approximate)

SEQUOIA MORTGAGE TRUST 2013-8

Mortgage Pass-Through Certificates, Series 2013-8

RWT Holdings, Inc., Sponsor

Sequoia Residential Funding, Inc., Depositor

Sequoia Mortgage Trust 2013-8, Issuing Entity

Consider carefully the risk factors beginning on page S-14 of this prospectus supplement and on page 1 of the prospectus.

For a list of defined terms used in this prospectus supplement, see the glossary of defined terms on page I-1 of this prospectus supplement.

The certificates represent beneficial interests in the issuing entity only and do not represent an interest in or obligation of the sponsor, the depositor, the trustee, the master servicer, the underwriter, the servicers or any of their affiliates.

This prospectus supplement may be used to offer and sell certificates only if accompanied by the prospectus.

The issuing entity will issue:

• Five classes of senior certificates, including two classes of interest-only certificates;

• Five classes of subordinate certificates; and

• Two classes of residual certificates.

The classes of certificates offered by this prospectus supplement are listed, together with their initial class principal amounts and interest rates, under “The Offered Certificates” on page S-1 of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of those certificates and not any other certificates issued by the issuing entity.

The certificates will represent ownership interests in a pool of fixed rate mortgage loans with original terms to maturity of between fifteen and thirty years. All of the mortgage loans are secured by first liens on one- to four-family detached and attached residential properties, condominiums, cooperative units, townhouses and planned unit developments.

Principal and interest on the certificates are payable on the 25th day of each month, or if such day is not a business day, the next succeeding business day, commencing on July 25, 2013.

The certificates will have the benefit of credit enhancement in the form of subordination as described herein.

On or about June 13, 2013, delivery of the certificates offered by this prospectus supplement will be made through the book-entry facilities of the Depository Trust Company, Clearstream Banking Luxembourg and the Euroclear System.

The Class A-1, Class A-2, Class A-3 and Class A-IO1 Certificates will be purchased by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole underwriter, from the depositor, and are being offered by the underwriter from time to time for sale to the public in negotiated transactions or otherwise at varying prices determined at the time of sale. The underwriter has the right to reject any order. Proceeds to the depositor from the sale of the Class A-1, Class A-2, Class A-3 and Class A-IO1 Certificates to the underwriter will be [_________]%, [_________]% and [_________]%, respectively, of the initial class principal amount of the Class A-1, Class A-2 and Class A-3 Certificates, respectively, and [_________]% of the initial class notional amount of the Class A-IO1 Certificates, in each case before deducting expenses. Such percentages are the purchase prices to be paid by the underwriter, subject to adjustment as described under “Method of Distribution” herein. Compensation to the underwriter will equal the excess, if any, of the purchase price received by the underwriter over the underwriter’s purchase price specified in the preceding sentence. Investors in any class of the underwritten certificates should expect that they may pay a price for their certificates that is higher than the price paid by the underwriter to the depositor. Any such excess will be compensation to the underwriter. The sponsor entered into a preliminary arrangement with Merrill Lynch, Pierce, Fenner & Smith Incorporated in contemplation of the issuance of the certificates, as summarized under “Method of Distribution.” See “Method of Distribution” and “Use of Proceeds” herein. There is no current underwriting arrangement for the Class A-IO2, Class B-1, Class B-2 or Class B-3 Certificates.

The issuing entity will make one or more REMIC elections for federal income tax purposes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these certificates or determined if this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

Underwriter

Important Notice About Information Presented in this Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that provide progressively more detail:  (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (2) this prospectus supplement, which describes the specific terms of your certificates.

The information presented in this prospectus supplement is intended to enhance the general terms of the accompanying prospectus.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments and subscriptions.  In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

For European Investors Only

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive (as defined below), 150, natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining prior consent of the underwriter nominated by the issuing entity for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided, that no such offer of the certificates pursuant to clauses (a) through (c) above will require the issuing entity or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe to the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including Directive 2010/73/EU (the “2010 PD Amending Directive”), if implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the “FSMA”)) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

Page

THE OFFERED CERTIFICATES	S-1

SUMMARY OF TERMS	S-4

Sponsor	S-4
Seller and Servicing Administrator	S-4
Depositor	S-4
Issuing Entity	S-4
Trustee	S-4
Master Servicer and Securities Administrator	S-5
Servicers	S-5
Originators	S-5
Custodian	S-6
Cut-off Date	S-6
Closing Date	S-6
The Certificates	S-6
Distributions of Interest	S-7
Distributions of Principal	S-7
Priority of Distributions	S-8
Limited Recourse	S-8
Credit Enhancement	S-8
Final Scheduled Distribution Date	S-9
Fees and Expenses	S-9
The Mortgage Loans	S-10
Mortgage Loan Representations and Warranties	S-11
Mortgage Loan Servicing	S-12
Optional Termination	S-13
Tax Status	S-13
ERISA Considerations	S-13
Legal Investment	S-13
Certificate Rating	S-14
Listing	S-14
RISK FACTORS	S-15

Turbulence in the Financial Markets and Economy May Adversely Affect the Performance and Market Value of Your Certificates and These Conditions May Not Improve in the Near Future	S-15
Downgrade of Long-term Ratings of Eurozone Nations and the United States May Adversely Affect the Market Value of the Offered Certificates	S-15
Recent Trends in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Certificates	S-16
Financial Regulatory Reforms and Additional Proposed Regulations Could Have a Significant Impact on the Depositor, the Servicers or Any Successor Servicer or on the Value of the Certificates	S-17
Potential Changes in Ratings Present Risks	S-19
Ratings of the Certificates May Not Accurately Reflect Risks Associated With Those Certificates	S-19
Additional Ratings of the Certificates or a Withdrawal of the Ratings May Adversely Affect Their Value and/or Limit Your Ability to Sell Your Certificates	S-20
Appraisals May Not Accurately Reflect the Value or Condition of the Mortgaged Property	S-20
Loan-to-Value Ratios May Be Calculated Based on Appraised Value, Which May Not Be an Accurate Reflection of Current Market Value; Borrowers May Have, or May in the Future Incur, Additional Indebtedness Secured by Mortgaged Properties	S-21
Governmental Actions May Affect Servicing of Mortgage Loans and May Limit the Servicers’ Ability to Foreclose	S-21

i

Page

Underwriting Standards May Affect Risk of Loss on the Mortgage Loans	S-22
In Underwriting the Mortgage Loans, an Originator May Not Have Followed Its Underwriting Guidelines; Underwriting Guidelines May Not Identify or Appropriately Assess Repayment Risks	S-22
Pre-offering Review of the Mortgage Loans Underlying the Certificates May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses	S-23
Geographic Concentration of Mortgage Loans	S-23
The Return on Your Certificates Could Be Reduced by Shortfalls Due to the Servicemembers Civil Relief Act	S-25
Potential Inadequacy of Credit Enhancement	S-25
Unpredictability and Effect of Prepayments	S-27
The Timing of Realized Losses May Impact Returns on the Certificates	S-28
Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than The Mortgage Balance	S-28
Mortgage Loan Modification Programs and Future Legislative Action May Adversely Affect the Performance and Market Value of Your Certificates	S-28
Proposals to Acquire Mortgage Loans by Eminent Domain May Adversely Affect Your Certificates	S-29
Risks Related to the Potential Elimination or Reduction of the Mortgage-Interest Tax Deduction	S-30
Special Assessments and Energy Efficiency Liens May Take Priority Over the Mortgage Lien	S-30
Helping Families Save Their Homes Act	S-30
Risks Associated With Mortgage Loan Origination or Ownership	S-31
Changes in the Accounting Rules May Affect You	S-31
Reduced Lending Capacities May Hinder Refinancing and Increase Risk of Loss	S-31
Market Exit of Originators and Servicers; Financial Condition of Originators, Servicers and the Seller	S-32
Investors Will Be Dependent on Certain Third Parties Performing Their Responsibilities in an Accurate and Timely Manner	S-32
Actions to Enforce Breaches of Representations and Warranties Relating to Mortgage Loan Characteristics May Take a Significant Amount of Time or Cause Delays or Reductions in the Amount of Payments Made to Certificateholders	S-33
Bankruptcy or Insolvency of a Transferor Could Result in Losses on the Certificates	S-34
Bankruptcy or Insolvency of a Servicer, the Servicing Administrator, the Owner of Servicing Rights or the Master Servicer Could Result in Losses on the Certificates	S-35
The Trustee May Not Have a Perfected Interest in Collections Held by a Servicer	S-36
Stricter Enforcement of Foreclosure Rules and Documentation Requirements May Cause Delays and Increase the Risk of Loss	S-36
The Recording of the Mortgages in the Name of MERS Could Increase the Risk of Loss	S-37
Delays in Endorsing Notes and Recording Assignments of Mortgage Could Increase Risk of Loss	S-37
There May Be Conflicts of Interest Among Various Classes of Certificates	S-38
Changes in the Market Value of the Certificates May Not Be Reflective of the Performance or Anticipated Performance of the Mortgage Loans Underlying the Certificates	S-38
The Marketability of Your Certificates May Be Limited	S-38
The Servicing Fee May Need to Be Increased in Order to Engage a Replacement Servicer	S-39
DESCRIPTION OF THE MORTGAGE POOL	S-39

General	S-39
Prepayment Charges	S-41

ii

iii

iv

THE OFFERED CERTIFICATES

The certificates consist of the classes of certificates listed in the tables below, together with the Class B-4, Class B-5, Class R and Class LT-R Certificates. This prospectus supplement and the accompanying prospectus relate only to the offering of the classes of certificates listed in the table below and not any other certificates issued by the issuing entity.

Class	Initial Class Principal or Notional Amount(1)	Approximate Initial Certificate Interest Rate(2)		Certificate Interest Rate Formula(3)	Class Type
A-1	$393,959,000	[_._____]	%	(4)	Senior
A-2	$23,528,000	[_._____]	%	(5)	Senior
A-3	$10,000,000	[_._____]	%	(6)	Senior
A-IO1	$23,528,000	[_._____]	%	(7)	Notional/Senior
A-IO2	$427,487,000	[_._____]	%	(8)	Notional/Senior
B-1	$9,663,000	3.56455%		Net WAC	Subordinate
B-2	$7,593,000	3.56455%		Net WAC	Subordinate
B-3	$6,902,000	3.56455%		Net WAC	Subordinate

(1)	These principal and notional amounts are approximate and are subject to an increase or decrease of up to 5%, as described in this prospectus supplement.

(2)	Reflects the certificate interest rate as of the closing date based on the mortgage loans described in this prospectus supplement.

(3)	“Net WAC” means, as of any distribution date, an annual rate, expressed as a percentage, equal to the weighted average of the net mortgage rates of the mortgage loans as of the first day of the related due period, minus (a) a fraction, the numerator of which equals the amount of any fees, charges and other costs, including indemnification amounts and costs of arbitration (other than the securities administrator fee, the trustee fee and amounts required to be paid by the securities administrator from the securities administrator fee), paid or reimbursed to the master servicer, the securities administrator and the trustee from the trust fund under the pooling and servicing agreement and the custodian under the custodial agreement during the prior calendar month, that are subject to an aggregate maximum amount of $300,000 annually, and the denominator of which equals the aggregate stated principal balance of the mortgage loans, multiplied by (b) twelve.

(4)	The certificate interest rate on the Class A-1 Certificates will be an annual rate equal to the lesser of (i) [_._____]% and (ii) the Net WAC for the related distribution date.

(5)	The certificate interest rate on the Class A-2 Certificates will be an annual rate equal to the lesser of (i) [_._____]% and (ii) the Net WAC for the related distribution date.

(6)	The certificate interest rate on the Class A-3 Certificates will be an annual rate equal to the lesser of (i) [_._____]% and (ii) the Net WAC for the related distribution date.

(7)	The Class A-IO1 Certificates are interest-only certificates; they will not be entitled to distributions of principal. As described in this prospectus supplement, the Class A-IO1 Certificates will accrue interest on a notional amount equal to the class principal amount of the Class A-2 Certificates. The certificate interest rate on the Class A-IO1 Certificates will be an annual rate equal to the lesser of (i) [_._____] and (ii) the excess, if any, of the Net WAC for the related distribution date over the certificate interest rate for the Class A-2 Certificates for the related distribution date, as described in this prospectus supplement.

(8)	The Class A-IO2 Certificates are interest-only certificates; they will not be entitled to distributions of principal. As described in this prospectus supplement, the Class A-IO2 Certificates will accrue

S-1

interest on a notional amount equal to the aggregate class principal amount of the Class A-1, Class A-2 and Class A-3 Certificates immediately prior to such distribution date. The certificate interest rate on the Class A-IO2 Certificates will be an annual rate equal to the excess, if any, of the Net WAC over [_._____]%.

S-2

The offered certificates will also have the following characteristics:

Class	Record Date	Delay/Accrual Period(2)	Interest Accrual Convention	Final Scheduled Distribution Date(3)	Expected Final Distribution Date(4)	Minimum Denomination or Percentage Interest	Incremental Denomination	CUSIP Number
A-1	(1)	24 Day	30/360	June 2043	January 2035	$100,000	$1	81745E AA7
A-2	(1)	24 Day	30/360	June 2043	May 2019	$100,000	$1	81745E AK5
A-3	(1)	24 Day	30/360	June 2043	January 2035	$100,000	$1	81745E AL3
A-IO1	(1)	24 Day	30/360	June 2043	May 2019	$1,000,000	$1	81745E AB5
A-IO2	(1)	24 Day	30/360	June 2043	January 2035	$1,000,000	$1	81745E AM1
B-1	(1)	24 Day	30/360	June 2043	July 2028	$100,000	$1	81745E AC3
B-2	(1)	24 Day	30/360	June 2043	July 2028	$100,000	$1	81745E AD1
B-3	(1)	24 Day	30/360	June 2043	January 2035	$100,000	$1	81745E AE9

(1)	For any distribution date, the close of business on the last business day of the calendar month preceding the month of the related distribution date.

(2)	For any distribution date, the interest accrual period will be the calendar month immediately preceding that distribution date.

(3)	Determined by adding one month to the month of scheduled maturity of the latest maturing mortgage loan.

(4)	The expected final distribution date, based upon a constant prepayment rate of 15% per annum and the modeling assumptions used in this prospectus supplement for CPR, as described under “Yield, Prepayment and Weighted Average Life—Weighted Average Life.” The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially earlier or later, than the applicable expected final distribution date listed above.

S-3

SUMMARY OF TERMS

•	This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, you should carefully read this entire prospectus supplement and the accompanying prospectus.

•	While the summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•	Whenever we refer to a percentage of some or all of the mortgage loans in the trust fund, that percentage has been calculated on the basis of the total stated principal balance of those mortgage loans as of the cut-off date unless we specify otherwise. We explain in this prospectus supplement how the stated principal balance of a mortgage loan is determined. Whenever we refer in this Summary of Terms or in the Risk Factors section to the total stated principal balance of any mortgage loans, we mean the total of their stated principal balances determined by that method, unless we specify otherwise.

Sponsor

RWT Holdings, Inc., a Delaware corporation and direct wholly-owned subsidiary of Redwood Trust, Inc.

Seller and Servicing Administrator

Redwood Residential Acquisition Corporation, a Delaware corporation and indirect wholly-owned subsidiary of Redwood Trust, Inc., will acquire the mortgage loans directly or indirectly from each originator. On the closing date, Redwood Residential Acquisition Corporation, as seller, will sell all of its interest in the mortgage loans to the depositor. Redwood Residential Acquisition Corporation will also act as servicing administrator with respect to the mortgage loans serviced by Cenlar FSB.

Depositor

Sequoia Residential Funding, Inc., a Delaware special purpose corporation and indirect wholly-owned subsidiary of Redwood Trust, Inc. On the closing date, Sequoia Residential Funding, Inc. will sell all of its interest in the mortgage loans to the trustee for the benefit of the certificateholders. The depositor’s address is One Belvedere Place, Suite 330, Mill Valley, California 94941, and its telephone number is (415) 389-7373.

Issuing Entity

Sequoia Mortgage Trust 2013-8, a common law trust formed under the laws of the State of New York.

Trustee

Wilmington Trust, National Association will act as trustee of the issuing entity under the pooling and servicing agreement.

S-4

Master Servicer and Securities Administrator

CitiMortgage, Inc., a New York corporation, is a wholly owned subsidiary of Citibank, N.A., and will act as master servicer for the mortgage loans pursuant to the pooling and servicing agreement.

Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation, will act as securities administrator for the certificates pursuant to the pooling and servicing agreement.

As securities administrator, Citibank, N.A. will perform certain administrative duties with respect to the certificates, on behalf of the trustee, including acting as authentication agent, calculation agent, paying agent, certificate registrar and the party responsible for preparing distribution statements and tax information for certificateholders and preparing tax filings for the issuing entity.

Servicers

Cenlar FSB and First Republic Bank will initially service the mortgage loans. Cenlar FSB will service approximately 99.39% of the mortgage loans and First Republic Bank will service approximately 0.61% of the mortgage loans, in each case, by stated principal balance as of the cut-off date. Cenlar FSB is or will be the servicer of mortgage loans originated by George Mason Mortgage, LLC, Cole Taylor Bank, WJ Bradley Mortgage Capital LLC, PrimeLending, a PlainsCapital Company, and the other originators except for First Republic Bank. With respect to approximately 13.91% of the mortgage loans by stated principal balance as of the cut-off date, the transfer of servicing of such mortgage loans to Cenlar FSB from the related originator is scheduled to take place on July 1, 2013, after the closing date. Servicing may subsequently be transferred to servicers other than the initial servicers, in accordance with the pooling and servicing agreement and the servicing agreements, as described in this prospectus supplement. The initial servicers and any successor servicers under the servicing agreements will be referred to as the “servicers” in this prospectus supplement.

The servicers will service the mortgage loans, directly or through subservicers, pursuant to existing servicing agreements between the related servicer and the seller. The rights of the seller under the servicing agreements with respect to the mortgage loans sold to the issuing entity will be assigned to the depositor, and the depositor, in turn, will assign such rights to the trustee for the benefit of the certificateholders, in each case pursuant to an assignment, assumption and recognition agreement.

We refer you to “The Agreements — Mortgage Loan Servicing” in this prospectus supplement for more information.

Originators

Approximately 6.40% of the mortgage loans were originated by George Mason Mortgage, LLC; approximately 6.13% of the mortgage loans were originated by Cole Taylor Bank; approximately 6.10% of the mortgage loans were originated by WJ Bradley Mortgage Capital LLC, and approximately 5.89% of the mortgage loans were originated by PrimeLending, a PlainsCapital Company, in each case by stated principal balance as of the cut-off date. The remainder, approximately 75.47% of the mortgage loans, were originated by various mortgage lending institutions, each of which originated less than 5% of the mortgage loans. George Mason Mortgage, LLC, Cole Taylor Bank, WJ Bradley Mortgage Capital LLC, PrimeLending, a PlainsCapital Company and the various other mortgage lending institutions are referred to in this prospectus supplement as the “originators”.

We refer you to “The Originators” and “Acquisition of Mortgage Loans by the Seller” in this prospectus supplement for more information.

S-5

Custodian

Wells Fargo Bank, N.A. will maintain custody of the mortgage loan documents relating to the mortgage loans on behalf of the issuing entity.

Cut-off Date

June 1, 2013, the “cut-off date,” is the date after which the issuing entity will be entitled to receive all collections on and proceeds of the mortgage loans.

Closing Date

The closing date will be on or about June 13, 2013.

The Certificates

The classes of Sequoia Mortgage Trust Mortgage Pass-Through Certificates, Series 2013-8, issued with the initial approximate characteristics set forth under “The Offered Certificates” in the table on page S-1, together with the Class B-4, Class B-5, Class R and Class LT-R Certificates.

The offered certificates will be issued in book-entry form and in the minimum denominations (or multiples thereof) set forth under “The Offered Certificates” in the table beginning on page S-1.

The certificates will represent beneficial ownership interests in a pool of fixed rate mortgage loans of which all have original terms to maturity of fifteen, twenty, twenty-five or thirty years.

All of the mortgage loans are secured by first liens on one- to four-family detached and attached residential properties, condominiums, cooperative units, townhouses and planned unit developments.

The Class B-4, Class B-5, Class R and Class LT-R Certificates are not offered by this prospectus supplement. The offered certificates (other than the interest-only certificates) will have an approximate total initial principal amount of $451,645,000 as of the closing date. Any difference between the total principal amount of the offered certificates on the date they are issued and the approximate total principal amount of the offered certificates as reflected in this prospectus supplement will not exceed 5%. Notwithstanding any variance between the total stated principal balance of the mortgage loans and the total principal amount of the certificates reflected in this prospectus supplement, on the closing date, the initial total principal amount of the certificates will equal the total aggregate stated principal balance of the mortgage loans as of the cut-off date. The aggregate principal amount of the Class B-4 and Class B-5 Certificates as of the closing date will be approximately $8,513,464, subject to a permitted variance of 5%. The Class R and Class LT-R Certificates have no principal balance.

Principal and interest on the certificates will be payable on the 25th day of each month, beginning in July 2013. However, if the 25th day is not a business day, payments will be made on the next business day after the 25th day of the month. Distributions on each distribution date will be made to the certificateholders of record as of the related record date, except that the final distribution on the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the securities administrator.

The rights of holders of the Class B-1, Class B-2 and Class B-3 Certificates to receive payments of principal and interest will be subordinate to the rights of the holders of certificates having a higher priority of distribution, as described in “—Credit Enhancement” below. We refer to the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates as “subordinate” certificates, and we refer to the Class A-1, Class A-2, Class A-3, Class A-IO1 and Class A-IO2 Certificates as “senior” certificates. We refer to the Class R and Class LT-R Certificates as “residual” certificates. We refer to the Class A-IO1 and Class A-IO2 Certificates as the “interest-only” certificates.

S-6

Consistent with the risk retention aspect of its business model, the sponsor (or one or more of its affiliates) will initially retain at least the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates for its investment portfolio. Once regulations governing sponsor/seller risk retention have been finalized and become effective, unless those regulations apply to Sequoia Mortgage Trust 2013-8 retroactively and require sponsors or sellers to retain a larger portion of the certificates than retained at that time, the sponsor (or one or more of its affiliates) would not plan to increase its holdings of certificates as a response to the finalization of risk retention regulations. The sponsor (or one or more of its affiliates) currently plans to retain these certificates as investments; however, it may or may not continue to retain all of these certificates in the future in accordance with investment and business considerations and objectives.

Distributions of Interest

On each distribution date, to the extent of the available distribution amount, each class of certificates (other than the residual certificates) will be entitled, subject to the limitations described herein, to receive accrued and unpaid interest determined on the basis of the outstanding class principal amount (or class notional amount, in the case of the interest-only certificates) of such class immediately prior to such distribution date, the applicable certificate interest rate and the related accrual period.

Interest will accrue on each class of offered certificates as described above in the table under “The Offered Certificates.”

Interest payments will be allocated among certificateholders of a class of certificates on a pro rata basis.

We refer you to “Description of the Certificates—Distributions of Interest” in this prospectus supplement for more information.

Distributions of Principal

The amount of principal distributable on each class of certificates (other than the interest-only certificates and the residual certificates) will be determined by (1) funds received on the mortgage loans that are available to make payments of principal on the certificates, (2) distribution rules that allocate portions of principal payments received on the mortgage loans among different classes of certificates and (3) advances, if any, made by the servicers (other than Cenlar FSB) or the servicing administrator, as described in this prospectus supplement. Funds received on the mortgage loans may consist of monthly scheduled payments as well as unscheduled payments resulting from prepayments by borrowers, liquidation of defaulted mortgage loans or purchases of mortgage loans under the circumstances described in this prospectus supplement.

The senior certificates (other than the interest-only certificates) will receive principal payments from the senior principal distribution amount. The Class B-1, Class B-2 and Class B-3 Certificates and the other subordinate classes generally will receive their pro rata share of scheduled principal collections, sequentially, as part of the subordinate principal distribution amount. However, with respect to unscheduled principal collections, except under the limited circumstances described in this prospectus supplement, the Class B-1, Class B-2 and Class B-3 Certificates and the other subordinate classes will receive unscheduled principal collections on the mortgage loans no earlier than the distribution date in July 2018. On and after that distribution date, provided that certain tests are met, the subordinate classes will receive unscheduled principal collections as part of their allocated share of the subordinate principal distribution amount.

The manner of allocating payments of principal on the mortgage loans to the certificates will differ, as described in this prospectus supplement, depending upon when a distribution date occurs, whether the delinquency and loss performance of the mortgage loans is worse than certain levels specified in the pooling and servicing agreement and, with respect to the subordinate certificates, depending upon the subordination available to the Class A-1, Class A-2 and Class A-3 Certificates and each class of

S-7

subordinate certificates from classes with payment priorities subordinate to that class and, with respect to the subordinate certificates, whether certain conditions have been satisfied.

We refer you to “Description of the Certificates—Distributions of Principal” in this prospectus supplement and “Distribution of the Securities—Distributions on Securities” in the prospectus for more information.

Priority of Distributions

On each distribution date, the available distribution amount in respect of the mortgage loans will be distributed in the following order of priority:

•	first, to the senior certificates, pro rata, accrued and unpaid interest, as described under “Description of the Certificates — Priority of Distributions and Allocation of Shortfalls” in this prospectus supplement;

•	second, to the Class A-1, Class A-2 and Class A-3 Certificates, the senior principal distribution amount, concurrently as follows:

(a)	to the Class A-1 Certificates, its pro rata portion of the senior principal distribution amount based upon its class principal amount and the class principal amounts of the Class A-1, Class A-2 and Class A-3 Certificates, until the class principal amount of the Class A-1 Certificates has been reduced to zero; and

(b)	to the Class A-2 and Class A-3 Certificates, the remaining portion of the senior principal distribution amount, allocated sequentially to the Class A-2 Certificates, until the class principal amount of the Class A-2 Certificates has been reduced to zero, and then to the Class A-3 Certificates, until the class principal amount of the Class A-3 Certificates has been reduced to zero;

•	third, sequentially, to the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, in that order, accrued and unpaid interest and then the applicable amount of principal with both interest and the applicable amount of principal being paid to one class before any payments are made to the next class.

We refer you to “Description of the Certificates — Priority of Distributions and Allocation of Shortfalls” in this prospectus supplement for more information.

 Limited Recourse

The only source of cash available to make interest and principal payments on the certificates will be the assets of the issuing entity. The issuing entity will have no source of cash other than collections and recoveries on the mortgage loans through insurance or otherwise and advances made by the servicers (other than Cenlar FSB), the servicing administrator and the master servicer, which are reimbursable to the servicers (other than Cenlar FSB), the servicing administrator and the master servicer as discussed in this prospectus supplement. No other entity will be required or expected to make any payments on the certificates.

Credit Enhancement

The payment structure of the certificates includes limited subordination and loss allocation features to enhance the likelihood that holders of more senior classes of certificates will receive regular distributions of interest and principal.

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The Class B-5 Certificates are more likely to experience losses than the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates and the senior certificates; the Class B-4 Certificates are more likely to experience losses than the Class B-1, Class B-2 and Class B-3 Certificates and the senior certificates; the Class B-3 Certificates are more likely to experience losses than the Class B-1 and Class B-2 Certificates and the senior certificates; the Class B-2 Certificates are more likely to experience losses than the Class B-1 Certificates and the senior certificates; and the Class B-1 Certificates are more likely to experience losses than the senior certificates.

We refer you to “Risk Factors — Potential Inadequacy of Credit Enhancement,” “Description of the Certificates—Subordination of Payments to the Subordinate Certificates” and “—Allocation of Realized Losses” in this prospectus supplement.

Final Scheduled Distribution Date

The final scheduled distribution date for the certificates is the distribution date in June 2043, which is the distribution date in the month following the latest maturity date on any of the mortgage loans as of the cut-off date. The actual final distribution date for any class may be earlier or later, and could be substantially earlier or later, than the final scheduled distribution date. The servicers will not be permitted to modify mortgage loans to extend the maturity beyond that date, and the master servicer will not be permitted to consent to the modification of a mortgage loan pursuant to any servicing agreement to extend the maturity date beyond that date.

Fees and Expenses

Before distributions are made on the certificates, each servicer will be paid from interest collections on the related mortgage loans, prior to deposit into the applicable custodial account, a monthly fee, calculated as provided in the related servicing agreement, equal to 0.25% per annum of the principal balance of each mortgage loan serviced by that servicer; provided, however, that with respect to mortgage loans serviced by Cenlar FSB, such fee will be allocated between Cenlar FSB and Redwood Residential Acquisition Corporation, as servicing administrator; and provided, further, that with respect to mortgage loans serviced by First Republic Bank, the servicing fee rate will be increased by the amount of any increase in the mortgage interest rate for any mortgage loan pursuant to the terms of the related mortgage note due to the termination of an automatic debit or direct deposit account. Each servicer will also be entitled to receive, to the extent provided in the applicable servicing agreement, additional compensation in the form of any interest or other income earned on funds it has deposited in the applicable custodial account pending remittance to the securities administrator, as well as late charges and certain fees paid by borrowers and, in certain cases, REO management fees.

Before distributions are made on the certificates, the securities administrator will be paid from interest collections on the mortgage loans, prior to deposit into the distribution account, a monthly fee for each mortgage loan calculated as 0.0188% per annum on the total principal balance of the mortgage loans. In addition, the securities administrator will retain any investment income on funds in the distribution account.

From amounts payable to the securities administrator as the securities administrator fee, the master servicer will be paid a monthly fee for each mortgage loan in the amount of 0.0075% per annum on the total principal balance of the mortgage loans. In addition, the master servicer will retain any investment income on funds in the master servicer collection account.

As compensation for its services, the trustee will receive a monthly fee for each mortgage loan calculated as 0.0012% per annum on the total principal balance of the mortgage loans. The depositor will also pay the trustee an initial acceptance fee of $3,500.

The custody fees of the custodian (other than the initial review fee) will be paid on the closing date. Expenses and indemnity amounts of the trustee, the master servicer, the securities administrator and the custodian that are permitted to be reimbursed under the pooling and servicing agreement and the

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custodial agreement will be paid by the issuing entity prior to any distributions to certificateholders, subject to an aggregate annual cap of $300,000 and subject to an annual cap of $125,000 with respect to aggregate amounts reimbursable to the trustee. Amounts payable to the trustee include fees for investigating and enforcing breaches of mortgage loan representations and warranties under certain circumstances. In addition, under the servicing agreements certain expenses of the servicers and the servicing administrator will be paid prior to distributions to certificateholders.

See “Fees and Expenses of the Issuing Entity” and “The Agreements—Representations and Warranties” in this prospectus supplement.

The Mortgage Loans

General. On the closing date, the assets of the issuing entity will consist of 603 fixed rate mortgage loans with an aggregate stated principal balance as of the cut-off date of approximately $460,158,464.20. The mortgage loans will be secured by mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

Approximately 0.67%, 0.61%, 0.14% and 98.59% of the mortgage loans by stated principal balance as of the cut-off date have an original term to maturity of fifteen, twenty, twenty-five and thirty years, respectively.

None of the mortgage loans are interest-only mortgage loans.

The mortgage loans will not be insured or guaranteed by any government agency.

The depositor expects that the mortgage loans will have the following approximate characteristics as of the cut-off date:

Mortgage Pool Summary

	Approximate Range or Total	Weighted Average	Total Percentage (by Stated Principal Balance)(1)
Number of Mortgage Loans	603	—	—
Total Stated Principal Balance	$460,158,464.20	—	—
Stated Principal Balances	$443,331.27 to $1,958,806.02	$763,115.20 *	—
Originator
Other Originators	$347,296,025.51	—	75.47%
George Mason Mortgage, LLC	$29,472,912.91	—	6.40%
Cole Taylor Bank	$28,209,614.13		6.13%
WJ Bradley Mortgage Capital LLC	$28,091,317.14	—	6.10%
PrimeLending, a PlainsCapital Company	$27,088,594.51	—	5.89%

Servicer
Cenlar FSB	$457,372,795.38	—	99.39%
First Republic Bank	$2,785,668.82	—	0.61%

Mortgage Rates	3.000% to 4.500%	3.835%	—
Original Terms to Maturity (in months)	180 to 360	358	—
Remaining Terms to Maturity (in months)	174 to 359	357	—
Original Loan-to-Value Ratios	19.80% to 80.00%	66.86%	—

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	Approximate Range or Total	Weighted Average	Total Percentage (by Stated Principal Balance)(1)
Geographic Concentration by State in Excess of 10.00% of the Total Stated Principal Balance:
California	$191,850,023.41	—	41.69%
Maximum City Concentration
Los Angeles, California	$10,149,980.00	—	2.21%
FICO Scores at Origination	700 to 817	771	—
Number of Mortgage Loans with Prepayment Charges at Origination	3	—	0.41%
Product Type
30 Year Fixed Rate	$453,674,768.11	—	98.59%
25 Year Fixed Rate	$626,963.29	—	0.14%
20 Year Fixed Rate	$2,785,668.82	—	0.61%
15 Year Fixed Rate	$3,071,063.98	—	0.67%
Occupancy Type
Owner-Occupied	$445,420,267.79	—	96.80%
Second Home	$14,273,249.91	—	3.10%
Investment Property	$464,946.50	—	0.10%
Loan Purpose
Rate Term Refinance	$251,489,899.72	—	54.65%
Purchase	$173,258,218.50	—	37.65%
Cash-Out Refinance	$34,811,269.79	—	7.57%
Construction to Permanent	$599,076.19	—	0.13%
Property Type
Single Family Detached	$299,202,938.43	—	65.02%
Planned Unit Development	$127,574,609.52	—	27.72%
Condominium	$19,277,347.32	—	4.19%
Single Family Attached	$7,395,779.97		1.61%
Two- to Four-Family	$3,150,139.54	—	0.68%
Cooperative Unit	$2,479,276.07	—	0.54%
Townhouse	$1,078,373.35	—	0.23%
Documentation Type
Two Years Income With Assets Verification	$460,158,464.20	—	100.00%

(*) Represents average.

(1) Percentages may not add up to 100.00% due to rounding.

Mortgage Loan Representations and Warranties

Each originator of the mortgage loans has made certain representations and warranties concerning the mortgage loans. The seller’s rights to these representations and warranties will be assigned to the depositor, and the depositor’s rights to these representations and warranties will be assigned to the trustee for the benefit of certificateholders pursuant to assignment, assumption and recognition agreements or assignment of representations and warranties agreements.

Following any originator’s discovery or receipt of notice of a breach of any representation or warranty that materially and adversely affects the value of a mortgage loan or the interest of the trustee, for the benefit of the certificateholders, in a mortgage loan, the originator will be required to (1) cure that breach, (2) repurchase the affected mortgage loan from the issuing entity, (3) in some circumstances, substitute another mortgage loan or (4) in some circumstances, make an indemnification payment in the amount of the reduction in value resulting from such breach. Each determination that there has been such a

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breach of a representation or warranty and each remedy for such a breach is required to be conducted on a mortgage loan-by-mortgage loan basis.

Under the mortgage loan purchase and sale agreement (the “mortgage loan purchase agreement”), the seller will be obligated as described herein to cure the breach, or repurchase or substitute for any mortgage loan as to which there has been an uncured breach of representations or warranties made by any originator other than First Republic Bank that materially and adversely affects the value of such mortgage loan or the interests of the certificateholders in such mortgage loan, but only if such originator is unable to cure such breach or repurchase, substitute for or make an indemnification payment with respect to such mortgage loan because it is subject to a bankruptcy or insolvency proceeding or no longer in existence.

Under the mortgage loan purchase agreement, the seller will agree to cure a breach or repurchase from the trust fund or substitute for any mortgage loan as to which a representation and warranty made by the originator was true and correct as of the date made by the originator but not true and correct as of the closing date, if such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders in that mortgage loan.

In order to substitute a new mortgage loan for a mortgage loan that has been removed from the trust because of a breach of a representation or warranty, (a) substitution must take place within two years from the date the seller acquired the deleted mortgage loan and (b) the new mortgage loan must be materially similar to the deleted mortgage loan.

In some circumstances, an arbitration proceeding may be conducted to resolve a dispute arising out of an allegation of a breach of a representation or warranty concerning a mortgage loan. See “The Agreements—Representations and Warranties” in this prospectus supplement.

Mortgage Loan Servicing

CitiMortgage, Inc. is the master servicer under the pooling and servicing agreement. The master servicer will monitor the performance of each servicer under the related servicing agreement.

Under the servicing agreements, the servicers (other than Cenlar FSB) are generally obligated to fund monthly advances of cash (to the extent such advances are deemed recoverable), which will be included with mortgage principal and interest collections, in an amount equal to any delinquent monthly payments due on the mortgage loans on the immediately preceding determination date. For mortgage loans serviced by Cenlar FSB, Redwood Residential Acquisition Corporation, as servicing administrator, will be obligated to fund such monthly advances. The master servicer will be obligated to fund any required advance if a servicer (other than Cenlar FSB) or the servicing administrator, as applicable, fails in its obligation to do so, to the extent described in this prospectus supplement. The master servicer, the servicers (other than Cenlar FSB) and the servicing administrator will be entitled to be reimbursed for any such advances from future payments and collections (including insurance or liquidation proceeds) with respect to those mortgage loans. However, if the master servicer, the servicers (other than Cenlar FSB) or the servicing administrator fund advances which are determined to be nonrecoverable from future payments and collections on the related mortgage loan, such parties will be entitled to reimbursement for such advances from other mortgage loans prior to any distributions to certificateholders.

The servicers (other than Cenlar FSB) and the servicing administrator will also make interest payments to compensate in part for any shortfall in interest payments on the certificates which results from a borrower prepaying a mortgage loan in whole or in part. However, the amount of such payments will not exceed, in the case of a servicer other than Cenlar FSB, the applicable servicing fees payable to the servicer for the related due period or, in the case of the servicing administrator, the aggregate of Cenlar FSB’s servicing fee and the servicing administrator fee for the related due period. If a servicer (other than Cenlar FSB) or the servicing administrator fails to make a required payment in respect of such shortfalls, the master servicer will be obligated to reduce its master servicing fee for the related period in an amount equal to the amount of the required payment not remitted by each servicer, or the servicing administrator, but not

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exceeding the master servicing fee. Such master servicing fee may be insufficient to fund the entire shortfall.

We refer you to “The Agreements—Mortgage Loan Servicing” in this prospectus supplement for more detail.

Optional Termination

On any date on which the total stated principal balance of the mortgage loans has declined to less than 10% of the initial total stated principal balance of the mortgage loans as of the cut-off date, subject to satisfaction of the conditions described in the pooling and servicing agreement, the master servicer may purchase all of the mortgage loans from the trust fund, excluding any servicing rights owned by the servicers, thereby causing an early retirement of the certificates.

We refer you to “Description of the Certificates—Optional Purchase of the Mortgage Loans” in this prospectus supplement for more information.

Tax Status

The securities administrator, on behalf of the trustee, will elect to treat all or a portion of the trust fund as one or more “real estate mortgage investment conduits” or “REMICs” for federal income tax purposes. Each of the offered certificates will represent ownership of “regular interests” in a REMIC.

The interest-only certificates will, and certain other offered certificates may, be issued with original issue discount for federal income tax purposes. In addition, certain of the offered certificates may be issued at a premium.

We refer you to “Material Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

A fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (or “ERISA”), or Title I of Section 4975 of the Internal Revenue Code of 1986, as amended (or the “Code”) (each, a “Plan”), should carefully review with its legal advisors whether the purchase or holding of the Class A-1, Class A-2, Class A-3 and Class A-IO1 Certificates could give rise to a transaction prohibited or not otherwise permissible under applicable law. Certain restrictions apply to the purchase, sale and holding by Plans of the Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates that are not placed by an underwriter.

We refer you to “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus for more information.

Legal Investment

Under current law, the Class A-1, Class A-2, Class A-3, Class A-IO1, Class A-IO2 and Class B-1 Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA, on the closing date because they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating agency. However, to the extent that the SEC establishes alternative standards of creditworthiness to replace the credit rating requirement of SMMEA, it is possible that the Class A-1, Class A-2, Class A-3, Class A-IO1, Class A-IO2 and Class B-1 Certificates will not constitute “mortgage-related securities” for SMMEA from and after the effective date of the alternative standard, even if these classes retain the aforementioned ratings. See “Risk Factors—Financial Regulatory Reforms and Additional Proposed Regulations Could Have a Significant

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Impact on the Depositor, the Servicers or Any Successor Servicer or on the Value of the Certificates” for a discussion of pending changes to the definition of “mortgage related securities.”

There may be other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should also consider.

We refer you to “Legal Investment” in the prospectus for more information. Investors should note that the Office of Thrift Supervision, or the OTS,  has been merged into the Office of the Comptroller of the Currency, or OCC, and the regulations of the OTS are now under the jurisdiction of the OCC, in some cases, and the Board of Governors of the Federal Reserve System, in other cases.

Certificate Rating

Each class of offered certificates is expected to receive a credit rating from one or more nationally recognized statistical rating organizations.

We refer you to “Ratings” in this prospectus supplement for a more complete discussion of the certificate ratings.

Listing

The offered certificates are not listed on any exchange, and no party to the transaction intends (or is obligated) to list the offered certificates on any exchange or to quote them in the automated quotation system of any registered securities organization.

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RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered certificates. All statistical information referred to in this section is based on the mortgage pool as constituted as of the cut-off date. Such risks give rise to the potential for significant loss over the life of the offered certificates and could prevent you from fully recovering your initial investment in the offered certificates.

You should also review the risk factors described in the accompanying prospectus, which describe additional risks that apply to your investment in the offered certificates.

Turbulence in the Financial Markets and Economy May Adversely Affect the Performance and Market Value of Your Certificates and These Conditions May Not Improve in the Near Future

Market and economic conditions during the past several years have caused significant disruption in the credit markets. Continued concerns about the availability and cost of credit, the U.S. mortgage market, some real estate markets in the U.S., economic conditions in the U.S. and Europe and the systemic impact of inflation or deflation, energy costs and geopolitical issues have contributed to increased market volatility and diminished expectations for the U.S. economy. Increased market uncertainty and instability in both U.S. and international capital and credit markets, combined with declines in business and consumer confidence and increased unemployment, have contributed to volatility in domestic and international markets.

As a result of these market conditions, the cost and availability of credit has been and may continue to be adversely affected by illiquid credit markets and wider credit spreads. Concern about the stability of the markets and the strength of counterparties has led many lenders and institutional investors to reduce, and in some cases cease, lending to borrowers. Continued turbulence in the U.S. and international markets and economies may negatively affect the U.S. housing market and the credit performance and market value of residential mortgage loans.

There is particular uncertainty about the prospects for growth in the U.S. economy. A number of factors influence the potential uncertainty, including, but not limited to, high current unemployment, rising government debt levels, prospective Federal Reserve policy shifts, the withdrawal of government interventions into the financial markets, changing U.S. consumer spending patterns, and changing expectations for inflation and deflation. Income growth and unemployment levels affect borrowers’ ability to repay mortgage loans, and there is risk that economic activity could be weaker than anticipated following the recent serious recession.

In addition, the difficult economic environment and rate of unemployment and other factors (which may or may not affect real property values) may affect the mortgagors’ timely payment of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage loans. Excessive home building or historically high foreclosure rates resulting in an oversupply of housing in a particular area may increase the amount of losses incurred on defaulted mortgage loans.

These factors and general market conditions could adversely affect the performance and market value of your certificates. There can be no assurance that governmental or other actions will improve these conditions in the near future.

Downgrade of Long-term Ratings of Eurozone Nations and the United States May Adversely Affect the Market Value of the Offered Certificates

In response to the economic situation facing the European Economic and Monetary Union, or Eurozone, based on factors including tightening credit conditions, higher risk premiums on Eurozone sovereigns and disagreement among European policy makers as to how best to address the declining market

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confidence with respect to the Eurozone, on January 13, 2012, Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“S&P”), downgraded the long-term credit ratings on nine members of the Eurozone, including Austria, Cyprus, France, Italy, Malta, Portugal, Slovakia, Slovenia and Spain.

On August 5, 2011, S&P lowered the long-term sovereign credit rating of U.S. Government debt obligations from AAA to AA+. On August 8, 2011, S&P also downgraded the long-term credit ratings of U.S. government-sponsored enterprises. These actions initially had an adverse effect on financial markets and although we are unable to predict the longer-term impact on such markets and the participants therein, it might be materially adverse to the value of the offered certificates.

Recent Trends in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Certificates

Since late 2006, delinquencies, defaults and foreclosures on residential mortgage loans have increased, and they may continue to increase in the future. These increases have not been limited to “subprime” mortgage loans, which are made to borrowers with impaired credit, but have also affected “Alt A” mortgage loans, which are made to borrowers often with limited documentation, and “prime” mortgage loans, which are made to borrowers with better credit who frequently provide full documentation. In addition to higher delinquency, default and foreclosure rates, loss severities on all types of residential mortgage loans have increased due to declines in residential real estate values, resulting in reduced home equity. Nationwide home price appreciation rates generally have been negative since late 2007, and this trend may continue for an indefinite period of time. Higher loan-to-value ratios generally result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had property values remained the same or continued to appreciate.

  Current market conditions may impair borrowers’ ability to refinance or sell their residential properties, which may also contribute to higher delinquency and default rates. In response to increased delinquencies and losses with respect to mortgage loans, many mortgage loan originators recently have implemented more restrictive underwriting criteria for mortgage loans, which will likely result in reduced availability of refinancing alternatives for borrowers. The issuance of a final rule relating to “qualified mortgages” may further limit the availability of refinancing alternatives, as described more fully under “Financial Regulatory Reforms and Additional Proposed Regulations Could Have a Significant Impact on the Depositor, the Servicers or Any Successor Servicer or on the Value of the Certificates” below. These risks would be exacerbated to the extent that prevailing mortgage interest rates increase from current levels. Home price depreciation experienced to date, and any further price depreciation, may also leave borrowers with insufficient equity in their homes to enable them to refinance. Borrowers who intend to sell their homes on or before the maturity of their mortgage loans may find that they cannot sell their property for an amount equal to or greater than the unpaid principal balance of their mortgage loans.  While some mortgage loan originators and servicers have created or otherwise are participating in modification programs in order to assist borrowers with refinancing or otherwise meeting their payment obligations, not all borrowers will qualify for or will take advantage of these opportunities.

In response to these circumstances, federal, state and local authorities have enacted and continue to propose new legislation, rules and regulations relating to the origination, servicing and treatment of mortgage loans in default or in bankruptcy. These initiatives could result in delayed or reduced collections from mortgagors, limitations on the foreclosure process and generally increased servicing costs. Certain of these initiatives could also permit the servicer to take actions, such as with respect to the modification of mortgage loans, that might adversely affect the certificates, without any remedy or compensation to the holders of the certificates.

The conservatorships of Fannie Mae and Freddie Mac in September 2008 have impacted both the real estate market and the value of real estate assets generally. While Fannie Mae and Freddie Mac currently act as the primary sources of liquidity in the residential mortgage markets, both by purchasing mortgage loans for their own portfolios and by guaranteeing mortgage-backed securities, their long-term role is uncertain as the Obama administration has proposed reducing and eventually eliminating their role

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in the residential mortgage markets. A reduction in the ability of mortgage loan originators to access Fannie Mae and Freddie Mac to sell their mortgage loans may adversely affect the financial condition of mortgage loan originators. In addition, any decline in the value of securities issued by Fannie Mae and Freddie Mac may affect the value of residential mortgage-backed securities in general.

These adverse changes in market and credit conditions have had, and may continue to have, the effect of depressing the market values of residential mortgage-backed securities generally, and substantially reducing the liquidity of residential mortgage-backed securities generally. These developments may adversely affect the performance, marketability and overall market value of your certificates.

Financial Regulatory Reforms and Additional Proposed Regulations Could Have a Significant Impact on the Depositor, the Servicers or Any Successor Servicer or on the Value of the Certificates

In response to the financial crisis, Congress passed the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which President Obama signed into law on July 21, 2010. The Dodd-Frank Act requires the creation of new federal regulatory agencies, and grants additional authorities and responsibilities to existing regulatory agencies to identify and address emerging systemic risks posed by the activities of financial services firms. The Dodd-Frank Act also provides for enhanced regulation of derivatives and mortgage-backed securities offerings, restrictions on executive compensation and enhanced oversight of credit rating agencies. Additionally, the Dodd-Frank Act established the Consumer Financial Protection Bureau (the “CFPB”) within the Federal Reserve System, a new consumer protection regulator tasked with regulating consumer financial services and products. The Dodd-Frank Act also limits the ability of federal laws to preempt state and local consumer laws.

The impact of the Dodd-Frank Act will depend significantly upon the content and implementation of the rules and regulations issued on its mandate. It is not yet clear how the Dodd-Frank Act and its associated rules and regulations will impact the mortgage-backed securities market and residential mortgage lending generally, and the issuing entity, the sponsor, the depositor, the servicers and their respective businesses and assets specifically. No assurance can be given that the new regulations will not have an adverse impact on these entities or the value of the certificates.

For example, the Dodd-Frank Act removes certain references to credit ratings in federal statutes. Among other things, effective on and after July 20, 2012, the Dodd-Frank Act removed the credit rating requirement in the term “mortgage related security” for purposes of SMMEA, and replaced it with a requirement to meet standards of creditworthiness as established by the SEC. The SEC has not yet established alternative standards of creditworthiness for purposes of SMMEA, although it is seeking public comment on the issue and has issued a transitional interpretation stating that until such alternative standards of creditworthiness are defined, the credit rating requirement previously included in the statute is still applicable. If and when alternative standards of creditworthiness are established, it is possible that the certificates will not constitute “mortgage related securities” for purposes of SMMEA even if the certificates maintain the previously required ratings. This could have a negative impact on the liquidity of your certificates.

The Dodd-Frank Act also prohibits lenders from originating residential mortgage loans unless the lender determines that the borrower has a reasonable ability to repay the loan. Under the Dodd-Frank Act, a lender and its assignees will not have liability under this prohibition with respect to any “qualified mortgage.” The CFPB has issued a final rule, which becomes effective on January 10, 2014, specifying the characteristics of a qualified mortgage for this purpose. Interest-only loans, hybrid mortgage loans and balloon loans, as well as loans with a debt-to-income ratio exceeding 43%, in general do not constitute qualified mortgages. The final rule may result in a reduction in the availability of these types of loans in the future and may adversely affect the ability of mortgagors to refinance mortgage loans included in the mortgage pool. No assurances are given as to the effect of the new rule on the value of your certificates.

In March 2011, the SEC issued a release soliciting public comment on proposed rules that, if adopted, would require, among other things, that the sponsor or an affiliate of the sponsor retain at least 5% of the credit risk of a non-exempt securitization, and in general prohibit the transfer or hedging, and restrict

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the pledge, of the retained credit risk. In April 2010, the SEC proposed rules, some of which were re-proposed in July 2011, that, if adopted, would further revise substantially Regulation AB and other rules regarding the offering process, disclosure and reporting for publicly-issued asset-backed securities. Among other things, the proposed changes would require (i) enhanced disclosure of loan level information at the time of securitization and on an ongoing basis, (ii) that the transaction agreements provide for review of the underlying assets by an independent credit risk manager if certain trigger events occur and (iii) periodic assessments of an asset-backed security issuer’s continued ability to conduct shelf offerings. We cannot predict what effect the proposed rules will have, if adopted, on the marketability of asset-backed securities such as the certificates. In addition, if the proposed rules are adopted, your certificates, which may not be subject to all of the requirements included in the proposed rules, may be less marketable than those that are offered in compliance with the proposed rules.

In addition, other regulatory agencies, including the FDIC, recently have proposed or adopted financial reform regulations. It is not clear whether or when any proposed regulations will be adopted, what the final form of any such regulations will be, how they will be implemented, or if the depositor, the servicers or any successor servicer will be affected. No assurance can be given that any proposed regulations will not have an adverse impact on the issuing entity, sponsor, depositor, the servicers or any successor servicer or on the value of the certificates.

Prospective investors should independently assess and determine whether they are directly or indirectly subject to Article 122a of the Banking Consolidation Directive (Directive 2006/48/EC (as amended)) (“Article 122a”) as implemented by the Member States of the European Union. Any prospective investor that is subject to Article 122a should independently assess and determine their ability to comply with the initial and ongoing obligations imposed by Article 122a and the regulatory capital treatment that is required with respect to the purchase of an offered certificate and what impact any such regulatory capital treatment may have on the liquidity or market value of the offered certificates, in particular in the event that the minimum risk retention requirement or other obligations imposed by Article 122a are found to be not in compliance. Although the sponsor or one or more affiliates will purchase the Class B-4 and Class B-5 Certificates at the closing, the sponsor is under no obligation to satisfy the minimum 5% net economic interest with respect to the offered certificates in one of the forms prescribed by Article 122a, there is no obligation on the part of the sponsor to maintain any level of risk retention in a manner that would comply with Article 122a, and none of the sponsor or affiliates of the sponsor make any representation or assurance to retain any such level of risk retention after the closing date. Investors who are subject to Article 122a should consider carefully investing in the offered certificates as a failure to comply with one or more of the requirements set out in Article 122a will result in the imposition of a penal capital charge in respect of the offered certificates acquired by the relevant investor.

Prospective investors should also independently assess and determine whether they are directly or indirectly subject to market risk capital rules jointly promulgated by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System and the FDIC that became effective on January 1, 2013. Any prospective investor that is subject to these rules should independently assess and determine its ability to comply with the regulatory capital treatment and reporting requirements that may be required with respect to the purchase of an offered certificate and what impact any such regulatory capital treatment and reporting requirements may have on the liquidity or market value of the offered certificates.

On February 9, 2012, the Department of Justice, the Department of Housing and Urban Development, and attorneys general representing 49 states and the District of Columbia reached a settlement agreement with five large mortgage servicers in connection with servicing and foreclosure issues. Consent judgments implementing the agreement were filed in the U.S. District Court in Washington, D.C. in March, 2012. The settlement agreement provides for financial relief for homeowners, including mortgage loan principal reduction, refinancing and increased benefits and protections for servicemembers and veterans, and requires a comprehensive reform of mortgage servicing practices for the five servicers. While none of the servicers servicing mortgage loans included in the mortgage pool are subject to the settlement agreement, it is possible that future actions against additional servicers will result in similar agreements with similar terms, or regulations or rules enacted by the CFPB or other governmental entities could require the servicers to implement these types of reforms with respect to the mortgage loans. For example, the CFPB has released final rules relating to mortgage servicing, which

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become effective in January 2014, that prohibit a servicer from commencing a foreclosure until a mortgage loan is more than 120 days delinquent. The final rules also require servicers to provide certain notices and follow specific procedures relating to loss mitigation and foreclosure alternatives. In addition, the State of California recently enacted the Homeowner’s Bill of Rights, which requires similar changes in delinquent loan servicing and foreclosure procedures and creates a private right of action permitting borrowers to bring legal actions against lenders who violate the law. Any changes to the servicers’ servicing procedures could cause delays in payments to or increase losses to the certificateholders.

Potential Changes in Ratings Present Risks

Since mid-2007, the mortgage market has encountered difficulties which continue and which may adversely affect the performance or market value of your certificates. Residential mortgage-backed securities backed by mortgage loans originated in relatively recent years, particularly since 2005, have generally been the focus of attention due to a higher and earlier than expected rate of delinquencies, defaults and foreclosures. Many residential mortgage-backed securities, in particular those that were issued between 2005 and 2007, have been subject to rating agency downgrades. These downgrades have included downgrades of “AAA”-rated securities. There may be further downgrades of residential mortgage-backed securities in the future. In addition, the rating agencies rating the certificates may change their ratings criteria after issuance and any changes in ratings criteria may adversely affect the ratings assigned to the certificates. There can be no assurance that the assigning rating agencies will not downgrade the certificates or that any other rating agency will not assign ratings to the certificates that are lower than those assigned by any rating agency requested to assign ratings to the certificates.

None of the sponsor, the depositor, the trustee, the master servicer, the securities administrator, the underwriter or any other person will have any obligation to cause any rating of any of the offered certificates to be maintained. Changes affecting the mortgage loans, the parties to the pooling and servicing agreement or other persons may have an adverse effect on the ratings of the offered certificates, and thus their market value. Any such adverse changes do not by themselves constitute a default under the servicing agreements or the pooling and servicing agreement.

Ratings of the Certificates May Not Accurately Reflect Risks Associated With Those Certificates

The ratings of the certificates depend primarily on an assessment of the mortgage loans that are assets of the issuing entity, the credit enhancement provided to the certificates by more subordinate certificates and the ability of the servicers to service the mortgage loans. Rating agencies rate debt securities based upon their assessment of the likelihood of the receipt of principal and interest payments. Rating agencies do not consider the risks of fluctuations in market value or other factors that may influence the value of debt securities and, therefore, the assigned credit rating may not fully reflect the true risks of an investment in the certificates. Credit rating agencies may change their methods of evaluating credit risk and determining ratings on securities backed by mortgage loans. These changes may occur quickly and often.

The ratings of the certificates by a rating agency:

•	only address the likelihood of receipt by holders of certificates of distributions in the amount of scheduled payments on the mortgage loans;

•	do not take into consideration any of the tax aspects associated with the certificates;

•	do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated; and

•	do not comment as to the market price or suitability of the certificates for a particular investor.

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Additional Ratings of the Certificates or a Withdrawal of the Ratings May Adversely Affect Their Value and/or Limit Your Ability to Sell Your Certificates

The sponsor has hired three nationally recognized statistical rating agencies (each a “hired NRSRO”) and will pay them fees to assign ratings on one or more classes of the offered certificates. Other than the hired NRSROs, no other nationally recognized statistical rating organization (each, a “non-hired NRSRO”), is currently hired by the sponsor to assign ratings on the certificates. However, under Securities and Exchange Commission rules, information provided to a hired NRSRO for the purpose of assigning or monitoring the ratings on the certificates is required to be made available to each non-hired NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the certificates. An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriter or any of their affiliates will have any obligation to inform you of any unsolicited ratings.

NRSROs, including each hired NRSRO, have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the certificates, there can be no assurance that such rating will not be lower than the ratings provided by the hired NRSROs, which could adversely affect the market value of your certificates and/or limit your ability to sell your certificates. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to the hired NRSROs for the purpose of assigning or monitoring the ratings on the certificates, the hired NRSROs could withdraw their ratings on the certificates, which could adversely affect the market value of your certificates and/or limit your ability to sell your certificates.

We refer you to “Rating Agencies” in this prospectus supplement.

Appraisals May Not Accurately Reflect the Value or Condition of the Mortgaged Property

In general, appraisals represent the analysis and opinion of the person performing the appraisal at the time the appraisal is prepared and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property, or that different valuations would not have been reached by any originator based on its internal review of such appraisals. Investors are encouraged to make their own determination as to whether an appraisal is an accurate representation of the value of a mortgaged property.

The appraisals obtained in connection with the origination of the mortgage loans sought to establish the amount a typically motivated buyer would pay a typically motivated seller at the time they were prepared. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distressed or liquidation sale. In addition, in many real estate markets property values have declined since the time the appraisals were obtained, and therefore the appraisals may not be an accurate reflection of the current market value of the mortgaged properties. The mortgage loans were originated between November 2012 and May 2013 and the appraisals were generally prepared at the time of origination. The current market value of the mortgaged properties could be lower, and in some cases significantly lower, than the values indicated in the appraisals obtained at the origination of the mortgage loans and included in the original loan-to-value ratios reflected in this prospectus supplement.

Performing valuation and risk analysis of high-cost properties (such as the mortgaged properties) can involve challenges that are not generally present with respect to properties whose values fall within the average price range of their respective markets. There may be fewer substitute properties available (from which to derive comparative values) in the high-cost market, unique buyer attitudes and preferences, and more difficult to quantify “appeal” issues, any of which can make valuations in the high-cost home segment less precise than for more average-priced housing. In addition, differences exist between valuations due to the subjective nature of valuations and appraisals, particularly between different appraisers performing valuations at different points in time.

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Loan-to-Value Ratios May Be Calculated Based on Appraised Value, Which May Not Be an Accurate Reflection of Current Market Value; Borrowers May Have, or May in the Future Incur, Additional Indebtedness Secured by Mortgaged Properties

As further described below under “Description of the Mortgage Pool—General,” the loan-to-value ratios and original loan-to-value ratios that are disclosed in this prospectus supplement are determined, in the case of a purchase money loan, based on the lesser of the selling price of the mortgaged property and its appraised value at origination of such mortgage loan, or, in the case of a refinance loan, based on the appraised value of the mortgaged property at the time of origination of the refinanced mortgage loan. As described above, because appraisals may not accurately reflect the value or condition of the mortgaged property and because property values generally have declined since the time appraisals were obtained, the loan-to-value ratios and original loan-to-value ratios that are disclosed in this prospectus supplement may be lower, in some cases significantly lower, than the loan-to-value ratios that would be determined if current appraised values of the mortgaged properties were used to determine loan-to-value ratios. Investors are encouraged to make their own determination as to the degree of reliance they place on the loan-to-value and original loan-to-value ratios that are disclosed in this prospectus supplement.

In addition, mortgage loan borrowers may have, or may in the future incur, additional indebtedness secured by mortgaged properties. This additional indebtedness could increase the risk that the value of the mortgaged property is less than the total indebtedness secured by the mortgaged property and could increase the risk of default on the affected mortgage loan.

Governmental Actions May Affect Servicing of Mortgage Loans and May Limit the Servicers’ Ability to Foreclose

The federal government, state and local governments, consumer advocacy groups and others continue to urge servicers to be aggressive in modifying mortgage loans to avoid foreclosure, and federal, state and local governmental authorities have enacted and continue to propose numerous laws, regulations and rules relating to mortgage loans generally, and foreclosure actions particularly. For example, the CFPB has released final rules relating to mortgage servicing, which become effective in January 2014, that prohibit a servicer from commencing a foreclosure until a mortgage loan is more than 120 days delinquent. The final rules also require servicers to provide certain notices and follow specific procedures relating to loss mitigation and foreclosure alternatives.

Any of these laws, regulations and rules may provide new defenses to foreclosure, insulate the servicers from liability for modification of loans without regard to the terms of the pooling and servicing agreement or the servicing agreements or result in limitations on upward adjustment of mortgage interest rates, reduced payments by borrowers, permanent forgiveness of debt, increased prepayments due to the availability of government-sponsored refinancing initiatives and/or increased reimbursable servicing expenses, all of which are likely to result in delays and may result in reductions in the distributions to be made on the certificates.

Several courts and state and local governments and their elected or appointed officials also have taken unprecedented steps to slow the foreclosure process or prevent foreclosures altogether. A number of these laws have been enacted, including in California. These laws, regulations and rules will result in delays in the foreclosure process, and may lead to reduced payments by borrowers or increased reimbursable servicing expenses.

Certificateholders will bear the risk that future regulatory and legal developments will result in losses on their certificates, to the extent not covered by the applicable credit enhancement. The effect on the certificates will likely be more severe if any of these future legal and regulatory developments occur in one or more states in which there is a significant concentration of mortgaged properties.

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Underwriting Standards May Affect Risk of Loss on the Mortgage Loans

Generally, the mortgage loans have been originated using underwriting standards that are less stringent than the underwriting standards applied by certain other first lien mortgage purchase programs, such as those of Fannie Mae and Freddie Mac. Applying less stringent underwriting standards creates additional risks that losses on the mortgage loans will occur and will be allocated to certificateholders.

Mortgage loans originated under the originators’ underwriting criteria and which illustrate this additional risk include the following:

•	mortgage loans secured by properties acquired as second homes or investments, which constitute approximately 3.20% of the mortgage pool by stated principal balance as of the cut-off date, may present a greater risk that the borrower will stop making monthly payments if the borrower’s financial condition deteriorates. This risk may be especially pronounced for borrowers with mortgage loans on two or more properties. Approximately 42.27% of the mortgage pool by stated principal balance as of the cut-off date are mortgage loans made to borrowers with mortgage loans on two or more properties. No borrowers have more than one mortgage loan included in the mortgage pool;

•	mortgage loans made to borrowers who are self-employed, which constitute approximately 30.80% of the mortgage pool by stated principal balance as of the cut-off date, may present a greater risk that the borrower will default on the mortgage loan than mortgage loans made to salaried or commissioned borrowers because self-employed borrowers frequently have less predictable income, and self-employed borrowers who are small business owners may be personally liable for their business debt; and

•	mortgage loans with a stated principal balance over $1,000,000, which constitute approximately 15.86% of the mortgage pool by stated principal balance as of the cut-off date, may present a greater risk than mortgage loans with a lower principal balance because defaults on a mortgage loan with a larger principal balance may result in greater losses allocated to the certificateholders.

In addition, the amount of documentation required by the applicable underwriting guidelines to verify information provided by the borrower, such as income or assets, may vary. Differences in these documentation requirements may result in greater risks for some mortgage loans than those originated with more stringent documentation requirements. The applicable documentation requirements are summarized in “Annex A—Certain Characteristics of the Mortgage Loans” of this prospectus supplement.

We refer you to “The Originators” and “Acquisition of Mortgage Loans by the Seller” in this prospectus supplement and to “Risk Factors—Aspects of the Mortgage Loan Origination Process May Result in Higher than Expected Delinquencies” and “Loan Program—Underwriting Standards” in the prospectus.

In Underwriting the Mortgage Loans, an Originator May Not Have Followed Its Underwriting Guidelines; Underwriting Guidelines May Not Identify or Appropriately Assess Repayment Risks

As described below under “The Originators” and “Acquisition of Mortgage Loans by the Seller,” each originator, when originating the mortgage loans, generally does so in accordance with underwriting guidelines it has established or in accordance with investor-specific underwriting guidelines it has adopted and, in certain cases, based on exceptions to those guidelines. These guidelines may not identify or appropriately assess the risk that the interest and principal payments due on a mortgage loan will be repaid when due, or at all, or whether the value of the mortgaged property will be sufficient to otherwise provide for recovery of such amounts. To the extent exceptions are made to an originator’s underwriting guidelines in originating a mortgage loan, those exceptions may increase the risk that principal and interest amounts may not be received or recovered and compensating factors, if any, which may have been the premise for making an exception to the underwriting guidelines may not in fact compensate for any

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additional risk. Furthermore, to the extent that the underwriting guidelines were not followed by an originator when originating the mortgage loans, there could also be an increased risk that principal and interest amounts may not be received or recovered.

See “Annex A—Exceptions to Underwriting Guidelines at Origination” and “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Loans” for a discussion of the limitations on the use of credit or FICO scores.

Pre-offering Review of the Mortgage Loans Underlying the Certificates May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses

The sponsor has undertaken certain limited loan review procedures with respect to various aspects of certain mortgage loans underlying the certificates, including a review of the underwriting of certain of the mortgage loans conducted by each originator and verification of certain aspects of the mortgage loans. In conducting these review procedures, the sponsor relied on information and resources available to it (which were limited and which, in most cases, were not independently verified) and on one or more third party agents. The sponsor attributes all findings and conclusions of these review procedures to itself. These review procedures were intended to discover certain material discrepancies and possible material defects in the mortgage loans reviewed. However, these procedures did not constitute a re-underwriting of the loans, and were not designed or intended to discover every possible discrepancy or defect. In addition, the sponsor engaged a third party to conduct procedures designed by the sponsor to sample the sponsor’s data regarding characteristics of the mortgage loans, which data were used to generate the numerical information about the mortgage pool included in this prospectus supplement. Also, the review included the recalculation by a third party of numerical disclosures regarding the mortgage loans selected by the sponsor and appearing in this prospectus supplement. There can be no assurance that any review process conducted uncovered relevant facts that could be determinative of how the reviewed mortgage loans will perform. Investors should note that the sponsor undertook these limited procedures with respect to a portion of the mortgage loans and did not undertake these loan review procedures for the remaining mortgage loans.

Furthermore, to the extent that the limited review conducted by the sponsor did reveal factors that could affect how the mortgage loans will perform, the sponsor may have incorrectly assessed the potential severity of those factors. For example, in cases where a third party reviewed an original appraisal and determined that it did not support the original appraised value, the third party reviewed a Collateral Desktop Analysis or similar appraisal product, such as a field review, to determine whether the original appraisal was correct. The review of the analyses by the sponsor and the seller may, erroneously, not have indicated a defect in the original appraisal, which could result in an increased risk that payments on these mortgage loans may not be received or recovered. Investors are encouraged to make their own determination as the extent to which they place reliance on the limited loan review procedures of the sponsor.

We refer you to “Pre-Offering Review of the Mortgage Loans” in this prospectus supplement.

Geographic Concentration of Mortgage Loans

Approximately 41.69% of the mortgage loans by stated principal balance as of the cut-off date to be included in the trust fund are secured by properties located in the State of California. Approximately 14.29% of the mortgage loans by stated principal balance as of the cut-off date to be included in the trust fund are secured by properties located in the San Francisco-Oakland-Fremont, CA Metropolitan Statistical Area, approximately 11.35% of the mortgage loans by stated principal balance as of the cut-off date to be included in the trust fund are secured by properties located in the Los Angeles-Long Beach-Santa Ana, CA Metropolitan Statistical Area, and approximately 9.81% of the mortgage loans by stated principal balance as of the cut-off date to be included in the trust fund are secured by properties located in the Washington-Arlington-Alexandria, DC-VA-MD-WV Metropolitan Statistical Area. Adverse economic conditions and natural disasters in regions or states with a higher concentration of mortgage loans will have a

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disproportionate impact on the rate of delinquencies, defaults and losses on the mortgage loans than if fewer of the mortgage loans were concentrated in those regions or states.

From time to time, areas of the United States may be affected by flooding, severe storms, hurricanes, landslides, wildfires, earthquakes or other natural disasters or the effects of global climate change (which may include flooding, drought or severe weather). Under the applicable purchase agreement, each originator will represent and warrant that as of the date that the seller acquired a mortgage loan, each mortgaged property was free of material damage. Under the mortgage loan purchase agreement, the seller will agree to cure a breach or repurchase from the trust fund or substitute for any mortgage loan as to which such representation and warranty made by the originator was true and correct as of the date made by the originator but not true and correct as of the closing date, if such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders in that mortgage loan. In the event of a breach of this representation and warranty that materially and adversely affects the interests of certificateholders, the applicable originator or the seller, as applicable, will be required to cure the breach, repurchase the affected mortgage loan or substitute another mortgage loan, or, in certain circumstances, make an indemnification payment in the amount of the reduction in value resulting from such breach. If an originator or seller, as applicable, fails to cure the breach, repurchase or substitute for or make an indemnification payment with respect to the affected mortgage loan, no other party is obligated to do so. In addition, under the mortgage loan purchase agreement, Redwood Residential Acquisition Corporation will be obligated as described herein to cure the breach, or repurchase or substitute for any affected mortgage loan originated by any originator other than First Republic Bank if such originator is unable to cure such breach, repurchase or substitute for or make an indemnification payment with respect to such mortgage loan because it is subject to a bankruptcy or insolvency proceeding or no longer in existence. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other causes) occurs after the closing date, no entity will have any remedy obligation. In addition, the standard hazard policies covering the mortgaged properties generally do not cover damage caused by earthquakes, hurricanes, flooding and landslides, and earthquake, hurricane, flood or landslide insurance may not have been obtained with respect to such mortgaged properties. As a consequence, realized losses could result. For example, a severe earthquake in the San Francisco area could result in losses on the certificates, including the senior certificates. In addition, significant changes in regional climate conditions could have effects that are difficult to foresee. To the extent that a locality becomes more susceptible to extreme temperatures or weather events or otherwise becomes less desirable as a place to live, property values could be adversely affected and rates of default could increase.

Hurricane Sandy, which struck the east coast of the United States in October 2012, may have adversely affected mortgaged properties located in the impacted areas. With respect to mortgage loans purchased by the seller prior to Hurricane Sandy, following the storm, the sponsor engaged real estate agents to inspect the related mortgaged properties located in the federal emergency management agency (“FEMA”) designated individual assistance zones affected by Hurricane Sandy.  All mortgage loans purchased by the seller relating to mortgaged properties located in these zones were required to have related inspections in the mortgage loan files. No visible damage was detected from these inspections; however, because the inspections were conducted from the closest public road and may not have detected all material damage, no assurance can be given that such properties are free of material damage from the storm. Further, since not all of the mortgaged properties were inspected, no assurance can be given that those mortgaged properties that were not inspected are free from material damage from the storm.

Tornadoes hitting the midwest and southern regions of the United States in May 2013, February and March 2012, wildfires affecting the western United States in June, July and August 2012, drought conditions in the Midwest, mid-Atlantic and southern regions of the United States since the spring of 2012 and the derecho hitting the Midwest and mid-Atlantic United States in June 2012 also may have adversely affected mortgaged properties in those areas.

We refer you to “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors — Geographic Concentration of the Mortgage Loans” in the accompanying prospectus. For additional information regarding the geographic concentration of the mortgage loans to be included in the mortgage pool, see the applicable table(s) in “Annex A—Certain Characteristics of the Mortgage Loans” of this prospectus supplement.

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The Return on Your Certificates Could Be Reduced by Shortfalls Due to the Servicemembers Civil Relief Act

The Servicemembers Civil Relief Act, or “Relief Act,” provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. The Relief Act provides generally that a borrower who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty. Current or future military operations of the United States may result in an increase in the number of borrowers who may be in active military service, and the activation of additional U.S. military reservists or members of the National Guard, which may in turn significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Relief Act. In addition, mortgage loans in the mortgage pool that have not been identified as such may already be subject to the Relief Act. The amount of interest available for payment to certificateholders will be reduced by any reductions in the amount of interest collectible as a result of application of the Relief Act or similar state or local laws and neither the servicers nor any other party will be required to fund any interest shortfall caused by any these reductions. Interest shortfalls on the mortgage loans due to the application of the Relief Act or similar legislation or regulations will be applied to reduce accrued interest on each class of the certificates on a pro rata basis in accordance with the amount of interest due on each class on the applicable distribution date.

The Relief Act also limits the ability of the servicers to foreclose on a mortgage loan during the borrower’s period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the class of certificates with a certificate principal amount greater than zero with the lowest payment priority.

On February 9, 2012, the Department of Justice, the Department of Housing and Urban Development, and attorneys general representing 49 states and the District of Columbia reached a settlement agreement with five large mortgage servicers in connection with servicing and foreclosure issues. Consent judgments implementing the agreement were filed in the U.S. District Court in Washington, D.C. in March, 2012. The settlement agreement provides additional relief to servicemembers and veterans, including requiring the five servicers to compensate servicemembers who were foreclosed on in violation of the Relief Act since 2006 or who were charged interest in excess of 6% per annum, and to implement procedures designed to prevent delinquencies and foreclosures. While none of the servicers servicing mortgage loans included in the mortgage pool are subject to the settlement agreement, it is possible that the terms of the settlement agreement will become applicable to the mortgage loans in the future, through additional settlements or rules and regulations of general applicability, which could cause delays in payments to or increase losses to the certificateholders.

We do not know how many mortgage loans have been or may be affected by the application of the Relief Act or similar legislation or regulations.

We refer you to “Certain Legal Aspects of the Loans—Servicemembers Civil Relief Act” in the prospectus and “Risk Factors—Financial Regulatory Reforms and Additional Proposed Regulations Could Have a Significant Impact on the Depositor, the Servicers or Any Successor Servicer or on the Value of the Certificates” above.

Potential Inadequacy of Credit Enhancement

The certificates are not insured by any financial guaranty insurance policy. The credit enhancement features of subordination and loss allocation are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.

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Subordination and Allocation of Losses. The amount of any loss experienced on a mortgage loan will be applied to reduce the principal amount of the class of subordinate certificates with the highest numerical class designation, until the principal amount of that class has been reduced to zero. If this loss allocation to the subordinate certificates is insufficient to absorb losses, then holders of more senior classes will incur losses and may never receive all of their principal payments. You should consider that:

•	if you buy a Class B-3 Certificate and losses on the mortgage loans exceed the total principal amount of the Class B-4 and Class B-5 Certificates, the principal amount of your certificates will be reduced proportionately with the principal amounts of the other Class B-3 Certificates by the amount of that excess;
•	if you buy a Class B-2 Certificate and losses on the mortgage loans exceed the total principal amount of the Class B-3, Class B-4 and Class B-5 Certificates, the principal amount of your certificates will be reduced proportionately with the principal amounts of the other Class B-2 Certificates by the amount of that excess;
•	if you buy a Class B-1 Certificate and losses on the mortgage loans exceed the total principal amount of the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, the principal amount of your certificates will be reduced proportionately with the principal amounts of the other Class B-1 Certificates by the amount of that excess;
•	after the total principal amount of the subordinate certificates has been reduced to zero, losses on the mortgage loans may reduce the principal amounts of the senior certificates (or in the case of the interest-only certificates, the notional amounts thereof); and
•	because the Class A-3 Certificates will not receive any distributions of principal until the principal amount of the Class A-2 Certificates has been reduced to zero, the principal amount of the Class A-3 Certificates likely will be reduced more slowly than the principal amounts of the other senior certificates and therefore will bear a greater risk of losses on the mortgage loans.

Losses on the mortgage loans will reduce the loss protection provided by the subordinate certificates to the senior certificates and will increase the likelihood that the senior certificates will not receive all of their expected principal payments.

In addition, interest shortfalls resulting from reductions in the amount of monthly interest payments on mortgage loans due to application of the Relief Act, and from borrowers’ prepayments of their mortgage loans (to the extent such shortfalls exceed the related servicing fee in any month) will be applied to reduce current interest on each class of certificates on a pro rata basis in accordance with the amount of interest due on each class on the applicable distribution date. Accordingly, subordination will not provide the senior certificates with protection against these interest shortfalls. In addition, servicing modifications that reduce the interest rate due on a mortgage loan will decrease the Net WAC, which may therefore reduce current interest on each class of certificates, and subordination will not protect holders of the senior certificates from these reductions. The Net WAC for any distribution date will also be reduced by the amount of any fees, charges and other costs, including indemnification amounts and costs of arbitration (other than the securities administrator fee, the trustee fee and amounts required to be paid by the securities administrator from the securities administrator fee), paid or reimbursed to the master servicer, the securities administrator and the trustee from the trust fund under the pooling and servicing agreement and the custodian under the custodial agreement during the prior calendar month, subject to an aggregate maximum amount of $300,000 annually.

No Primary Mortgage Insurance. None of the mortgage loans have primary mortgage insurance coverage. As a result, if a borrower defaults under a mortgage loan, foreclosure proceedings are brought by the related servicer, and the value of the mortgaged property is not adequate to pay principal and accrued interest on the mortgage loan along with related costs and expenses, there is unlikely to be any other source of payments available to reduce the amount of losses that would be incurred on that mortgage loan.

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Unpredictability and Effect of Prepayments

The rate of principal distributions and yield to maturity on the certificates will be directly related to the rate of principal payments on the mortgage loans. The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, mortgage loan prepayments may increase if refinancing is available at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

For example, the mortgage loans could be subject to higher prepayment rates if fixed rate mortgage loans at competitive interest rates are available, allowing borrowers to refinance their mortgage loans to “lock-in” lower fixed interest rates. The features of adjustable rate mortgage loan programs and loans with specified interest-only periods during the past several years have varied significantly in response to market conditions including the interest rate environment, consumer demand, regulatory restrictions and other factors. The lack of uniformity of the terms and provisions of such mortgage loan programs have made it impracticable to compile meaningful comparative data on prepayment rates and, accordingly, we cannot assure you as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments. The prepayment experience of the mortgage loans to be included in the trust may differ significantly from that of other first lien residential mortgage loans.

Borrowers may prepay their mortgage loans in whole or in part at any time. However, approximately 0.41% of the mortgage loans by stated principal balance as of the cut-off date, require prepayment charges if, during the first five years after the origination of the mortgage loan, either (a) the mortgage loan is prepaid in full or (b) the total of all prepayments during any twelve month period exceeds twenty percent (20%) of the original principal balance of the mortgage loan. The amount of the prepayment charge is equal to the lesser of (i) a range of one-half percent to one percent (0.5%-1%) of the principal balance of the mortgage loan immediately prior to the prepayment or (ii) six months advance interest on the amount prepaid that exceeds the allowable twenty percent (20%) of the original principal balance, calculated at the interest rate in effect on the date of prepayment. Prepayment charges will not be paid to certificateholders. All of the mortgage loans that require prepayment charges were originated by First Republic Bank, which will receive any prepayment charges paid by borrowers as additional servicing compensation.

Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan lenders, including the originators.

The timing of prepayments of principal may also be affected by liquidations of or insurance payments on the mortgage loans. In addition, an originator of the mortgage loans may be required to purchase mortgage loans from the trust fund in the event that certain breaches of representations and warranties made with respect to the mortgage loans are not cured, or in the event that a borrower’s monthly payment with respect to a mortgage loan is one or more monthly payments delinquent within three months of the date of origination. These purchases will have the same effect on certificateholders as prepayments of mortgage loans.

In the event of an occurrence of a natural disaster in an area where mortgaged properties underlying the mortgage loans are located, the insurance proceeds received with respect to any damaged mortgaged properties that are not applied to the restoration of that property will be used to prepay the related mortgage loans in whole or in part. Any repurchases or repayments of the mortgage loans may reduce the weighted average lives and will reduce the yields on the offered certificates to the extent they are purchased at a premium.

If prepayments occur faster for mortgage loans with higher net mortgage rates than for mortgage loans with lower net mortgage rates, the Net WAC will be reduced, which may in turn reduce the rate at which interest accrues on the certificates.

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A prepayment of a mortgage loan will usually result in a payment of principal on the certificates (other than the interest-only certificates):

•	If you purchase certificates (other than the interest-only certificates) at a discount, and principal prepayments on the mortgage loans are received at a rate slower than you anticipate, then your yield may be lower than you anticipate.

•	If you purchase certificates at a premium and principal prepayments on the mortgage loans are received at a rate faster than you anticipate, then your yield may be lower than you anticipate.

We refer you to “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Yield and Prepayment Considerations” in the accompanying prospectus for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

The Timing of Realized Losses May Impact Returns on the Certificates

The timing of realized losses may impact the return earned on the certificates, in particular on the subordinate certificates. The timing of realized losses could be affected by the creditworthiness of the borrower, the borrower’s willingness and ability to continue to make payments, and new legislation, legal actions or programs that allow for the modification of loans or for borrowers to obtain relief through bankruptcy or other avenues. Because realized losses will be applied to reduce the aggregate principal amount of the subordinate certificates before being allocated to the senior certificates, they also reduce the interest paid on those certificates. Therefore, the timing of realized losses, and not just the overall level of such realized losses, will impact the return on the subordinate certificates.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than The Mortgage Balance

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made by a servicer (other than Cenlar FSB) and the servicing administrator and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to certificateholders. If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover the loss.

Mortgage Loan Modification Programs and Future Legislative Action May Adversely Affect the Performance and Market Value of Your Certificates

To limit losses on delinquent mortgage loans, in accordance with the servicing agreements, the servicers may use loss mitigation techniques, including forbearance agreements and other modification agreements and pre-foreclosure sales. Modifications of mortgage loans in an attempt to maximize the ultimate proceeds of such mortgage loans may have the effect of, among other things, reducing or otherwise changing the mortgage interest rate, forgiving payments of principal, interest or prepayment charges, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loans, deferring principal payments, with or without interest, or any combination of these or other modifications. Since all of the classes of offered certificates receive interest based on the weighted average net mortgage interest rate of the mortgage loans or are subject to a limitation on interest equal to that rate, modifications to mortgage interest rates may reduce interest payable on the offered certificates. In addition, while the U.S. Congress has failed to pass legislation to enhance the power of bankruptcy courts to reduce the principal amount of, or the interest rate on, a mortgage loan of an individual who is a debtor in bankruptcy secured by a primary residence, it is possible that such legislation could be enacted in the future.

A modification may result in reduced interest collections available for distribution to the certificates, reduced distributions of principal or the allocation of a realized loss to the most subordinate

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class of certificates outstanding. Modifications that are designed to maximize collections to the issuing entity in the aggregate may adversely affect a particular class of certificates. The servicers are required to consider the interests of all classes of certificates as a whole when making servicing decisions. If a servicer reduces the interest rate, extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, or charges off or sells the mortgage loan, amounts available to make payments on the certificates will be reduced.

In 2008 and 2009, the federal government commenced implementation of programs designed to provide homeowners with assistance in avoiding residential mortgage loan foreclosures. In addition, certain mortgage lenders and servicers have voluntarily, or as part of settlements with law enforcement authorities, established loan modification programs relating to the mortgages they hold or service.  These programs may involve, among other things, the modification of mortgage loans to reduce the rate of interest payable on the loans, to extend the payment terms of the loans, to forgive principal or to forbear the payment of a portion of principal on the mortgage loan without interest. In addition, members of the U.S. Congress have indicated support for additional legislative relief for homeowners, including a proposed amendment of the bankruptcy laws to permit the modification of mortgage loans in bankruptcy proceedings. The Home Affordable Modification Program, or HAMP, administered by the U.S. Department of Treasury, provides incentives to servicers to modify mortgage loans by writing down principal, to offer permanent modifications and to provide homeowners with more alternatives to foreclosure. HAMP also requires servicers, in certain circumstances, to allow a 30-day response period after notice that a borrower has not been approved for HAMP before conducting a foreclosure sale, and prohibits servicers from referring a borrower to foreclosure until the borrower has been determined to be ineligible for HAMP or reasonable solicitation efforts have failed. Although HAMP currently does not apply to mortgage loans in the mortgage pool, its applicability requirements could be revised in the future. Similarly, a Federal Housing Administration, or FHA, program permits lenders to provide additional refinancing options to borrowers who owe more than their home is worth. These loan modification programs, as well as future law enforcement and legislative or regulatory actions, including changes to HAMP and amendments to the bankruptcy laws that result in the modification of outstanding mortgage loans, could adversely affect the amounts payable on and market value of your certificates. These programs may involve the modification of mortgage loans in default as well as mortgage loans where default is, in the judgment of the servicer, imminent.

It is not yet certain whether the servicers or any successor servicer will modify the terms of any mortgage loans, what form any modified terms may take, how or when modifications may be implemented, or how the certificates may be impacted by such modifications. No assurances can be given that the implementation of loan modifications or the failure to implement loan modifications will not adversely impact the certificates.

Proposals to Acquire Mortgage Loans by Eminent Domain May Adversely Affect Your Certificates

The County Board of Supervisors of San Bernardino, California in 2012 approved a joint exercise of powers agreement among the County of San Bernardino, California, the City of Ontario, California and the City of Fontana, California to establish a joint powers authority (the “Authority”) to implement a program to assist homeowners in those jurisdictions who are obligated on residential mortgage loans with outstanding balances in excess of the market value of the mortgaged properties. The proposed program included authorization for the Authority to acquire any such mortgage loans by voluntary purchase or eminent domain and to modify those mortgage loans to allow homeowners to continue to own and occupy their homes. Although the Authority has since rejected such a program, other local governments have taken similar steps to consider how the power of eminent domain could be used to acquire residential mortgage loans.

There is no certainty as to whether any governmental entity will take steps to acquire any mortgage loans under such a program, whether any mortgage loans sought to be purchased will be mortgage loans held in securitization trusts, what purchase price would be paid for any such mortgage loans, and whether additional governmental entities may consider and ultimately pass similar legislation. Any such actions could have a material adverse affect on the market value of residential mortgage-backed

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certificates such as the certificates. There is also no certainty as to whether any such action without the consent of investors would face legal challenge, and, if so, the outcome of any such challenge.

As described under “The Agreements—Obligations in Respect of Proposed Eminent Domain Mortgage Loan Acquisition” below, if a governmental entity implements a program under which it has the power to acquire residential mortgage loans through the exercise of eminent domain, and the governmental entity proposes to acquire a mortgage loan out of the trust fund, the controlling holder will obtain or cause to be obtained or, if there is no longer a controlling holder, the trustee will cause the related servicer to obtain, a valuation on the related property in the form of a broker’s price opinion or another valuation method that it deems appropriate. The controlling holder, if any, may also engage a third party to review each such mortgage loan to determine whether the payment offered by such governmental entity is the fair market value of the mortgage loan, and it may engage legal counsel to assess the legality of the governmental entity’s proposed action and whether there are bona fide legal grounds for contesting the acquisition. Based on the results of these determinations, the controlling holder may contest such an acquisition through appropriate legal proceedings. If certain conditions are satisfied, the certificateholders may direct the trustee to pursue such an action. These procedures may take substantial time, which could result in delays, increased costs and losses to certificateholders.

Risks Related to the Potential Elimination or Reduction of the Mortgage-Interest Tax Deduction

The future of the mortgage-interest tax deduction is uncertain as Congress continues to consider ways to implement a long-term deficit reduction plan. Currently, individual taxpayers are permitted to deduct interest paid on mortgage loan balances of up to $1 million for primary and secondary residences (on a combined basis) and on home equity loan balances of up to $100,000. The recently enacted 2012 Taxpayer Relief Act will have the effect of further limiting mortgage-interest tax deductions for certain individuals because it restores the overall limits on itemized deductions applicable to taxpayers with adjusted gross incomes over specified levels commencing in 2013 and eliminates the ability to treat mortgage insurance premiums as interest commencing in 2014. Other proposals for reducing the deficit are expected to be considered by Congress in the coming months. One such proposal would eliminate altogether the tax deduction for interest paid on residential mortgage loans and another would instead cap qualifying mortgage loan balances at $500,000, give homeowners a 12 percent tax credit and eliminate the deduction for second homes and home equity loans. Elimination or further restrictions on the mortgage-interest tax deduction could negatively affect the U.S. housing market, the market value of residential mortgage loans and the certificates.

Special Assessments and Energy Efficiency Liens May Take Priority Over the Mortgage Lien

Mortgaged properties securing the mortgage loans may be subject to the lien of special property taxes and/or special assessments. These liens may be superior to the liens securing the mortgage loans, irrespective of the date of the mortgage. In some instances, individual borrowers may be able to elect to enter into contracts with governmental agencies for Property Assessed Clean Energy (PACE) or similar assessments that are intended to secure the payment of energy and water efficiency and distributed energy generation improvements that are permanently affixed to their properties, possibly without notice to or the consent of the mortgagee. These assessments may also have lien priority over the mortgages securing mortgage loans. No assurance can be given that any mortgaged property so assessed will increase in value to the extent of the assessment lien. Additional indebtedness secured by the assessment lien would reduce the amount of the value of the mortgaged property available to satisfy the affected mortgage loan.

Helping Families Save Their Homes Act

The Helping Families Save Their Homes Act of 2009, Public Law 111-22, 123 Stat. 1632, effective as of May 20, 2009, amends the Truth in Lending Act to require purchasers or assignees of mortgage loans secured by a borrower’s principal dwelling to mail or deliver notice to borrowers of the sale or transfer of their mortgage loan no later than 30 days after a sale or transfer. The sale of the mortgage loans from the depositor to the issuing entity will require that these notices be mailed or delivered reflecting the ownership of the mortgage loans by the issuing entity. Failure to comply with these notice

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requirements may result in civil claims for compensatory and punitive damages against the issuing entity. Any judgment against, or settlement by, the issuing entity relating to these violations would reduce the funds otherwise available for distribution to investors, and may result in shortfalls or losses on your certificates. The servicing agreements will require the servicers to deliver the required notices to borrowers.

Risks Associated With Mortgage Loan Origination or Ownership

The Truth in Lending Act provides that subsequent purchasers of mortgage loans originated in violation of certain requirements specified in the Truth in Lending Act may have liability for such violations. As described more fully above under “— Financial Regulatory Reforms and Additional Proposed Regulations Could Have a Significant Impact on the Depositor, the Servicers or Any Successor Servicer or on the Value of the Certificates,” the CFPB has issued regulations, which become effective in January 2014, specifying the standards for a “qualified mortgage” that would have the benefit of a safe harbor from such liability if certain requirements are satisfied, or a rebuttable presumption from such liability if only certain of these requirements are satisfied. Although the regulations would apply only to mortgage loans originated after the effective date in 2014, many of the mortgage loans expected to be included in the trust fund may not satisfy the requirements for a “qualified mortgage” under either set of requirements. Possible liabilities that could be required to be paid by an assignee of a mortgage loan include actual damages suffered by the borrower, litigation costs, statutory damages and special statutory damages. Various state and local legislatures may adopt similar or more onerous provisions in the future. We are unable to predict how these laws and regulations relating to assignee liability may affect the value of your certificates. In addition, the qualified mortgage rule may adversely affect the market generally for mortgage-backed securities, if investors are not willing to invest in pools of mortgage loans that do not satisfy the qualified mortgage requirements, thereby reducing the liquidity of your certificates.

Changes in the Accounting Rules May Affect You

The Financial Accounting Standards Board recently adopted changes to the accounting standards for investments, such as the offered certificates, in interests in securitization vehicles such as the issuing entity. These changes, and any other future changes in accounting standards, may affect the manner in which you must account for your investment in any offered certificates and, under some circumstances, may require that you consolidate the entire trust fund on your balance sheet. Prospective investors in the offered certificates should consult their accounting advisors to determine the effect that accounting standards, including the recent changes, may have on them. We make no representation or warranty regarding the treatment of any offered certificates or the trust fund for purposes of any accounting standards.

Reduced Lending Capacities May Hinder Refinancing and Increase Risk of Loss

Since 2006, a number of originators and servicers of residential mortgage loans have experienced serious financial difficulties and, in some cases, have gone out of business. These difficulties have resulted, in part, from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for breaches of representations and warranties regarding loan quality and characteristics. Many originators with large servicing portfolios have experienced rising costs of servicing as mortgage loan delinquencies have increased, without a compensating increase in servicing compensation. The lack of a functioning secondary market for mortgage-backed securities and mortgage loans has also reduced the availability of certain types of mortgage products that do not fit within the criteria of Freddie Mac, Fannie Mae or Ginnie Mae.

These trends may reduce alternatives for mortgagors seeking to refinance their mortgage loans. The reduced availability of refinancing options for mortgagors may result in higher rates of delinquencies and losses on the mortgage loans. These trends may also make it more difficult to engage a successor servicer if that becomes necessary.

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Market Exit of Originators and Servicers; Financial Condition of Originators, Servicers and the Seller

The financial difficulties of originators and servicers of residential mortgage loans may be exacerbated by higher delinquencies and defaults that reduce the value of mortgage loan portfolios, requiring originators to sell their portfolios at greater discounts to par. In addition, the costs of servicing an increasingly delinquent mortgage loan portfolio may be rising without a corresponding increase in servicing compensation. The value of many residual interests retained by sellers of mortgage loans in the securitization market has also been declining in these market conditions. Currently, overall origination volumes are down significantly. Many originators and servicers of residential mortgage loans also have been the subject of governmental investigations and litigations, many of which have the potential to impact the financial condition of those financial institutions. In addition, any regulatory oversight, proposed legislation and/or governmental intervention designed to protect consumers may have an adverse impact on originators and servicers. On January 7, 2013, federal regulators reached an $8.5 billion settlement agreement with ten U.S. banks regarding alleged foreclosure abuses. While none of the servicers servicing mortgage loans included in the mortgage pool are currently subject to the settlement agreement, it is possible that similar settlement agreements will be reached with similar terms. These factors, among others, may have the overall effect of increasing costs and expenses of originators and servicers while at the same time decreasing servicing cash flow and loan origination revenues, and in turn may lead to originators or servicers leaving the industry.

Financial difficulties may result in the inability of originators to repurchase mortgage loans in the event of early payment defaults and other mortgage loan representation and warranty breaches or to make required advances of delinquent monthly payments which may also affect the value of residential mortgage-backed securities backed by those mortgage loans. Financial difficulties may also have a negative effect on the ability of servicers to pursue collections on mortgage loans that are experiencing increased delinquencies and defaults and to maximize recoveries on the sale of underlying properties following foreclosure. If a servicer is experiencing financial difficulties, it may not be able to perform its servicing duties, its advancing obligations (as applicable) or its obligations as originator to repurchase mortgage loans as required. Generally, none of the sponsor, the depositor or the underwriter is required to repurchase the mortgage loans if an originator or servicer fails to do so.

As further described in this prospectus supplement under “The Agreements—Representations and Warranties,” in the mortgage loan purchase agreement, the seller will make certain limited representations and warranties with respect to the mortgage loans. The seller will also be obligated to cure the breach, or repurchase from the trustee or substitute for any mortgage loan as to which a representation and warranty made by an originator relating to the characteristics of the mortgage loans was true and correct as of the date made by such originator but not true and correct as of the closing date, if such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders in that mortgage loan. In addition, with respect to representations and warranties made by each originator other than First Republic Bank, the seller will be obligated to cure a breach or repurchase or substitute for a mortgage loan because of a breach of any such representation and warranty that materially and adversely affects the value of the mortgage loan or the interests of the certificateholders in that mortgage loan to the extent such originator is unable to do so because it is subject to a bankruptcy or insolvency proceeding or no longer in existence. Therefore, if the seller experiences financial difficulties, it may be unable to perform these obligations, which may result in losses on the certificates.

Investors Will Be Dependent on Certain Third Parties Performing Their Responsibilities in an Accurate and Timely Manner

The mortgage loans held by the trust fund are serviced by third-party servicers. The obligation of each servicer (other than Cenlar FSB) and the servicing administrator to fund advances on behalf of a delinquent borrower is limited to the extent that it does not expect to recover the advances from the ultimate disposition of the mortgaged property securing the mortgage loan, which could therefore affect the timing and amount of payments available for distribution to the certificateholders. In addition, as with any external service provider, investors are subject to the risks associated with inadequate or untimely services

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for reasons such as errors or miscalculations. Generally, many servicers are experiencing higher delinquencies and defaults than they have historically and, as a result, there is a risk that their operational infrastructures cannot properly process this increased volume. To the extent a servicer or the servicing administrator fails to fully perform its obligations, the certificates could experience losses. In addition, certificateholders generally do not have the right to directly enforce remedies against a servicer or the issuing entity and instead must rely on the trustee, the master servicer or the controlling holder, as the case may be, to enforce their rights under the pooling and servicing agreement. If none of the trustee, the master servicer or the controlling holder is required to take action under the terms of the pooling and servicing agreement, or if the applicable party fails to take action, certificateholders could experience losses.

Under the assignment, assumption and recognition agreements and the assignment of representations and warranties agreements, the controlling holder is the holder of a majority of the class principal amount of the Class B-5 Certificates or, if the class principal amount of the Class B-5 Certificates has been reduced to zero, any holder of the majority of the class principal amount of the Class B-4 Certificates, and may not be the depositor or the seller but may be an affiliate of the sponsor. If the class principal amount of the Class B-4 Certificates has been reduced to zero, there is no longer a controlling holder. The controlling holder will have the right, in its sole discretion, to pursue an action in respect of an alleged breach by an originator of a representation and warranty relating to the characteristics of the mortgage loans. In addition, if certain conditions are satisfied, holders of more than 50% of the aggregate voting interests of the senior certificates can direct the trustee to pursue an action against the applicable originator with respect to such breach or against the seller if the seller has an obligation to cure such breach, or repurchase or substitute for a mortgage loan as described in this prospectus supplement. If there is no controlling holder, then, in certain circumstances, holders of more than 50% of the aggregate voting interests of the certificates can direct the trustee to pursue an action against such originator or the seller with respect to an alleged breach of a mortgage loan representation and warranty. The controlling holder is under no obligation to pursue such actions and the trustee will pursue such actions only under the limited circumstances described in this prospectus supplement. It may also be difficult to obtain the number of certificateholder votes needed to direct the trustee to pursue such an action. Furthermore, there can be no assurance that, if the controlling holder or the trustee pursues such an action, that such action will be successful, which could result in losses on your certificates. See “The Agreements—Representations and Warranties” in this prospectus supplement.

With respect to approximately 13.91% of the mortgage loans by stated principal balance as of the cut-off date, the transfer of the servicing of such mortgage loans to Cenlar FSB from the related originators is scheduled to occur on July 1, 2013, after the closing date. To the extent that the transfer of servicing of all or a portion of these mortgage loans is delayed or cancelled, there is a risk that such mortgage loans will be serviced by a party with inadequate resources or infrastructure to properly perform the necessary servicing obligations. A delay in the transfer of the servicing of these mortgage loans could in turn delay necessary servicing actions with respect to such mortgage loans, which could delay borrower payments or reduce the value realized from such mortgage loans. A transfer of servicing could cause a disruption in collections due to data input errors, misapplied or misdirected payments, inadequate borrower notification, system incompatibilities and other reasons, which could result in the affected mortgage loans experiencing increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data have been obtained by the new servicer. See “Risk Factors—Delinquencies Due to Servicing Transfers” in the accompanying prospectus.

Actions to Enforce Breaches of Representations and Warranties Relating to Mortgage Loan Characteristics May Take a Significant Amount of Time or Cause Delays or Reductions in the Amount of Payments Made to Certificateholders

The process for determining whether there has been a breach of a representation and warranty that materially and adversely affects the value of, or the interest of the certificateholders in, a mortgage loan, and the obligation to cure such breach, or to repurchase, substitute for or make an indemnification payment with respect to such mortgage loan, may be time-consuming and could result in delays in payments on the certificates. As described in the immediately preceding risk factor and as further described under “The

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Agreements—Representations and Warranties” below, the controlling holder or the trustee may pursue an action to enforce an alleged breach, which may include an arbitration proceeding. Additionally, the controlling holder or, if there is no longer a controlling holder, the trustee, will review or cause to be reviewed each mortgage loan that has been delinquent for more than 120 days, other than any such mortgage loan that was the subject of a previous arbitration proceeding under the related purchase agreement, to determine whether any breaches of the representations and warranties given by the originator under the related purchase agreement have occurred or if the seller has an obligation to cure a breach, or repurchase or substitute for a mortgage loan. If certain conditions are satisfied, the certificateholders may compel the controlling holder or the trustee to pursue an action even if, based upon its review, that party concluded that there was no evidence of a breach of a representation and warranty. These procedures may take substantial time, which could result in delays, increased costs and losses to certificateholders.

Bankruptcy or Insolvency of a Transferor Could Result in Losses on the Certificates

The seller will acquire, or has acquired, the mortgage loans either directly from an entity that originated mortgage loans or from a direct or indirect transferee of an entity that originated mortgage loans. The seller will then sell the mortgage loans to the depositor and the depositor will sell the mortgage loans to the issuing entity. The depositor believes, based on the terms of the relevant documents (in certain cases) and on certifications provided by transaction parties (in other cases) that each transfer of the mortgage loans by a transferor to a transferee will be a sale, so that the transferee will be the owner of the mortgage loans. Nonetheless, if any transferor were to go into bankruptcy or become the subject of a receivership or conservatorship, and a party in interest (including the transferor) were to assert that the transfer of the mortgage loans to the transferee was not a sale, but rather should be recharacterized as the grant of a security interest in the mortgage loans to secure a borrowing by the transferor, delays in distributions on the certificates could result. If a court were to adopt such a position, then delays or reductions in distributions on, or other losses with respect to, the certificates could result.

Should a transferor go into bankruptcy or become the subject of a receivership or conservatorship, there could be other adverse effects that could result in delays or reductions in distributions on, or other losses with respect to, the certificates. These adverse effects could include, but may not be limited to, one or more of the following. The parties may be prohibited (unless authorization is obtained from the court or the receiver or conservator) from taking any action to enforce any obligations of the transferor under any transaction document or to collect any amount owing by the transferor under any transaction document. In addition, with the authorization of the court or the receiver or conservator, the transferor may be able to repudiate any of the transaction documents to which it is a party. Such a repudiation would excuse the transferor from performing any of its obligations, and the rights of the transferee under the transaction documents may be limited or eliminated. Such a repudiation could also excuse the other parties to the transaction documents from performing any of their obligations. In particular, a transferor may be able to repudiate its obligations to cure breaches, or repurchase or substitute for mortgage loans as required by the transaction documents.

One or more of the transferors are banks that are subject to regulation by the FDIC. The FDIC recently has indicated that it may treat as property of a bank in receivership or conservatorship (i) any property that is shown as an asset on the financial statements of a bank, or (ii) any property that the bank previously transferred if the bank retains a continuing economic interest in the transferred assets. The FDIC has indicated that it may assert these positions notwithstanding that the assets have been sold as a matter of law. The depositor has taken certain steps to try to prevent any of the mortgage loans from being shown as assets on the financial statements of any transferor that is a bank. The depositor, however, can provide no assurances that its efforts will be successful. In addition, it is possible that a transferor that is a bank will purchase certificates and as a result, the FDIC will take the position that the bank has retained a continuing economic interest in the mortgage loans. The depositor cannot provide any assurance that a court will not accept the FDIC’s positions. As a result, should a transferor that is a bank become the subject of a receivership or conservatorship, should the mortgage loans be shown as assets on its financial statements or should it own any certificates, and should the FDIC’s position prevail, then the issuing entity may not own all the mortgage loans and there may be delays in payment or losses on the certificates. There may also be delays in payments while these issues are being resolved by the FDIC or a court.

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Similar issues could arise if any transferor of mortgage loans, or any affiliate of a transferor, is designated by the Secretary of the Treasury as systemically important and then subjected to a receivership as set forth in the “orderly liquidation authority” provisions of Title II of the Dodd-Frank Act.

There may be other possible effects of a bankruptcy or insolvency of a mortgage loan transferor that could result in delays or reductions in distributions on, or other losses with respect to, the certificates.

Regardless of any ruling made by a court, moreover, the mere fact that a mortgage loan transferor or any of its affiliates has become insolvent or gone into bankruptcy, conservatorship, or receivership could have an adverse effect on the value of the mortgage loans and on the liquidity and value of the certificates.

Bankruptcy or Insolvency of a Servicer, the Servicing Administrator, the Owner of Servicing Rights or the Master Servicer Could Result in Losses on the Certificates

Each servicer will be permitted to commingle collections on the mortgage loans with its own funds for up to two business days. In addition, each servicer will deposit collections in an account that is not under the control of the trustee, and collections will be held in this account before they are remitted each month to the securities administrator. In the event a servicer goes into bankruptcy or becomes the subject of a receivership or conservatorship, the issuing entity, the trustee and the holders of the certificates may not have a perfected or priority interest in any collections on mortgage loans that are in the servicer’s possession or have not been remitted to the securities administrator at the time of the commencement of the bankruptcy or similar proceeding. A servicer may not be required to remit to the securities administrator any collections on mortgage loans that are in its possession or have not been remitted to the securities administrator at the time it goes into bankruptcy or becomes subject to a similar proceeding.

To the extent that a servicer has commingled collections of mortgage loans with its own funds, the holders of the certificates may be required to return to the servicer as preferential transfer payments received on the certificates.

If a servicer, the servicing administrator or the master servicer were to go into bankruptcy or become the subject of a receivership or conservatorship, it may stop performing its functions as servicer, servicing administrator or master servicer, and it may be difficult to find a third party to act as successor servicer, servicing administrator or master servicer. Alternatively, a servicer, the servicing administrator or the master servicer may take the position that unless the amount of its compensation is increased or the terms of its obligations are otherwise altered, it will stop performing its functions as servicer, servicing administrator or master servicer. If it would be difficult to find a third party to act as successor servicer, servicing administrator or master servicer, the parties, as a practical matter, may have no choice but to agree to the demands of such servicer, the servicing administrator or the master servicer. A servicer, the servicing administrator or the master servicer may also have the power, with the approval of the court or the receiver or conservator, to assign its rights and obligations as servicer to a third party without the consent, and even over the objection, of the parties, and without complying with the requirements of the applicable documents.

If a servicer, the servicing administrator or the master servicer is in bankruptcy or the subject of a receivership or conservatorship, then the parties may be prohibited (unless authorization is obtained from the court or the receiver or conservator) from taking any action to enforce any obligations of such servicer, the servicing administrator or the master servicer under the applicable documents or to collect any amount owing by such servicer, the servicing administrator or the master servicer under the applicable documents.

If a servicer, the servicing administrator or the master servicer is in bankruptcy or the subject of a receivership or conservatorship, then, despite the terms of the documents, the parties may be prohibited from terminating the servicer, servicing administrator or master servicer and appointing a successor servicer, servicing administrator or master servicer.

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It is possible that a period of adverse economic conditions resulting in high defaults and delinquencies on the mortgage loans will pose a potential bankruptcy risk to a servicer if its servicing compensation is less than its cost of servicing.

Redwood Residential Acquisition Corporation is in effect the owner of the servicing rights with respect to the mortgage loans serviced by Cenlar FSB. If the owner of servicing rights is in bankruptcy or is the subject of a receivership or conservatorship, then, despite the terms of the documents, the parties may be prohibited from terminating the related servicer or the servicing administrator. In addition, the owner of the servicing rights may have the power, with the approval of the bankruptcy court or the receiver or conservator, to transfer servicing from the servicer to a third party, or to transfer its rights as servicing administrator to a third party, without the consent, and even over the objection, of the parties, and without complying with the requirements of the applicable documents. Such an assignment may have the effect of terminating the existing servicer or servicing administrator, and replacing it with a new servicer or servicing administrator, regardless of the terms of the documents.

The occurrence of any of these events could result in delays or reductions in distributions on, or other losses with respect to, the certificates. There may also be other possible effects of a bankruptcy, receivership or conservatorship of a servicer, the servicing administrator, the master servicer or the owner of servicing rights that could result in delays or reductions in distributions on, or other losses with respect to, the certificates. Regardless of any specific adverse determinations in a bankruptcy, receivership or conservatorship of a servicer, the master servicer, the servicing administrator or the owner of servicing rights, the fact that such a proceeding has been commenced could have an adverse effect on the value of the mortgage loans and the liquidity and value of the certificates.

The Trustee May Not Have a Perfected Interest in Collections Held by a Servicer

Each servicer will be permitted to commingle collections on the mortgage loans with its own funds for up to two business days. In addition, each servicer will deposit collections in an account that is not under the control of the trustee, and collections will be held in this account before they are remitted each month to the securities administrator. If a servicer is unable to, or fails to, turn over collections as required by the transaction documents, then the issuing entity, the trustee and the holders of the certificates may not have a perfected or priority interest in any collections that are in such servicer’s possession or have not been remitted to the securities administrator.

Stricter Enforcement of Foreclosure Rules and Documentation Requirements May Cause Delays and Increase the Risk of Loss

Recently courts and administrative agencies have been enforcing more strictly existing rules regarding the conduct of foreclosures, and in some circumstances have been imposing new rules regarding foreclosures. Some courts have delayed or prohibited foreclosures based on alleged failures to comply with hypertechnical requirements. State legislatures have been enacting new laws regarding foreclosure procedures. In some cases, law enforcement personnel have been refusing to enforce foreclosure judgments. At least one county is reported to be refusing to allow foreclosure sales to be conducted on the courthouse steps. In addition, more borrowers are using legal actions, including filing for bankruptcy, to attempt to block or delay foreclosures. As a result, the servicers may be subject to delays in conducting foreclosures and the expense of foreclosures may increase, resulting in delays or reductions in payments on the certificates.

Borrowers have been increasingly successful in challenging or delaying foreclosures based on technical grounds, including challenges based on alleged defects in the mortgage loan documents and challenges based on alleged defects in the documents under which the mortgage loans were securitized. In a number of cases, such challenges have delayed or prevented foreclosures. Although the sponsor’s custodian will conduct a review of the mortgage files, as discussed under “The Agreements—Assignment of the Mortgage Loans,” such measures may not be sufficient to prevent document defects that could cause delays or prevent a foreclosure. It is possible that there will be an increase in the number of successful challenges to foreclosures by borrowers. Curing defective documents required to conduct a foreclosure will cause delays and increase costs, resulting in losses on the certificates.

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The Recording of the Mortgages in the Name of MERS Could Increase the Risk of Loss

The mortgages or assignments of mortgage for some of the mortgage loans have been recorded in the name of Mortgage Electronic Registration Systems, Inc., or “MERS,” solely as nominee for the originator and its successors and assigns, including the issuing entity. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system, if a monthly payment on a mortgage loan recorded in the name of MERS has not been received within 60 days of its due date, if a court of competent jurisdiction in a particular state rules that MERS is not an appropriate system for transferring ownership of mortgage loans in that state, or if MERS goes into bankruptcy or becomes the subject of a receivership or conservatorship, and it becomes necessary for the depositor or the related servicer to record or cause the recordation of assignments of those mortgages to the trustee, any related expenses will be paid by the issuing entity and will reduce the amounts available to make distributions on the certificates.

The recording of mortgages in the name of MERS has been challenged in a number of states. Although many decisions have accepted MERS as mortgagee, some courts have held that MERS is not a proper party to conduct a foreclosure and have required that the mortgage be reassigned to the entity that is the economic owner of the mortgage loan before a foreclosure can be conducted. In states where such a rule is in effect, there may be delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of mortgaged properties. In addition, any expenses of recording an assignment of mortgage to the issuing entity, to the extent not previously recorded by the depositor after the closing date, will increase foreclosure costs, thereby reducing the amounts payable to certificateholders. These delays and additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

In addition, borrowers are raising new challenges to the recording of mortgages in the name of MERS, including challenges questioning the ownership and enforceability of mortgage loans registered in MERS. An adverse decision in any jurisdiction may delay the foreclosure process and adversely affect payments on the certificates.

Delays in Endorsing Notes and Recording Assignments of Mortgage Could Increase Risk of Loss

After the closing date, assignments of mortgages to the trustee will be prepared and delivered to the custodian, and these assignments of mortgage will be recorded. As a result, for some period of time after the closing date, record title to each mortgage will not have been assigned to the trustee. Similarly, the mortgage notes will not be endorsed to the trustee until after the closing date.

The delay in recording the assignments of the mortgages in the name of the trustee could result in the loss of the underlying mortgage liens. For example, prior to the recording of the assignments, the mortgage lien could be discharged if the record owner filed a release or satisfaction of such mortgage lien, whether inadvertently or intentionally. A loss of the underlying mortgage lien also could occur if a governmental authority foreclosed on the mortgaged property and notice to the record owner was not forwarded to the servicer in a timely manner.

In addition, the delay in recording assignments of mortgage could impair the ability of the servicer to take timely servicing actions with respect to the mortgage loans, which could reduce the value realized from such mortgage loans. Some of the assignments may be assignments in blank that have been filled in. Questions have been raised about the validity and enforceability of assignments in blank. The servicer may have to record the related assignments of mortgage prior to filing a foreclosure proceeding. The expenses of recording will be treated as servicing advances and will reduce the amount available to make payments on the certificates. There could be delays in commencing the foreclosure proceedings as a result of the need to record assignments of mortgages, which could lead to delays or reductions in payments on the certificates. If the related assignments cannot be located at the time of foreclosure or if an assignment in blank that has been filled in cannot be recorded, it may not be possible to foreclose.

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It may not be possible to commence foreclosure proceedings until the related mortgage note has been endorsed to the trustee. If a necessary endorsement is missing and cannot be obtained, it may not be possible to foreclose.

Furthermore, the inability of a servicer, because it is not the mortgagee of record, to timely release the lien of the mortgage on a mortgage loan that has been paid in full could expose the issuing entity to claims and liability for violations of applicable law, thus reducing the amount available to make payments on the certificates.

If the prior owner that is the mortgagee of record were to go into bankruptcy or similar proceedings within 90 days (or in some cases, one year) after the post-closing recording of any assignment, it may be possible for the recorded assignment to be avoided as a preferential transfer, so that there is no effective assignment of record, possibly leading to consequences of the type described above. There may be other consequences of a failure to record assignments if the prior owner goes into bankruptcy or similar proceedings before the relevant assignments are recorded. If the prior owner is a bank that goes into conservatorship or receivership, a failure to record assignments may permit the FDIC as receiver or conservator of the prior owner to challenge the transfer.

The occurrence of any of these circumstances could result in delays or reductions in payments on the certificates, or other losses.

There May Be Conflicts of Interest Among Various Classes of Certificates

There may be conflicts of interest among classes of certificates due to differing payment priorities and terms. Investors in the offered certificates should consider that certain decisions may not be in the best interests of each class of certificateholders and that any conflict of interest among different certificateholders may not be resolved in favor of investors in the offered certificates. For example, certificateholders may exercise their voting rights so as to maximize their own interests, resulting in certain actions and decisions that may not be in the best interests of different certificateholders.

Changes in the Market Value of the Certificates May Not Be Reflective of the Performance or Anticipated Performance of the Mortgage Loans Underlying the Certificates

The market value of the certificates can be volatile. These market values can change rapidly and significantly and changes can result from a variety of factors. However, a decrease in market value may not necessarily be the result of deterioration in the performance or anticipated performance of the mortgage loans underlying those certificates. For example, changes in interest rates, perceived risk, supply and demand for similar or other investment products, accounting standards, capital requirements that apply to regulated financial institutions, and other factors that are not directly related to the mortgage loans underlying the certificates can adversely and materially affect the market value of the certificates.

The Marketability of Your Certificates May Be Limited

The underwriter intends to make a secondary market for the Class A-1, Class A-2, Class A-3 and Class A-IO1 Certificates, but neither the underwriter nor any other person will have any obligation to do so. We cannot assure you that a secondary market for your certificates will develop or, if it develops, that it will continue. Consequently, you may not be able to find a buyer to buy your certificates readily or at prices that will enable you to realize a desired yield. Illiquidity can have a severe adverse effect on the market value of your certificates.

Recent developments in the residential mortgage market in the United States, and credit markets generally, have greatly reduced, and in some time periods, virtually eliminated, any liquidity for mortgage-backed securities, such as the certificates. The secondary mortgage markets have experienced and could continue to experience unprecedented and significant disruptions resulting from, among other things, reduced investor demand for mortgage loans and mortgage-backed securities, increased investor yield requirements for those loans and securities, downgrades of the ratings of mortgage-backed securities

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and monoline insurers by the rating agencies and liquidations of investment portfolios, collateralized debt obligations and structured investment vehicles that contain mortgage-backed securities. Fluctuating investor confidence in the mortgage industry also could contribute to illiquidity in the market for mortgage-backed securities, generally. As a result, the secondary market for mortgage-backed securities has recently experienced extremely limited liquidity. These conditions may continue or worsen in the future.

There have been relatively few issuances of non-agency residential mortgage-backed securities since January 2008. The absence of a market for new residential mortgage-backed securities issuances may adversely affect the marketability of the certificates, and may make it difficult to accurately value your certificates. Many new criteria have been proposed by rating agencies, industry groups, regulatory agencies, the U.S. Congress and the Obama administration with respect to residential mortgage-backed securities issuances going forward. To the extent that this transaction does not conform to those proposals, the market value of the certificates may be adversely affected.

The Servicing Fee May Need to Be Increased in Order to Engage a Replacement Servicer

The fee payable to each servicer (other than Cenlar FSB) is based on a fee rate equal to a percentage of the outstanding mortgage loan balances of the mortgage loans serviced by that servicer. The fees payable to Cenlar FSB are determined by other factors, as described in “Fees and Expenses of the Issuing Entity” herein, but the aggregate fees payable to Cenlar FSB and the servicing administrator are based on a percentage of the outstanding mortgage loan balance of the mortgage loans serviced by Cenlar FSB. No assurance can be made that such fee rate in the future will be sufficient to attract a replacement servicer to accept an appointment, although the master servicer will have the right to increase the servicing fee if necessary and appropriate in order to engage a replacement servicer. Any increase in the servicing fee paid to a replacement servicer will decrease the amount of collections available for distribution to the certificateholders.

DESCRIPTION OF THE MORTGAGE POOL

Wherever reference is made herein to a percentage or weighted average of some or all of the mortgage loans, that percentage or weighted average (unless otherwise specified) is determined on the basis of the total stated principal balance of such mortgage loans as of the cut-off date.

General

On the closing date, the assets of the issuing entity will include 603 fixed rate mortgage loans. The aggregate principal balance of the mortgage loans as of the cut-off date was approximately $460,158,464.20. All of the mortgage loans are secured by first liens on one- to four-family detached or attached residential properties, condominiums, cooperative units, townhouses and planned unit developments. Approximately 0.67%, 0.61%, 0.14% and 98.59% of the mortgage loans have original terms to maturity of fifteen, twenty, twenty-five and thirty years, respectively.

Approximately 6.40% of the mortgage loans were originated by George Mason Mortgage, LLC; approximately 6.13% of the mortgage loans were originated by Cole Taylor Bank; approximately 6.10% of the mortgage loans were originated by WJ Bradley Mortgage Capital LLC; and approximately 5.89% of the mortgage loans were originated by PrimeLending, a PlainsCapital Company; in each case by stated principal balance as of the cut-off date. The remainder of the mortgage loans were originated by various mortgage lending institutions, each of which originated less than 5% of the mortgage loans.

The underwriting guidelines generally applied by the originators in originating or acquiring the mortgage loans are described under “The Originators” and “Acquisition of Mortgage Loans by the Seller” in this prospectus supplement and “Loan Program” in the accompanying prospectus. Approximately 9.47% of the mortgage loans by original principal balance were originated with exceptions to the underwriting guidelines, including debt-to-income ratios in excess of the guidelines, credit scores that were lower than required and loan-to-value ratios and combined loan-to-value ratios that were higher than

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program guidelines. In these instances, compensating factors were present such as documented excess funds in reserves, FICO scores within the guidelines, job stability and debt-to-income ratios below the guidelines. See “Annex A—Certain Characteristics of the Mortgage Loans—Exceptions to Underwriting Guidelines at Origination” in this prospectus supplement.

The mortgage loans will be acquired, directly or indirectly, by the seller from each originator, and will be acquired by the depositor from the seller. The depositor will, in turn, convey the mortgage loans to the issuing entity. The servicers will service the mortgage loans, directly or through subservicers, pursuant to existing servicing agreements with the seller, which have been assigned to the issuing entity with respect to the mortgage loans. We refer you to “The Agreements—Assignment of the Mortgage Loans” in this prospectus supplement.

Pursuant to its terms, each mortgage loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount generally equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the related mortgage loan. Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

None of the mortgage loans will be guaranteed by any governmental agency.

None of the mortgage loans are interest-only mortgage loans.

Approximately 41.69% of the mortgage loans by stated principal balance as of the cut-off date to be included in the trust fund are secured by properties located in the State of California.

No more than approximately 2.21% of the mortgage loans by stated principal balance as of the cut-off date are secured by properties located in any one city.

The mortgage loans were originated from November 2012 through May 2013. The latest stated maturity date of any mortgage loan is May 1, 2043.

As of the cut-off date, approximately 15.86% of the mortgage loans have a stated principal balance of more than $1,000,000 and the average stated principal balance of the mortgage loans is approximately $763,115.20.

As of the cut-off date, no payment required under any of the mortgage loans has been delinquent since origination.

As of the cut-off date, the weighted average mortgage rate of the mortgage loans is approximately 3.835% per annum.

The weighted average remaining term to maturity is approximately 357 months.

The weighted average seasoning of the mortgage loans is approximately one month as of the cut-off date. The servicing fee rate for the mortgage loans is 0.25% per annum as of the cut-off date. The securities administrator fee rate is 0.0188% per annum (of which the master servicing fee rate is 0.0075%) and the trustee fee rate is 0.0012% per annum.

No mortgage loan, based on the original appraisals, had a loan-to-value ratio at origination of more than 80%. In addition, no mortgage loan had a combined loan-to-value ratio at origination in excess of 80%.

The “loan-to-value ratio” or “LTV” of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is (a) in the case of a purchase money loan, the lesser of the

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selling price of the mortgaged property and its appraised value determined in an appraisal obtained by the originator at origination of such mortgage loan, or (b) in the case of a refinance loan, the appraised value of the mortgaged property at the time of origination of the refinanced mortgage loan. No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sale date. If residential real estate values generally or in a particular geographic area decline, the loan-to-value ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such mortgage loans. The “original loan-to-value ratio” means a fraction, expressed as a percentage, the numerator of which is the original principal balance of the related mortgage loan, and the denominator of which is the amount discussed above. The “combined loan-to-value ratio” or “CLTV” means a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination, together with the full lien amount (drawn and undrawn) of any second mortgage, if available, and the denominator of which is the amount discussed above.

Prepayment Charges

Approximately 0.41% of the mortgage loans (by stated principal balance as of the cut-off date) require prepayment charges if, during either the first five years after the origination of the mortgage loan, either (a) the mortgage loan is prepaid in full or (b) the total of all prepayments during any twelve month period exceeds twenty percent (20%) of the original principal balance of the mortgage loan. The amount of the prepayment charge is equal to the lesser of (i) a range of one-half percent to one percent (0.5%-1%) of the principal balance of the mortgage loan immediately prior to the prepayment or (ii) six months advance interest on the amount prepaid that exceeds the allowable twenty percent (20%) of the original principal balance, calculated at the interest rate in effect on the date of prepayment.

Prepayment charges will not be paid to certificateholders. All of the mortgage loans that require prepayment charges were originated by First Republic Bank, which will receive any prepayment charges paid by borrowers as additional servicing compensation.

Primary Mortgage Insurance

None of the mortgage loans have primary mortgage insurance coverage. As a result, if a borrower defaults under a mortgage loan, foreclosure proceedings are brought by the servicer, and the value of the mortgaged property is not adequate to pay principal and accrued interest on the mortgage loan along with related costs and expenses, there is unlikely to be any other source of payments available to reduce the amount of losses that would be incurred on that mortgage loan.

Certain Characteristics of the Mortgage Loans

The mortgage loans are expected to have the approximate aggregate characteristics as of the cut-off date as set forth in Annex A attached to this prospectus supplement and incorporated by reference herein. Prior to the issuance of the certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise, if the depositor deems such removal necessary or appropriate.

The FICO score information in the tables appearing in Annex A attached to this prospectus supplement shows the credit scores, if any, that each originator collected for some borrowers in connection with the origination of the mortgage loans. Third-party credit reporting organizations provide credit, or FICO, scores as an aid to lenders in evaluating the creditworthiness of borrowers. Although different credit reporting organizations use different methodologies, higher credit scores indicate greater creditworthiness. Credit scores do not necessarily correspond to the probability of default over the life of the related mortgage loan, because they reflect past credit history, rather than an assessment of future payment performance. In addition, the credit scores shown were collected from a variety of sources over a period of weeks or months, and the credit scores do not necessarily reflect the credit scores that would be reported as of the date of this prospectus supplement. Credit scores also only indicate general consumer creditworthiness, and credit scores are not intended to specifically apply to mortgage debt. Therefore,

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credit scores should not be considered as an accurate predictor of the likelihood of repayment of the related mortgage loans.

THE ORIGINATORS

The underwriting guidelines applicable to mortgage loans originated by First Republic Bank were the guidelines established by First Republic Bank. Mortgage loans that were not originated by First Republic Bank were originated in accordance with underwriting guidelines that take into account the standards described below under “Acquisition of Mortgage Loans by the Seller” in this prospectus supplement. All of the mortgage loans were reviewed by the seller prior to acquisition for adherence to the standards set forth under “Acquisition of Mortgage Loans by the Seller” below, and were also subject to the sponsor’s pre-offering review process as described under “Pre-Offering Review of the Mortgage Loans.” See also “Loan Program” in the accompanying prospectus for additional information with respect to the underwriting criteria used by originators. In addition, important exceptions to underwriting guidelines are described under “Annex A—Certain Characteristics of the Mortgage Loans—Exceptions to Underlying Guidelines at Origination” in this prospectus supplement.

 ACQUISITION OF MORTGAGE LOANS BY THE SELLER

Redwood Residential Acquisition Corporation (“RRAC”), also referred to herein as the seller, commenced its business of acquiring residential mortgage loans for securitization in July 2010. See “The Sponsor and the Seller and Servicing Administrator.” RRAC does not originate residential mortgage loans and does not fund the origination of residential mortgage loans. Instead, RRAC purchases mortgage loans that have been originated and closed by third party originators. Through December 31, 2012, RRAC purchased residential mortgage loans with an aggregate principal balance at the time of purchase of approximately $2,291,332,506.

RRAC purchases jumbo residential mortgage loans from third parties that either originate mortgage loans or themselves acquire mortgage loans from third party originators or mortgage brokers. Currently, RRAC acquires mortgage loans from time to time from more than thirty different counterparties, most of whom directly originate mortgage loans.

Because RRAC does not originate or fund the origination of residential mortgage loans, RRAC does not maintain underwriting guidelines for use in the origination of residential mortgage loans. Rather, RRAC maintains guidelines and eligibility criteria for use in its process of acquiring third-party originated loans and provides these guidelines and eligibility criteria to third parties that sell mortgage loans to RRAC to enable those third parties to determine whether mortgage loans they consider selling to RRAC will meet RRAC’s criteria for purchase. RRAC’s guidelines and eligibility criteria are, in some cases, adopted by third party mortgage loan originators as part of their own underwriting guidelines and processes for use in originating mortgage loans, including as part of their borrower qualification and underwriting process.

RRAC does not accept findings of automated underwriting systems (“AUS”) from third party loan originators and instead requires all mortgage loans that it acquires to have been manually underwritten by the third party originator to evaluate the eligibility and risk of the borrower.

The guidelines and eligibility criteria that RRAC maintains for use in its process of acquiring third-party originated loans require that the underwriting guidelines used by third party mortgage loan originators take into account the following standards:

•	Borrower’s Credit: The borrower’s management of his or her present and prior debts, as reflected in credit reports obtained from credit reporting agencies, FICO scores and prior mortgage payment history. See “Annex A – Certain Characteristics of the Mortgage Loans” for a table indicating ranges of the FICO scores of borrowers of mortgage loans included in this pool.

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•	Employment: The borrower’s ability to repay the loan, stability of income, and debt to income ratio. See “Annex A – Certain Characteristics of the Mortgage Loans” for tables indicating ranges of the monthly incomes and debt to income ratios of borrowers of mortgage loans included in this pool, as well as the description of exceptions to underwriting guidelines in Annex A. A borrower’s debt to income ratio is calculated using the sum of existing monthly liabilities plus any planned future liabilities divided by the calculated gross income. Liabilities include housing expenses, revolving debt, installment debt, real estate loans and certain other consistent and recurring expenses.

•	Assets: Amount of borrower’s verified liquid assets for down payment, closing costs and post-purchase reserves. See “Annex A – Certain Characteristics of the Mortgage Loans” for a table indicating ranges of the amount of assets of the borrowers of mortgage loans included in this pool at origination.

•	Collateral: Type of property, use of property, and price, value and cost of home. In general, eligible properties include 1-2 family owner occupied homes, one unit second homes, certain condominiums, planned unit developments, cooperatives and properties with less than ten acres. In general, borrowers are limited to owning a total of four financed properties, with each owned property requiring an additional six months of reserves per property. See “Annex A – Certain Characteristics of the Mortgage Loans” for a table describing types of mortgaged properties included in this pool.

•	Appraisals: Ordered by the originator of the mortgage loans through a process that is compliant with the appraiser independence requirements published by Fannie Mae.

•	Income and asset verification: Disclosure and verification of all liquid assets are required. Assets are verified through the use of recent account statements. Income documentation includes two years of personal tax returns, which in some cases may be verified through obtaining tax transcripts from the IRS through submission of IRS Form 4506-T, pay stubs and, in some cases, business tax returns for self-employed borrowers. Unverified income and income that is not recurring is not included in the qualification of the borrower.

See also “Pre-Offering Review Process” for a description of the pre-purchase or pre-securitization review of mortgage loans purchased by RRAC, which includes additional information about underwriting standards.

PRE-OFFERING REVIEW OF THE MORTGAGE LOANS

Introduction

The sponsor, prior to including the mortgage loans in the mortgage pool, conducted a review for the purpose of providing reasonable assurance that the disclosure regarding the mortgage pool in this prospectus supplement is accurate in all material respects. In conducting the review, the sponsor engaged third parties to assist it with certain elements of the review. The review conducted by the sponsor, including the portions of the review conducted with the assistance of the third parties, is referred to herein as the “sponsor’s pre-offering review.” The sponsor determined the nature, extent and timing of the sponsor’s pre-offering review and the level of assistance provided by any third party. The sponsor attributes all findings and conclusions of the sponsor’s pre-offering review to itself. The results of the sponsor’s pre-offering review were shared with the underwriter. The underwriter reviewed these findings in connection with its preparation for the offering of the offered certificates.

The sponsor’s pre-offering review included a credit and compliance component and a component consisting of a review of the independent appraisals of the mortgaged properties obtained by the originators in connection with the origination of the mortgage loans (referred to herein as the “original

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appraisals”), as more fully described below. None of the procedures conducted as part of the sponsor’s pre-offering review constituted, either separately or in combination, an independent underwriting of the mortgage loans. In addition, the procedures conducted as part of the review of the original appraisals were not re-appraisals of the mortgaged properties. To the extent that valuation tools were used as part of the appraisal review process they should not be relied upon as providing an assessment of value of the mortgaged properties comparable to that which an appraisal might provide. They also are not an assessment of the current value of any of the mortgaged properties.

The sponsor’s pre-offering review also included a component consisting of procedures designed to verify the sponsor’s data regarding the characteristics of the mortgage loans, which data were used to generate the numerical information about the mortgage pool included in this prospectus supplement. In addition, the review included the recalculation by a third party of numerical disclosures regarding the mortgage loans selected by the sponsor and appearing in this prospectus supplement. The sponsor determined the nature, extent, timing and level of assistance provided by the third party and the sponsor attributes all findings and conclusions of the review to itself.

See “—Limitations of the Pre-offering Review Process” below and “Risk Factors—Pre-offering Review of the Mortgage Loans Underlying the Certificates May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses” for additional information regarding the limitations of the sponsor’s pre-offering review.

Credit and Compliance Component of Sponsor’s Pre-Offering Review

The sponsor, through its wholly-owned subsidiary, the seller, purchased closed mortgage loans individually pursuant to existing arrangements with originators (referred to as “flow” purchases).

The sponsor has established certain eligibility criteria for the mortgage loans it purchases on a flow basis and in certain cases, the sponsor may use its established eligibility criteria or develop other eligibility criteria based on the originator’s underwriting guidelines. The eligibility criteria include a matrix of factors such as loan purpose, property types, maximum LTV and CLTV ratios, maximum loan amounts, minimum FICO scores and maximum DTI ratios. The risk associated with one factor may be offset by other factors. For example, as a general matter, for a purchase money mortgage secured by a single-family primary residence, a loan of up to $1,000,000 with a FICO score of at least 720 may have an LTV/CLTV ratio of up to 80%, while a loan of up to $1,000,000 with a lower FICO score of at least 700 may have an LTV/CLTV ratio no higher than 70%. A mortgage loan with any permitted combination of factors included in the matrix would be in compliance with the eligibility criteria. The eligibility criteria also specify acceptable loan terms, reserve requirements, employment and income documentation and verification requirements and credit standards, among other factors.

The eligibility criteria are different for some originators due to their geographic market areas, the length of time that the sponsor has been purchasing mortgage loans from an originator, and other factors. For example, for the 52.96% (by aggregate principal balance) of the mortgage pool consisting of rate-term refinance mortgages secured by primary residences originated by originators other than First Republic Bank, a mortgage loan may have an LTV of 70% with a loan amount of no more than $2,000,000, and the borrower must have a FICO score of at least 720 and a DTI of no more than 45%. For the 0.38% (by aggregate principal balance) of the mortgage pool consisting of rate-term refinance mortgages secured by primary residences originated by First Republic Bank, a mortgage loan may have an LTV of 70% with a loan amount of no more than $2,000,000, and the borrower must have a FICO score of at least 700 and a DTI of no more than 45%. The eligibility criteria for other originators may be different. The term “eligibility criteria” as used herein refers to the sponsor's eligibility criteria for the applicable originator, as in effect at the time of origination, unless the context otherwise requires.

The underwriting guidelines applicable to mortgage loans originated by First Republic Bank were the guidelines established by First Republic Bank. The underwriting guidelines applicable to the mortgage loans originated by the remaining originators were the guidelines established by the seller and adopted by the originators for the mortgage loans to be sold to the seller with some variation among the

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originators. See “The Originators” and “Acquisition of Mortgage Loans by the Seller” for additional information regarding the underwriting guidelines applicable to the mortgage loans.

All of the 603 mortgage loans included in the mortgage pool were purchased on a flow basis. Of the 603 mortgage loans, 600 mortgage loans were selected for the credit and compliance portion of the sponsor’s pre-offering review. All mortgage loans purchased by the seller from originators other than First Republic Bank were selected for the credit and compliance portion of the sponsor’s pre-offering review. One of the four mortgage loans purchased from First Republic Bank was randomly selected for the credit and compliance portion of the sponsor’s pre-offering review.

As part of the credit and compliance component of the sponsor’s pre-offering review, for each mortgage loan selected, a third party reviewed the documentation in the originator’s loan file relating to the creditworthiness of the borrower (and any co-borrower), and assessed whether the characteristics of the mortgage loan and the borrower (and any co-borrower) conformed to the sponsor’s eligibility criteria and the applicable underwriting guidelines. As part of this review, any exceptions to the applicable underwriting guidelines that were permitted by the originator and related compensating factors were reviewed. This portion of the review is referred to herein as the “credit review.”

Fifty-two mortgage loans, with an aggregate original principal balance of $43,695,260, were identified as having been originated with exceptions to applicable underwriting guidelines. All 52 of these mortgage loans were selected for the sponsor’s pre-offering review. See “Annex A—Certain Characteristics of the Mortgage Loans—Exceptions to Underwriting Guidelines at Origination” for additional information regarding those mortgage loans, including a table setting forth the exceptions permitted and related compensating factors. The information presented in the table was derived from documentation contained in each originator’s loan files. The sponsor determined to include all 52 of these mortgage loans in the mortgage pool.

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Also as part of the credit and compliance component of the sponsor’s pre-offering review, the third party reviewed all 600 of the selected mortgage loans to assess whether those mortgage loans were originated in compliance with applicable law and regulations. This assessment included, for example, whether prepayment penalties or late fees in excess of the amounts permitted by applicable federal or state law were charged to the borrower, the accuracy and completeness of information required to be included in the federal Notice of Right of Rescission and other disclosures required by the Truth-in-Lending Act, and whether any of the mortgage loans meet the definition of “high cost” loans under HOEPA or similar state or local law. This portion of the review is referred to as the “compliance review.”

No mortgage loans were excluded from the mortgage pool as a result of the credit and compliance component of the sponsor’s pre-offering review. As part of the credit review component of the sponsor’s pre-offering review, however, a number of discrepancies from the applicable underwriting guidelines were found that were determined by the sponsor to be immaterial. Examples of discrepancies in the credit review component of the sponsor’s pre-offering review that the sponsor determined to be immaterial would be the absence of the required number of tradelines for borrowers who are not significant users of credit but have amassed strong reserves or borrowers with a greater than 60-day gap in employment in the last two years. None of these immaterial discrepancies were considered to be exceptions to the underwriting guidelines. Additionally, in eleven cases, compliance discrepancies were found as a result of the compliance review component of the sponsor’s pre-offering review that would not give rise to assignee liability or a defense to foreclosure. In each of these cases the date of the expiration of the settlement charge estimate was incorrectly calculated. The sponsor determined that none of these discrepancies were material.

Investors should note that only those 600 mortgage loans selected as described above were subject to any credit or compliance review as part of the sponsor’s pre-offering review and that mortgage loans not selected as described above were not the subject of a credit or compliance review. See “—Limitations of the Pre-offering Review Process,” below and “Risk Factors—Pre-offering Review of the Mortgage Loans Underlying the Certificates May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses.”

Appraisal Component of Sponsor’s Pre-Offering Review

As part of the appraisal component of the sponsor’s pre-offering review, the same 600 mortgage loans selected for a credit and compliance review as described above were also selected for a review of the original appraisal of the mortgaged property that was obtained in connection with the origination of that mortgage loan.

As part of the appraisal component of the sponsor’s pre-offering review, the original appraisal of the mortgaged property was reviewed by an on-staff appraiser employed by a third party in order to assess compliance with the applicable appraisal guidelines in effect at the time of origination. Each originator’s appraisal guidelines include adherence to the appraiser independence requirements published by Fannie Mae, which include, among other things, that payments for the appraisal may not be conditioned upon a particular valuation, and that future business from the lender may not be used to influence or attempt to influence the valuation. In addition, as part of this review, the third party’s on-staff appraiser made a determination as to the reasonableness of the value of the mortgaged property set forth in the original appraisal. This reasonableness determination was generally made by analyzing the comparable sales listed in the original appraisal and reviewing other comparable sales information such as publicly available website and MLS listings.

In addition, for some of the mortgage loans selected, the third party reviewed a Collateral Desktop Analysis (“CDA”) or similar valuation analysis product, such as a field review. A CDA is a valuation analysis performed by a certified appraiser who reviews the original appraisal to determine if the original value is supported. That appraiser makes a separate selection of comparable sales, which may be the same as those used in the original appraisal and, using a rules-based valuation model, makes an independent determination as to whether the original appraised value is supported. A field review is a

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valuation analysis performed by a certified appraiser who reviews the original appraisal and performs a visual inspection of the exterior areas of the property, inspects the neighborhood, performs a visual analysis of each of the comparable sales, performs data research and analysis to determine the appropriateness and accuracy of the data in the original appraisal, searches public records and presents an opinion as to whether the appraised value is supported.

Of the 600 mortgage loans for which the original appraisal of the mortgaged property was reviewed by a third party, the third party concluded in some cases that the original appraisal did not support the value set forth in the original appraisal.  For this purpose, the third party concluded that the appraised value was not supported if it determined through the use of a CDA, that the value of the mortgaged property might have a negative variance of 10% or more from the appraised value.  In each of these cases in which a CDA indicated a negative variance outside of the 10% threshold, a field review or a Fannie Mae Form 2055 exterior-only inspection residential appraisal report (a “2055 drive-by appraisal”) was obtained and reviewed. After this further review, in all but eight cases, the sponsor determined that the appraised value was supported. In each of those eight cases, the field review or 2055 drive-by appraisal indicated a value lower than the appraised value provided in the original appraisal and for those eight cases the lower value was used for the purpose of calculating the LTV and CLTV for those mortgage loans. The sponsor determined not to exclude any mortgage loans from the mortgage pool as a result of any findings from the appraisal review.

Mortgage Loan Characteristics Component of Sponsor’s Pre-Offering Review

The sponsor prepared a mortgage loan data tape that includes certain characteristics of the mortgage loans. Certain information included on the data tape was provided by the originator of the mortgage loan, and a third party reviewed a sampling of that information based on a review of electronic copies of the original mortgage loan documents. The remaining information in the data tape was added by the third party, also based on a review of electronic copies of the original mortgage loan documents. That data tape, including any adjustments made by the sponsor, was used to generate the numerical information regarding the mortgage loans included in this prospectus supplement.

A comparison with respect to certain fields on the data tape was performed with respect to a sampling of the mortgage loans. Certain elements of these comparison procedures were performed with the assistance of a third party. This comparison was conducted by comparing electronic copies of the original mortgage loan documents provided by the sponsor to the corresponding information set forth on the data tape. The sampling was randomly selected from the mortgage pool and included approximately 50.1% of the mortgage loans by number. The comparisons were performed with respect to 18 mortgage loan characteristics, including original loan balance, initial interest rate, state, zip code, appraised value, sales price (if applicable), property type, and loan-to-value ratios. Discrepancies with respect to one or more characteristics were identified with respect to approximately 7.9% of the mortgage loans sampled. Examples of the discrepancies include a difference in the appraised value, property type, sales price, property zip code, junior lien balance, and loan purpose as well as resulting calculated original loan-to-value and combined loan-to-value ratios.

There were ten discrepancies related to the appraised value. In two of these cases, the appraised value and the sales price were mistakenly transposed. In the other eight cases, the appraised value was incorrectly reported on the data tape. The appraised values were subsequently updated on the data tape.

In eight cases, there was a difference regarding the classification of a property type. Five of these were due to a question as to whether the property was a single family home (detached) or a planned unit development (PUD). The indicator for whether a property is a PUD is generally found on the appraisal and at the time of close on the HUD-1 settlement statement indicating the presence of a homeowner’s association payment (indicating the property is a PUD). In each of these five cases, there was a discrepancy between the appraisal and the HUD-1 settlement statement and the data tape was updated based on the review of both documents in conjunction with each other. In the other three cases, the properties were misclassified as to whether each was a single family attached property or a single family

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detached property. In each of these cases, the data provided was incorrect and the data tape was corrected based on information from the appraisal.

There were five discrepancies in reporting the sales price of the property. In addition to the two cases indicated above, there were three cases in which the sales price was incorrectly identified on the data tape and the value was corrected based on the settlement statement.

There were two discrepancies in reporting the zip code of the property. In each case, the zip code was incorrectly identified on the data tape and the value was corrected based on the documents in the mortgage loan file.

In one case, there was a discrepancy in the junior lien balance reported. The HUD-1 settlement statement indicates the junior lien was paid off at the time the mortgage loan was originated. The data tape incorrectly reported a junior lien was present on the property and the data tape was updated based on the review of the HUD-1 settlement statement.

In one case, the loan purpose was mistakenly characterized as a construction to permanent loan. It was determined by reviewing the HUD-1 settlement statement that the mortgage loan was a rate-term refinance.

Of the sixteen mortgage loans with discrepancies in appraised value, junior mortgage balance or sales price, there were five resulting discrepancies in the calculated original loan-to-value and six resulting discrepancies in the calculated combined loan-to-value ratios.

In all cases, the sponsor corrected the data tape for each discrepancy and determined not to exclude any of the sampled mortgage loans from the mortgage pool due to the results of this review.

An additional component of the sponsor’s pre-offering review consisted of recalculations of the numerical disclosures selected by the sponsor and appearing in the prospectus supplement. These disclosures include the percentages of mortgage loans with certain characteristics, which are included under the caption “Description of the Mortgage Pool,” and the numerical information contained in “Annex A—Certain Characteristics of the Mortgage Loan,” other than the information in the table entitled “—Exceptions to Underwriting Guidelines at Origination” (together, the “Mortgage Pool Disclosures”). The recalculations were performed using the data tape, including any adjustments made by the sponsor, and the results of those recalculations were compared to the corresponding Mortgage Pool Disclosures.

Limitations of the Pre-offering Review Process

As noted above under the risk factor captioned “Pre-offering Review of the Mortgage Loans Underlying the Certificates May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses,” there can be no assurance that the sponsor’s pre-offering review uncovered all relevant factors relating to the origination of the mortgage loans, their compliance with applicable law and regulation and the original appraisals relating to the mortgaged properties or uncovered all relevant factors that could affect the future performance of the mortgage loans. The sponsor’s pre-offering review did not include all of the mortgage loans in the mortgage pool and the mortgage loans that were included in the pre-offering review may have characteristics that were not discovered, noted or analyzed as part of the pre-offering review that could, nonetheless, result in those mortgage loans failing to perform in the future.

Although sampling techniques were employed that the sponsor believes were appropriate for the purpose of the sponsor’s pre-offering review of this mortgage pool, sampling has some limitations. For example, sampling of mortgage loans in connection with the comparison of certain data fields on the mortgage loan data tape may not have detected all of the discrepancies in the data tape regarding the sampled mortgage loans. In addition, the information on the data tape regarding the mortgage loans that were not sampled may contain more discrepancies or additional types of discrepancies than were found with respect to the sampled mortgage loans.

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Investors are encouraged, in particular, to note the following with respect to the appraisal review that was conducted as part of the sponsor’s pre-offering review.

•         Differences may exist among and between estimated valuations due to the subjective nature of estimated valuations and appraisals, particularly between different appraisers estimating valuations or performing appraisals at different points in time, as well as among appraisers and other persons reviewing the appraisals or other valuations.

•         Estimating or appraising the value of, and performing other analyses of, high-cost properties (such as most of the mortgaged properties) can involve challenges that may not generally be present with respect to properties whose values fall within the average price range of their respective markets. There may be fewer substitute properties available (from which to derive comparative values) in the high-cost residential property market, unique buyer attitudes and preferences, and more difficult to quantify “appeal” issues, any of which can make valuations in the high-cost home segment less precise than for more average-priced housing.

•         Estimates of value for high-cost properties (such as the above-described) are imprecise. The unique nature of some of these properties, the use in some cases of highly customized and top-quality materials, overall interior design/appeal issues, and in many cases limited notations in the original appraisal report regarding key elements that drove the original property valuation, pose challenges for a subsequent reviewer. Also, the reviewer (or the preparer of a CDA, 2055 drive-by appraisal or broker price opinion) does not typically have independent access to an interior inspection of the property and therefore is not able to independently analyze the interior appointments and amenities associated with the valuation of these types of properties.

•         Appraisals and other valuations represent the analysis and opinion of the person performing the appraisal or valuation at the time it is prepared, and are not guarantees of, and may not be indicative of, the present or future value of the mortgaged property.

Investors are encouraged to make their own determination as the extent to which they place reliance on the limited loan review procedures carried out as part of the sponsor’s pre-offering review.

STATIC POOL INFORMATION

Static pool information with respect to mortgage loans included in prior securitizations of the sponsor that are similar to the mortgage loans of the issuing entity for the period from March 2011 to April 2013 is attached as Annex C to this prospectus supplement.

Various factors may affect the prepayment, delinquency and loss performance of the mortgage loans of the issuing entity over time. The various mortgage loans for which performance information is shown in Annex C attached to this prospectus supplement had initial characteristics that differed from those of the mortgage loans of the issuing entity. Such differences may have been material to the performance of the mortgage loans shown in Annex C. These differing characteristics include, among others, product type, credit quality, geographic concentration, average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity and the presence or absence of prepayment charges. We do not make any representation, and you should not assume, that the performance information shown in Annex C attached to this prospectus supplement is in any way indicative of the performance of the mortgage loans of the issuing entity. The mortgage loans will continue to be serviced in accordance with accepted servicing practices through charge-off, which we define as the ultimate liquidation of the loan or any REO acquired in respect of the loan. For purposes of Form 10-D reporting and other such reporting under the Securities Exchange Act of 1934, delinquency information on the mortgage loans will be provided through charge-off in thirty (30) day segments, measured as of the end of the month prior to the reporting month.

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As used in the static pool information and in this prospectus supplement, a loan is considered to be “30 to 59 days” or “30 or more days” delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly scheduled due date; “60 to 89 days” or “60 or more days” delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the second following monthly scheduled due date; and so on. The determination as to whether a mortgage loan falls into these categories is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.

ADDITIONAL INFORMATION

The depositor has filed the registration statement with the Securities and Exchange Commission (the “SEC”) (Registration Nos. 333-185882 and 333-185882-01). The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and, accordingly, will file reports thereunder with the SEC. The registration statement and the exhibits thereto, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, and at certain of its regional offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 233 Broadway, New York, New York 10279 and electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval System at the SEC’s website (http://www.sec.gov).

The description in this prospectus supplement of the trust fund and the mortgaged properties is based upon the mortgage pool as it is expected to be constituted at the close of business on the cut-off date, as adjusted for the scheduled principal payments due on or before the cut-off date and by principal prepayments received prior to the cut-off date. Prior to the issuance of the offered certificates, mortgage loans may be removed from the trust fund as a result of incomplete documentation or otherwise, if the depositor deems that removal necessary or appropriate. A limited number of other mortgage loans may be added to the trust fund prior to the issuance of the offered certificates. The depositor believes that the information in this prospectus supplement will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued although the range of mortgage rates and maturities and some other characteristics of the mortgage loans in the trust fund may vary.

A current report on Form 8-K will be available to purchasers of the offered certificates and will be filed, together with the pooling and servicing agreement, with the SEC simultaneously with or prior to the filing of the final prospectus. In the event a material number of mortgage loans are removed from or added to the trust fund as described in the preceding paragraph, that removal or addition will be noted in the current report.

Pursuant to the pooling and servicing agreement, the securities administrator will prepare a monthly statement to certificateholders containing the information described under “The Agreements — Reports to Certificateholders.” The securities administrator will make available each month, to any interested party, the monthly statement to certificateholders via the securities administrator’s website. The securities administrator’s website will be located at www.sf.citidirect.com, and assistance in using the website can be obtained by calling the securities administrator’s customer service desk at 1 (800) 422-2066. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the securities administrator at the following address: Citibank, N.A., 388 Greenwich St., 14th Floor, New York, N.Y. 10013, Attention: Global Transaction Services - Sequoia Mortgage Trust 2013-8.

In addition, within a reasonable period of time after the end of each calendar year, the securities administrator will, upon request, prepare and deliver to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax

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returns. These statements will not have been examined and reported upon by an independent public accountant.

See “Available Information” in the accompanying prospectus.

THE ISSUING ENTITY

General

The issuing entity is a common law trust formed under the laws of the State of New York by a pooling and servicing agreement dated as of June 1, 2013. The issuing entity was formed for the sole purpose of issuing the certificates. The depositor is the settlor of the issuing entity. The depositor is a limited purpose finance corporation and an indirect wholly-owned subsidiary of Redwood Trust, Inc., a Maryland corporation. None of the depositor, Redwood Trust, Inc. or any of their respective affiliates has guaranteed or is otherwise obligated with respect to payment of the certificates and no person or entity other than the issuing entity is obligated to pay the certificates.

The issuing entity’s assets will consist almost entirely of the mortgage loans conveyed to the trustee.

The only source of cash available to make interest and principal payments on the certificates will be the assets of the issuing entity. The issuing entity will have no source of cash other than collections and recoveries on the mortgage loans through insurance or otherwise and advances funded by the servicers (other than Cenlar FSB) or the servicing administrator, which are reimbursable to the servicers (other than Cenlar FSB) and the servicing administrator as discussed in this prospectus supplement. The amount of funds available to pay the certificates may be affected by, among other things, realized losses incurred on defaulted mortgage loans.

DESCRIPTION OF THE CERTIFICATES

General

On the closing date, the certificates will be issued pursuant to the pooling and servicing agreement. Set forth below are summaries of the specific terms and provisions pursuant to which the certificates will be issued. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. Capitalized terms used in this prospectus supplement to describe payment characteristics of the certificates are defined under “—Glossary of Terms” below.

The Sequoia Mortgage Trust 2013-8 Mortgage Pass-Through Certificates will consist of:

•	the Class A-1, Class A-2, Class A-3, Class A-IO1 and Class A-IO2 Certificates, or the senior certificates;

•	the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, or the subordinate certificates; and

•	the Class R and Class LT-R Certificates, or the residual certificates.

The senior certificates and the Class B-1, Class B-2 and Class B-3 Certificates are collectively referred to herein as the “offered certificates” and are the only classes offered by this prospectus supplement. The Class B-4, Class B-5, Class R and Class LT-R Certificates are referred to in this prospectus supplement as the “non-offered certificates” and are not offered by this prospectus supplement.

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Accordingly, the description of the non-offered certificates provided in this prospectus supplement is solely for informational purposes. On the closing date, the sponsor or one or more of its affiliates will purchase the Class B-4 and Class B-5 Certificates and any unsold Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates.

On the closing date, the initial total Class Principal Amount of the certificates will equal the total principal balance of the mortgage loans as of the cut-off date. The offered certificates will be issued in the initial class principal amounts and notional amounts set forth in the table under “The Offered Certificates.” The Class B-4 and Class B-5 Certificates will be issued in the approximate initial class principal amounts of $3,681,000 and $4,832,464, respectively. The Class R and Class LT-R Certificates will not have principal balances. The initial issued amount of each class may be increased or decreased by up to 5% to the extent that the principal balance of the mortgage loans is increased or decreased as described under “Description of the Mortgage Pool.”

The minimum denominations and incremental denominations of the offered certificates are set forth in the table on page S-2.

The certificates represent beneficial ownership interests in the issuing entity. On the closing date, the assets of the issuing entity will consist primarily of (1) the mortgage loans; (2) such assets as from time to time are identified as deposited in respect of the mortgage loans in the custodial accounts and the distribution account (see “— Payments on Mortgage Loans; Accounts” below); (3) the issuing entity’s rights under the assignment, assumption and recognition agreements and assignment of representations and warranties agreements pursuant to which the seller and the depositor assigned their respective interests in the purchase agreements and servicing agreements with respect to the mortgage loans originally entered into between the seller and each originator and servicer and the servicing administrator; (4) the issuing entity’s rights under the mortgage loan purchase agreement, as described above under “The Agreements — Assignment of the Mortgage Loans”; (5) property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure; (6) any applicable insurance policies; and (7) the proceeds of all of the foregoing.

Book-Entry Certificates

The offered certificates will be book-entry certificates. Persons acquiring beneficial ownership interests in the offered certificates, or certificate owners, may elect to hold their certificates through the Depository Trust Company, or DTC, in the United States, or Clearstream Banking, societe anonyme (formerly Cedelbank), commonly known as Clearstream, Luxembourg, or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

The book-entry certificates will be issued in one or more global certificates which equal the initial principal amount of each class and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Except as described below, no person acquiring a book-entry certificate, or beneficial owner, will be entitled to receive a physical certificate representing such certificate. Unless and until definitive certificates are issued, it is anticipated that the only “certificateholders” of the certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations, or Participants, and DTC.

The beneficial owner’s ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a Financial Intermediary) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such book-entry certificate will be recorded on the records of DTC (or of a participating firm

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that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

Certificate owners will receive all payments of principal of, and interest on, the certificates from the securities administrator through DTC and DTC participants. While the certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (or the Rules), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the certificates and is required to receive and transmit payments of principal of, and interest on, the certificates. Participants and indirect participants which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (or the Indirect Participants), with whom certificate owners have accounts with respect to certificates are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess certificates, the Rules provide a mechanism by which certificate owners will receive payments and will be able to transfer their interest.

Certificate owners will not receive or be entitled to receive certificates representing their respective interests in the certificates, except under the limited circumstances described below. Unless and until definitive certificates are issued, certificate owners who are not Participants may transfer ownership of certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer certificates, by book-entry transfer, through DTC for the account of the purchasers of such certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificate owners.

Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal

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procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for its participating organizations (“Clearstream Luxembourg Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Luxembourg in any of various currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for its participants (or Euroclear Participants) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of various currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank, S.A./N.V. (or the Euroclear Operator). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the Terms and Conditions). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Payments on the book-entry certificates will be made on each distribution date by the securities administrator to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payment to the beneficial owners of the book-entry certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

Under a book-entry format, certificate owners of the book-entry certificates may experience some delay in their receipt of payments, since such payments will be made by the securities administrator to Cede & Co. Payments with respect to certificates held through Clearstream Luxembourg or Euroclear

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will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Federal Income Tax Consequences — Withholding with Respect to Certain Foreign Investors” and “— Backup Withholding” in the accompanying prospectus.

Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

DTC has advised the depositor that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such book-entry certificates. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the pooling and servicing agreement on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some book-entry certificates which conflict with actions taken with respect to other certificates.

Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry certificates among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

None of the seller, the depositor, the master servicer or the securities administrator will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

Definitive certificates will be issued to certificate owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the accompanying prospectus under “Description of the Securities — Book-Entry Registration of Securities.” Upon the occurrence of an event described in the penultimate paragraph thereunder, the securities administrator is required to direct DTC to notify Participants that have ownership of book-entry certificates as indicated on the records of DTC of the availability of definitive certificates for the book-entry certificates. Upon surrender by DTC of the definitive certificates representing the book-entry certificates, and upon receipt of instruction from DTC for re-registration, the securities administrator, based solely upon the information provided to it by DTC, will re-issue the book-entry certificates as definitive certificates in the respective principal amounts owned by the individual beneficial owner and thereafter the trustee and the securities administrator will recognize the holders of such definitive certificates as certificateholders under the pooling and servicing agreement.

For information relating to tax documentation procedures relating to the certificates, see “Material Federal Income Tax Consequences — Withholding with Respect to Certain Foreign Investors” and “— Backup Withholding” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures — Certain U.S. Federal Income Tax Documentation Requirements” in Annex B hereto, which Annex B is attached to this prospectus supplement and is incorporated by reference herein.

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Payments on Mortgage Loans; Accounts

On or prior to the closing date, each servicer will establish and maintain or cause to be established and maintained a “custodial account,” which will be a separate account or accounts for the collection of payments on the mortgage loans and which will be separate from the servicer’s other assets. In the event that the rating of the depository institution where a custodial account is maintained, which may be a servicer, falls below requirements specified in the applicable servicing agreement, the custodial account will be transferred within 30 days to a depository institution satisfying those requirements.

On or prior to the closing date, the securities administrator will establish the “distribution account,” which will be an account established by the securities administrator in trust for the benefit of the certificateholders. On or prior to the closing date, the master servicer will establish the “master servicer collection account,” which will be established at a depository institution satisfying the requirements of the rating agencies, in trust for the benefit of the certificateholders for the collection of payments on the mortgage loans received from the servicers and the servicing administrator. In the event that the rating of the depository institution holding the master servicer collection account or the securities administrator falls below requirements specified in the pooling and servicing agreement, the master servicer collection account and the distribution account, as applicable, will be transferred within 30 days to a depository institution satisfying those requirements. On the Servicer Remittance Date immediately preceding each distribution date, each servicer will withdraw from the applicable custodial account collections and recoveries in respect of the mortgage loans that are required to be distributed to the certificateholders on the next distribution date and will remit such amounts to the master servicer for deposit in the master servicer collection account. On the Master Servicer Remittance Date immediately preceding each distribution date, the master servicer will withdraw from the master servicer collection account and remit to the securities administrator the collections and recoveries in respect of the mortgage loans that are required to be distributed to the certificateholders on the next distribution date that were received from the servicers and the servicing administrator and will deposit such amount in the distribution account.

On each distribution date, to the extent of the Available Distribution Amount on deposit in the distribution account, the securities administrator, on behalf of the trustee, will withdraw the Certificate Distribution Amount to pay the Certificateholders. The “Certificate Distribution Amount” for any distribution date will equal the sum of (i) the respective Interest Distribution Amounts with respect to each class of Certificates, (ii) unpaid Interest Shortfalls, (iii) the Senior Principal Distribution Amount and (iv) the Subordinate Principal Distribution Amount.

Funds credited to a custodial account may be invested at the direction of the applicable servicer for the benefit and at the risk of such servicer in eligible investments, as defined in the related servicing agreement, that are scheduled to mature on or prior to the business day preceding the next Servicer Remittance Date. Funds credited to the master servicer collection account or the distribution account may be invested at the direction of the master servicer or the securities administrator, as applicable, for the benefit and at the risk of the master servicer or the securities administrator, as applicable, in eligible investments, as defined in the pooling and servicing agreement, that are scheduled to mature on or prior to the next master servicer remittance date or distribution date.

Glossary of Terms

The following terms are given the meanings shown below to help describe the cash flows on the certificates:

“Accrual Period” means, with respect to any distribution date and for each class of certificates, the calendar month immediately preceding the month in which the distribution date occurs. For each distribution date and each related Accrual Period, interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

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“Aggregate Expense Rate” means the sum of the servicing fee rate, the securities administrator fee rate and the trustee fee rate.

“Applicable Credit Support Percentage” means, for each class of subordinate certificates and any distribution date, the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentage of all other classes (if any) of subordinate certificates having lower payment priorities than that class.

The approximate original Applicable Credit Support Percentages for each class of subordinate certificates on the date of issuance of such certificates are expected to be as follows:

Class B-1	7.10%
Class B-2	5.00%
Class B-3	3.35%
Class B-4	1.85%
Class B-5	1.05%

“Available Distribution Amount” means, with respect to any distribution date, the sum of the following amounts:

(i) all scheduled payments of interest (net of the servicing fees, the trustee fees and the securities administrator fee) and principal due during the related Due Period, together with any advances in respect thereof; (ii) Insurance Proceeds received during the related Prepayment Period; (iii) Liquidation Proceeds received during the related Prepayment Period (net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any); (iv) Subsequent Recoveries received during the related Prepayment Period; (v) all partial or full prepayments of principal, together with any accrued interest thereon, identified as having been received on the mortgage loans during the related Prepayment Period, plus any amounts received from the servicers (other than Cenlar FSB), the servicing administrator or the master servicer in respect of Prepayment Interest Shortfalls on such mortgage loans; (vi) amounts received with respect to such distribution date as the Substitution Amount and the purchase price in respect of a deleted mortgage loan or a mortgage loan purchased by an originator or the seller as of such distribution date as a result of a breach of a representation or warranty; (vii) the purchase price paid by the master servicer to purchase the mortgage loans and terminate the trust fund, if applicable;

minus:

(A) amounts applied to reimburse advances and servicing advances previously made and other amounts as to which the servicers (other than Cenlar FSB) and the servicing administrator are entitled to be reimbursed pursuant to the servicing agreements;

(B) amounts applied to reimburse advances and servicing advances previously made as to which the master servicer is entitled to be reimbursed pursuant to the pooling and servicing agreement; and

(C) the sum of all related fees, charges and costs, including indemnification amounts and costs of arbitration (other than the securities administrator fee, the trustee fee and amounts required to be paid by the securities administrator from the securities administrator fee) payable or reimbursable to the master servicer, the securities administrator and the trustee from the trust fund under the pooling and servicing agreement and the custodian under the custodial agreement, subject to an aggregate maximum amount of $300,000 annually (per year from the closing date to the first anniversary of the closing date and each subsequent anniversary year thereafter) to be paid to such parties collectively, in the order claims for payment of such amounts are received by the securities administrator; provided, however, that if a claim is presented for an amount that, when combined with the amount of prior claims paid during that year, would exceed $300,000, then only a portion of such claim will be paid that will make the total amount paid during that year equal to $300,000 and the excess remaining unpaid, together with any additional claims received during that year, will be deferred until the following anniversary year and if the total amount of such

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deferred claims exceeds $300,000 then payment in such following anniversary year (and each subsequent anniversary year as may be needed until such deferred claims are paid in full) shall be apportioned among the master servicer, the securities administrator, the custodian and the trustee, in proportion to the aggregate amount of deferred claims submitted by such entity as of the last day of the prior year; provided that, in no event will the aggregate amount reimbursable to the trustee exceed $125,000 annually (per year from the closing date to the first anniversary of the closing date and each subsequent anniversary year thereafter).

“Certificate Interest Rate” means, for any class of subordinate certificates and any distribution date, the Net WAC for that distribution date. For the Class A-1 Certificates and any distribution date, the lesser of (i) [_._____]% and (ii) the Net WAC for that distribution date. For the Class A-2 Certificates and any distribution date, the lesser of (i) [_._____]% and (ii) the Net WAC for that distribution date. For the Class A-3 Certificates and any distribution date, the lesser of (i) [_._____]% and (ii) the Net WAC for that distribution date. For the Class A-IO1 Certificates and any distribution date, a per annual rate equal to the lesser of (i) [_._____]% and (ii) the excess, if any, of the Net WAC for the related distribution date over the certificate interest rate on the Class A-2 Certificates for that distribution date. For the Class A-IO2 Certificates and any distribution date, a per annum rate equal to the excess, if any, of the Net WAC for that distribution date over [_._____]%.

“Certificate Principal Amount” means, for any certificate (other than the interest-only certificates and the residual certificates) and any distribution date, the maximum specified dollar amount of principal to which the holder of the certificate is then entitled, that amount being equal to the initial principal amount set forth on the face of the certificate, as reduced by the amount of all principal distributions previously made with respect to that certificate, the principal portion of any Realized Losses previously allocated to that certificate and any Certificate Writedown Amount previously allocated to that certificate; provided, however, that on any distribution date on which a Subsequent Recovery is distributed, the Certificate Principal Amount of any certificate then outstanding to which a Certificate Writedown Amount or Realized Loss amount has been applied will be increased, sequentially in order of seniority, by an amount equal to the lesser of (i) the principal portion of any Certificate Writedown Amount or Realized Loss amount previously allocated to that certificate to the extent not previously recovered and (ii) the principal portion of any Subsequent Recovery allocable to such certificate, after application (for this purpose) to more senior classes of certificates, and provided further that on any distribution date on which the aggregate Stated Principal Balance of the mortgage loans exceeds the aggregate of the Certificate Principal Amounts of the certificates, such excess (including any excess attributable to the allocation of Principal Forbearance Amounts) will be allocated to increase the Certificate Principal Amount of any certificate then outstanding to which a Certificate Writedown Amount or Realized Loss amount has previously been allocated, sequentially in order of seniority, up to the principal amount of such Certificate Writedown Amount or Realized Loss to the extent not previously recovered.

“Certificate Writedown Amount” means the amount by which the aggregate Certificate Principal Amount of all the certificates (other than the interest-only certificates and the residual certificates) on any distribution date (after giving effect to distributions of principal and allocations of Realized Losses on that distribution date) exceeds the aggregate Stated Principal Balance of the mortgage loans for the distribution date.

“Class Notional Amount” means, in respect of the Class A-IO1 Certificates and any distribution date, an amount equal to the Class Principal Amount of the Class A-2 Certificates, and in respect of the Class A-IO2 Certificates on any distribution date, an amount equal to the aggregate Class Principal Amount of the Class A-1, Class A-2 and Class A-3 Certificates.

“Class Principal Amount” means, for each class of certificates on any distribution date, an amount equal to the aggregate Certificate Principal Amounts of the certificates of that class immediately prior to each distribution date.

“Class Subordination Percentage” means, for any distribution date and each class of subordinate certificates, an amount equal to a fraction (expressed as a percentage), the numerator of which is the Class Principal Amount of that class prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on that distribution date and the denominator of which is the

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aggregate of the Class Principal Amounts of all classes of certificates (other than the interest-only certificates and the residual certificates) prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on that distribution date.

“Controlling Holder” means, at any time, the holder of the majority of the Class Principal Amount of the Class B-5 Certificates or, if the Class Principal Amount of the Class B-5 Certificates has been reduced to zero, the holder of the majority of the Class Principal Amount of the Class B-4 Certificates, and may not be the depositor or the seller but may be an affiliate of the sponsor. If the Class Principal Amount of the Class B-4 and Class B-5 Certificates is zero, then there is no longer a Controlling Holder. It is expected that the initial Controlling Holder will be the sponsor or an affiliate of the sponsor, other than the depositor or the seller.

“Credit Support Depletion Date” means the date on which the aggregate Class Principal Amount of the subordinate certificates has been reduced to zero.

“Current Interest” means, for each class of certificates on any distribution date, an amount equal to the interest accrued during the related Accrual Period on the related Class Principal Amount prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on that distribution date (or in the case of the interest-only certificates, the Class Notional Amount immediately prior to that distribution date) at the applicable Certificate Interest Rate.

“Due Date” means, with respect to a mortgage loan, the date specified in the related mortgage note on which the monthly scheduled payment of interest and principal (or interest only during the applicable interest-only period following origination with respect to the interest-only mortgage loans) is due, exclusive of any days of grace, which is generally the first day of the calendar month.

“Due Period” means, with respect to any distribution date, the period beginning on the second day of the calendar month preceding the month in which the distribution date occurs and ending on the first day of the calendar month in which that distribution date occurs.

“Insurance Proceeds” means all proceeds of any insurance policies with respect to the mortgage loans, to the extent such proceeds are not applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the servicer’s normal servicing procedures and excluding insured expenses.

“Interest Distribution Amount” means, for each class of certificates on any distribution date, the Current Interest for that class on that distribution date as reduced by each such class’ share of Net Interest Shortfalls, which will be allocated to each class on a pro rata basis based on the amount of Current Interest payable to each such class.

“Interest Shortfall” means, as to any class of certificates and any distribution date, the amount by which (i) the Interest Distribution Amount for such class on all prior distribution dates exceeds (ii) amounts distributed in respect of interest to such class on prior distribution dates.

“Liquidated Mortgage Loan” means a defaulted mortgage loan as to which the servicer has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

“Liquidation Proceeds” means all cash amounts received in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, including net proceeds from any REO Property or amounts received in connection with a condemnation or partial release of a mortgaged property.

“Master Servicer Remittance Date” means, the Business Day prior to each Distribution Date.

“Net Interest Shortfall” means, with respect to the mortgage loans and any distribution date, the sum of (i) any Net Prepayment Interest Shortfalls for that distribution date and (ii) the amount of interest that would otherwise have been received with respect to any mortgage loan that was subject to a reduction in

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the amount of monthly interest payment on a mortgage loan pursuant to the Relief Act or similar state or local law.

“Net Mortgage Rate” means, respect to any mortgage loan and any distribution date, the related mortgage rate as of the Due Date in the month preceding the month of such distribution date, reduced by the Aggregate Expense Rate.

“Net Prepayment Interest Shortfall” means, with respect to a mortgage loan and any distribution date, the amount by which a Prepayment Interest Shortfall for the related Due Period exceeds the amount that a servicer, the servicing administrator or the master servicer is obligated to remit pursuant to the related servicing agreement and/or the pooling and servicing agreement to cover such shortfall for such Due Period.

“Net WAC” means, as of any distribution date, an annual rate, expressed as a percentage, equal to the weighted average of the Net Mortgage Rates of the mortgage loans as of the first day of the related Due Period, minus (a) a fraction, the numerator of which equals the amount of any fees, charges and other costs, including indemnification amounts and costs of arbitration (other than the securities administrator fee, the trustee fee and amounts required to be paid by the securities administrator from the securities administrator fee), paid or reimbursed to the master servicer, the securities administrator and the trustee from the trust fund under the pooling and servicing agreement and the custodian under the custodial agreement during the prior calendar month, that are subject to an aggregate maximum amount of $300,000 annually, and the denominator of which equals the aggregate Stated Principal Balance of the mortgage loans, multiplied by (b) twelve.

“Original Subordinate Class Principal Amount” means the aggregate Class Principal Amount of the subordinate certificates as of the closing date.

“Prepayment Interest Shortfall” means, with respect to a mortgage loan and any distribution date, the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan is less than one month’s interest at the related mortgage rate on the Stated Principal Balance of that mortgage loan as of the preceding distribution date.

“Prepayment Period” means, (i) for full principal prepayments on any mortgage loan serviced by Cenlar FSB and (a) any distribution date other than the distribution date in July 2013, the period commencing on the 15th day of the month preceding the month in which the related distribution date occurs through the 14th day of the month in which the related distribution date occurs and (b) the distribution date in July 2013, the period commencing on June 1, 2013 through July 14, 2013 and (ii) for any distribution date and any mortgage loan serviced by First Republic Bank and for partial principal prepayments on any mortgage loan serviced by Cenlar FSB, the calendar month preceding the month in which the related distribution date occurs.

“Principal Forbearance Amount” means, with respect to a mortgage loan that was the subject of a servicing modification, the amount of principal of the mortgage loan that has been deferred and that does not accrue interest.

“Realized Loss” means (a) with respect to each Liquidated Mortgage Loan, an amount (not less than zero or more than the Stated Principal Balance of the mortgage loan plus accrued interest) as of the date of such liquidation, equal to (i) the unpaid principal balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (ii) interest at the Net Mortgage Rate from the Due Date as to which interest was last paid by the borrower up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the net Liquidation Proceeds received during the month in which such liquidation occurred, to the extent not previously applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidated Mortgage Loan, (b) the amount by which, in the event of bankruptcy of a borrower, a bankruptcy court reduces the secured debt to the value of the related mortgaged property, (c) with respect to a mortgage loan that has been the subject of a servicing modification, any principal due on the mortgage loan that has been written off by the related servicer and any Principal Forbearance Amount or (d) with

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respect to each Class of Certificates, the amount by which the related Class Principal Amount is reduced as a result of clauses (a), (b) or (c) above.

“REMIC Provisions” means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

“REO Property” means a mortgaged property acquired by the trust fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted mortgage loan or otherwise treated as having been acquired pursuant to the REMIC Provisions.

“Senior Percentage” means, for any distribution date, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the Class A-1, Class A-2 and Class A-3 Certificates prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on such distribution date and the denominator of which is the aggregate Stated Principal Balance of all of the mortgage loans as of the preceding distribution date. The initial Senior Percentage will be approximately 92.90%.

“Senior Prepayment Percentage” means, for any distribution date occurring before the distribution date in July 2018, 100%. For any distribution date in or after July 2018, Senior Prepayment Percentage means the following:

•	for any distribution date occurring in or after July 2018 to and including June 2019, the Senior Percentage plus 70% of the Subordinate Percentage for that date;

•	for any distribution date occurring in or after July 2019 to and including June 2020, the Senior Percentage plus 60% of the Subordinate Percentage for that date;

•	for any distribution date occurring in or after July 2020 to and including June 2021, the Senior Percentage plus 40% of the Subordinate Percentage for that date;

•	for any distribution date occurring in or after July 2021 to and including June 2022, the Senior Percentage plus 20% of the Subordinate Percentage for that date; and

•	for any distribution date occurring in July 2022 and thereafter, the Senior Percentage for that date;

provided, however, that there will be no reduction in the Senior Prepayment Percentage (other than as a result of a reduction of the Senior Percentage) on any distribution date unless the Step-Down Test is satisfied; and provided, further, that if on any distribution date on or after the distribution date in July 2018, the Senior Percentage exceeds the initial Senior Percentage, the Senior Prepayment Percentage for that distribution date will again equal 100%.

In addition, if on any distribution date the allocation to the Class A-1, Class A-2 and Class A-3 Certificates of full and partial principal prepayments and other amounts in the percentage required above would reduce the aggregate Class Principal Amount of the Class A-1, Class A-2 and Class A-3 Certificates to below zero, the Senior Prepayment Percentage for that distribution date will be limited to the percentage necessary to reduce the aggregate Class Principal Amount of those certificates to zero.

“Senior Principal Distribution Amount” has the meaning set forth under “Description of the Certificates—Distributions of Principal—Senior Principal Distribution Amount.”

“Servicer Remittance Date” means, for any mortgage loan serviced by Cenlar FSB, the 20th day of any month, or if such 20th day is not a business day, the first business day immediately preceding such 20th

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day, and for any other mortgage loan, the 18th day of any month, or if such 18th day is not a business day, the first business day immediately following that 18th day.

“Stated Principal Balance” means, for a mortgage loan at any date of determination, the unpaid principal balance of the mortgage loan as of the most recent Due Date as determined by the amortization schedule for the mortgage loan at the time relating thereto (before any adjustment to that amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous servicing modification, principal prepayments and related Liquidation Proceeds allocable to principal and to the payment of principal due on such Due Date (but not unscheduled principal prepayments received on such Due Date) and irrespective of any delinquency in payment by the related borrower. For the avoidance of doubt, the Stated Principal Balance of any mortgage loan that has been prepaid in full or has become a Liquidated Mortgage Loan during the related Prepayment Period will be zero.

“Step-Down Test” means, as to any distribution date, the test that will be satisfied if both of the following conditions are met: first, the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure, REO Property or bankruptcy status) and all mortgage loans subject to a servicing modification within the 12 months prior to that distribution date, averaged over the preceding six-month period, as a percentage of the aggregate Class Principal Amounts on such distribution date (without giving effect to any payments on such distribution date) of the subordinate certificates, does not equal or exceed 50%; and second, cumulative Realized Losses on the mortgage loans plus, with respect to any mortgage loans that have been the subject of a servicing modification, any interest due on such mortgage loans that has been written off by the servicer, do not exceed:

•	for each distribution date occurring in the period from July 2018 to and including June 2019, 20% of the Original Subordinate Class Principal Amount;

•	for each distribution date occurring in the period from July 2019 to and including June 2020, 25% of the Original Subordinate Class Principal Amount;

•	for each distribution date occurring in the period from July 2020 to and including June 2021, 30% of the Original Subordinate Class Principal Amount;

•	for each distribution date occurring in the period from July 2021 to and including June 2022, 35% of the Original Subordinate Class Principal Amount; and

•	for the distribution date in July 2022 and thereafter, 40% of the Original Subordinate Class Principal Amount.

“Subordinate Class Percentage” means, with respect to any distribution date and any class of subordinate certificates, the percentage equivalent of a fraction, the numerator of which is the Class Principal Amount of such class on such distribution date and the denominator of which is the aggregate of the Class Principal Amounts of all classes of subordinate certificates on such distribution date.

“Subordinate Percentage” means, with respect to any distribution date, an amount equal to the difference between 100% and the Senior Percentage on that distribution date. The initial Subordinate Percentage will be approximately 7.10%.

“Subordinate Prepayment Percentage” means, with respect to any distribution date, the difference between 100% and the Senior Prepayment Percentage on that distribution date.

“Subordinate Principal Distribution Amount” has the meaning set forth under “Description of the Certificates—Distributions of Principal—Subordinate Principal Distribution Amount.”

“Subsequent Recovery” means any amount recovered by a servicer (i) with respect to a Liquidated Mortgage Loan (after reimbursement of any unreimbursed advances or expenses relating to such Liquidated Mortgage Loan as well as any previously Liquidated Mortgage Loans) with respect to which a

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Realized Loss was incurred after the liquidation or disposition of such mortgage loan or (ii) as a Principal Forbearance Amount.

“Substitution Amount” means, for any month in which an originator or the seller substitutes one or more qualified substitute mortgage loans for one or more deleted mortgage loans as a result of a breach of a representation or warranty with respect to a mortgage loan, the amount by which the aggregate purchase price of all of the deleted mortgage loans exceeds the aggregate Stated Principal Balance of the qualified substitute mortgage loans, together with one month’s interest at the Net Mortgage Rate.

Available Distribution Amount

Distributions on the certificates will be made by the securities administrator on each distribution date, which will be the 25th day of each month, or if such day is not a business day, on the first business day thereafter commencing in July 2013, to the persons in whose names such certificates are registered on the applicable record date. For this purpose, a “business day” is any day other than (i) a Saturday or Sunday, (ii) a legal holiday in the State of New York, the State of Texas, the State of California or the State of Delaware, (iii) a day on which banks in the State of New York, the State of Texas, the State of California or the State of Delaware are authorized or obligated by law or executive order to be closed or (iv) a day on which the New York Stock Exchange or the Federal Reserve Bank of New York is closed.

Payments on each distribution date will be made by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided that the holder has furnished the securities administrator with wire instructions no later than seven days prior to the related distribution date (which may be in the form of standing instructions) or otherwise by check mailed to the address of the holder of the certificate entitled thereto as it appears on the applicable certificate register. However, the final payment in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the securities administrator. See “— Book Entry Certificates” above for the method of payment to beneficial owners of Book-Entry Certificates.

Distributions will be made on each distribution date from, and to the extent of, the Available Distribution Amount as described under “—Priority of Distributions and Allocation of Shortfalls” below.

Distributions of Interest

General. The Certificate Interest Rate for each class of certificates for each distribution date is described in the definition of Certificate Interest Rate in this prospectus supplement. On each distribution date, to the extent of funds available therefor, each class of certificates will be entitled to receive Current Interest for such date and class, as reduced by that class’s share of Net Interest Shortfalls.

Net Interest Shortfalls for any distribution date will be allocated among all classes of senior certificates and all classes of subordinate certificates proportionately based on Current Interest otherwise distributable on each class on such distribution date.

If on a particular distribution date there is an Interest Shortfall, interest will be distributed on each certificate of equal priority within such classes of certificates based on the pro rata amount of interest it would otherwise have been entitled to receive in the absence of such shortfall. Any unpaid interest amount on a class of certificates will be carried forward and added to the amount which holders of those classes of certificates will be entitled to receive on the next distribution date. An Interest Shortfall could occur, for example, if losses realized on the mortgage loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

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Distributions of Principal

General. All payments and other amounts received in respect of principal of the mortgage loans will be allocated between the senior certificates (other than the interest-only certificates in respect of principal payments) and the subordinate certificates as described below. On each distribution date, the senior certificates will be entitled to the Senior Principal Distribution Amount and the subordinate certificates will be entitled to the Subordinate Principal Distribution Amount.

Senior Principal Distribution Amount. On each distribution date, the Available Distribution Amount remaining after payment of interest with respect to the senior certificates, up to the amount of the Senior Principal Distribution Amount for such distribution date, will be distributed as principal to the Class A-1, Class A-2 and Class A-3 Certificates, as described under “—Priority of Distributions and Allocation of Shortfalls” in this prospectus supplement.

The “Senior Principal Distribution Amount” for any distribution date will equal the sum of:

(1)       the product of (a) the Senior Percentage and (b) the principal portion of the scheduled payment due on each mortgage loan on the related Due Date, whether or not received;

(2)        the product of (a) the Senior Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a mortgage loan during the related Prepayment Period; (ii) each other unscheduled collection, including Subsequent Recoveries, Insurance Proceeds and net Liquidation Proceeds (other than with respect to any mortgage loan that was finally liquidated during the related Prepayment Period) representing or allocable to recoveries of principal of the mortgage loans received during the related Prepayment Period; (iii) the principal portion of the purchase price of each mortgage loan purchased by an originator or seller due to a material breach of a representation and warranty with respect to such mortgage loan or, in the case of a permitted substitution of a defective mortgage loan, the amount representing any Substitution Amount in connection with any such replaced mortgage loan included in the Available Distribution Amount for such distribution date; and (iv) the principal portion of the purchase price for mortgage loans paid by the master servicer in exercising its right to terminate the trust fund;

(3)        with respect to each mortgage loan that became a Liquidated Mortgage Loan during the related Prepayment Period, the lesser of (a) the net Liquidation Proceeds allocable to principal and (b) the product of (i) the Senior Prepayment Percentage for that distribution date and (ii) the remaining principal balance of the mortgage loan at the time of liquidation; and

(4)        any amounts described in clauses (1) through (3) above that remain unpaid with respect to the senior certificates from prior distribution dates.

If on any distribution date the allocation to the Class A-1, Class A-2 and Class A-3 Certificates of the Senior Principal Distribution Amount would reduce the aggregate Class Principal Amount of such certificates below zero, the distribution to such classes of certificates of the Senior Principal Distribution Amount for such distribution date will be limited to the amount necessary to reduce the aggregate Class Principal Amount of such certificates to zero.

In addition, until the aggregate Class Principal Amount of the Class A-1, Class A-2 and Class A-3 Certificates is reduced to zero, if on any distribution date the aggregate of the Class Principal Amounts of the subordinate certificates is less than or equal to 1.20% of the Stated Principal Balance of the mortgage loans as of the closing date, the Senior Principal Distribution Amount for such distribution date and each succeeding distribution date will include all principal collections on the mortgage loans distributable on that distribution date, and the Subordinate Principal Distribution Amount will be zero.

In addition, until the aggregate Class Principal Amount of the Class A-1, Class A-2 and Class A-3 Certificates is reduced to zero, if on any distribution date, the Subordinate Percentage for such distribution date is less than 7.10%, the Senior Principal Distribution Amount for such distribution date will

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include all principal collections on the mortgage loans distributable on that distribution date, and the Subordinate Principal Distribution Amount will be zero.

Subordinate Principal Distribution Amount. To the extent funds are available, and except as provided in the last four paragraphs under the heading “—Subordinate Principal Distribution Amount,” each class of subordinate certificates will be entitled to receive, on each distribution date, its pro rata share of the “Subordinate Principal Distribution Amount” for that date. Distributions of principal with respect to the subordinate certificates will be made on each distribution date in the order of their numerical class designations, beginning with the Class B-1 Certificates. See “— Priority of Distributions and Allocation of Shortfalls.”

The “Subordinate Principal Distribution Amount” for each distribution date is equal to the sum of:

(1) the product of (a) the Subordinate Percentage and (b) the principal portion of each scheduled payment on each mortgage loan due during the related Due Period, whether or not received;

(2) the product of (a) the Subordinate Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a mortgage loan during the related Prepayment Period, (ii) each other unscheduled collection, including Subsequent Recoveries, Insurance Proceeds and net Liquidation Proceeds (other than with respect to any mortgage loan that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of mortgage loans received during the related Prepayment Period; (iii) the principal portion of the purchase price of each mortgage loan that was purchased by an originator or seller due to a material breach of a representation and warranty with respect to such mortgage loan or, in the case of a permitted substitution of a defective mortgage loan, the amount representing any Substitution Amount in connection with any such replaced mortgage loan included in the Available Distribution Amount for such distribution date; and (iv) the principal portion of the purchase price for mortgage loans paid by the master servicer in exercising its right to terminate the trust fund;

(3) with respect to unscheduled recoveries allocable to principal of any mortgage loan that was finally liquidated during the related Prepayment Period, the related net Liquidation Proceeds allocable to principal, to the extent not distributed pursuant to clause (3) of the definition of Senior Principal Distribution Amount; and

(4) any amounts described in clauses (1) through (3) above for any previous distribution date that remain unpaid.

Notwithstanding the above, with respect to any class of subordinate certificates (other than the Class B-1 Certificates), if on any distribution date the sum of the Class Subordination Percentage of such class and the aggregate Class Subordination Percentages of all classes of subordinate certificates which have a lower payment priority than that class is less than the Applicable Credit Support Percentage for that class on the closing date, no distribution of principal will be made to any such classes on such distribution date. Instead, the Subordinate Principal Distribution Amount on that distribution date will be allocated among the more senior classes of subordinate certificates, pro rata, based upon their respective Class Principal Amounts, and principal and interest will be distributed in the order described below under “— Priority of Distributions and Allocation of Shortfalls.”

Notwithstanding the above, with respect to each class of subordinate certificates (other than the Class B-1 Certificates), if on any distribution date the Class Principal Amount of that class and the aggregate of the Class Principal Amounts of all classes of subordinate certificates which have a lower payment priority than that class is less than or equal to 1.20% of the Stated Principal Balance of the mortgage loans as of the closing date, the portion of the Subordinate Principal Distribution Amount otherwise distributable to such class or classes on such distribution date and each succeeding distribution date will be allocated among the subordinate certificates with a higher payment priority then entitled to

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principal, pro rata, based on their respective Class Principal Amounts and any remaining Subordinate Principal Distribution Amount will be included in the Senior Principal Distribution Amount for such distribution date.

In addition, until the aggregate Class Principal Amount of the Class A-1, Class A-2 and Class A-3 Certificates is reduced to zero, if on any distribution date the aggregate of the Class Principal Amounts of the subordinate certificates is less than or equal to 1.20% of the Stated Principal Balance of the mortgage loans as of the closing date, the Senior Principal Distribution Amount for such distribution date and each succeeding distribution date will include all principal collections on the mortgage loans distributable on that distribution date, and the Subordinate Principal Distribution Amount will be zero.

In addition, until the aggregate Class Principal Amount of the Class A-1, Class A-2 and Class A-3 Certificates is reduced to zero, if on any distribution date, the Subordinate Percentage for such distribution date is less than 7.10%, the Senior Principal Distribution Amount for such distribution date will include all principal collections on the mortgage loans distributable on that distribution date, and the Subordinate Principal Distribution Amount will be zero.

Priority of Distributions and Allocation of Shortfalls

On each distribution date, the Available Distribution Amount for such date will be applied to distributions on the certificates in the following order of priority:

(1)	to the senior certificates, pro rata, each such class’s Interest Distribution Amount and any accrued but unpaid Interest Shortfalls;

(2)	to the Class A-1, Class A-2 and Class A-3 Certificates, the Senior Principal Distribution Amount, concurrently as follows:

(a)	to the Class A-1 Certificates, a pro rata portion of the Senior Principal Distribution Amount based upon its Class Principal Amount and the Class Principal Amounts of the Class A-1, Class A-2 and Class A-3 Certificates, until the Class Principal Amount of the Class A-1 Certificates has been reduced to zero; and

(b)	to the Class A-2 and Class A-3 Certificates, the remaining portion of the Senior Principal Distribution Amount, allocated sequentially to the Class A-2 Certificates, until the Class Principal Amount of the Class A-2 Certificates has been reduced to zero, and then to the Class A-3 Certificates, until the Class Principal Amount of the Class A-3 Certificates has been reduced to zero;

(3)	to the Class B-1 Certificates, the Interest Distribution Amount for such date and class and any accrued but unpaid Interest Shortfalls for such date and class;

(4)	to the Class B-1 Certificates, such class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount payable to such class for such date, until its Class Principal Amount has been reduced to zero;

(5)	to the Class B-2 Certificates, the Interest Distribution Amount for such date and class and any accrued but unpaid Interest Shortfalls for such date and class;

(6)	to the Class B-2 Certificates, such class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount payable to such class for such date, until its Class Principal Amount has been reduced to zero;

(7)	to the Class B-3 Certificates, the Interest Distribution Amount for such date and class and any accrued but unpaid Interest Shortfalls for such date and class;

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(8)	to the Class B-3 Certificates, such class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount payable to such class for such date, until its Class Principal Amount has been reduced to zero;

(9)	to the Class B-4 Certificates, the Interest Distribution Amount for such date and class and any accrued but unpaid Interest Shortfalls for such date and class;

(10)	to the Class B-4 Certificates, such class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount payable to such class for such date, until its Class Principal Amount has been reduced to zero;

(11)	to the Class B-5 Certificates, the Interest Distribution Amount for such date and class and any accrued but unpaid Interest Shortfalls for such date and class;

(12)	to the Class B-5 Certificates, such class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount payable to such class for such date, until its Class Principal Amount has been reduced to zero; and

(13)	to the Class R and Class LT-R Certificates, any remaining amounts allocated between such classes in the manner specified in the pooling and servicing agreement (with any such amounts representing net gain resulting from the sale of any REO Properties or other Liquidation Proceeds allocated solely to the Class LT-R Certificates).

Notwithstanding the above, on any distribution date on and after the Credit Support Depletion Date, the Senior Principal Distribution Amount will be distributed to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata in accordance with their respective Class Principal Amounts.

Subordination of Payments to the Subordinate Certificates

The rights of the holders of the subordinate certificates to receive payments with respect to the mortgage loans will be subordinated to the rights of the holders of the senior certificates and the rights of the holders of each class of subordinate certificates (other than the Class B-1 Certificates) to receive such payments will be further subordinated to the rights of the class or classes of subordinate certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the subordinate certificates to the senior certificates and the further subordination among the subordinate certificates is intended to provide the certificateholders having higher relative payment priority with protection against Realized Losses and shortfalls in the Available Distribution Amount.

Allocation of Realized Losses

If a Realized Loss occurs on the mortgage loans (including a servicing modification resulting in a reduction of the outstanding principal amount of such mortgage loan or a principal forbearance), then, on each distribution date, the principal portion of that Realized Loss will be allocated first, to reduce the Class Principal Amount of each class of subordinate certificates, in inverse order of priority, until the Class Principal Amount thereof has been reduced to zero (that is, such Realized Losses will be allocated to the Class B-5 Certificates while those certificates are outstanding, then to the Class B-4 Certificates while those certificates are outstanding, then to the Class B-3 Certificates while those certificates are still outstanding, and so forth) and second, to the senior certificates (other than the interest-only certificates), pro rata, until their respective Class Principal Amounts have been reduced to zero. In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a mortgage loan will be applied first to outstanding expenses incurred with respect to such mortgage loan, then to accrued, unpaid interest, and finally to principal.

The Class Principal Amount of the lowest ranking class of subordinate certificates then outstanding will be reduced by the Certificate Writedown Amount and if no subordinate certificates are then outstanding, the Class Principal Amounts of the Class A-1, Class A-2 and Class A-3 Certificates will

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be reduced, pro rata, in accordance with their respective Class Principal Amounts, by the Certificate Writedown Amount.

Any class of certificates whose Class Principal Amount has been reduced to zero due to the allocation of Realized Losses will nonetheless remain outstanding under the pooling and servicing agreement and will continue to be entitled to receive Subsequent Recoveries until the termination of the trust fund; provided that any such class of certificates will not have any voting rights with respect to matters under the pooling and servicing agreement requiring or permitting actions to be taken by the certificateholders.

Subsequent Recoveries will be distributed to the certificates still outstanding, in accordance with the priorities described under “—Priority of Distribution and Allocation of Shortfalls,” and the Class Principal Amount of each class of certificates then outstanding that has been reduced due to application of a Certificate Writedown Amount or Realized Loss will be increased, pro rata in accordance with their respective Class Principal Amounts with respect to the senior certificates, and sequentially in order of seniority with respect to the subordinate certificates, by the lesser of (i) the amount of such Subsequent Recovery (reduced by any amounts applied for this purpose to senior ranking certificates) and (ii) the Realized Loss amount previously allocated to such class. Any Subsequent Recovery that is received during a Prepayment Period will be distributed together with the Available Distribution Amount for the related distribution date.

Final Scheduled Distribution Date

The final scheduled distribution date for each class of certificates is the distribution date in the month immediately following the latest maturity date of any mortgage loan as of the cut-off date. The final scheduled distribution date of each class of certificates is the distribution date in June 2043. The actual final distribution date for any class may be earlier or later, and could be substantially earlier or later, than the final scheduled distribution date. The servicers will not be permitted to modify mortgage loans to extend the maturity beyond that date, and the master servicer will not be permitted to consent to the modification of a mortgage loan pursuant to any servicing agreement to extend the maturity date beyond that date.

Optional Purchase of the Mortgage Loans

When the total Stated Principal Balance of the mortgage loans is less than 10% of the total Stated Principal Balance of the mortgage loans as of the cut-off date, the master servicer will have the option to purchase the mortgage loans, any REO Property and any other property remaining in the trust fund other than any servicing rights held by the servicers or the servicing administrator at a price equal to 100% of the unpaid principal balance of each mortgage loan (or, if less than such unpaid principal balance in the case of any REO Property, the fair market value of any REO Property) on the day of repurchase, plus accrued interest thereon, to, but not including, the first day of the month in which the repurchase price is distributed; provided that the master servicer has provided not less than 30 days prior written notice to the securities administrator. Distributions on the certificates relating to any optional termination will be paid first to reimburse the trustee, the depositor, the servicers, the servicing administrator, the master servicer, the securities administrator and the custodian for any advances, accrued and unpaid servicing fees, servicing administrator fees, trustee fees or securities administrator fees, any unpaid expenses or indemnification amounts or other amounts with respect to the mortgage loans reimbursable to such parties, and then to the certificateholders in the order of priority set forth above under “—Priority of Distributions and Allocation of Shortfalls.” The proceeds of any such distribution may not be sufficient to distribute the full amount of principal and accrued and unpaid interest on each class of certificates to the extent of any such unpaid fees and expenses and if the purchase price is based in part on the fair market value of any REO Property and the fair market value is less than 100% of the unpaid principal balance of the related mortgage loan. If such option is exercised, the trust fund will be terminated.

Credit Enhancement

Credit enhancement for the senior certificates will be provided by the subordinate certificates.

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THE TRUSTEE

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) —also referred to herein as “trustee”—is a national banking association with trust powers incorporated in 1995. The trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation. Since 1998, Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving mortgages and mortgage-related receivables. Since 2004, Wilmington Trust Company has served as trustee under a pooling and servicing agreement or as indenture trustee under an indenture for approximately 100 residential mortgage-backed securities transactions.

On May 16, 2011, after receiving all required shareholder and regulatory approvals, Wilmington Trust Corporation, the parent of WTNA, through a merger, became a wholly-owned subsidiary of M&T Bank Corporation (“M&T”), a New York corporation.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

WTNA has provided the above information for purposes of complying with Regulation AB. Other than the above three paragraphs, WTNA has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

At the date of this prospectus supplement, there are no legal proceedings pending, or to the best of the trustee’s knowledge, contemplated by governmental authorities, against the trustee or any property of the trustee that would be material to holders of the certificates issued by the issuing entity.

THE ISSUING ENTITY

On the closing date, and until the termination of the issuing entity pursuant to the pooling and servicing agreement, Sequoia Mortgage Trust 2013-8, the issuing entity, will be a common law trust formed under the laws of the State of New York. The issuing entity will be created under the pooling and servicing agreement by the depositor for the sole purpose of issuing the certificates and its assets will consist of the trust fund.

On the closing date, the assets included in the trust fund will be the only assets of the issuing entity. The issuing entity will not have any liabilities as of the closing date, other than as provided in the pooling and servicing agreement. The fiscal year end of the issuing entity will be December 31 of each year.

The issuing entity will not have any employees, officers or directors. The trustee, the master servicer, the securities administrator, the depositor, the servicers and the custodian will act on behalf of the issuing entity, and may only perform those actions on behalf of the issuing entity that are specified in the pooling and servicing agreement, the servicing agreements or the custodial agreement, as set forth in this prospectus supplement.

The trustee, on behalf of the issuing entity, is only permitted to take such actions as are specifically provided in the pooling and servicing agreement. Under the pooling and servicing agreement, the trustee on behalf of the issuing entity will not have the power to issue additional certificates representing interests in the issuing entity, borrow money on behalf of the issuing entity or make loans from the assets of the issuing entity to any person or entity without the amendment of the pooling and servicing agreement by certificateholders and the other parties thereof as described in the accompanying prospectus under “The Agreements—The Pooling and Servicing Agreement—Amendment.”

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If the assets of the issuing entity are insufficient to pay the certificateholders all principal and interest owed, holders of some or all classes of certificates will not receive their expected payments of interest and principal and will suffer a loss. The risk of loss to holders of subordinate certificates is greater than to holders of senior certificates. See “Risk Factors— Potential Inadequacy of Credit Enhancement” in this prospectus supplement. The issuing entity, as a common law trust, may not be eligible to be a debtor in a bankruptcy proceeding. In the event of a bankruptcy of the seller, the depositor or an originator, it is not anticipated that the issuing entity would become part of the bankruptcy estate of such entity.

FEES AND EXPENSES OF THE ISSUING ENTITY

In consideration of their duties on behalf of the trust fund, the servicers, the master servicer, the securities administrator, the trustee and the custodian will receive from the assets of the issuing entity certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:

Servicers	Monthly

A monthly fee paid to each servicer, from amounts that would otherwise be distributed to certificateholders in respect of interest, calculated on the Stated Principal Balance of each mortgage loan serviced by that servicer as of the first day of the related Due Period, at a per annum rate of 0.25% for all servicers other than Cenlar FSB plus all income earned on amounts on deposit in the custodial account maintained by that servicer. Each servicer will also be entitled to a fee of 1.5% of the sale price of an REO Property (or, in the case of certain loans serviced by First Republic Bank, the lesser of 1.5% of such sale price and $1,200) in accordance with the applicable servicing agreement. With respect to mortgage loans serviced by First Republic Bank, the servicing fee rate will be increased by the amount of any increase in the mortgage interest rate for any mortgage loan pursuant to the terms of the related mortgage note due to the termination of an automatic debit or direct deposit account. First Republic Bank will also receive any prepayment charges paid by borrowers as additional servicing compensation.

Cenlar FSB will receive monthly servicing fees in an amount

Withdrawn from each custodial account in respect of each mortgage loan before distribution of any amounts to certificateholders.

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Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
ranging from $4.30 to $50.25 per loan, subject to certain minimum monthly servicing fee requirements. Such fees vary on a loan-by-loan basis generally depending upon whether the loan is a fixed rate loan or an adjustable rate loan and the delinquency status of the loan. In no event will the aggregate monthly servicing and servicing administrator fees payable to Cenlar FSB, as servicer, and RRAC, as servicing administrator, exceed 0.25% per annum of the stated principal balance of the mortgage loans serviced by Cenlar FSB.

Servicing Administrator	Monthly

A monthly fee paid to the servicing administrator, from amounts that would otherwise be distributed to certificateholders in respect of interest, calculated on the Stated Principal Balance of each mortgage loan serviced by Cenlar FSB as of the first day of the related Due Period, at a per annum rate of 0.25% less the servicing fee payable to Cenlar FSB.

Withdrawn from the custodial account in respect of each mortgage loan serviced by Cenlar FSB before distribution of any amounts to certificateholders.
Securities Administrator	Monthly	A monthly fee paid to the securities administrator, from amounts that would otherwise be distributed to certificateholders in respect of interest, calculated at a rate of 0.0188% per annum on the Stated Principal Balance of the mortgage loans as of the first day of the related Due Period.	Retained by the securities administrator from the distribution account before distribution of any amounts to certificateholders.

	Monthly	All investment earnings on amounts on deposit in the distribution account.	Retained by the securities administrator from the distribution account before distribution of any amounts to certificateholders.

Master Servicer	Monthly	A monthly fee paid to the master servicer, from the securities administrator fee, calculated at a rate of 0.0075% per annum on the Stated Principal Balance of the mortgage loans as of the first day of the related Due Period.	Paid by the securities administrator from the securities administrator fee.

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Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
	Monthly	All investment earnings on amounts on deposit in the master servicer collection account.	Retained by the master servicer from the master servicer collection account before distribution of any amounts to certificateholders.

Trustee	Annually	A monthly fee paid to the trustee, from amounts that would otherwise be distributed to certificateholders in respect of interest, calculated at a rate of 0.0012% per annum on the Stated Principal Balance of the mortgage loans as of the first day of the related Due Period. The depositor will also pay the trustee an initial acceptance fee of $3,500.	Paid by the securities administrator from the distribution account before distribution of any amounts to certificateholders.

The custodian’s fees set forth in the table above may not be increased without amendment of the custodial agreement. The servicing fees set forth in the table above may not be increased without amendment of the servicing agreement as described under “ The Agreements— Mortgage Loan Servicing— Amendment of the Servicing Agreements and Pooling and Servicing Agreement” in this prospectus supplement, provided that under certain circumstances if the master servicer is required to engage a successor servicer, the servicing fee may be increased as necessary to engage a successor servicer. The fees of the master servicer, the securities administrator and the trustee set forth in the table above may not be increased without amendment of the pooling and servicing agreement as described under “The Agreements— Mortgage Loan Servicing— Amendment of the Servicing Agreements and Pooling and Servicing Agreement” in this prospectus supplement. See also “The Agreements – Mortgage Loan Servicing – Servicing Compensation and Payment of Expenses.”

Certain expenses of the servicers, the master servicer, the securities administrator, the trustee and the custodian will be reimbursed before distributions are made on the certificates. Amounts payable to the trustee include fees for investigating and enforcing breaches of mortgage loan representations and warranties under certain circumstances. Expenses of the master servicer, the securities administrator, the trustee and the custodian will be reimbursed up to $300,000 annually before distributions of interest and principal are made on the certificates (subject, in the case of the trustee, to an aggregate limit of $125,000 annually).

SPONSOR MATERIAL LEGAL PROCEEDINGS

At the date of this prospectus supplement, other than litigation in the ordinary course of business, such as litigation involving foreclosures or other exercise of its rights as a creditor, and other than as described below, there were no material pending legal proceedings to which any of the sponsor, the seller, the depositor or the issuing entity was a party or of which any of their property was subject, and, other than as described below, the depositor is not aware of any material pending legal proceedings known to be contemplated by governmental authorities against the sponsor, the seller, the depositor or the issuing entity.

On or about December 23, 2009, the Federal Home Loan Bank of Seattle (the “FHLB-Seattle” ) filed a complaint in the Superior Court for the State of Washington (case number 09-2-46348-4 SEA) against the depositor, Redwood Trust, Inc., Morgan Stanley & Co., and Morgan Stanley Capital I, Inc. (collectively, the “FHLB-Seattle Defendants” ) alleging that the FHLB-Seattle Defendants made false or misleading statements in offering materials for a mortgage pass-through certificate (the “Seattle Certificate” ) issued in the Sequoia Mortgage Trust 2005-4 securitization transaction (the “2005-4 RMBS” ) and purchased by the FHLB-Seattle. Specifically, the complaint alleges that the alleged misstatements

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concern the (1) loan-to-value ratio of mortgage loans and the appraisals of the properties that secured loans supporting the 2005-4 RMBS, (2) occupancy status of the properties, (3) standards used to underwrite the loans, and (4) ratings assigned to the Seattle Certificate. The FHLB-Seattle alleges claims under the Securities Act of Washington (Section 21.20.005, et seq.) and seeks to rescind the purchase of the Seattle Certificate and to collect interest on the original purchase price at the statutory interest rate of 8% per annum from the date of original purchase (net of interest received) as well as attorneys’ fees and costs. The Seattle Certificate was issued with an original principal amount of approximately $133 million, and, as of March 31, 2013, the FHLB-Seattle has received approximately $112 million of principal and $10.9 million of interest payments in respect of the Seattle Certificate. As of March 31, 2013, the Seattle Certificate has a remaining outstanding principal amount of approximately $21.3 million. The claims were subsequently dismissed for lack of personal jurisdiction as to the depositor and Redwood Trust. The depositor and Redwood Trust agreed to indemnify the underwriters of the 2005-4 RMBS for certain losses and expenses they might incur as a result of claims made against them relating to this RMBS, including, without limitation, certain legal expenses. The FHLB-Seattle’s claims against the underwriters of this RMBS were not dismissed and remain pending. Regardless of the outcome of this litigation, the depositor and Redwood Trust could incur a loss as a result of these indemnities.

On or about July 15, 2010, The Charles Schwab Corporation (“Schwab” ) filed a complaint in the Superior Court for the State of California in San Francisco (case number CGC-10-501610) against the depositor and 26 other defendants (collectively, the “Schwab Defendants” ) alleging that the Schwab Defendants made false or misleading statements in offering materials for various residential mortgage-backed securities sold or issued by the Schwab Defendants. With respect to the depositor, Schwab alleges that the depositor made false or misleading statements in offering materials for a mortgage pass-through certificate (the “Schwab Certificate” ) issued in the 2005-4 RMBS and purchased by Schwab. Specifically, the complaint alleges that the misstatements for the 2005-4 RMBS concern the (1) loan-to-value ratio of mortgage loans and the appraisals of the properties that secured loans supporting the 2005-4 RMBS, (2) occupancy status of the properties, (3) standards used to underwrite the loans, and (4) ratings assigned to the Schwab Certificate. Schwab alleges a claim for negligent misrepresentation under California state law and seeks unspecified damages and attorneys’ fees and costs. The Schwab Certificate was issued with an original principal amount of approximately $14.8 million, and, as of March 31, 2013, Schwab has received approximately $12.5 million of principal and $1.3 million of interest payments in respect of the Schwab Certificate. As of March 31, 2013, the Schwab Certificate has a remaining outstanding principal amount of approximately $2.4 million. The depositor has denied Schwab’s allegations. The depositor believes that this case is without merit, and intends to defend the action vigorously. The depositor and Redwood Trust agreed to indemnify the underwriters of the 2005-4 RMBS, which underwriters are also named defendants in this action, for certain losses and expenses they might incur as a result of claims made against them relating to this RMBS, including, without limitation, certain legal expenses. Regardless of the outcome of this litigation, the depositor and Redwood Trust could incur a loss as a result of these indemnities.

On or about October 15, 2010, the Federal Home Loan Bank of Chicago (“FHLB-Chicago” ) filed a complaint in the Circuit Court of Cook County, Illinois (case number 10-CH-45033) against the depositor and more than 45 other named defendants (collectively, the “FHLB-Chicago Defendants” ) alleging that the FHLB-Chicago Defendants made false or misleading statements in offering materials for various residential mortgage-backed securities sold or issued by the FHLB-Chicago Defendants or entities controlled by them. FHLB-Chicago subsequently amended the complaint to name Redwood Trust and another one of Redwood Trust’s subsidiaries, RWT Holdings, Inc., as defendants. With respect to Redwood Trust, RWT Holdings, and the depositor, the FHLB-Chicago alleges that Redwood Trust, RWT Holdings, and the depositor made false or misleading statements in the offering materials for two mortgage pass-through certificates (the “Chicago Certificates” ) issued in the Sequoia Mortgage Trust 2006-1 securitization transaction (the “2006-1 RMBS” ) and purchased by the FHLB-Chicago. The complaint alleges that the alleged misstatements concern, among other things, the (1) loan-to-value ratio of mortgage loans and the appraisals of the properties that secured loans supporting the 2006-1 RMBS, (2) occupancy status of the properties, (3) standards used to underwrite the loans, (4) ratings assigned to the Chicago Certificates, and (5) due diligence performed on these mortgage loans. The FHLB-Chicago alleges claims under Illinois Securities Law (815 ILCS Sections 5/12(F)-(H)) and North Carolina Securities Law (N.C.G.S.A. §78A-8(2) & §78A-56(a)) as well as a claim for negligent misrepresentation under Illinois common law. On some of the causes of action, the FHLB-Chicago seeks to rescind the purchase of the Chicago Certificates and to

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collect interest on the original purchase prices at the statutory interest rate of 10% per annum from the dates of original purchase (net of interest received). On one cause of action, the FHLB-Chicago seeks unspecified damages. The FHLB-Chicago also seeks attorneys’ fees and costs. The first of the Chicago Certificates was issued with an original principal amount of approximately $105 million and, at March 31, 2013, the FHLB Chicago has received approximately $69 million of principal and $23 million of interest payments in respect of this Chicago Certificate. As of March 31, 2013, this Chicago Certificate has a remaining outstanding principal amount of approximately $36 million. The second of the Chicago Certificates was issued with an original principal amount of approximately $379 million and, at March 31, 2013, the FHLB Chicago has received approximately $248 million of principal and $79 million of interest payments in respect of this Chicago Certificate. As of March 31, 2013, this Chicago Certificate has a remaining outstanding principal amount of approximately $128 million (after taking into account approximately $2.8 million of principal losses allocated to this Chicago Certificate). The depositor, Redwood Trust, and RWT Holdings have denied FHLB-Chicago’s allegations. The depositor believes that this case is without merit, and the depositor intends to defend the action vigorously. The depositor and Redwood Trust agreed to indemnify the underwriters of the 2006-1 RMBS, which underwriters are also named defendants in this action, for certain losses and expenses they might incur as a result of claims made against them relating to this RMBS, including, without limitation, certain legal expenses. Regardless of the outcome of this litigation, the depositor and Redwood Trust could incur a loss as a result of these indemnities.

The business of the sponsor, the depositor, the seller and their affiliates has included, and continues to include, activities relating to the acquisition and securitization of residential mortgage loans. In addition, the business of the sponsor has, in the past, included activities relating to the acquisition and securitization of debt obligations and other assets through the issuance of collateralized debt obligations (commonly referred to as CDO transactions). Because of their involvement in the securitization and CDO businesses, the sponsor, the depositor, the seller and their affiliates could become the subject of litigation relating to these businesses, including additional litigation of the type described above, and could also become the subject of governmental investigations, enforcement actions, or lawsuits and governmental authorities could allege that these entities violated applicable law or regulation in the conduct of their business.

In fact, the sponsor and its affiliates have received, and responded to, information requests and subpoenas from two governmental authorities (one by the SEC relating to the sponsor’s CDO business and one by the National Credit Union Administration relating to a residential mortgage securitization conducted by the sponsor and the depositor). It is possible that the sponsor, the depositor, the seller or their affiliates might not be successful in defending or responding to any litigation, governmental investigation or related action and any losses incurred as a result of the resolution of any such action or investigation could have a material adverse effect on the sponsor, the depositor, the seller or their affiliates. In any case, regardless of the merits of any allegation or legal action that may be brought against the sponsor, the depositor, the seller or their affiliates, or of their success in defending against such allegations or legal actions, the costs of defending against any such allegation or legal action may be significant or material and could have a material adverse effect on the sponsor, the depositor, the seller or their affiliates.

THE SPONSOR AND THE SELLER AND SERVICING ADMINISTRATOR

RWT Holdings, Inc. (“RWT Holdings”) is a Delaware corporation and wholly-owned subsidiary of Redwood Trust, Inc. and is headquartered in Mill Valley, California. RWT Holdings has acquired residential mortgage loans, directly or indirectly, from originators since it was organized in February 1998. RWT Holdings has been a sponsor in the securitization market since 2002. As a sponsor, RWT Holdings acquires, directly or indirectly through its subsidiaries, residential mortgage loans in the secondary mortgage market and initiates the securitization of these loans by having them transferred to the depositor, which ultimately transfers them to the issuing entity for the related securitization.

As of May 23, 2013, RWT Holdings has sponsored the securitization of approximately $31.79 billion of residential mortgage loans ($4,077,538,500 in 2002, $6,198,200,700 in 2003, $10,199,107,364 in 2004, $1,440,123,400 in 2005, $1,035,362,200 in 2006, $2,833,909,600 in 2007, $237,838,333 in 2010,

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$670,664,551 in 2011, $1,972,280,986 in 2012 and $3,582,552,064.77 in 2013). RWT Holdings acquires, directly or indirectly through its subsidiaries, residential mortgage loans secured by first and second liens on one- to four- family residential properties under several loan purchase agreements from mortgage loan originators or sellers nationwide that meet its seller/servicer eligibility requirements. We refer you to “Loan Program—Qualifications of Sellers” in the prospectus for a general description of the characteristics used to determine eligibility of collateral sellers. Prior to acquiring the mortgage loans, RWT Holdings conducts a review of the related mortgage loan seller and of the mortgage loans. We refer you to “Risk Factors—Appraisals May Not Accurately Reflect the Value or Condition of the Mortgaged Property” and “—Pre-offering Review of the Mortgage Loans Underlying the Certificates May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses” and “Pre-offering Review of the Mortgage Loans” above for a discussion of the pre-offering review procedures conducted by the sponsor with respect to the mortgage loans. No assurance can be made that the mortgage pool does not contain mortgage loans as to which there may be breaches of the original representations and warranties or that the mortgage loans will not default for other reasons.

During calendar years 2011 and 2012 and the first quarter of 2013, no mortgage loans securitized by the sponsor were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets contained in the related underlying transaction documents, or any related activity, for all asset-backed securities held by non-affiliates of the sponsor during such periods. In April 2013, an affiliate of the sponsor submitted to the mortgage loan originators repurchase demands with respect to two mortgage loans included in securitizations of the sponsor. One repurchase demand was in connection with a mortgage loan for which there was a breach of a mortgage loan representation and warranty, and such demand remains pending. The other repurchase demand was made in accordance with a covenant of the originator to repurchase a mortgage loan that experiences an early payment default, and such mortgage loan was repurchased. The most recent Form ABS-15G was filed by the sponsor on February 13, 2013. The sponsor’s CIK number is 0001530239.

The seller, Redwood Residential Acquisition Corporation (“RRAC”), is a Delaware corporation and wholly-owned subsidiary of RWT Holdings and Redwood Trust, Inc. and is headquartered in Mill Valley, California. Descriptions of, and references to, RWT Holdings’ acquisition of residential mortgage loans include the acquisition of such loans by RRAC. RRAC was organized in 2009 and commenced its business of acquiring residential mortgage loans for securitization in July 2010. On the closing date, RRAC, as seller, will sell all of its interest in the mortgage loans to the depositor. RWT Holdings and RRAC work in coordination with the underwriters in structuring each securitization transaction. RWT Holdings and RRAC do not currently service mortgage loans but rather contract with third party servicers for servicing of the mortgage loans that they acquire. Third party servicers are assessed based upon the servicing rating and the credit quality of the servicing institution, as well as for their systems and reporting capabilities, review of collection procedures and confirmation of servicers’ ability to provide detailed reporting on the performance of the securitization pool.

RRAC will act as servicing administrator with respect to the mortgage loans serviced by Cenlar FSB. As servicing administrator, RRAC’s role is limited to (a) funding servicing advances and advances of delinquent scheduled interest and principal payments for the mortgage loans serviced by Cenlar FSB, unless it determines that such amounts would not be recoverable, (b) paying prepayment interest shortfalls that occur with respect to any mortgage loans serviced by Cenlar FSB, up to the amount of the aggregate of Cenlar FSB’s servicing fee and the servicing administrator fee for such loans for the related month, (c) paying termination fees to Cenlar FSB if RRAC elects to terminate Cenlar FSB as a servicer absent an event of default and appoint a successor, with the consent of the master servicer and (d) having the authority to remove Cenlar FSB as servicer if Cenlar FSB defaults in its servicing obligations and retaining a successor servicer, with the consent of the master servicer. RRAC has previously acted as servicing administrator with respect to thirteen securitization transactions commencing in 2012.

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THE DEPOSITOR

Sequoia Residential Funding, Inc., a Delaware corporation and indirect wholly-owned subsidiary of Redwood Trust, Inc., was organized in September 1999 and is headquartered in Mill Valley, California. The depositor has been engaged since the end of 2001 in the securitization of mortgage loans of the types described in the accompanying prospectus.  Since 2002, Sequoia Residential Funding, Inc. has been the depositor on 45 securitization transactions that have issued approximately $34.2 billion of residential mortgage securities ($1.7 billion in 2002, $10.8 billion in 2003, $8.3 billion in 2004, $0.80 billion in 2005, $0.80 billion in 2006, $2.9 billion in 2007, $0.23 billion in 2010, $0.67 billion in 2011, $1.97 billion in 2012 and $3.69 billion in 2013).

The certificate of incorporation of the depositor limits its activities to those necessary or convenient to carry out its securitization activities. The depositor will have limited obligations with respect to a series of securities. The depositor will purchase the mortgage loans from the sponsor/seller and on the closing date will sell all of its interest in the mortgage loans to the trustee for the benefit of certificateholders. In addition, the depositor may have certain approval or consent rights as described in this prospectus supplement.

AFFILIATIONS AND RELATED TRANSACTIONS

The seller and servicing administrator, the sponsor and the depositor are each wholly-owned subsidiaries of Redwood Trust, Inc. The seller maintains a warehouse line of credit to finance its holdings of mortgage loans with Wells Fargo Bank, N.A., the custodian. The seller will use a portion of the proceeds of the sale of the certificates to repay outstanding debt under this warehouse line of credit. In addition, an affiliate of the seller maintains a warehouse line of credit to finance its purchase of commercial mortgage loans with Citibank, N.A., the securities administrator and an affiliate of the master servicer.

There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm’s length transaction with an unrelated third party, between (a) any of the seller, the sponsor, the depositor and the issuing entity on the one hand and (b) any of the trustee, any servicer, the custodian, the master servicer or any originator of the mortgage loans on the other hand.

THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE CUSTODIAN AND THE SERVICERS

Cenlar FSB will service approximately 99.39% (by stated principal balance as of the cut-off date) of the mortgage loans. First Republic Bank (together with Cenlar FSB, the “servicers” and each, a “servicer” ) will service approximately 0.61% (by stated principal balance as of the cut-off date) of the mortgage loans. The servicers will initially have primary responsibility for servicing the mortgage loans, directly or through subservicers, including, but not limited to, all collection, loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the mortgage loans and related mortgaged properties. The master servicer will supervise the activities of the servicers but will not be responsible for supervising any subservicers. Cenlar FSB is or will be the servicer of mortgage loans originated by George Mason Mortgage, Cole Taylor Bank, LLC, WJ Bradley Mortgage Capital LLC, PrimeLending, a PlainsCapital Company, and all of the other originators except for First Republic Bank. With respect to approximately 13.91% of the mortgage loans by stated principal balance as of the cut-off date, the transfer of the servicing of such mortgage loans to Cenlar FSB from the related originators is scheduled to occur on July 1, 2013, after the closing date.

No assurance can be given that the loss and delinquency experience of the mortgage loans included in the mortgage pool, including the mortgage loans serviced by Cenlar FSB, will be similar to the mortgage loan loss and delinquency experience described herein.

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Citibank, N.A

Citibank, N.A. (“Citibank”), a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation, will act as securities administrator under the pooling and servicing agreement. Citibank is wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank performs as securities administrator through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank has primary corporate trust offices located in both New York and London. Citibank is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the first quarter of 2013, Citibank’s Agency and Trust group manages in excess of $4.6 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide. Since 1987, Citibank Agency and Trust has provided trustee and securities administrator services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the first quarter of 2013, Citibank acts as trustee, securities administrator and/or paying agent for approximately 479 various residential mortgage-backed transactions.

The assessment of compliance with applicable servicing criteria for the twelve months ended December 31, 2012 (the “Period”), furnished pursuant to Item 1122 of Regulation AB by Citibank’s Agency & Trust division (the “2012 Citibank Assessment”) for its platform, discloses that material instances of noncompliance occurred with respect to the servicing criteria described in Item 1122(d)(2)(i) of Regulation AB. Specifically, with respect to certain RMBS transactions in its platform, certain payments on pool assets were not deposited in the appropriate custodial bank accounts in accordance with the timeframes specified in the transaction agreements which led to Citibank’s determination that there were material instances of noncompliance for its platform with respect to Item 1122(d)(2(i) of Regulation AB. The 2012 Citibank Assessment also discloses that procedures have been implemented to ensure that funds will be credited timely to the custodial accounts.

Under the terms of the pooling and servicing agreement, Citibank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Citibank is responsible for the preparation and filing of all REMIC tax returns on behalf of the issuing entity and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity.

At the date of this prospectus supplement, there were no material pending legal proceedings to which Citibank was a party or of which any of its property was subject, or any material pending legal proceedings known to be contemplated by governmental authorities against Citibank, in each case that is material to holders of certificates.

CitiMortgage, Inc.

CitiMortgage, Inc. (“CitiMortgage”), a New York corporation, will act as master servicer under the pooling and servicing agreement. CitiMortgage is a wholly owned subsidiary of Citibank, N.A.

The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the monitoring of the servicers under the terms of their respective servicing agreements. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the underlying servicing agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any underlying servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the issuing entity against such defaulting servicer. In particular, upon the failure of any servicer to make a required advance of delinquent monthly payments on the mortgage loans, the master servicer will be required to terminate the defaulting servicer and to make such advance to the extent that the

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master servicer determines such advance is recoverable from subsequent payments or recoveries on the related mortgage loan.

CitiMortgage has been engaged in the business of master servicing since March 1, 2003 when it acquired the operations of First Nationwide Mortgage Corp. through merger. As of April 30, 2013, CitiMortgage was acting as master servicer for approximately 47 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $10.6 billion.

At the date of this prospectus supplement, there were no material pending legal proceedings to which CitiMortgage was a party or of which any of its property was subject, or any material pending legal proceedings known to be contemplated by governmental authorities against CitiMortgage, in each case that is material to holders of certificates.

Wells Fargo Bank, N.A

Wells Fargo Bank, N.A. (“Wells Fargo Bank”), will act as custodian under the custodial agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.4 trillion in assets and approximately 265,000 employees as of December 31, 2012 which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor, the seller and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.

Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations).

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the assets of the issuing entity. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Wells Fargo Bank serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the trust. The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

Wells Fargo Bank is acting as custodian of the mortgage files pursuant to the custodial agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the related mortgage notes and other contents of the mortgage files on behalf of the trustee and the certificateholders. Wells Fargo Bank maintains each mortgage file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years.

At the date of this prospectus supplement, there were no material pending legal proceedings to which Wells Fargo Bank was a party or of which any of its property was subject, or any material pending legal proceedings known to be contemplated by governmental authorities against Wells Fargo Bank, in each case that is material to holders of certificates.

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Cenlar FSB

Cenlar FSB (“Cenlar”) is a federally chartered capital stock savings bank formed in 1984 from the combination of a thrift institution located in Mercer County, New Jersey and an employee-owned mortgage banking business. In September 1996, Cenlar completed its transition to a wholesale bank by ceasing its origination business and selling all of its remaining retail branches together with substantially all deposit liabilities. Its corporate headquarters is located at 425 Phillips Boulevard, Ewing, New Jersey 08618, telephone number (609) 883-3900.

Cenlar has been servicing and subservicing mortgage loans since 1958. It is primarily engaged in servicing and subservicing mortgage loans for approximately 120 clients that include banks, thrifts, credit unions, mortgage companies and agencies. Cenlar is an approved seller/servicer in good standing with Ginnie Mae (GNMA), Fannie Mae, Freddie Mac, the Federal Housing Administration (FHA), the Federal Home Loan Bank (FHLB), Veterans Administration (VA), and many state housing agencies. As of March 31, 2013, Cenlar serviced or subserviced approximately 808,369 loans with an aggregate principal balance of $146,842,862,200 consisting of conventional, FHA and VA loans, for approximately 1,200 investors in all 50 states, the District of Columbia, Puerto Rico, and the Virgin Islands. Cenlar’s servicing is rated “Strong” by Standard & Poor’s (S&P), though S&P recently revised its outlook on the rating to “Negative” from “Stable.” Cenlar has since revised the practices that led to this change and anticipates that S&P will revise its outlook back to “Stable” later this year.

The table below captioned “Cenlar—Delinquency and Foreclosure Experience—Residential Mortgage Portfolio Serviced” shows current and historical delinquency and foreclosure information for Cenlar’s servicing portfolio.

Servicing and subservicing includes collecting and remitting loan payments, administering escrow funds for the payment of real estate taxes and insurance premiums, contacting delinquent mortgagors, supervising foreclosures in the event of non-remedied defaults, and generally administering the loans.

More specifically, Cenlar’s subservicing activities include:

(1)        setting up and maintaining new loan production on Cenlar’s servicing system, and testing the validity and accuracy of designated data elements;

(2)        transferring loan data from a bulk transferee’s servicing system to Cenlar’s servicing system and verifying the quality of the data;

(3)        data integrity review of designated data elements for all loans added to Cenlar’s servicing system;

(4)        processing payments, depositing checks received within two business days into a clearing account and clearing check disbursements, reconciling funds received and transactions posted in Cenlar’s servicing system, processing pay-off transactions, and related satisfactions;

(5)        monitoring loans that are in default, collecting funds on loans that are delinquent or in default, conducting loss mitigation activities, including arranging repayment plans, arranging to lift stays or take other action in bankruptcy proceedings involving borrowers, administering foreclosures, making insurance or other claims against insurance companies, sureties or other guarantors and REO processing and management;

(6)        processing activity related to the payment of taxes and insurance and other items escrowed pursuant to the applicable documents;

(7)        answering borrower inquiries received and performing needed research in connection with such inquiries, managing the escrow analysis function to determine appropriate escrow amounts and preparation of required reporting to borrowers;

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(8)        remitting funds to the master servicer or when applicable, to other appropriate parties and reviewing the accuracy and completeness of investor reports, and coordinating conversion of new investor records set up;

(9)        confirming that all loans, where required, are covered under tax service contracts and flood determination contracts; and

(10)        transferring data when loans or servicing is transferred and coordinating the various notices, transfer of records and reconciliations, and managing interim loan servicing function and processing loan modifications.

Cenlar has implemented comprehensive controls and technologies to preserve confidentiality of borrowers’ nonpublic personal financial information.

Cenlar has assigned compliance personnel within its Default Department that keep up with on-going federal and state regulatory, as well as investor, changes. Cenlar meets or exceeds Fannie Mae’s and Freddie Mac’s requirements for mortgage servicing and delinquency management.

Cenlar provides opportunities to borrowers who are experiencing financial difficulties through various resolution programs, thus avoiding circumstances that are more serious to both the borrowers and the investors. Cenlar’s Collection Department is structured to make and/or attempt contact throughout a borrower’s delinquency via phone calls and/or letters. Through use of specific calling campaigns, calls are directed to collection representatives in an attempt to contact delinquent borrowers according to specific service levels established between Cenlar and its clients. Cenlar follows Fannie Mae guidelines in the absence of other agreed upon guidelines for all collection practices

Borrowers are called based on their payment history, which is determined by Early Indicator Scoring Models. Contact attempts are made to borrowers due for one payment or more based on existing service level agreements. Normally, collection calls on prime loans begin after the late charge day and call campaigns on subprime loans can begin as early as three (3) days past due. The predictive dialer is used to maximize the number of attempts made to the borrower and to relieve the collector from handling no answers, busy signals, and answering machines thereby allowing additional concentration when a right party contact is made. Follow-up calls on prime loans are made weekly until a promise to pay has been arranged with a borrower.

Delinquency reports are generated after each month-end for management review, and are supplied to the master servicer and other appropriate parties.

Cenlar’s Loss Mitigation Department is structured to leverage its experience in handling Agency (e.g.: Fannie Mae, Freddie Mac, FHA, and VA) servicing, employing the “standard” Agency model for loss mitigation, and client asset servicing, where Cenlar employs a client specific philosophy and rule set around loan modifications.

Borrowers are referred to the Loss Mitigation Department by three primary departments: Collections, Customer Interaction, and Solicitation. Each of these departments has trained personnel that can identify a borrower’s financial hardship and explain the financial assistance programs (e.g. alternatives to foreclosure) that may be available to that borrower. After the loss mitigation process has been explained to the borrower, a loss mitigation package is sent to the borrower for completion and return to Cenlar for review. Loss Mitigation packages are received by Cenlar in a number of ways such as regular and overnight mail, fax, e-mail, and through its website. The combination of hardship, intent (retention or liquidation), and financial standing are used to determine the appropriate foreclosure alternative based on the nature of the loan and the investor requirements.

Foreclosures are initiated following the review and approval from Cenlar’s internal Default Compliance Unit and based on a review of the borrower’s circumstances, Cenlar’s loss mitigation efforts and on investor/client timelines. Once referred, the foreclosure case is assigned to a foreclosure technician

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for complete monitoring of the case. If a borrower files bankruptcy, the case is referred to a bankruptcy technician for complete monitoring.

The table below sets forth certain information with respect to Cenlar’s total residential mortgage portfolio serviced and delinquency and foreclosure experience.

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Cenlar – Delinquency & Foreclosure Experience – Residential Mortgage Portfolio Serviced

	As of December 31, 2010		As of December 31, 2011		As of December 31, 2012		As of March 31, 2013
	Number of Loans	Principal Balance	Number of Loans	Principal Balance	Number of Loans	Principal Balance	Number of Loans	Principal Balance

Total Portfolio	466,181	$76,239,252,568	534,247	$85,823,808,349	740,273	$130,551,865,159	808,369	$146,842,862,200

A] PAST DUE LOANS
Period of Delinquency
30 days . . . . .	20,150	$3,086,386,449	13,423	$1,934,809,769	13,667	$2,023,704,279	12,589	$1,877,896,903
Percent Delinquent	4.32%	4.05%	2.51%	2.25%	1.85%	1.55%	1.56%	1.28%

60 days . . . . .	5,016	$798,013,185	3,881	$589,203,960	3,939	$592,824,895	3,167	$501,051,643
Percent Delinquent	1.08%	1.05%	0.73%	0.69%	0.53%	0.45%	0.39%	0.34%

90 days . . . . .	6,465	$1,118,599,694	5,427	$871,420,015	4,897	$807,224,269	4,759	$787,252,824
Percent Delinquent	1.39%	1.47%	1.02%	1.02%	0.66%	0.62%	0.59%	0.54%
Total Delinquencies	31,631	$5,002,999,328	22,731	$3,395,433,744	22,503	$3,423,753,443	20,515	$3,166,201,370

Total Past Due by Percentage of Total Portfolio	6.79%	6.57%	4.26%	3.96%	3.04%	2.62%	2.54%	2.16%

B] Foreclosure	6,021	$1,192,155,348	12,197	$2,191,816,162	14,279	$2,460,698,281	13,728	$2,278,383,003
Bankruptcy	3,454	$494,660,388	4,190	$577,087,641	4,438	$621,458,071	4,356	$608,921,810
Total Foreclosure’s and Bankruptcies	9,475	$1,686,815,736	16,387	$2,768,903,803	18,717	$3,082,156,352	18,084	$2,887,304,813

Real Estate Owned	0	$0	0	$0	0	$0	0	$0

Percent of Total Portfolio in Foreclosure or Bankruptcy	2.03%	2.21%	3.07%	3.23%	2.53%	2.36%	2.24%	1.97%

Total Delinquent [Past Due + FCL]	8.82%	8.78%	7.33%	7.19%	5.57%	4.98%	4.78%	4.13%

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Legal Proceedings

At the date of this prospectus supplement, there were no material pending legal proceedings to which Cenlar was a party or of which any of its property was subject, or any material pending legal proceedings known to be contemplated by governmental authorities against Cenlar, in each case that is material to holders of certificates.

ADMINISTRATION OF THE ISSUING ENTITY

Servicing and Administrative Responsibilities

The servicers, the servicing administrator, the master servicer, the depositor, the securities administrator, the trustee and the custodian will have the following responsibilities with respect to the issuing entity:

Servicers. Performing the servicing functions with respect to the mortgage loans and the mortgaged properties in accordance with the provisions of the applicable servicing agreement, including, but not limited to:

•	collecting monthly remittances of principal and interest on the mortgage loans from the related borrowers, depositing such amounts (net of the related servicing fees) in the applicable custodial account, and delivering all amounts on deposit in the applicable custodial account to the securities administrator for deposit in the distribution account on the Servicer Remittance Date;

•	collecting amounts in respect of taxes and insurance from the related borrowers for mortgage loans subject to escrows, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

•	funding monthly advances with respect to delinquent payments of principal and interest on the mortgage loans, to the extent the servicer believes these monthly advances will be recoverable, provided that for mortgage loans serviced by Cenlar FSB, such monthly advances will be funded by the servicing administrator rather than Cenlar FSB;

•	funding servicing advances in respect of reasonable and customary “out of pocket” costs and expenses, provided that for mortgage loans serviced by Cenlar FSB, such servicing advances will be funded by the servicing administrator rather than Cenlar FSB;

•	providing monthly loan-level reports to the securities administrator;

•	maintaining certain insurance policies relating to the mortgage loans; and

•	initiating foreclosure proceedings and other methods of default resolution.

We refer you to “The Agreements—Mortgage Loan Servicing” below.

Servicing Administrator. Performing certain functions with respect to the mortgage loans serviced by Cenlar FSB, which include:

•	funding servicing advances and advances of delinquent scheduled interest and principal payments, to the extent the servicing administrator believes these monthly advances will be recoverable;

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•	paying prepayment interest shortfalls, up to the amount of the aggregate of Cenlar FSB’s servicing fee and the servicing administrator fee for the related month;

•	paying termination fees to Cenlar FSB if the servicing administrator elects to terminate Cenlar FSB as a servicer absent an event of default and appointing a successor, with the consent of the master servicer; and

•	having the authority to remove Cenlar FSB as servicer if Cenlar FSB defaults in its servicing obligations and appointing a successor servicer, with the consent of the master servicer.

Master Servicer. Performing the master servicing functions in accordance with the provisions of the pooling and servicing agreement, including but not limited to:

•	monitoring the servicers’ and servicing administrator’s performance and enforcing the servicers’ and servicing administrator’s obligations under the servicing agreements;

•	overseeing certain matters relating to the servicing of defaulted mortgage loans including, but not limited to, approving certain loan modifications, reviewing environmental reports relating to foreclosed properties to determine whether to proceed with a foreclosure, approving certain actions relating to the management of REO property and approving the release of the original borrower in connection with mortgage loan assumptions;

•	gathering the monthly loan-level reports delivered by the servicers and providing a comprehensive loan-level report to the securities administrator with respect to the mortgage loans;

•	terminating the rights and obligations of any servicer and the servicing administrator, if in the master servicer’s judgment it determines that such servicer or servicing administrator should be terminated in accordance with the related servicing agreement, giving notice thereof to the trustee and the rating agencies and taking such other action as it deems appropriate;

•	upon the termination of a servicer or the servicing administrator, appointing a successor servicer or successor servicing administrator or servicing the related mortgage loans itself, as provided in the pooling and servicing agreement;

•	collecting monthly remittances from the servicers for deposit in the master servicer collection account for transfer by the master servicer to the distribution account;

•	upon the failure of a servicer (other than Cenlar FSB) or the servicing administrator to fund advances with respect to a mortgage loan in accordance with the related servicing agreement, funding those monthly advances, to the extent provided in the pooling and servicing agreement; and

•	upon the failure of a servicer (other than Cenlar FSB) or the servicing administrator to pay prepayment interest shortfalls as required by the pooling agreement, paying such shortfalls, up to the amount of the master servicing fee for the related period. The amount of such prepayment interest shortfall payments required by a servicer or the servicing administrator will not exceed, in the case of a servicer other than Cenlar FSB, the applicable servicing fees payable to the servicer for the related due period or, in the case of the servicing administrator, the aggregate of Cenlar FSB’s servicing fee and the servicing administrator fee for the related due period. In such cases when the amount of such prepayment interest shortfall payments required by a servicer or the servicing administrator is insufficient to cover the shortfall in interest payments on the certificates, and a servicer and servicing administrator have made the required payments under the pooling agreement, the master servicer will not be required to make any payments related to such prepayment interest shortfalls.

We refer you to “The Agreements—Mortgage Loan Servicing” below.

 Securities Administrator. Performing the securities administrator functions in accordance with

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the provisions of the pooling and servicing agreement, including but not limited to:

•	acting as authentication agent, calculation agent, paying agent and certificate registrar with respect to the certificates;

•	receiving the monthly remittances from the servicers deposited in the master servicer collection account, depositing them in the distribution account and distributing all amounts on deposit in the distribution account to the certificateholders, in accordance with the priorities described under “Description of the Certificates—Priority of Distributions and Allocation of Shortfalls” on each distribution date;

•	preparing and distributing to certificateholders the monthly distribution date statement based on mortgage loan data provided by the servicers and the master servicer;

•	preparing and filing periodic reports with the SEC on behalf of the issuing entity with respect to the certificates;

•	preparing and distributing, upon request, annual investor reports necessary to enable certificateholders to prepare their tax returns; and

•	preparing and filing annual federal and (if required) state tax returns on behalf of the issuing entity.

 We refer you to “The Agreements—Reports to Certificateholders” below.

Trustee. Performing the trustee functions in accordance with the provisions of the pooling and servicing agreement, including but not limited to:

•	after an Event of Default has occurred of which a responsible officer of the trustee has actual knowledge, giving written notice thereof to the master servicer and the rating agencies;

•	after an Event of Default has occurred of which a responsible officer of the trustee has actual knowledge, until a successor master servicer is appointed, acting as successor master servicer in the event the master servicer resigns or is removed by the trustee; and

•	in certain circumstances as described herein, pursuing an action against an originator in respect of an alleged breach of a representation and warranty, or against the seller if the seller has an obligation to cure a breach, or repurchase or substitute for or make an indemnification payment with respect to a mortgage loan as described herein.

We refer you to “The Agreements—Reports to Certificateholders” and “—Representations and Warranties” below.

Depositor. Filing certain current reports with the SEC on behalf of the issuing entity with respect to the certificates.

Custodian. Performing the custodial functions in accordance with the provisions of the custodial agreement, including but not limited to holding and maintaining the mortgage loan documents related to the mortgage loans on behalf of the trustee.

We refer you to “The Agreements—The Custodial Agreement” below.

Issuing Entity Accounts

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the mortgage loans will, at all times before payment thereof to the certificateholders, be deposited in the applicable custodial accounts and the distribution account (collectively, the “issuing entity

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accounts”). Each custodial account will be established in the name of the applicable servicer in trust, or as trustee and/or bailee, for the trustee as trustee of the trust, the master servicer collection account will be established at a depository institution satisfying the requirements of the rating agencies and the distribution account will be established in the name of the securities administrator in trust for the benefit of the certificateholders. Funds on deposit in the issuing entity accounts will be invested in eligible investments. The issuing entity accounts will be established by the applicable parties listed below, and any investment income earned on each issuing entity account will be retained or distributed as follows:

Issuing Entity Account	Responsible Party:	Application of any Investment Earnings:

Custodial Account	Servicers	Any investment earnings (net of any losses realized) will be paid as compensation to the servicers and will not be available for payments to certificateholders.

Master Servicer Collection Account	Master Servicer	Any investment earnings (net of any losses realized) will be paid as compensation to the master servicer and will not be available for payments to certificateholders.

Distribution Account	Securities Administrator	Any investment earnings (net of any losses realized) will be paid as compensation to the securities administrator and will not be available for payments to certificateholders.

If funds deposited in a custodial account or the distribution account are invested by the responsible party identified in the table above, the amount of any net losses incurred in respect of any such investments will be deposited in the related issuing entity account by such responsible party, out of its own funds, without any right of reimbursement therefor.

Example of Payments

The following sets forth an example of collection of payments from borrowers on the mortgage loans, transfers of amounts among the issuing entity accounts and payments on the certificates for the distribution date in August 2013:

July 2 through August 1	Due Period:	Payments due during the related Due Period (July 2 through August 1) from borrowers will be deposited in each servicer’s custodial account as received and will include scheduled principal and interest payments due during the related Due Period.

July 1 through July 31 (for mortgage loans serviced by First Republic Bank and for partial prepayments on mortgage loans serviced by Cenlar FSB) or July 15 through August 14 (for full prepayments on mortgage loans serviced by Cenlar FSB)	Prepayment Period for partial and full prepayments received from mortgage loans:	Partial principal prepayments and principal prepayments in full received by each servicer during the related Prepayment Period (July 1 through July 31, for mortgage loans serviced by First Republic Bank and for partial principal prepayments on mortgage loans serviced by Cenlar FSB or July 15 through August 14, for full principal prepayments on mortgage loans serviced by Cenlar FSB) will be deposited into each servicer’s custodial account for remittance to the securities administrator on the servicer remittance date (August 19, for mortgage loans serviced by First Republic Bank and August 19, for mortgage loans serviced by Cenlar FSB). For full principal prepayments on the mortgage loans serviced by Cenlar FSB and the distribution date in July 2013, the Prepayment Period will be the period commencing on June 1, 2013 through July 14, 2013.

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July 31	Record Date:	Distributions will be made to certificateholders of record for all classes of certificates as of the last business day of the calendar month preceding the month of the related distribution date.

August 19 (for mortgage loans serviced by First Republic Bank) or August 20 (for mortgage loans serviced by Cenlar FSB)	Servicer Remittance Date:	First Republic Bank will remit collections and recoveries in respect of the mortgage loans to the master servicer for deposit into the master servicer collection account on or prior to the 18th day of each month (or if the 18th day is not a business day, the next business day). Cenlar FSB will remit collections and recoveries in respect of the mortgage loans to the master servicer for deposit into the master servicer collection account on or prior to the 20th day of each month (or if the 20th day is not a business day, the immediately preceding business day).

August 23	Master Servicer Remittance Date	The Master Servicer will remit the collections and recoveries it receives from the Servicers to the securities administrator for deposit into the distribution account the Business Day prior to the Distribution Date.

August 26	Distribution Date:	On the 25th day of each month (or if the 25th day is not a business day, the next business day), the securities administrator will make payments from amounts on deposit in the distribution account to certificateholders.

Succeeding months follow the same pattern.

THE AGREEMENTS

General

The following summary describes certain terms of the “pooling and servicing agreement,” the mortgage loan purchase agreement, the purchase agreements, the servicing agreements and the custodial agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the agreements. The following summary supplements, and to the extent inconsistent with, replaces, the description of the general terms and provisions of the agreements under the heading “The Agreements” in the accompanying prospectus.

The certificates will be issued pursuant to the pooling and servicing agreement, dated as of June 1, 2013, among the depositor, the master servicer, the securities administrator and the trustee. Reference is made to the accompanying prospectus for information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the pooling and servicing agreement and the offered certificates. Certificates in certificated form will be transferable and exchangeable at the corporate trust office of the securities administrator, which will also serve as certificate registrar and paying agent. The securities administrator will provide to a prospective or actual certificateholder, without charge, on written request, an electronic copy (without exhibits) of the pooling and servicing agreement. Requests should be addressed to 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager – Sequoia Mortgage Trust 2013-8.

Assignment of the Mortgage Loans

Under the mortgage loan purchase agreement, Redwood Residential Acquisition Corporation, as seller, will sell the mortgage loans to the depositor. Pursuant to the pooling and servicing agreement, on the closing date the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee all of its right, title and interest to the mortgage loans. Under the purchase agreements, the

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originators have made certain representations, warranties and covenants relating to, among other things, certain characteristics of the mortgage loans. The representations and warranties of the originators under the purchase agreements will include the representations and warranties set forth under “—Representations and Warranties” below and “Loan Program—Representations and Warranties; Repurchases” in the prospectus and will be assigned to the depositor and then to the trustee pursuant to the assignment, assumption and recognition agreements and the assignment of representations and warranties agreements. Subject to the limitations described below, the originator under the applicable purchase agreement will be obligated as described herein to cure, repurchase, substitute a similar mortgage loan for or make an indemnification payment with respect to any mortgage loan as to which there has been an uncured breach of any such representation or warranty that materially and adversely affects the value of such mortgage loan or the interests of the certificateholders in such mortgage loan.

Under the mortgage loan purchase agreement, Redwood Residential Acquisition Corporation will be obligated as described herein to cure the breach, or repurchase or substitute for any mortgage loan as to which there has been an uncured breach of representations or warranties made by the originators other than First Republic Bank that materially and adversely affects the value of such mortgage loan or the interests of the certificateholders in such mortgage loan, but only if such originator is unable to cure such breach or repurchase or substitute for such mortgage loan because it is subject to a bankruptcy or insolvency proceeding or no longer in existence.

The representations and warranties regarding the characteristics of each mortgage loan that were made by the respective originator and assigned to the trustee were made by the originator as of the date on which the originator sold that mortgage loan.  The dates of sale range between zero and three months prior to the closing date.  It is possible that some representations and warranties that were true and correct on the date a mortgage loan was sold by the originator are not true and correct as of the closing date.  The seller will agree to cure a breach or repurchase from the trust fund any mortgage loan as to which a representation and warranty made by the originator was true and correct as of the date made by the originator but not true and correct as of the closing date, if such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders in that mortgage loan.  Other than as described in the preceding paragraph, the seller generally will not repurchase any mortgage loan or provide any remedy with respect to any breach of a representation and warranty as of the date made by the originator.

Pursuant to the assignment, assumption and recognition agreements and the assignment of representations and warranties agreements, the Controlling Holder will have the right to enforce the obligation of the originators under the purchase agreements to cure, repurchase or substitute for or make an indemnification payment with respect to a mortgage loan. The obligations of the originators under the purchase agreements that are assigned to the trustee for the benefit of the certificateholders are limited to the obligation to repurchase, substitute for or make an indemnification payment with respect to defective mortgage loans. If the Class Principal Amount of each of the Class B-5 and Class B-4 Certificates have been reduced to zero, then no entity will have any rights as a Controlling Holder. In this circumstance, all of the rights of the Controlling Holder described in this prospectus supplement would revert to the trustee on behalf of the certificateholders. Pursuant to the pooling and servicing agreement, the trustee will also have the right to enforce the obligation of the seller, if any, under the mortgage loan purchase agreement to cure the breach, or repurchase or substitute for a mortgage loan for which a breach has occurred.

In connection with such transfer and assignment of the mortgage loans, pursuant to a custodial agreement dated as of June 1, 2013, among the depositor, the seller, the master servicer, the trustee and the custodian, the depositor will deliver or cause to be delivered to Wells Fargo Bank, N.A., as custodian, on behalf of the trustee, among other things, the original promissory note, or mortgage note, (and any modification or amendment thereto) endorsed in blank without recourse, the original instrument creating a first lien on the related mortgaged property, or mortgage, with evidence of recording indicated thereon, an assignment in recordable form of the mortgage for each non-MERS mortgage loan, the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to such mortgage note and mortgage, except for any such document not returned from the public recording office, which is required to be delivered by the originators under the servicing agreements to the trustee or custodian as soon as the same is available. These documents are referred to, collectively, as the mortgage loan documents.

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With respect to mortgage loans that are not recorded in the name of MERS, assignments of the mortgage loans to the trustee (or its nominee) will be recorded by the depositor in the appropriate public office for real property records. With respect to mortgage loans that are recorded in the name of MERS, the depositor will cause the trustee (or its nominee) to be recorded as the beneficial owner of the mortgage loans pursuant to the MERS rules for electronically tracking changes in ownership rights.

With respect to mortgage loans that are recorded in the name of MERS, if a monthly payment has not been received within 60 days of its due date, a court of competent jurisdiction in a particular state rules that MERS is not an appropriate system for transferring ownership of mortgage loans in that state, or MERS goes into bankruptcy or becomes the subject of a receivership or conservatorship, each servicer of an affected mortgage loan will prepare and submit an assignment to remove the mortgage loan from MERS within fifteen business days of the occurrence of such event.

The custodian will review the mortgage loan documents with respect to a mortgage loan generally within one business day of the later of its receipt of the mortgage loan documents or the mortgage loan schedule. If an originator does not cure any material defect or omission in the mortgage loan documents within the applicable cure period, it will be required to repurchase the mortgage loan. In the case of documents that are required to be recorded, such as an original mortgage or an original assignment of mortgage, the originator is permitted to deliver a copy of that document pending return of the original or a file stamped copy from the recording office.  If the recorded documents are not returned from the recording office within approximately one year after the date that the originator sold the mortgage loan to the seller, the Controlling Holder may, but is not obligated to, request the originator to repurchase the mortgage loan.

In lieu of repurchasing a mortgage loan as provided above, during the period that ends two years after the date the seller acquired such mortgage loan, in some cases the originator may remove that mortgage loan, or a deleted mortgage loan, from the trust fund and substitute in its place another mortgage loan, or a replacement mortgage loan. Any replacement mortgage loan generally will, on the date of substitution, among other characteristics set forth in the related servicing agreement, (i) have a principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a deleted mortgage loan, an aggregate principal balance), not in excess of the stated principal balance of the deleted mortgage loan, (ii) have a mortgage rate not less than and not more than one percentage point greater than that of the deleted mortgage loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the deleted mortgage loan, (iv) have a loan-to-value ratio at origination no greater than that of the deleted mortgage loan and (vi) be in material compliance with all of the representations and warranties set forth in the related servicing agreement as of the date of substitution. This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

Representations and Warranties

Except as described below, the representations and warranties made by each originator with respect to each mortgage loan sold by it include the representations and warranties substantially in the form set forth under “Loan Program—Representations and Warranties; Repurchases” in the prospectus, as well as the following representations and warranties, among others, in substantially the following form:

•	Each mortgage loan either (i) was underwritten in substantial conformance with the originator’s underwriting guidelines in effect at the time of origination without regard to any underwriter discretion or (ii) if not underwritten in conformance with the originator’s underwriting guidelines, has reasonable and documented compensating factors. The methodology used in underwriting the extension of credit for the mortgage loan includes objective mathematical principles that relate to the relationship between the borrower’s income, assets and liabilities and the proposed payment.

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•	The originator has given due consideration to factors, including but not limited to, other real estate owned by a borrower, commuting distance to work, appraiser comments and notes, the location of the property and any difference between the mailing address active in the servicing system and the subject property address to evaluate whether the occupancy status of the property as represented by the borrower is reasonable.

•	With respect to each mortgage loan, the originator verified the borrower’s income, employment, and assets in accordance with its written underwriting guidelines and employed procedures designed to authenticate the documentation supporting the income, employment and assets. This verification may include the transcripts received from the Internal Revenue Service pursuant to a filing of IRS Form 4506-T and, in some cases, may include public and/or commercially available information acceptable to the purchaser.

•	Each mortgage file contains a written appraisal prepared by an appraiser licensed or certified by the applicable governmental body in which the mortgaged property is located and in accordance with the applicable requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The appraisal was written, in form and substance, to (i) customary Fannie Mae or Freddie Mac standards or forms for mortgage loans of the same type as the related mortgage loans and (ii) Uniform Standards of Professional Appraisal Practice standards, and satisfies applicable legal and regulatory requirements. The appraisal was made and signed prior to the final approval of the mortgage loan application. The person performing any property valuation (including an appraiser) received no benefit from, and that person’s compensation or flow of business from the originator was not affected by, the approval or disapproval of the mortgage loan. The selection of the person performing the property valuation was made independently of the broker (where applicable) and the originator’s loan sales and loan production personnel. The selection of the appraiser met the criteria of Fannie Mae and Freddie Mac for selecting an independent appraiser.

•	Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, or disclosure laws applicable to the mortgage loans at origination have been complied with in all material respects or any such noncompliance was cured subsequent to origination as permitted by applicable law.

In lieu of the representation and warranty regarding fraud set forth in the prospectus, each originator has made a representation and warranty in its purchase agreement regarding fraud with respect to each mortgage loan that it sold, in substantially the following form:

•	With respect to each mortgage loan originated by George Mason Mortgage, LLC, Cole Taylor Bank, WJ Bradley Mortgage Capital LLC, PrimeLending, a PlainsCapital Company and certain other originators, no fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to the mortgage loan has taken place on the part of the mortgagor, the seller or any other person, including, without limitation, any appraiser, title company, closing or settlement agent, realtor, builder or developer or any other party involved in the origination or sale of the mortgage loan or the sale of the mortgaged property, that would impair in any way the rights of the purchaser in the mortgage loan or mortgaged property or that violated applicable law.

•	With respect to each mortgage loan originated by certain other originators, no fraud, material misrepresentation or negligence has taken place in connection with the origination or servicing of the mortgage loan on the part of (1) the originator, (2) the borrower, (3) any broker or correspondent, (4) any appraiser, escrow agent, closing attorney or title company involved in the origination of the mortgage loan or (5) the servicer.

If the originator under a purchase agreement cannot cure a breach of a representation and warranty made by it, which breach materially and adversely affects the value of, or the interest of the certificateholders in, that mortgage loan, within 90 days of the originator’s discovery or receipt of notice of

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that breach, then such originator will be obligated to repurchase or substitute a replacement mortgage loan for the mortgage loan or, in some cases, make an indemnification payment in the amount of the reduction in value resulting from such breach. This cure, repurchase, substitution or indemnification obligation constitutes the sole remedy available to certificateholders or the trustee for these breaches. Neither the seller nor the depositor has any obligation to cure a breach or repurchase or substitute for a mortgage loan if the originator fails to do so, other than the obligation of the seller to cure the breach, or repurchase or substitute for a mortgage loan originated by any originator other than First Republic Bank if there has been an uncured breach of a representation or warranty that materially and adversely affects the value of such mortgage loan or the interests of the certificateholders in such mortgage loan if the applicable originator is unable to cure such breach, repurchase or substitute for or make an indemnification payment with respect to such mortgage loan because it is subject to a bankruptcy or insolvency proceeding or no longer in existence. In addition, the seller will agree to cure a breach or to repurchase, substitute for or make an indemnification payment with respect to any mortgage loan as to which a representation and warranty made by the originator was true and correct as of the date made by the originator but not true and correct as of the closing date, if such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders in that mortgage loan.

Pursuant to the purchase agreements, the assignment, assumption and recognition agreements, the assignment of representations and warranties agreements and the pooling and servicing agreement, the Controlling Holder will have the right to enforce the obligations of the originators under the purchase agreements to cure any breach of a representation and warranty which materially and adversely affects the value of, or the interest of the certificateholders in, any mortgage loan, or to repurchase, substitute for or make an indemnification payment with respect to, such mortgage loan if such breach is not cured.

The trustee will be obligated to pursue an action against an originator in respect of any alleged breach of a representation and warranty by an originator, or against the seller if the seller has an obligation to cure a breach, or repurchase, substitute for or make an indemnification payment with respect to a mortgage loan as described herein, upon its receipt of (i) (a) written direction to do so by the holders of more than 50% of the aggregate voting interests of the senior certificates, if there is a Controlling Holder under the pooling and servicing agreement or (b) written direction to do so by the holders of more than 50% of the aggregate voting interests of the certificates, if there is no longer a Controlling Holder under the pooling and servicing agreement and (ii) an agreement by holders directing the trustee to take such action to provide in advance to the trustee funds to pay for any fees, costs and expenses incurred by the trustee, and provide any indemnification reasonably requested by the trustee. However, certificateholders will not have the right to require the trustee to pursue any action with respect to any mortgage loan as to which a final and binding decision by an arbitrator has already been issued. Prior to taking any action at the direction of certificateholders, the trustee will notify the Controlling Holder, if any. In connection with any such action, the trustee will seek to recover its fees, costs and expenses from the originator under the terms of the applicable purchase agreement or from the seller under the terms of the mortgage loan purchase agreement if directed to do so by the certificateholders that provided such funds to the trustee as described above. If the trustee recovers any such fees, costs and expenses, it will be obligated to pay such amounts to such certificateholders. To the extent not reimbursed by the originator or the seller, as applicable, or the applicable certificateholders, the trustee will be reimbursed by the trust fund, subject to the annual expense limits as described in the definition of Available Distribution Amount.

In addition, if the trustee receives written notice, from a person in a position to have knowledge of the facts and circumstances stated in such notice, of any breach of a representation or warranty regarding a mortgage loan made by an originator or the seller, which would give rise to an obligation to cure such breach, or repurchase, substitute for or make an indemnification payment in respect of any related mortgage loan as described herein, then, unless a final and binding decision by an arbitrator has been issued with respect to such mortgage loan, the trustee in reliance on such notice shall (i) demand that the applicable originator or the seller, if the seller has such an obligation, cure such breach, or repurchase, substitute for or make an indemnification payment with respect to the related mortgage loan, and (ii) notify the certificateholders of the trustee’s receipt of such notice and of the trustee’s submission of such demand. If the originator or seller, as applicable, responds to the demand within 60 days of the date of the demand, the trustee will negotiate with such party so long as such party is pursuing negotiations in good faith. If the originator or seller does not respond within 60 days of the date of the demand, or if the demand is not

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resolved within 180 days of such date, then the trustee will not be required to pursue further action in connection with such demand unless it has received (i) (a) written direction to do so by the holders of more than 50% of the aggregate voting interests of the senior certificates, if there is a Controlling Holder under the pooling and servicing agreement or (b) written direction to do so by the holders of more than 50% of the aggregate voting interests of the certificates, if there is no longer a Controlling Holder under the pooling and servicing agreement and (ii) an agreement by holders directing the trustee to take such action to provide in advance to the trustee funds to pay for any fees, costs and expenses incurred by the trustee, and provide any indemnification reasonably requested by the trustee. Prior to taking any action at the direction of certificateholders, the trustee will notify the Controlling Holder, if any. The trustee will seek to recover its fees, costs and expenses from the originator under the terms of the applicable purchase agreement or from the seller under the terms of the mortgage loan purchase agreement if directed to do so by the certificateholders that provided such funds to the trustee as described above. If the trustee recovers any such fees, costs and expenses, it will be obligated to pay such amounts to such certificateholders. To the extent not reimbursed by the originator or the seller, as applicable, or the fees, costs and expenses of applicable certificateholders, the trustee will be reimbursed by the trust fund, subject to the annual expense limits as described in the definition of Available Distribution Amount.

In addition, the Controlling Holder (at its own expense) or, if there is no longer a Controlling Holder, the trustee (at the expense of the trust fund, subject to the annual expense limits as described in the definition of Available Distribution Amount), will engage a third party to review each mortgage loan that has been delinquent for more than 120 days, other than any such mortgage loan that was the subject of a previous arbitration proceeding under the related purchase agreement, to review whether any breaches of the representations and warranties given by the originator under the related purchase agreement have occurred or if the seller has an obligation to cure a breach, or repurchase or substitute for a mortgage loan as described herein. Such third party reviewer is required to be a recognized third party with experience performing due diligence on residential mortgage loans and may not be the same party that performed the pre-offering review of the mortgage loans. Such third party reviewer must report its findings and provide an attestation to the Controlling Holder or the trustee, as applicable, that its review and report were not influenced or affected by interested parties. Any such review will include, at a minimum, a review as to whether the mortgage loan was underwritten in accordance with the originator’s underwriting standards in effect at the time of origination, whether the mortgage loan was originated in accordance with all applicable laws and regulations, and whether any fraud may have occurred in connection with the origination of the mortgage loan. If, as a result of such review, there is evidence that a breach of a representation or warranty may have occurred requiring the originator or the seller to cure such breach, repurchase or substitute for or make an indemnification payment with respect to the related mortgage loan, then the Controlling Holder or the trustee, as applicable, will enforce such obligation, including participating in an arbitration proceeding pursuant to the purchase agreement, if necessary. If the Controlling Holder is the same entity as or an affiliate of the party against which an enforcement action is to be taken, then the trustee will enforce the remedy obligation of such party. If the trustee is obligated to take such an action, the trustee shall first (i) demand that the applicable originator or the seller, if the seller has such an obligation, cure such breach, or repurchase, substitute for or make an indemnification payment with respect to the related mortgage loan, and (ii) notify the certificateholders of the trustee’s submission of such demand. If the originator or seller, as applicable, responds to the demand within 60 days of the date of the demand, the trustee will negotiate with such party so long as such party is pursuing negotiations in good faith. If the originator or seller does not respond within 60 days of the date of the demand, or if the demand is not resolved within 180 days of such date, then the trustee will not be required to pursue further action in connection with such demand unless it has received (i) (a) written direction to do so by the holders of more than 50% of the aggregate voting interests of the senior certificates, if there is a Controlling Holder under the pooling and servicing agreement or (b) written direction to do so by the holders of more than 50% of the aggregate voting interests of the certificates, if there is no longer a Controlling Holder under the pooling and servicing agreement and (ii) an agreement by holders directing the trustee to take such action to provide in advance to the trustee funds to pay for any fees, costs and expenses incurred by the trustee in pursuing such further action, and provide any indemnification reasonably requested by the trustee. In connection with any such action against an originator or the seller, the trustee will pursue reimbursement for its fees, costs and expenses from such originator under the terms of the purchase agreement or from the seller under the terms of the mortgage loan purchase agreement, if directed to do so by the certificateholders that provided such funds to the trustee as described above. If the trustee recovers any such fees, costs and expenses, it will be

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obligated to pay these amounts to such certificateholders. To the extent not reimbursed by the originator or the seller, as applicable, or the applicable certificateholders, the trustee will be reimbursed by the trust fund, subject to the annual expense limits as described in the definition of Available Distribution Amount.

If, as a result of a review of a mortgage loan that has been delinquent for more than 120 days, the Controlling Holder or the trustee, as applicable, concludes that a breach of a representation or warranty that would require the originator or the seller to cure, repurchase or substitute for or make an indemnification payment with respect to the related mortgage loan has not occurred, then the certificateholders will be notified of this decision and provided details of the review. The certificateholders may direct the trustee to pursue a remedy obligation despite such a determination by either the Controlling Holder or the trustee if, within thirty days of notification of the certificateholders, (i) the trustee receives written direction to do so by the holders of more than 50% of the aggregate voting interests of the certificates and (ii) the holders directing the trustee to pursue the remedy obligation agree to provide in advance to the trustee funds to pay for any fees, costs and expenses incurred by the trustee and to provide any indemnification reasonably requested by the trustee. In connection with any such action against an originator or the seller, the trustee will pursue reimbursement for its fees, costs and expenses from such originator under the terms of the purchase agreement or from the seller under the terms of the mortgage loan purchase agreement, if directed to do so by the certificateholders that provided such funds to the trustee as described above. If the trustee recovers any such fees, costs and expenses, it will be obligated to pay such amounts to the certificateholders that provided such funds to the trustee as described above. To the extent not reimbursed by the originator or the seller, as applicable, or the applicable certificateholders, the trustee will be reimbursed by the trust fund, subject to the annual expense limits as described in the definition of Available Distribution Amount.

As of the closing date, the seller and the depositor will each represent and warrant that immediately prior to its transfer of the mortgage loans, it will own and have good and marketable title to the mortgage loans free and clear of any lien, claim or encumbrance of any person. If the seller cannot cure a breach of its representation or warranty within 90 days of the seller’s discovery or receipt of notice of that breach, then the trustee will enforce the seller’s obligation under the mortgage loan purchase agreement to repurchase or substitute for that mortgage loan. This representation and warranty is the only representation and warranty concerning the mortgage loans made by the depositor and one of a limited number of representations and warranties concerning the mortgage loans made by the seller; all other representations and warranties concerning the mortgage loans are made only by the originators. However, the seller will be obligated to cure the breach, or repurchase from the trustee any mortgage loan as to which a representation and warranty made by an originator was true and correct as of the date made by such originator but not true and correct as of the closing date, if such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders in that mortgage loan. In addition, with respect to representations and warranties made by each originator other than First Republic Bank, if such originator is obligated to cure a breach, repurchase or substitute for or make an indemnification payment with respect to a mortgage loan because of a breach of any such representation and warranty but is unable to do because it is subject to a bankruptcy or insolvency proceeding or no longer in existence, the seller will be obligated to cure the breach, or repurchase or substitute for such mortgage loan under the mortgage loan purchase agreement.

Pursuant to the purchase agreements, the assignment, assumption and recognition agreements, the assignment of representations and warranties agreements, the mortgage loan purchase agreement and the pooling and servicing agreement, if an allegation of a breach of a representation or warranty is not resolved to the satisfaction of the party pursuing an action and the applicable originator or the seller, as the case may be, either party may initiate an arbitration proceeding to resolve the dispute. Arbitration will be conducted in accordance with the rules of the American Arbitration Association. Each party to the arbitration will bear its own costs of arbitration, except that the cost of the arbitrator will be shared equally. The finding of the arbitrator shall be final and binding upon all parties, including the seller, the certificateholders and the trustee.

There can be no assurance that the procedures described above will be adequate to identify all breaches of representations and warranties or to enforce the obligations of an originator or the seller to cure

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a breach, or to repurchase or substitute for or make an indemnification payment with respect to a mortgage loan if such breach is not cured.

Obligations in Respect of Proposed Eminent Domain Mortgage Loan Acquisition

The master servicer or the trustee will promptly notify the Controlling Holder (if any), and the master servicer or the trustee, as applicable, if one of its respective responsible officers has received notice that any governmental entity intends to acquire a mortgage loan through the exercise of its power of eminent domain. The Controlling Holder will obtain or cause to be obtained or, if there is no longer a Controlling Holder, the trustee will cause the related servicer to obtain, a valuation on the related property in the form of a broker’s price opinion or another valuation method that it deems appropriate.

The Controlling Holder, if any, may also engage a third party to review each such mortgage loan to determine whether the payment offered by such governmental entity for the mortgage loan is the fair market value of such mortgage loan. Any such third party reviewer must be a recognized third party with experience performing valuations of residential mortgage loans. The Controlling Holder, if any, also may engage legal counsel to assess the legality of such governmental entity’s proposed exercise of its power of eminent domain to acquire the mortgage loan to determine whether there are bona fide legal grounds for contesting such acquisition (without regard to issues relating to the amount of compensation to be paid) (each such determination referred to in this prospectus supplement as a “legality determination”). If, as a result of such review, the Controlling Holder determines that the offered payment does not constitute the fair market value of the mortgage loan or that there may be bona fide legal grounds to contest such proposed acquisition, then the Controlling Holder may contest such acquisition through appropriate legal proceedings.

If, as a result of a review to determine whether there are bona fide legal grounds for contesting a governmental entity’s proposed exercise of its power of eminent domain to acquire a mortgage loan or whether the offered payment constitutes the fair market value of a mortgage loan, the Controlling Holder concludes that it will not contest the proposed acquisition, then the Controlling Holder will notify the master servicer, the securities administrator and the trustee in writing and the securities administrator will forward to the certificateholders a copy of this decision. After such notification has been delivered, notwithstanding such a determination by the Controlling Holder, the certificateholders may direct the trustee to contest an acquisition of a mortgage loan through exercise of the power of eminent domain or the amount of the offered payment for such mortgage loan, if, within thirty days of notification of the certificateholders, (i) the trustee receives written direction to do so by the holders of more than 50% of the aggregate voting interests of the certificates and (ii) the holders directing the trustee to take such action agree to provide in advance to the trustee funds to pay for any fees, costs and expenses incurred by the trustee and to provide any indemnification reasonably requested by the trustee. In connection with any such action, the trustee will pursue reimbursement for its fees, costs and expenses from the governmental entity, if directed to do so by the certificateholders that provided such funds to the trustee as described above. If the trustee recovers any such fees, costs and expenses, it will be obligated to pay such amounts to such certificateholders unless the certificateholders directing the trustee have not satisfied their obligations to pay the fees, costs, expenses and indemnities of the trustee in taking such action, in which case such amounts will be retained by the trustee for such purposes. To the extent not reimbursed by the governmental entity or the certificateholders, the trustee will be reimbursed by the trust fund, subject to the annual expense limits as described in the definition of Available Distribution Amount.

If there is no longer a Controlling Holder, the trustee will notify the master servicer and the certificateholders that it has received notice that a governmental entity intends to acquire a mortgage loan through the exercise of its power of eminent domain and of the results of the valuation on the related property obtained. The trustee will take such other actions with respect to the action of the governmental authority as are consistent with the instructions of the certificateholders, provided the trustee will have no duty or obligation to take such actions except (i) in accordance with the written direction by the holders of more than 50% of the aggregate voting interests of the certificates and (ii) an agreement by holders directing the trustee to take such action to provide in advance to the trustee funds to pay for any fees, costs and expenses incurred by the trustee, and provide any indemnification reasonably requested by the trustee. In connection with any such action, the trustee will pursue reimbursement for its fees, costs and expenses

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from such governmental entity if directed to do so by the certificateholders that provided such funds to the trustee as described above. If the trustee recovers any such fees, costs and expenses, it will be obligated to reimburse such amounts to such certificateholders unless the certificateholders directing the trustee have not satisfied their obligations to pay the fees, costs, expenses and indemnities of the trustee in taking such action, in which case such amounts will be retained by the trustee for such purposes. To the extent not reimbursed by the governmental entity or the certificateholders, the trustee will be reimbursed by the trust fund, subject to the annual expense limits as described in the definition of Available Distribution Amount.

Neither the Controlling Holder nor the trustee will be liable for any legality determination or fair value determination made as described above, or any actions taken by them with respect to or in reliance on such determinations.

Mortgage Loan Servicing

Each servicer will service the mortgage loans pursuant to an existing servicing agreement, as modified pursuant to the applicable assignment, assumption and recognition agreement, or the “servicing agreement.” The rights of the seller under the servicing agreements will be assigned to the depositor, and the depositor, in turn, will assign such rights to the trustee for the benefit of certificateholders. Any transfer of servicing to a successor servicer will be subject to the conditions set forth in the applicable servicing agreement and the pooling and servicing agreement.

The servicers will have primary responsibility for servicing the mortgage loans, including, but not limited to, all collection, advancing (other than in the case of Cenlar FSB) and loan-level reporting obligations, maintenance of custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the mortgage loans and the mortgaged properties, in accordance with the provisions of the servicing agreement.

The master servicer will have the authority to terminate a servicer for certain events of default which indicate that either the servicer is not performing, or is unable to perform, its duties and obligations under the servicing agreement. If the master servicer terminates a servicer, the master servicer will be required to appoint a successor servicer as provided in the pooling and servicing agreement. The master servicer will have the right to increase the servicing fee rate if it determines that an increase is necessary and appropriate in order to engage a successor servicer. Any increase in the servicing fee rate to engage a successor servicer will reduce the Net Mortgage Rate for purposes of calculating the Net WAC, and may thus reduce the Certificate Interest Rate payable to the Certificateholders.

In addition, the servicing administrator will have the authority to terminate Cenlar FSB as a servicer, with or without cause, and appoint a successor servicer, with the consent of the master servicer (which shall not be unreasonably withheld or delayed).

The servicers generally may not transfer the servicing to a successor servicer without the consent of the master servicer.

Waiver or Modification of Mortgage Loan Terms. The servicers will proceed diligently to collect all payments due under the mortgage loans and will follow such collection procedures as are customary with respect to mortgage loans that are comparable to the mortgage loans. Consistent with the above, each servicer may waive, modify or vary the term of any mortgage loan so long as the modifications are consistent with the applicable servicing agreement and subject to the REMIC Provisions; provided, that the servicer may not enter into a payment plan or agreement to modify payments with a borrower lasting more than twelve months or permit a modification with respect to a mortgage loan that would change the mortgage rate, agree to the capitalization of arrearages, including interest, fees or expenses owed under a mortgage loan, make any future advances or extend the final maturity date with respect to a mortgage loan, or accept substitute or additional collateral or release any collateral for a mortgage loan unless the borrower is in default with respect to its mortgage loan or where default is, in the judgment of the servicer, imminent or, in some cases, reasonably foreseeable, and the master servicer has approved the modification. In the case of mortgage loans serviced by First Republic Bank and Cenlar FSB, such modifications must also be

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in accordance with the customary procedures of the servicer, which may change from time to time, or industry-accepted programs. The applicable monthly advancing obligations will reflect the new payment terms of the modified mortgage loans.

Due-on-Sale Clauses; Assumptions. Under each servicing agreement, when any mortgaged property has been conveyed by the borrower, the servicer will, to the extent it has knowledge of the conveyance, exercise its rights on behalf of the trustee to accelerate the maturity of the mortgage loan under any “due-on-sale” clause applicable to the mortgage loan, if any, unless (1) the servicer is prohibited by law from exercising those rights, or (2) if the exercise of those rights would impair or threaten to impair any recovery under the related insurance policy, if any. Under certain circumstances, the servicers are authorized to take or enter into an assumption and modification agreement or substitution of liability agreement, as specified in the servicing agreements, from or with the person to whom such mortgaged property has been or is about to be conveyed, pursuant to which that person becomes liable under the mortgage note. In connection with any such assumption or substitution of liability, the monthly payment and mortgage interest rate and the lifetime cap (if applicable) of the related mortgage note will not be changed, and the term of the mortgage loan will not be increased or decreased. See “Certain Legal Aspects of the Mortgage Loans—Due-on-Sale Clauses” in the prospectus.

Prepayment Interest Shortfalls. When a borrower prepays a mortgage loan in full between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. In general, partial prepayments are treated as having been paid on the most recent Due Date, so no interest on the partial prepayment amount will accrue. Principal prepayments by borrowers received by a servicer during the related Prepayment Period for a distribution date will be distributed to certificateholders on the related distribution date. Thus, less than one month’s interest may have been collected on mortgage loans that have been prepaid in full or in part with respect to any distribution date. Pursuant to each servicing agreement, either (i) the related servicing fee (or in the case of Cenlar FSB, the related servicing fee and the servicing administrator fee) for any month will be reduced (but not below zero) by the amount of any Prepayment Interest Shortfall or (ii) the servicer (other than Cenlar FSB) or the servicing administrator will be required to make payments in respect of Prepayment Interest Shortfalls from its own funds with respect to the mortgage loans, to the extent of the aggregate amount of servicing fees (and, in the case of Cenlar FSB, the servicing administrator fee) actually received for that month. The amount of interest available to be paid to certificateholders will be reduced by any uncompensated Prepayment Interest Shortfalls.

Advances. Subject to the limitations described in the following paragraph, each servicer (other than Cenlar FSB) and the servicing administrator (with respect to mortgage loans serviced by Cenlar FSB) will be required to advance prior to each distribution date, from its own funds, or funds in the applicable custodial account that are not otherwise required to be remitted to the distribution account for such distribution date, an amount equal to the scheduled payment of interest at the related mortgage rate (less the servicing fee rate) and scheduled principal payments on each mortgage loan which were due on the related Due Date and which were not received prior to the related determination date (any such advance, a monthly advance).

Monthly advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. Each servicer (other than Cenlar FSB) and the servicing administrator (with respect to mortgage loans serviced by Cenlar FSB) is obligated to fund monthly advances with respect to delinquent payments of interest and principal on each mortgage loan serviced by it, to the extent that such monthly advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loans. Any failure by a servicer (other than Cenlar FSB) or the servicing administrator to fund a monthly advance as required under the applicable servicing agreement will constitute a default thereunder, and the master servicer or a successor servicer (or successor servicing administrator in the case of any mortgage loan serviced by Cenlar FSB) appointed by the master servicer will be required to make a monthly advance in accordance with the terms of the pooling and servicing agreement; provided, however, that in no event will the master servicer, the securities administrator or a successor servicer or servicing administrator be required to make a monthly advance that is not, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related

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mortgage loans. If a servicer (other than Cenlar FSB) or the servicing administrator determines on any determination date to make a monthly advance, such monthly advance will be included with the payment to certificateholders on the related distribution date. To the extent a servicer (other than Cenlar FSB) or the servicing administrator uses funds in the applicable custodial account that are not otherwise required to be remitted to the distribution account for such distribution date to fund monthly advances, such servicer or the servicing administrator, as applicable, is required to replenish those funds prior to the remittance date on which those funds are to be distributed.

Each servicer (other than Cenlar FSB) and the servicing administrator may be reimbursed from collections on the related mortgage loans for which a monthly advance was made with its own funds, or was made with funds held for a future distribution and replenished with its own funds.

Each servicer (other than Cenlar FSB) and the servicing administrator may be reimbursed for monthly advances from amounts in the applicable custodial account to the extent those monthly advances are nonrecoverable from collections on the related mortgage loan for which the monthly advance was made, provided that the mortgage loan is not required to be repurchased by such servicer or the servicing administrator as a result of a breach of a representation or warranty relating to that mortgage loan.

Each servicer (other than Cenlar FSB) and the servicing administrator may also be reimbursed for monthly advances and servicing advances at the time of a servicing modification where the servicer adds those amounts to the stated principal balance of the mortgage loans as part of the modification.

Servicing Compensation and Payment of Expenses. Each servicer (other than Cenlar FSB) will be entitled to receive, from interest actually collected on each mortgage loan serviced by it, a servicing fee equal to the product of (1) the stated principal balance of the mortgage loans as of the first day of the related Due Period and (2) a per annum rate, or the servicing fee rate, equal to 0.25% annually. With respect to mortgage loans serviced by Cenlar FSB, the aggregate servicing fee rate will also be 0.25% annually, with such amount allocated between Cenlar FSB and the servicing administrator. Cenlar FSB’s portion of such fee will be determined as described under “Fees and Expenses of the Issuing Entity.” Each servicer will also be entitled to receive, to the extent provided in the servicing agreement, additional compensation in the form of any interest or other income earned on funds it has deposited in the applicable custodial account pending remittance to the distribution account, as well as, in certain cases, late charges and certain fees paid by borrowers and, in certain cases, REO management fees. First Republic Bank will further be entitled to retain as additional servicing compensation any prepayment charges received with respect to mortgage loans it services and any increases in the mortgage interest rates payable by borrowers under the terms of the related mortgage notes due to termination of an automatic debit or direct deposit account; provided that any increase in such mortgage interest rate for any mortgage loan due to termination of an automatic debit or direct deposit account will not exceed 1%. The amount of the servicing fee of each servicer (other than Cenlar FSB) and the servicing administrator’s fee are subject to adjustment with respect to prepaid mortgage loans, as described above under “— Prepayment Interest Shortfalls.”

As compensation for its obligations to fund monthly advances and certain servicing advances with respect to mortgage loans serviced by Cenlar FSB and to pay prepayment interest shortfalls with respect to such loans, the servicing administrator will be entitled to receive, from interest actually collected on each mortgage loan serviced by Cenlar FSB, the difference, if positive, between the aggregate servicing fee based on the per annum rate equal to 0.25% annually and the fees payable to Cenlar FSB under the applicable servicing agreement.

As compensation for its services, the master servicer will be paid a monthly fee, or the master servicing fee, by the securities administrator from amount payable to it as the securities administrator fee, with respect to each mortgage loan, calculated as 0.0075% per annum, or the master servicing fee rate, of the stated principal balance of each mortgage loan as of the first day of the related due period.

The amounts of the master servicing fee, the servicing administrator fee and the servicers’ servicing fees are subject to adjustment with respect to prepaid mortgage loans, as described above under “—Prepayment Interest Shortfalls.”

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Evidence as to Compliance. The servicing agreements will require each servicer and the servicing administrator to deliver to the securities administrator, on or before the date in each year specified in the servicing agreement, and, if required, deliver to the securities administrator for filing with the SEC as part of a Report on Form 10-K filed on behalf of the issuing entity, the following documents:

•	a report on its assessment of compliance during the preceding calendar year with all applicable servicing criteria set forth in relevant SEC regulations with respect to asset-backed securities transactions taken as a whole involving the servicer that are backed by the same types of assets as those backing the offered securities, as well as similar reports on assessment of compliance received from certain other parties participating in the servicing function as required by relevant SEC regulations;

•	with respect to each assessment report described in the immediately preceding bullet point, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant SEC regulations; and

•	a statement of compliance from the servicer and the servicing administrator, and similar statements from certain other parties involved in servicing the mortgage loans as required by relevant SEC regulations, signed by an authorized officer, to the effect that: (a) a review of the servicer’s or the servicing administrator’s activities during the reporting period and of its performance under the servicing agreement has been made under such officer’s supervision; and (b) to the best of such officer’s knowledge, based on such review, the servicer or the servicing administrator has fulfilled all of its obligations under the servicing agreement in all materials respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

Events of Default. Events of default with respect to each servicer under each servicing agreement include (i) any failure of a servicer to remit to the master servicer any required payment which continues unremedied for two business days, subject in some cases to certain notice or knowledge requirements; (ii) any failure by a servicer duly to observe or perform in any material respect any of its other covenants or agreements in the servicing agreement which continues unremedied for 30 days after the giving of written notice of such failure by the master servicer to the servicer; (iii) if a servicer is also the originator of a mortgage loan, any failure of the originator or the servicer to repurchase a mortgage loan or make the appropriate indemnification payment within 30 days of the final decision of an arbitrator that the originator or the servicer, as the case may be, is obligated to repurchase or make an indemnification payment with respect to a mortgage loan; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the servicer indicating its insolvency, reorganization or inability to pay its obligations.

If an event of default occurs involving the failure of a servicer (other than Cenlar FSB) or the servicing administrator to fund a monthly advance prior to the related distribution date, the master servicer is required to terminate such servicer or, in the case of such an event of default involving the servicing administrator, the servicing administrator and, at the master servicer’s option, Cenlar FSB, and either appoint a successor servicer or servicing administrator in accordance with the servicing agreement and the pooling and servicing agreement or succeed to the responsibilities of the terminated servicer or servicing administrator, unless 100% of the certificateholders waive the default of the servicer or servicing administrator. If any other event of default by a servicer under a servicing agreement has occurred, the master servicer may, at its option, and will, if it determines such action to be in the best interests of certificateholders, terminate the defaulting servicer. The servicing administrator will not be terminated as a result of such an event of default by Cenlar FSB. In the event that the master servicer removes a servicer or the servicing administrator, the master servicer will, in accordance with the pooling and servicing agreement, act as successor servicer or successor servicing administrator under the related servicing agreement or will appoint a successor servicer or successor servicing administrator in accordance with the pooling and servicing agreement. Upon termination of the servicer, there will be a period of transition of not more than 90 days before the servicing functions of the servicer can be fully transferred to a successor

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servicer (including the master servicer as successor servicer). In connection with the appointment of a successor servicer, the master servicer may make arrangement for the compensation of the successor servicer as the master servicer and successor servicer agree. The master servicer will have the right to agree to compensation of a successor servicer in excess of that permitted to a servicer under the servicing agreements if, in its good faith judgment, an increase is necessary or advisable to engage a successor servicer. To the extent a successor servicer is paid a servicing fee in excess of that permitted to a servicer under the servicing agreements, any resulting shortfall will be allocated to the certificates by operation of the payment priorities.

An “Event of Default” with respect to the master servicer under the pooling and servicing agreement includes (i) any failure by the master servicer to furnish the securities administrator certain mortgage loan data which continues unremedied for one business day after the date upon which written notice of such failure has been given as required under the pooling and servicing agreement; (ii) any failure on the part of the master servicer duly to observe or perform in any material respect any other of certain covenants or agreements on the part of the master servicer contained in the pooling and servicing agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure has been given as required under the pooling and servicing agreement; (iii) any failure of the master servicer to make any advances when such advances are due, which failure continues unremedied for one business day; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

If an Event of Default involving the failure of the master servicer to make a monthly advance prior to the related distribution date occurs, the trustee is required to terminate the master servicer and either appoint a successor master servicer or succeed to the responsibilities of the terminated master servicer in accordance the pooling and servicing agreement, unless 100% of the certificateholders waive the default of the master servicer. If any other Event of Default by the master servicer has occurred, the trustee may, at its option, and will, if it has been directed to do so by either (a) certificateholders holding more than 50% of the Class Principal Amount (or Class Notional Amount) of each class of certificates, or (b) certificateholders holding 50% of the aggregate Class Principal Amount of the subordinate certificates, terminate the defaulting master servicer and either appoint a successor master servicer in accordance with the pooling and servicing agreement or succeed to the responsibilities of the terminated master servicer. However, in the event of (b) above, the trustee will provide written notice to all of the certificateholders within two business days of receiving such direction prior to terminating the master servicer and will not terminate the master servicer if, within 30 days of sending such written notice, the trustee has received contrary instructions from certificateholders holding more than 50% of the aggregate voting interests of the certificateholders. If the same entity is acting as both the securities administrator and the master servicer, the trustee will direct the depositor to remove the securities administrator in accordance with the pooling and servicing agreement. Upon termination of the master servicer, the trustee, unless a successor master servicer is appointed by the trustee, will succeed to all responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement, and will be entitled to reasonable servicing compensation not to exceed the master servicing fee, together with other compensation as provided in the pooling and servicing agreement. Notwithstanding the foregoing, the trustee may, if it shall be unwilling so to act, or shall, if it is legally unable to act, appoint or petition a court of competent jurisdiction to appoint, a successor master servicer in accordance with the pooling and servicing agreement. If an Event of Default has occurred and has not otherwise been cured or waived, the trustee will be required to exercise such of the rights and powers as are vested in it by the pooling and servicing agreement and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

To the extent that the costs and expenses incurred by the trustee in connection with any alleged or actual default by the master servicer, the termination of the master servicer, any appointment of a successor master servicer and/or any transfer and assumption of master servicing by the trustee or any successor master servicer are not fully and timely reimbursed by the terminated master servicer, then (a) the successor master servicer will deduct these amounts from any amounts that it otherwise would have paid to the predecessor master servicer in reimbursement of outstanding advances, and the successor master servicer will reimburse itself and the trustee for any unreimbursed costs and expenses, and (b) if the trustee

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is not required to be reimbursed by the master servicer or if those costs and expenses are not satisfied pursuant to clause (a) within 90 days, then the trustee and successor master servicer will be entitled to reimbursement of such costs and expenses from the distribution account, subject to an aggregate annual limit of $300,000 and subject to an annual cap of $125,000 with respect to the aggregate amount reimbursable to the trustee, each as described in the definition of Available Distribution Amount.

Limitation on Liability of the Servicers and Master Servicer. Each servicing agreement provides that the servicer and any director, officer, employee or agent of the servicer may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been properly adopted or signed with respect to matters arising under the servicing agreement. A servicer generally will have no obligation to appear with respect to, prosecute or defend any legal action that is not incidental to its duty to service the mortgage loans in accordance with its servicing agreement.

The pooling and servicing agreement provides that neither the master servicer nor any of its directors, officers, employees or agents will be under any liability to the trustee or the certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that this provision does not protect the master servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under the pooling and servicing agreement. The master servicer and any director, officer, employee or agent of the master servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the pooling and servicing agreement. The master servicer generally will have no obligation to appear with respect to, prosecute or defend any legal action that is not incidental to its duties to master service the mortgage loans in accordance with the pooling and servicing agreement.

The pooling and servicing agreement further provides that the master servicer will not be liable for any acts or omissions of any servicer except to the extent that damages or expenses are incurred as a result of such act or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the master servicer in supervising, monitoring and overseeing the obligations of the servicers under the pooling and servicing agreement.

Resignation of the Servicers and the Master Servicer. Neither the master servicer nor any servicer may resign from its obligations and duties under the pooling and servicing agreement or the applicable servicing agreement or assign or transfer its rights, duties or obligations except upon a determination that its duties thereunder are no longer permissible under applicable law and the incapacity cannot be cured. No such resignation will become effective until a successor has assumed the master servicer’s or such servicer’s obligations and duties under the pooling and servicing agreement or the applicable servicing agreement, as the case may be.

Any person into which the master servicer or a servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer or a servicer is a party, any person succeeding to the business of the master servicer or a servicer or any person to whom the master servicer or a servicer assigns or transfers its duties and obligations, will be the successor of the master servicer or such servicer, as the case may be, under the pooling and servicing agreement or the applicable servicing agreement; provided, however, that any successor to the master servicer whose primary business is the servicing of conventional residential mortgage loans must be qualified and approved to service mortgage loans for Fannie Mae or Freddie Mac and shall have a net worth of not less than $15,000,000.

Limitation on Rights of Certificateholders. No certificateholder will have any right under the pooling and servicing agreement to institute any suit, action or proceeding with respect to the pooling and servicing agreement unless (1) that certificateholder previously gave written notice to the trustee of an event of default, (2) certificateholders evidencing not less than 25% of the Class Principal Amount or Class Notional Amount of certificates of each class affected by the event of default have made written request to the trustee to institute proceedings in its own name as trustee and have offered to the trustee reasonable indemnity, (3) the trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has failed to institute any proceeding and (4) no direction inconsistent with such written request has been given

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to the trustee during that 60-day period by certificateholders evidencing not less than 25% of the Class Principal Amount or Class Notional Amount of certificates of each affected class.

Amendment of the Servicing Agreements and Pooling and Servicing Agreement. Each servicing agreement may generally be amended by written agreement between the parties thereto without notice to or consent of the certificateholders. The pooling and servicing agreement may be amended by written agreement between the depositor, the master servicer, the securities administrator and the trustee, without notice to or consent of the certificateholders, (i) to cure any ambiguity or mistake, (ii) to cause the provisions of the pooling and servicing agreement to conform to or be consistent with or in furtherance of the statements made with respect to the certificates, the trust fund or the pooling and servicing agreement in this prospectus supplement and the accompanying prospectus, or to correct any error, (iii) to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement, (iv) to add, delete or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and the REMIC Provisions, (v) if necessary in order to avoid a violation of any applicable law or regulation or (vi) if a TIA Applicability Determination (as defined below) is made, to modify, eliminate or add to the provisions of the pooling and servicing agreement to the extent necessary to (A) effect the qualification of the pooling and servicing agreement under the Trust Indenture Act of 1939 (the “TIA”) or under any similar federal statute and to add to the pooling and servicing agreement any other provisions as may be expressly required by the TIA, and (B) modify the other provisions of the pooling and servicing agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to clause (A).

With respect to clause (vi) above, recent federal district court rulings have held that the TIA was applicable to certain agreements that are similar to the pooling and servicing agreement; in one case, the court has certified its earlier ruling for interlocutory appeal. While these rulings are contrary to the SEC’s previously published guidance and historical industry practice, on May 3, 2012, the Division of Corporate Finance of the SEC advised that it is considering Trust Indenture Act CDI 202.01 in light of one of these rulings. Based on the SEC’s guidance prior to this ruling and historical industry practice, the pooling and servicing agreement has not been qualified under the TIA. The pooling and servicing agreement will provide that if, subsequent to the date of this prospectus supplement, the depositor informs the trustee that it has determined that the TIA does apply to the pooling and servicing agreement or that qualification under the TIA or any similar federal statute is required (a “TIA Applicability Determination”), it will be amended without notice to or consent of the certificateholders to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the pooling and servicing agreement, the TIA provides that certain provisions would automatically be deemed to be included in the pooling and servicing agreement (and the pooling and servicing agreement thus would be statutorily amended without any further action); provided, however, that it will be deemed that the parties to the pooling and servicing agreement have agreed that, to the extent permitted under the TIA, the pooling and servicing agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the pooling and servicing agreement or would otherwise alter the provisions of the pooling and servicing agreement or (y) increase the obligations, liabilities or scope of responsibility of any party to the pooling and servicing agreement. Generally, the TIA provisions include additional obligations of the trustee, certain additional reporting requirements and heightened conflict of interest rules which may require, for example, that the trustee resign if the interests of the holders of the various classes of certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The pooling and servicing agreement may also be amended by the trustee, the master servicer, the securities administrator and the depositor with the consent of the holders of certificates of each class affected by the amendment, in each case evidencing not less than 66 2/3% of the aggregate percentage interests constituting that class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no amendment may (i) reduce in any manner the amount of or delay the timing of, collections of payments on the mortgage loans or distributions that are required to be made on a certificate of any class without the consent of the holder of that certificate or (ii) reduce the percentage of certificates of any class the holders of which are required to consent to that

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amendment unless the holders of all certificates of that class have consented to the change in percentage. The trustee will not be entitled to consent to an amendment to the pooling and servicing agreement without having first received an opinion of counsel to the effect that the proposed amendment will not cause the issuing entity to fail to qualify as a REMIC, and the trustee and securities administrator prior to executing such an amendment may require an opinion of counsel stating that the execution of such amendment is duly authorized and permitted under the pooling and servicing agreement.

Duties of the Trustee and the Securities Administrator. Each of the securities administrator and the trustee will be required to perform only those duties specifically required of it under the pooling and servicing agreement unless, in the case of the trustee, a master servicer event of default has occurred, whereupon the trustee may take such additional actions as described above under “—Events of Default.” Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, each of the trustee and the securities administrator will be required to examine them to determine whether they are in the form required by the pooling and servicing agreement; however, neither the trustee nor the securities administrator will be responsible for the accuracy or content of any documents furnished to such party by any other party; in addition, neither will be required to verify or recompute any mortgage loan data received from the servicers or the master servicer, but will be entitled to rely conclusively on such information.

Neither the trustee nor the securities administrator will have any liability arising out of or in connection with the pooling and servicing agreement, except that such party may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the certificateholders during a master servicer event of default. The trustee will not be deemed to have notice of any master servicer event of default unless an officer of the trustee has actual knowledge of the master servicer event of default or written notice of a master servicer event of default is received by the trustee at its corporate trust office. Except when the master servicer is the securities administrator, the securities administrator generally will not be deemed to have notice of any master servicer event of default unless an officer of the securities administrator has actual knowledge of the master servicer event of default or written notice of a master servicer event of default is received by the securities administrator at the address specified in the pooling and servicing agreement. Neither the trustee nor the securities administrator is required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the pooling and servicing agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

The trustee will have no duties under the pooling and servicing agreement with respect to any claim, notice or other document (other than a claim or notice relating to the obligation of the trustee to enforce a remedy for a breach of a representation or warranty) it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any mortgage loan under the pooling and servicing agreement; however, the trustee will remit to the applicable servicer, with a copy to the master servicer, any claim, notice or other document it may receive which is delivered to the trustee’s corporate trust office, of which an officer of the trustee has actual knowledge and which contains information sufficient to permit the trustee to make a determination that the real property to which such document relates is a mortgaged property. None of the provisions in the pooling and servicing agreement will in any event require the trustee or the securities administrator to perform, or be responsible for the manner of performance of, any of the obligations of the master servicer, any servicer or any other party under the pooling and servicing agreement, the servicing agreements or the custodial agreement, except during such time as the trustee is the successor to, and is vested with the rights, duties, powers and privileges of, the master servicer. Neither the trustee nor the securities administrator will be responsible for any act or omission of the master servicer, the depositor or any other party.

Neither the trustee nor the securities administrator will be responsible for (a) any recording, filing or depositing of any agreement or of any financing statement or continuation statement evidencing a security interest, or the maintenance of any such recording or filing or depositing or any rerecording, refiling, or redepositing, (b) the payment of any insurance, (c) the payment or discharge of any tax, assessment, or other governmental charge or penalty or any lien or encumbrance of any kind owing with

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respect to, assessed or levied against, any part of the trust fund, other than from funds available in the distribution account, or (d) confirming or verifying the contents or any reports or certificates of the master servicer or any servicer delivered to the trustee or the securities administrator pursuant to the pooling and servicing agreement or any servicing agreement believed by the trustee or the securities administrator, as applicable, to be genuine and properly signed or presented. Neither the trustee nor the securities administrator is responsible for the validity of the pooling and servicing agreement or the certificates or the validity, priority, perfection or sufficiency of the security for the certificates.

Expenses and Indemnities of the Trustee and the Securities Administrator. Each of the trustee and the securities administrator will be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by such party in accordance with the pooling and servicing agreement, except for expenses, disbursements and advances incurred by such party in the routine administration of its duties under the pooling and servicing agreement and other transaction documents and except for any expenses arising from its negligence or willful misconduct. The trustee and the securities administrator will also be entitled to indemnification from the issuing entity for any loss, liability or expense arising out of, or incurred in connection with, the acceptance or administration of the trusts created under the pooling and servicing agreement or in connection with the performance of their duties under the pooling and servicing agreement, including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties under the pooling and servicing agreement, except for any expenses arising from the such party’s negligence or willful misconduct.

The trustee and the securities administrator will be entitled to reimbursement for its expenses and indemnification amounts as described above from collections (subject to the aggregate annual cap of $300,000 and subject to an annual cap of $125,000 with respect to the trustee, in each case as further described elsewhere in this prospectus supplement), prior to distribution of any amounts to certificateholders.

Resignation of Trustee and Securities Administrator. Each of the trustee and securities administrator may, upon written notice to the other party, the depositor and the master servicer, resign at any time, in which event the depositor will appoint a successor trustee or successor securities administrator. If no successor trustee or successor securities administrator has been appointed and has accepted the appointment within thirty days after the notice of resignation is given by the trustee or the securities administrator, the resigning party may petition any court of competent jurisdiction for appointment of a successor trustee or successor securities administrator.

Each of the trustee and the securities administrator may be removed at any time by the depositor if (a) such party ceases to be eligible to continue to act as trustee or securities administrator under the pooling and servicing agreement, (b) with respect to the securities administrator only, the securities administrator fails to perform its obligations under the pooling and servicing agreement to make distributions to the certificateholders, which failure continues unremedied for one business day after receipt of notice from the trustee or the depositor, (c) with respect to the securities administrator only, the securities administrator fails to provide certain certificates as required pursuant to the pooling and servicing agreement, (d) the trustee or the securities administrator becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee or the securities administrator is appointed, (e) with respect to the trustee only, a tax is imposed or threatened with respect to the issuing entity by any state in which the trustee or the trust fund held by the trustee is located or (f) the continued use of the trustee or the securities administrator would result in a downgrading of the rating by any rating agency of any class of certificates. In addition, each of the trustee and the securities administrator may be removed at any time by holders of more than 50% of the class principal amount (or percentage interest) of each class of certificates upon 30 days’ written notice to the depositor and the trustee or the securities administrator, as applicable. If the same person is acting as both the securities administrator and the master servicer, then, in the event of the removal of the securities administrator, the depositor will direct the trustee to remove the master servicer in accordance with the terms of the pooling and servicing agreement.

Any resignation or removal of the trustee or the securities administrator, as applicable, and appointment of a successor trustee or successor securities administrator will not become effective until

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acceptance of the appointment by the successor trustee or the securities administrator, as applicable, whereupon the predecessor trustee or predecessor securities administrator, as applicable, will mail notice of the succession of the successor trustee or the successor securities administrator, as applicable, to all certificateholders; the expenses of the mailing are to be borne by such predecessor party; provided, if such party has been removed without cause, such expenses will be borne by the trust fund.

The predecessor trustee will be required to deliver to the successor trustee (or assign to the successor trustee its interest under the custodial agreement, to the extent permitted) all mortgage loan files, and will be required to assign, transfer, deliver and pay over to the successor trustee the entire trust fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect that transfer. In addition, the master servicer and the predecessor trustee or predecessor securities administrator will be required to execute and deliver such other instruments and do such other things as may reasonably be required to vest in the successor trustee or successor securities administrator, as applicable, all such rights, powers, duties and obligations.

See “The Agreements—The Pooling and Servicing Agreement and the Trustee” in the prospectus.

Reports to Certificateholders

On each distribution date, the securities administrator will make available on the securities administrator’s website at www.sf.citidirect.com a distribution statement containing certain of the items set forth under “The Agreements—Reports to Certificateholders” in the prospectus and as specified in the pooling and servicing agreement, based solely on information received from the servicers. For purposes of any electronic version of this prospectus supplement, the preceding uniform resource locator, or URL, is an inactive textual reference only. The depositor has taken steps to ensure that this URL reference was inactive at the time the electronic version of this prospectus supplement was created. This URL can be accessed in an internet browser at https:// followed by the URL. In addition, for so long as the issuing entity is required to file reports with the SEC under the Exchange Act, the issuing entity’s annual report on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports will be made available on such website as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Voting Rights

Voting rights under the pooling and servicing agreement will be allocated as follows:

•	98% to the classes of certificates, other than the interest-only certificates and the residual certificates, in proportion to their respective outstanding Class Principal Amounts; and

•	1% to the Class A-IO1 Certificates.

•	1% to the Class A-IO2 Certificates.

Termination of the Issuing Entity

The issuing entity will terminate upon the payment to the holders of all classes of certificates of all amounts required to be paid to the holders and upon the last to occur of:

•	the final payment or other liquidation, or any related advance, of the last mortgage loan;

•	the disposition of all property acquired in respect of any mortgage loan remaining in the trust fund; and

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•	exercise by the master servicer of its right to purchase the mortgage loans and other property of the trust as described under “Description of the Certificates—Optional Purchase of the Mortgage Loans” in this prospectus supplement.

The Custodial Agreement

In connection with the sale of the mortgage loans by the depositor to the issuing entity on the closing date, the depositor will be required to deliver a loan file to the custodian with respect to each mortgage loan consisting of, as to each mortgage loan that is not a cooperative loan:

•	the original mortgage note endorsed in blank, or, in the case of mortgage loans serviced by First Republic Bank, if the original mortgage note has been lost or destroyed, a copy of the mortgage note together with a lost note affidavit;

•	the original recorded mortgage or a certified copy thereof, or, if the original mortgage has not yet been returned from the applicable public recording office, a certified copy of the original mortgage;

•	for any mortgage loan not recorded with MERS® System, the original assignment of the mortgage in blank, in recordable form;

•	each original recorded intervening assignment of the mortgage, or if any assignment has been submitted for recordation but has not been returned from the applicable public recording office or is otherwise not available, a certified copy thereof;

•	the original title insurance policy, note of title insurance or written commitment, or a copy of such policy;

•	the original or copies of each assumption agreement and modification agreement, if any; and

•	the original or copies of each power of attorney, if any.

As to each cooperative loan, the depositor will be required to deliver a loan file to the custodian consisting of:

•	the original mortgage note together with any applicable riders, endorsed in blank, with all prior and intervening endorsements as may be necessary to show a complete chain of endorsements;

•	the original security agreement;

•	the original stock certificate representing the shares of stock issued by a cooperative corporation and allocated to a cooperative unit (or the “Cooperative Shares”) and original stock power in blank;

•	the original lease on a cooperative unit evidencing the possessory interest of the owner of the Cooperative Shares in such cooperative unit (or the “Proprietary Lease”) and an original assignment of the Proprietary Lease in blank;

•	the original recognition agreement;

•	the original UCC-1 financing statement with evidence of filing; and

•	the original UCC-3 assignment in blank.

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The depositor will also be required to deliver to the custodian an electronic version of each loan file which may be accessed by the trustee in connection with mortgage loan repurchase requests.

Limitation on Liability of Custodian. The custodial agreement provides, among other privileges and protections, that neither the custodian nor any of its directors, officers, agents or employees will be liable for any action taken or omitted to be taken in good faith pursuant to the custodial agreement and believed to be within the purview of the custodial agreement.

Resignation and Removal of Custodian. The custodian may resign from its obligations and duties under the custodial agreement upon 60 days’ prior written notice to the trustee, and the trustee may remove the custodian upon 60 days’ prior written notice to the custodian, whereupon the trustee will either take custody of the mortgage files itself or appoint a successor custodian. If the trustee has neither taken custody of the mortgage files nor appointed a successor custodian within 30 days after notice of resignation or removal was given, the custodian may petition any court of competent jurisdiction for the appointment of a successor custodian.

Any person into which the custodian may be merged or consolidated, any person resulting from any merger or consolidation to which the custodian is a party, any person succeeding to the business of the custodian or any person to whom the custodian assigns or transfers its duties and obligations, will be the successor to the custodian under the custodial agreement.

See “The Agreements—The Custodial Agreement” in the prospectus.

YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

General

The yields to maturity (or to early termination) of the offered certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the mortgage loans to reduce the Class Principal Amounts or Class Notional Amount, as applicable, of the certificates. Yields may also be affected by the extent to which mortgage loans bearing higher mortgage rates prepay at a more rapid rate than mortgage loans with lower mortgage rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price paid by investors for the offered certificates, and other factors.

Yields on the offered certificates will be affected by the rate of principal payments on the mortgage loans. Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the mortgage loans. In general, if prevailing interest rates fall below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to a higher rate of prepayments than if prevailing rates remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on the mortgage loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the mortgage loans include such factors as changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the values of mortgaged properties, mortgage market interest rates and servicing decisions, as well as refinancings resulting from solicitations by mortgage lenders. The mortgage loans generally have due-on-sale clauses. In addition, approximately 0.41% of the mortgage loans (by stated principal balance as of the cut-off date) require prepayment charges for certain prepayments made during the first five years from the date of loan origination, as described under “Description of the Mortgage Pool – Prepayment Charges.”

In addition, the rate of principal prepayments may also be influenced by programs offered by a servicer and its affiliates or by other lenders. Many mortgage lenders solicit borrowers to refinance their loans. These refinancings may increase the rate of prepayment of the mortgage loans.

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In recent years, modifications and other default resolution procedures other than foreclosure, such as deeds in lieu of foreclosure and short sales, have become more common and those servicing decisions, rather than foreclosure, may affect the rate of principal prepayments on the mortgage loans.

The rate of principal payments on the mortgage loans will also be affected by the amortization schedules of the mortgage loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted mortgage loans and repurchases of mortgage loans due to certain breaches of representations and warranties. The timing of changes in the rate of prepayments, liquidations, purchases of and indemnification payments with respect to the mortgage loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. Because the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors (as described more fully herein and in the prospectus under “Yield and Prepayment Considerations”), no assurance can be given as to such rate or the timing of principal payments on the offered certificates. In general, the earlier a prepayment of principal of the mortgage loans, the greater will be the effect on an investor’s yield. The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

Prepayments, liquidations, purchases of and indemnification payments with respect to mortgage loans will result in payments to holders of certificates of principal amounts that would otherwise be paid over the remaining terms of such mortgage loans. The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years, and after any initial interest-only period, as increases in monthly payments may result in a default rate higher than on level payment mortgage loans. Furthermore, the rate of default on mortgage loans with high original loan-to-value ratios may be higher than for other mortgage loans.

Certain characteristics of the mortgage loans that may influence the rate of defaults or losses are described under “Risk Factors” and “Description of the Mortgage Pool.”

The yields on the offered certificates may be adversely affected by Net Prepayment Interest Shortfalls on the mortgage loans.

If the purchaser of an offered certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the mortgage loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of an offered certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the mortgage loans, the actual yield may be lower than that so calculated. For this purpose, prepayments of principal include not only voluntary prepayments made by the borrower, but also Liquidation Proceeds and repurchases of mortgage loans by an originator or the seller due to breaches of representations and warranties.

Subordination of the Subordinate Certificates

As described herein, certificates having a relatively higher priority of distribution will have a preferential right to receive payments of interest and principal. As a result, the yields of the subordinate certificates will be more sensitive, in varying degrees, to delinquencies and losses on the mortgage loans than the yields of more senior certificates.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in net reduction of principal of such security (assuming no losses). The weighted average lives of the offered certificates will be

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influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model. The model used in this prospectus supplement for the mortgage loans is a Constant Prepayment Rate (or “CPR”). CPR assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate. In projecting monthly cashflows, this rate is converted to an equivalent monthly rate.

CPR does not purport to be either a historical description of the prepayment experience of the mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be owned by the issuing entity. The percentages of CPR in the tables below do not purport to be historical correlations of relative prepayment experience of the mortgage loans or predictions of the anticipated relative rate of prepayment of the mortgage loans. Variations in the prepayment experience and the principal balance of the mortgage loans that prepay may increase or decrease the percentages of initial Class Principal Amounts (and weighted average lives) shown in the following table. Such variations may occur even if the average prepayment experience of all such mortgage loans equals any of the specified percentages of CPR.

The tables below were prepared based on the following assumptions (collectively, the “Modeling Assumptions”): (1) the initial Class Principal Amounts and Class Notional Amounts of the offered certificates are as set forth in the table on page S-1 and the initial Class Principal Amounts of the Class B-4 and Class B-5 Certificates are $3,681,000 and $4,832,464, respectively; (2) each monthly scheduled payment of principal and interest is timely received on the first day of each month commencing in July 2013; (3) principal prepayments are received in full on the last day of the month preceding the related distribution date, commencing in June 2013, and there are no Net Prepayment Interest Shortfalls; (4) there are no defaults or delinquencies on the mortgage loans; (5) distribution dates occur on the 25th day of each month commencing in July 2013 regardless of whether such day is a business day; (6) there are no purchases or substitutions of mortgage loans (except in the case of an optional termination of the issuing entity); (7) there is no optional termination of the issuing entity (except in the case of Weighted Average Life in Years (to Call)); (8) the certificates are issued on June 13, 2013; (9) the servicing fee rate, the securities administrator fee rate and the trustee fee rate for any mortgage loan is equal to the rate for such mortgage loan (in the aggregate) as shown below and all other fees and expenses are assumed to be zero; (10) none of the mortgage loans have prepayment fees or charges; (11) the Certificate Interest Rates are as set forth on page S-1; and (12) the mortgage loans are aggregated into assumed mortgage loans having the following weighted average characteristics:

Assumed Characteristics of the Mortgage Loans

Product Type	Cut-off Date Principal Balance ($)	Original Principal Balance ($)	Gross Mortgage Rate (%)	Aggregate Servicing, Securities Administrator and Trustee Fee Rate (%)	Net Mortgage Rate (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original IO Term (months)	Remaining IO Term (months)
15 Year Fixed	$3,071,063.98	$3,099,000.00	3.219176862	0.270	2.949176862	180	178	0	0
20 Year Fixed	$897,332.73	$900,000.00	3.250000000	0.270	2.980000000	240	239	0	0
20 Year Fixed 5 Year Prepay Charge	$1,888,336.09	$1,897,500.00	3.646013971	0.270	3.376013971	240	238	0	0
25 Year Fixed	$626,963.29	$628,230.00	3.750000000	0.270	3.480000000	300	299	0	0
30 Year Fixed	$453,674,768.11	$454,672,653.00	3.840776136	0.270	3.570776136	360	359	0	0

The actual characteristics and the performance of the mortgage loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cashflows might behave under varying prepayment scenarios. For example, it is not expected that the mortgage loans will prepay at a constant rate until maturity, that all of the mortgage loans will prepay at the same rate or that there will be no defaults or delinquencies on the mortgage loans. Moreover, the diverse remaining terms to maturity of the mortgage loans could produce slower or faster principal payments than indicated in the tables at the various

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percentages of CPR specified, even if the weighted average remaining term to maturity are as assumed. Any difference between such assumptions and the actual characteristics and performance of the mortgage loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the offered certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of CPR.

The mortgage loans are expected to have the approximate actual aggregate characteristics as of the cut-off date as set forth in Annex A attached to this prospectus supplement and incorporated by reference herein.

Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the offered certificates and set forth the percentages of the initial Class Principal Amounts of the offered certificates that would be outstanding after each of the distribution dates shown at various percentages of CPR.

The weighted average life of a class of offered certificates is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the offered certificate to the related distribution date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

Decrement Tables

The following tables indicate the percentages of the initial Class Principal Amounts of the classes of certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average lives of such classes. The tables have been prepared on the basis of the Modeling Assumptions. Significant discrepancies exist between the characteristics of the actual mortgage loans which will be conveyed to the trustee and characteristics of the mortgage loans assumed in preparing the tables herein. It is not likely that (i) all of the mortgage loans will prepay at the CPR specified in the tables or at any CPR or (ii) all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity of the mortgage loans could produce slower or faster principal payments than indicated in the tables at the specified CPRs, even if the weighted average remaining term to maturity of the mortgage loans is consistent with the remaining terms to maturity of the mortgage loans specified in the Modeling Assumptions.

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Percentage of Initial Class Principal Amount of the

 Class A-1 Certificates Outstanding

at the Following Percentages of CPR

Prepayment Assumption	0%	5%		15%		25%	35%	45%
Distribution Date
Initial Percentage	100	100		100		100	100	100
June 2014	98	93		82		72	61	51
June 2015	96	86		67		51	36	24
June 2016	94	80		55		36	21	10
June 2017	92	74		45		24	11	2
June 2018	90	68		36		16	4	0
June 2019	88	63		29		11	1	0
June 2020	85	58		24		7	0	0
June 2021	83	53		19		5	0	0
June 2022	80	49		16		3	0	0
June 2023	78	45		13		2	0	0
June 2024	75	41		11		2	0	0
June 2025	72	38		9		1	0	0
June 2026	69	34		7	*		0	0
June 2027	66	31		6		0	0	0
June 2028	63	28		5		0	0	0
June 2029	60	26		4		0	0	0
June 2030	57	23		3		0	0	0
June 2031	53	20		2		0	0	0
June 2032	49	18		1		0	0	0
June 2033	46	16		1		0	0	0
June 2034	42	14	*			0	0	0
June 2035	38	12		0		0	0	0
June 2036	34	10		0		0	0	0
June 2037	29	8		0		0	0	0
June 2038	25	6		0		0	0	0
June 2039	20	4		0		0	0	0
June 2040	15	3		0		0	0	0
June 2041	10	1		0		0	0	0
June 2042	4	0		0		0	0	0
June 2043	0	0		0		0	0	0
Weighted Average Life in Years (to Maturity)†	17.70	10.60		4.89		2.84	1.88	1.38
Weighted Average Life in Years (to Call) †**	17.62	10.34		4.58		2.70	1.86	1.37

*           Indicates a value greater than 0% and less than 0.5%.

†           The weighted average life of a certificate of any class is determined by (i) multiplying the assumed reduction, if any, in the Class Principal Amount on each distribution date by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the total assumed reduction.

**        Assuming the mortgage loans are purchased on the first date permitted under “Description of the Certificates—Optional Purchase of the Mortgage Loans.”

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Percentage of Initial Class Principal Amount of the

 Class A-2 Certificates Outstanding

at the Following Percentages of CPR

Prepayment Assumption	0%	5%	15%	25%	35%	45%
Distribution Date
Initial Percentage	100	100	100	100	100	100
June 2014	97	90	75	60	45	30
June 2015	95	80	54	30	9	0
June 2016	92	71	36	8	0	0
June 2017	89	63	21	0	0	0
June 2018	86	54	9	0	0	0
June 2019	83	47	0	0	0	0
June 2020	79	40	0	0	0	0
June 2021	76	33	0	0	0	0
June 2022	72	27	0	0	0	0
June 2023	68	22	0	0	0	0
June 2024	65	16	0	0	0	0
June 2025	61	11	0	0	0	0
June 2026	56	7	0	0	0	0
June 2027	52	2	0	0	0	0
June 2028	48	0	0	0	0	0
June 2029	43	0	0	0	0	0
June 2030	38	0	0	0	0	0
June 2031	33	0	0	0	0	0
June 2032	28	0	0	0	0	0
June 2033	23	0	0	0	0	0
June 2034	17	0	0	0	0	0
June 2035	11	0	0	0	0	0
June 2036	5	0	0	0	0	0
June 2037	0	0	0	0	0	0
June 2038	0	0	0	0	0	0
June 2039	0	0	0	0	0	0
June 2040	0	0	0	0	0	0
June 2041	0	0	0	0	0	0
June 2042	0	0	0	0	0	0
June 2043	0	0	0	0	0	0
Weighted Average Life in Years (to Maturity)†	13.74	6.21	2.50	1.51	1.05	0.79
Weighted Average Life in Years (to Call) †**	13.74	6.21	2.50	1.51	1.05	0.79

†           The weighted average life of a certificate of any class is determined by (i) multiplying the assumed reduction, if any, in the Class Principal Amount on each distribution date by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the total assumed reduction.

**        Assuming the mortgage loans are purchased on the first date permitted under “Description of the Certificates—Optional Purchase of the Mortgage Loans.”

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Percentage of Initial Class Principal Amount of the

 Class A-3 Certificates Outstanding

at the Following Percentages of CPR

Prepayment Assumption	0%	5%	15%	25%	35%	45%
Distribution Date
Initial Percentage	100	100	100	100	100	100
June 2014	100	100	100	100	100	100
June 2015	100	100	100	100	100	80
June 2016	100	100	100	100	69	32
June 2017	100	100	100	82	36	7
June 2018	100	100	100	54	15	0
June 2019	100	100	98	36	4	0
June 2020	100	100	79	23	0	0
June 2021	100	100	64	15	0	0
June 2022	100	100	53	11	0	0
June 2023	100	100	43	8	0	0
June 2024	100	100	35	6	0	0
June 2025	100	100	29	4	0	0
June 2026	100	100	24	2	0	0
June 2027	100	100	19	0	0	0
June 2028	100	95	16	0	0	0
June 2029	100	86	12	0	0	0
June 2030	100	77	9	0	0	0
June 2031	100	68	6	0	0	0
June 2032	100	61	4	0	0	0
June 2033	100	53	2	0	0	0
June 2034	100	46	1	0	0	0
June 2035	100	40	0	0	0	0
June 2036	100	33	0	0	0	0
June 2037	98	27	0	0	0	0
June 2038	83	21	0	0	0	0
June 2039	68	15	0	0	0	0
June 2040	51	9	0	0	0	0
June 2041	33	4	0	0	0	0
June 2042	14	0	0	0	0	0
June 2043	0	0	0	0	0	0
Weighted Average Life in Years (to Maturity)†	27.03	20.93	10.50	5.99	3.83	2.78
Weighted Average Life in Years (to Call) †**	26.76	20.07	9.48	5.51	3.75	2.74

†           The weighted average life of a certificate of any class is determined by (i) multiplying the assumed reduction, if any, in the Class Principal Amount on each distribution date by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the total assumed reduction.

**        Assuming the mortgage loans are purchased on the first date permitted under “Description of the Certificates—Optional Purchase of the Mortgage Loans.”

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Percentage of Initial Class Principal Amount of the

 Class B-1 Certificates Outstanding

at the Following Percentages of CPR

Prepayment Assumption	0%	5%		15%	25%	35%	45%
Distribution Date
Initial Percentage	100	100		100	100	100	100
June 2014	98	98		98	98	98	98
June 2015	96	96		96	96	96	96
June 2016	93	93		93	93	93	93
June 2017	91	91		91	91	91	91
June 2018	88	88		88	88	88	57
June 2019	86	84		81	77	73	23
June 2020	83	79		72	65	52	2
June 2021	80	74		62	50	26	0
June 2022	77	67		50	34	9	0
June 2023	74	61		38	20	0	0
June 2024	71	54		28	9	0	0
June 2025	68	48		20	0	0	0
June 2026	64	42		12	0	0	0
June 2027	60	37		6	0	0	0
June 2028	57	32	*		0	0	0
June 2029	53	27		0	0	0	0
June 2030	49	22		0	0	0	0
June 2031	45	18		0	0	0	0
June 2032	41	13		0	0	0	0
June 2033	36	9		0	0	0	0
June 2034	32	5		0	0	0	0
June 2035	27	1		0	0	0	0
June 2036	22	0		0	0	0	0
June 2037	17	0		0	0	0	0
June 2038	11	0		0	0	0	0
June 2039	4	0		0	0	0	0
June 2040	0	0		0	0	0	0
June 2041	0	0		0	0	0	0
June 2042	0	0		0	0	0	0
June 2043	0	0		0	0	0	0
Weighted Average Life in Years (to Maturity)†	15.79	11.94		8.90	7.76	6.82	5.20
Weighted Average Life in Years (to Call) †**	15.79	11.94		8.65	6.56	4.90	3.63

*           Indicates a value greater than 0% and less than 0.5%.

†           The weighted average life of a certificate of any class is determined by (i) multiplying the assumed reduction, if any, in the Class Principal Amount on each distribution date by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the total assumed reduction.

**        Assuming the mortgage loans are purchased on the first date permitted under “Description of the Certificates—Optional Purchase of the Mortgage Loans.”

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Percentage of Initial Class Principal Amount of the

Class B-2 Certificates Outstanding

at the Following Percentages of CPR

Prepayment Assumption
Distribution Date	0%	5%	15%	25%	35%	45%
Initial Percentage	100	100	100	100	100	100
June 2014	98	98	98	98	98	98
June 2015	96	96	96	96	96	96
June 2016	93	93	93	93	93	93
June 2017	91	91	91	91	91	91
June 2018	88	88	88	88	88	57
June 2019	86	84	81	77	73	23
June 2020	83	79	72	65	52	2
June 2021	80	74	62	50	26	0
June 2022	77	67	50	34	9	0
June 2023	74	61	38	20	0	0
June 2024	71	54	28	9	0	0
June 2025	68	48	20	0	0	0
June 2026	64	42	12	0	0	0
June 2027	60	37	6	0	0	0
June 2028	57	32	*	0	0	0
June 2029	53	27	0	0	0	0
June 2030	49	22	0	0	0	0
June 2031	45	18	0	0	0	0
June 2032	41	13	0	0	0	0
June 2033	36	9	0	0	0	0
June 2034	32	5	0	0	0	0
June 2035	27	1	0	0	0	0
June 2036	22	0	0	0	0	0
June 2037	17	0	0	0	0	0
June 2038	11	0	0	0	0	0
June 2039	4	0	0	0	0	0
June 2040	*	0	0	0	0	0
June 2041	*	0	0	0	0	0
June 2042	*	0	0	0	0	0
June 2043	0	0	0	0	0	0
Weighted Average Life in Years (to Maturity)†	15.80	11.94	8.90	7.76	6.82	5.20
Weighted Average Life in Years (to Call) †**	15.79	11.94	8.65	6.56	4.90	3.63

*               Indicates a value greater than 0% and less than 0.5%.

†               The weighted average life of a certificate of any class is determined by (i) multiplying the assumed reduction, if any, in the Class Principal Amount on each distribution date by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the total assumed reduction.

**            Assuming the mortgage loans are purchased on the first date permitted under “Description of the Certificates—Optional Purchase of the Mortgage Loans.”

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Percentage of Initial Class Principal Amount of the

Class B-3 Certificates Outstanding

at the Following Percentages of CPR

Prepayment Assumption
Distribution Date	0%	5%	15%	25%	35%	45%
Initial Percentage	100	100	100	100	100	100
June 2014	98	98	98	98	98	98
June 2015	96	96	96	96	96	96
June 2016	93	93	93	93	93	93
June 2017	91	91	91	91	91	91
June 2018	88	88	88	88	88	57
June 2019	86	84	81	77	73	23
June 2020	83	79	72	65	52	2
June 2021	80	74	62	50	26	0
June 2022	77	67	50	34	9	0
June 2023	74	61	38	20	0	0
June 2024	71	54	28	9	0	0
June 2025	68	48	20	0	0	0
June 2026	64	42	12	0	0	0
June 2027	60	37	6	0	0	0
June 2028	57	32	*	0	0	0
June 2029	53	27	*	0	0	0
June 2030	49	22	*	0	0	0
June 2031	45	18	*	0	0	0
June 2032	41	13	*	0	0	0
June 2033	36	9	*	0	0	0
June 2034	32	5	*	0	0	0
June 2035	27	1	0	0	0	0
June 2036	22	0	0	0	0	0
June 2037	17	0	0	0	0	0
June 2038	11	0	0	0	0	0
June 2039	4	0	0	0	0	0
June 2040	*	0	0	0	0	0
June 2041	*	0	0	0	0	0
June 2042	*	0	0	0	0	0
June 2043	0	0	0	0	0	0
Weighted Average Life in Years (to Maturity)†	15.80	11.94	8.90	7.76	6.82	5.20
Weighted Average Life in Years (to Call) †**	15.79	11.94	8.65	6.56	4.90	3.63

*               Indicates a value greater than 0% and less than 0.5%.

†               The weighted average life of a certificate of any class is determined by (i) multiplying the assumed reduction, if any, in the Class Principal Amount on each distribution date by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the total assumed reduction.

**            Assuming the mortgage loans are purchased on the first date permitted under “Description of the Certificates—Optional Purchase of the Mortgage Loans.”

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Class A-IO1 and Class IO2 Certificate Yield Considerations

The following tables indicates the sensitivity of the respective pre-tax yields to maturity on the Class A-IO1 and Class A-IO2 Certificates to various constant rates of prepayment on the mortgage loans by projecting the monthly aggregate distributions on the Class A-IO1 and Class A-IO2 Certificates, and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Modeling Assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans, which differ from their actual characteristics and performance, and assuming the aggregate purchase prices set forth below, plus accrued interest, if any. Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the Class A-IO1 and Class A-IO2 Certificates may result in yields being different from those shown in the tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

The yields to investors in the Class A-IO1 and Class A-IO2 Certificates will be sensitive to the rate and timing of principal payments (including prepayments, liquidations, repurchases, indemnification payments and defaults) on the mortgage loans, which may fluctuate significantly from time to time. An investor should fully consider the associated risks, including the risk that a relatively fast rate of principal payments (including prepayments, liquidations, repurchases and defaults) on the mortgage loans will have a material negative effect on the yields to investors in the Class A-IO1 and Class A-IO2 Certificates and could result in the failure of investors in such certificates to recoup their initial investment.

The following tables were prepared on the basis of the modeling assumptions and the Class Notional Amounts of the Class A-IO1 and Class A-IO2 Certificates set forth in the table on page S-1, and demonstrate the sensitivity of the respective pre-tax yields on the Class A-IO1 and Class A-IO2 Certificates to various constant rates of prepayment by projecting the aggregate payments of interest on such certificates and the corresponding pre-tax yields on a corporate bond equivalent (“CBE”) basis, assuming payments on the mortgage loans are made as set forth in the pooling and servicing agreement.

PRE-TAX YIELD TO MATURITY OF THE CLASS A-IO1 CERTIFICATES AT THE FOLLOWING PERCENTAGES OF CPR

Price (%)	10% CPR	15% CPR	20% CPR	25% CPR	30% CPR	35% CPR	40% CPR	45% CPR	50% CPR

Based upon the above assumptions, at approximately [__]% CPR (at an assumed purchase price of [_.____]% of the Class Notional Amount of the Class A-IO1 Certificates, excluding accrued interest, but adding accrued interest to the price for purposes of calculating yield), the pre-tax yield to the Class A-IO1 Certificates will be approximately 0%. If the rate of prepayments on the mortgage loans were to exceed such prepayment level for as little as one month, while equaling such level for all other months, the Class A-IO1 Certificateholders would not fully recoup their initial investment.

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PRE-TAX YIELD TO MATURITY OF THE CLASS A-IO2 CERTIFICATES AT THE FOLLOWING PERCENTAGES OF CPR

Price (%)	10% CPR	15% CPR	20% CPR	25% CPR	30% CPR	35% CPR	40% CPR	45% CPR	50% CPR

Based upon the above assumptions, at approximately [__]% CPR (at an assumed purchase price of [_.____]% of the Class Notional Amount of the Class A-IO2 Certificates, excluding accrued interest, but adding accrued interest to the price for purposes of calculating yield), the pre-tax yield to the Class A-IO2 Certificates will be approximately 0%. If the rate of prepayments on the mortgage loans were to exceed such prepayment level for as little as one month, while equaling such level for all other months, the Class A-IO2 Certificateholders would not fully recoup their initial investment.

The pre-tax yields set forth in the preceding tables were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class A-IO1 and Class A-IO2 Certificates would cause the discounted present value of such assumed stream of cash flows to the closing date to equal the assumed purchase prices (plus accrued interest), and converting such monthly rates to CBE rates.

USE OF PROCEEDS

The depositor will use the net proceeds of the issuance of the certificates to purchase the mortgage loans from the seller. Expenses incurred by the depositor in connection with this offering, excluding any underwriting discount, are expected to be approximately $800,000 ($240,000 of which expenses were incurred in connection with the selection and acquisition of the mortgage loans and other assets of the issuing entity).

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Investors should review the material set forth in this section together with the information in the section “Material Federal Income Tax Consequences” in the prospectus.

General

For federal income tax purposes, the trust estate will consist of a pool of assets for which two or more elections will be made to treat such pool as a “real estate mortgage investment conduit” (or “REMIC”) within the meaning of section 860D of the Internal Revenue Code, of 1986 (or the Code). The Class R Certificates will evidence ownership of the “residual interest” in the upper-tier REMIC. The Class LT-R Certificate will evidence ownership of the residual interest in each remaining REMIC formed pursuant to the pooling and servicing agreement. The offered certificates will be designated as “regular interests” in one of the REMICs. Accordingly, prospective investors should review “Material Federal Income Tax Consequences — REMIC Securities” in the prospectus.

Tax Treatment of the Offered Certificates

A holder of an offered certificate will be treated for tax purposes as holding an undivided interest in a REMIC regular interest corresponding to that certificate. Consequently, each beneficial owner

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of such a certificate will be required to report income accruing with respect to that certificate as discussed under “Material Federal Income Tax Consequences — REMIC Securities — Taxation of Regular Interest Securities” in the prospectus.

For federal income tax purposes, the offered certificates, as regular interests in a REMIC, are treated as debt instruments issued by the REMIC on the date on which those interests are created, and not as ownership interests in the REMIC or its assets. Owners of such certificates that otherwise report income under a cash method of accounting will be required to report income with respect to those certificates under an accrual method of accounting.

Original Issue Discount

The Class A-IO1 and Class A-IO2 Certificates will, and the remaining classes of offered certificates may, be treated as having been issued with original issue discount (or OID). A beneficial owner of such an offered certificate must include any OID with respect to such certificate in income as it accrues using a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. We refer you to “Material Federal Income Tax Consequences — Taxation of Debt Securities Generally —Original Issue Discount” in the prospectus. The prepayment assumption that will be used for purposes of computing OID, market discount or certificate premium, if any, for federal income tax purposes is a CPR of 15% per annum. No representation is made that the mortgage loans will, in fact, prepay at this or any other rate.

Information Reporting

The securities administrator will furnish or make available, within a reasonable time after the end of each calendar year, to each person who held an offered certificate at any time during the year, the information required by applicable rules to assist the holders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the certificates on behalf of beneficial owners.

Other Matters

If a mortgage loan becomes subject to an eminent domain proceeding as described under “The Agreements—Obligations in Respect of Proposed Eminent Domain Mortgage Loan Acquisition” above, and the mortgage loan is sold as a result of such proceeding, the proceeds, if any, that are realized in excess of the REMIC’s tax basis in such mortgage loan would be subject to a 100% prohibited transaction tax, unless the sale is incident to the foreclosure, default or imminent default of the mortgage loan.

ERISA CONSIDERATIONS

A fiduciary of any Plan, any insurance company, whether through its general or separate accounts, or any other person investing ERISA “plan assets” of any Plan, as defined under “ERISA Considerations” in the prospectus, should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. The purchase or holding of the Class A-1, Class A-2, Class A-3 and Class A-IO1 Certificates, by or on behalf of, or with ERISA “plan assets” of, a Plan may qualify for exemptive relief under U.S. Department of Labor (or “DOL”) Prohibited Transaction Exemption 90-29, as amended (the “Underwriter Exemption”), as described under “ERISA Considerations” in the prospectus, provided that those certificates are rated at least “BBB-” (or its equivalent) by Standard & Poor’s, Moody’s, Fitch, DBRS Limited or DBRS Inc., at the time of purchase. The Underwriter Exemption contains a number of other conditions which must be met for the Underwriter Exemption to apply, including the requirement that any ERISA Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act. The depositor expects that the specific conditions of the Underwriter Exemption should be satisfied with respect to the Class A-1, Class A-2, Class A-3 and Class A-IO1 Certificates so that the Underwriter Exemption should provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and (b) of ERISA and Section

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4975(c) of the Code, for transactions in connection with the servicing, management and operation of the mortgage pool, provided that the general conditions of the Underwriter Exemption are satisfied.

Each beneficial owner of Class A-1, Class A-2, Class A-3 and Class A-IO1 Certificates or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan investor; (ii) it has acquired and is holding such Class A-1, Class A-2, Class A-3 and Class A-IO1 Certificates in reliance on the Underwriter Exemption, and it understands that there are certain conditions to the availability of the Underwriter Exemption, including that the Class A-1, Class A-2, Class A-3 and Class A-IO1 Certificates must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Standard & Poor’s, Moody’s, Fitch, DBRS Limited or DBRS Inc.; or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Section V(e) of Prohibited Transaction Class Exemption, or PTCE, 95-60 (a “General Account”), and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

If any Class A-1, Class A-2, Class A-3 and Class A-IO1 Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Class A-1, Class A-2, Class A-3 and Class A-IO1 Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the master servicer, the securities administrator, each servicer, the trustee, the underwriter and the issuing entity from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

Because the exemptive relief afforded by the Underwriter Exemption or any similar exemption that might be available will not likely apply to the purchase, sale or holding of the Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates that are not placed by an underwriter, transfers of those certificates to any Plan investor will not be registered by the securities administrator unless (i) such certificates are placed by an underwriter with an exemption substantially similar to the Underwriter Exemption and meets the conditions of such underwriter exemption or (B)(1) the Plan investor is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is a General Account, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied, or (ii) the transferee provides the trustee, the depositor, the master servicer, the servicers and the securities administrator with an opinion of counsel satisfactory to those parties, which opinion will not be at the expense of those entities, that the purchase of those certificates by or on behalf of the Plan investor:

•	is permissible under applicable law;

•	will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code; and

•	will not subject the trustee, the depositor, the master servicer, the securities administrator or the servicers to any obligation in addition to those undertaken in the pooling and servicing agreement or the servicing agreements.

Any fiduciary or other investor of ERISA “plan assets” that proposes to acquire or hold the offered certificates on behalf of or with ERISA “plan assets” of any Plan should consult with its counsel with respect to (i) whether the specific and general conditions and the other requirements in the Underwriter Exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code to the proposed investment. See “ERISA Considerations” in the prospectus.

The sale of any of the offered certificates to a Plan is in no respect a representation by the depositor or the underwriter that such an investment meets all relevant legal requirements relating to

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investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement among the depositor, the seller, Redwood Trust, Inc. and the underwriter, the depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the depositor, the Class Principal Amount or Class Notional Amount, as applicable, of certain classes of offered certificates as set forth below:

	Initial Class	Underwriter’s Purchase Price (as	Underwriter’s Purchase Price (in dollars)
Class	Principal Amount or Class Notional Amount	percentage of principal amount or notional amount)[1]	(Per total)[1]	(Per minimum denomination basis)[2]
Class A-1
Class A-2
Class A-3
Class A-IO1

1 Compensation to the underwriter will equal the excess, if any, of the purchase price received by the underwriter over the underwriter’s purchase price specified in the table. If the closing date occurs after June 13, 2013 but on or prior to June 28, 2013, under certain circumstances the underwriter’s purchase price percentage will be reduced by 0.078125% per seven calendar day period, pro rated for the actual number of calendar days from and including June 13, 2013 but excluding the actual closing date.

2 The minimum denomination of the Class A-1, Class A-2 and Class A-3 Certificates is $100,000 and the minimum denomination of the Class A-IO1 Certificates is $1,000,000.

Distribution of the Class A-1, Class A-2, Class A-3 and Class A-IO1 Certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Investors in the Class A-1, Class A-2, Class A-3 and Class A-IO1 Certificates should expect that they may pay a price for their certificates that is higher than the price paid by the underwriter to the depositor. Any such excess will be compensation to the underwriter.

The underwriter may effect these transactions by selling the Class A-1, Class A-2, Class A-3 and Class A-IO1 Certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the Class A-1, Class A-2, Class A-3 and Class A-IO1 Certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of the Class A-1, Class A-2, Class A-3 and Class A-IO1 Certificates are also underwriters under the Securities Act of 1933. Any profit on the resale of the Class A-1, Class A-2, Class A-3 and Class A-IO1 Certificates would be underwriter compensation in the form of underwriting discounts and commissions under the Securities Act, as amended.

The underwriter intends to make a secondary market for the Class A-1, Class A-2, Class A-3 and Class A-IO1 Certificates, but has no obligation to do so. There can be no assurance that a secondary market for those certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment. The certificates will not be listed on any national securities exchange.

S-120

The depositor, the seller and Redwood Trust, Inc. have agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Prior to the execution of the underwriting agreement, the sponsor and Redwood Trust, Inc. entered into a preliminary arrangement with Merrill Lynch, Pierce, Fenner & Smith Incorporated in contemplation of the issuance of the certificates. The arrangement contemplated an approximate size of a pool of mortgage loans that would underlie the certificates, subject to permitted variances, and contained various other conditions including the assignment of expected ratings to certain classes of certificates, the issuance of subordinate classes of certificates, an expected interest rate on certain classes of certificates, preliminary pricing expectations for the purchase price to be paid by the underwriter for the senior certificates in the aggregate, and a projected closing date. The actual purchase price is subject to adjustment depending on various circumstances, including the actual closing date, and consummation of the transaction is subject to various conditions and approvals, including entering into a mutually acceptable underwriting agreement. We refer you to the Rule 424(b)(3) prospectus filed by the depositor with the SEC on May 29, 2013, that contains a description of such arrangement with Merrill Lynch, Pierce, Fenner & Smith Incorporated. The preliminary purchase price percentage to be paid by the underwriter may be adjusted under certain circumstances. The purchase price to be paid by the underwriter to the depositor will be included in the final prospectus.

The Class B-4 and Class B-5 Certificates, together with any unsold Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be purchased by the sponsor or one or more of its affiliates. These certificates may be offered by the depositor from time to time directly or through an underwriter or agent in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. There is currently no underwriting agreement in effect for the Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates. Proceeds to the depositor from any sale of the Class A-IO2, Class B-1, Class B-2, Class B-3, Class B-4 or Class B-5 Certificates will equal the purchase price paid by their purchaser, net of any expenses payable by the depositor and any compensation payable to any underwriter or agent.

LEGAL MATTERS

Certain matters with respect to the certificates will be passed upon for the issuing entity by Orrick, Herrington & Sutcliffe LLP, New York, New York.  The validity of the certificates will be passed upon for the issuing entity by Weintraub Tobin Chediak Coleman Grodin Law Corporation, San Francisco, California. REMIC status and certain other federal income tax consequences will be passed upon for the issuing entity by Chapman and Cutler LLP, San Francisco, California. Bingham McCutchen LLP, Washington, D.C. will act as counsel for the underwriter.

RATINGS

The depositor expects that the senior certificates will receive credit ratings from three nationally recognized statistical rating organizations that have been hired to rate the certificates (the “hired NRSROs”) and the other offered certificates will receive credit ratings from two hired NRSROs.

The ratings assigned by each hired NRSRO do not constitute a statement regarding frequency of prepayments of the mortgage loans. The ratings of each hired NRSRO do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

The ratings assigned to the certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the hired NRSROs.

The issuing entity is not requesting a rating of the certificates by any rating agency other than the hired NRSROs referred to above; there can be no assurance, however, as to whether any other rating agency will rate the certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the certificates could be lower than the ratings assigned by the hired NRSROs.

S-121

In preparing for the offering of the certificates, the sponsor engaged each hired NRSRO to provide ratings on the offered certificates. Accordingly, the sponsor executed an engagement letter with each hired NRSRO setting forth the terms on which the hired NRSROs would provide such ratings.

Although the engagement letter with each hired NRSRO states that its fees are not contingent upon the issuance of the certificates, if the certificates are not issued under certain circumstances a portion of the fees of each hired NRSRO may not be payable. In addition, the fees paid to each hired NRSRO at closing include a fee for ongoing surveillance by each hired NRSRO for so long as the certificates are outstanding. However, the hired NRSROs are under no obligation to continue to monitor or provide a rating on the certificates.

S-122

GLOSSARY OF DEFINED TERMS

2005-4 RMBS	S-74
2006-1 RMBS	S-75
2055 drive-by appraisal	S-48
Accrual Period	S-58
Aggregate Expense Rate	S-58
Applicable Credit Support Percentage	S-58
Article 122a	S-18
Available Distribution Amount	S-58
business day	S-64
CDA	S-48
Certificate Distribution Amount	S-57
Certificate Interest Rate	S-59
Certificate Principal Amount	S-59
Certificate Writedown Amount	S-59
certificateholders	S-54
CFPB	S-17
Chicago Certificates	S-75
Citibank	S-79
CitiMortgage	S-79
Class Notional Amount	S-60
Class Principal Amount	S-60
Class Subordination Percentage	S-60
Clearstream Luxembourg Participants	S-55
CLTV	S-42
Code	S-13
combined loan-to-value ratio	S-42
Controlling Holder	S-60
Cooperative Shares	S-107
CPR	S-110
Credit Support Depletion Date	S-60
Current Interest	S-60
custodial account	S-57
cut-off date	S-6
distribution account	S-57
Dodd-Frank Act	S-17
DOL	S-120
DTC	S-1
DTC Participant	S-1
Due Date	S-60
Due Period	S-60
ERISA	S-13
Event of Default	S-101
Exchange Act	S-51
FEMA	S-25
FHLB-Chicago	S-75
FHLB-Chicago Defendants	S-75
FHLB-Seattle	S-74
FHLB-Seattle Defendants	S-74
Global Certificates	S-1
hired NRSRO	S-20
Insurance Proceeds	S-60
Interest Distribution Amount	S-60
Interest Shortfall	S-61
IRS	S-3
issuing entity accounts	S-88
Liquidated Mortgage Loan	S-61
Liquidation Proceeds	S-61
loan-to-value ratio	S-42
LTV	S-42
master servicer collection account	S-57
Master Servicer Remittance Date	S-61
MERS	S-38
Modeling Assumptions	S-110
mortgage loan purchase agreement	S-12
Net Interest Shortfall	S-61
Net Mortgage Rate	S-61
Net Prepayment Interest Shortfall	S-61
Net WAC	S-61
non-hired NRSRO	S-20
offered certificates	S-53
original appraisals	S-45
original loan-to-value ratio	S-42
Original Subordinate Class Principal Amount	S-61
originators	S-5
Plan	S-13
pooling and servicing agreement	S-89
Prepayment Interest Shortfall	S-61
Prepayment Period	S-62
Principal Forbearance Amount	S-62
Proprietary Lease	S-108
Realized Loss	S-62
regular interests	S-13
Relief Act	S-25
REMIC	S-119
REMIC Provisions	S-62
REO Property	S-62
RRAC	S-77
RWT Holdings	S-76
Schwab	S-75
Schwab Certificate	S-75
Schwab Defendants	S-75
Seattle Certificate	S-74
SEC	S-51
Senior Percentage	S-62
Senior Prepayment Percentage	S-62
Senior Principal Distribution Amount	S-63, S-65
servicer	S-78
Servicer Remittance Date	S-63
servicers	S-5
servicing agreement	S-97
sponsor’s pre-offering review	S-45
Stated Principal Balance	S-63
Step-Down Test	S-63
Subordinate Class Percentage	S-64
Subordinate Percentage	S-64
Subordinate Prepayment Percentage	S-64
Subordinate Principal Distribution Amount	S-64, S-66
Subsequent Recovery	S-64

I-S-1

GLOSSARY OF DEFINED TERMS

Substitution Amount	S-64
TIA	S-103
TIA Applicability Determination	S-103
TIN	S-4
U.S. withholding agent	S-3
Underwriter Exemption	S-120
United States person	S-5
Wells Fargo Bank	S-80
WTNA	S-70

I-S-2

ANNEX A – CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

The mortgage loans are expected to have the following approximate aggregate characteristics as of the cut-off date. Prior to the issuance of the certificates, mortgage loans may be removed from the trust fund as a result of incomplete documentation or otherwise, if the depositor deems such removal necessary or appropriate.

Set forth below is a description of certain additional characteristics of the mortgage loans as of the cut-off date (except as otherwise indicated). All percentages or weighted averages of the mortgage loans are approximate percentages or weighted averages by stated principal balance as of the cut-off date (except as otherwise indicated). In some instances, percentages may not add to 100% due to rounding.

The credit scores shown in the tables below are based on the FICO scores obtained by the applicable originator.

A-1

Product Type of the Mortgage Loans

Product Type	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
15 Year Fixed	4	3,071,063.98	0.67	767,766.00	3.219	782	63.66	65.76
20 Year Fixed	4	2,785,668.82	0.61	696,417.21	3.518	761	48.75	48.75
25 Year Fixed	1	626,963.29	0.14	626,963.29	3.750	748	69.88	69.88
30 Year Fixed	594	453,674,768.11	98.59	763,762.24	3.841	771	66.99	67.59
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

Stated Principal Balances of the Mortgage Loans at Origination

Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
400,000.01 - 500,000.00	31	14,852,928.21	3.23	479,126.72	3.828	770	70.02	70.45
500,000.01 - 600,000.00	111	61,012,241.47	13.26	549,659.83	3.847	775	69.86	70.40
600,000.01 - 700,000.00	143	94,350,173.41	20.50	659,791.42	3.891	771	68.33	69.22
700,000.01 - 800,000.00	112	83,303,712.72	18.10	743,783.15	3.849	771	67.69	68.11
800,000.01 - 900,000.00	67	56,733,766.24	12.33	846,772.63	3.827	769	66.19	66.32
900,000.01 - 1,000,000.00	80	76,903,327.17	16.71	961,291.59	3.830	769	66.61	67.67
1,000,000.01 - 1,100,000.00	20	21,147,679.40	4.60	1,057,383.97	3.762	767	65.45	65.45
1,100,000.01 - 1,200,000.00	16	18,496,105.71	4.02	1,156,006.61	3.719	787	59.23	59.64
1,200,000.01 - 1,300,000.00	4	4,871,062.50	1.06	1,217,765.63	3.720	785	63.11	63.11
1,300,000.01 - 1,400,000.00	4	5,395,224.53	1.17	1,348,806.13	3.748	752	61.02	61.02
1,400,000.01 - 1,500,000.00	9	13,169,179.73	2.86	1,463,242.19	3.750	765	63.41	65.04
1,500,000.01 - 1,600,000.00	4	6,219,773.35	1.35	1,554,943.34	3.937	758	57.27	57.27
1,700,000.01 - 1,800,000.00	1	1,744,483.74	0.38	1,744,483.74	3.500	807	43.75	43.75
1,900,000.01 - 2,000,000.00	1	1,958,806.02	0.43	1,958,806.02	3.500	774	59.90	59.90
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

The average stated principal balance of the mortgage loans at origination was approximately $764,838.11.

A-2

Stated Principal Balances of the Mortgage Loans as of the Cut-off Date

Range of Stated Principal Balances ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
400,000.01 - 500,000.00	31	14,852,928.21	3.23	479,126.72	3.828	770	70.02	70.45
500,000.01 - 600,000.00	112	61,612,026.44	13.39	550,107.38	3.846	775	69.96	70.50
600,000.01 - 700,000.00	144	95,149,845.63	20.68	660,762.82	3.893	771	68.22	69.11
700,000.01 - 800,000.00	111	82,704,101.43	17.97	745,081.99	3.849	772	67.79	68.21
800,000.01 - 900,000.00	66	55,933,920.34	12.16	847,483.64	3.824	769	66.07	66.20
900,000.01 - 1,000,000.00	80	76,903,327.17	16.71	961,291.59	3.830	769	66.61	67.67
1,000,000.01 - 1,100,000.00	20	21,147,679.40	4.60	1,057,383.97	3.762	767	65.45	65.45
1,100,000.01 - 1,200,000.00	17	19,695,971.04	4.28	1,158,586.53	3.706	788	59.89	60.27
1,200,000.01 - 1,300,000.00	3	3,671,197.17	0.80	1,223,732.39	3.791	778	60.86	60.86
1,300,000.01 - 1,400,000.00	4	5,395,224.53	1.17	1,348,806.13	3.748	752	61.02	61.02
1,400,000.01 - 1,500,000.00	9	13,169,179.73	2.86	1,463,242.19	3.750	765	63.41	65.04
1,500,000.01 - 1,600,000.00	4	6,219,773.35	1.35	1,554,943.34	3.937	758	57.27	57.27
1,700,000.01 - 1,800,000.00	1	1,744,483.74	0.38	1,744,483.74	3.500	807	43.75	43.75
1,900,000.01 - 2,000,000.00	1	1,958,806.02	0.43	1,958,806.02	3.500	774	59.90	59.90
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

The average stated principal balance of the mortgage loans as of the cut-off date was approximately $763,115.20.

Gross Mortgage Rates of the Mortgage Loans as of the Cut-off Date

Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
2.751 - 3.000	2	1,635,788.16	0.36	817,894.08	3.000	795	58.34	58.34
3.001 - 3.250	4	3,372,577.25	0.73	843,144.31	3.233	759	59.07	60.98
3.251 - 3.500	34	30,769,086.73	6.69	904,973.14	3.472	778	61.37	62.15
3.501 - 3.750	212	161,462,504.79	35.09	761,615.59	3.712	775	63.12	63.95
3.751 - 4.000	295	224,411,121.63	48.77	760,715.67	3.922	769	69.48	69.93
4.001 - 4.250	46	31,934,856.12	6.94	694,236.00	4.175	767	72.07	72.36
4.251 - 4.500	10	6,572,529.52	1.43	657,252.95	4.411	760	76.27	76.27
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

The weighted average gross mortgage rate of the mortgage loans as of the cut-off date was approximately 3.835%.

A-3

Seasoning of the Mortgage Loans as of the Cut-off Date

Range of Seasoning (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
0	1	910,000.00	0.20	910,000.00	3.000	793	54.32	54.32
1 - 2	583	445,392,703.81	96.79	763,966.90	3.840	771	66.90	67.50
3 - 4	17	12,495,003.38	2.72	735,000.20	3.740	778	68.36	68.36
5 - 6	2	1,360,757.01	0.30	680,378.51	3.460	760	49.89	54.62
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

The weighted average seasoning of the mortgage loans as of the cut-off date was approximately 1 month.

Loan-to-Value Ratio of the Mortgage Loans at Origination

Range of Original Loan-to- Value Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
15.01 - 20.00	2	1,399,176.78	0.30	699,588.39	3.813	797	19.90	22.75
20.01 - 25.00	4	3,218,756.56	0.70	804,689.14	3.784	776	23.51	25.79
25.01 - 30.00	2	1,261,492.69	0.27	630,746.35	3.553	764	26.52	30.56
30.01 - 35.00	5	3,855,316.47	0.84	771,063.29	3.850	772	31.73	31.73
35.01 - 40.00	12	10,170,970.95	2.21	847,580.91	3.804	779	37.21	41.95
40.01 - 45.00	8	7,105,430.25	1.54	888,178.78	3.618	770	42.97	48.08
45.01 - 50.00	28	24,738,423.35	5.38	883,515.12	3.754	774	47.52	47.77
50.01 - 55.00	42	34,251,777.87	7.44	815,518.52	3.718	767	52.61	53.23
55.01 - 60.00	58	46,094,997.83	10.02	794,741.34	3.775	771	58.19	59.36
60.01 - 65.00	60	44,463,358.82	9.66	741,055.98	3.785	767	63.30	63.91
65.01 - 70.00	82	67,394,437.23	14.65	821,883.38	3.824	767	68.49	69.29
70.01 - 75.00	96	74,538,421.97	16.20	776,441.90	3.903	771	73.78	73.91
75.01 - 80.00	204	141,665,903.43	30.79	694,440.70	3.897	775	79.31	79.33
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

The weighted average loan-to-value ratio of the mortgage loans at origination was approximately 66.86%.

A-4

Combined Loan-to-Value Ratio of the Mortgage Loans at Origination

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
15.01 - 20.00	1	700,231.09	0.15	700,231.09	3.875	806	19.80	19.80
20.01 - 25.00	3	2,241,713.23	0.49	747,237.74	3.798	766	23.08	23.08
25.01 - 30.00	2	1,361,342.07	0.30	680,671.04	3.568	777	23.61	26.54
30.01 - 35.00	7	5,431,456.11	1.18	775,922.30	3.821	776	29.74	32.03
35.01 - 40.00	8	7,143,554.07	1.55	892,944.26	3.801	783	37.59	37.59
40.01 - 45.00	6	5,561,953.83	1.21	926,992.31	3.638	773	42.49	43.02
45.01 - 50.00	29	25,560,085.58	5.55	881,382.26	3.758	773	46.94	47.60
50.01 - 55.00	42	33,309,286.68	7.24	793,078.25	3.715	768	52.37	52.56
55.01 - 60.00	55	43,968,125.25	9.55	799,420.46	3.774	772	57.69	58.31
60.01 - 65.00	56	42,040,534.66	9.14	750,723.83	3.778	767	62.89	63.28
65.01 - 70.00	80	66,654,817.31	14.49	833,185.22	3.813	766	67.49	68.55
70.01 - 75.00	100	77,737,800.91	16.89	777,378.01	3.895	771	73.40	73.75
75.01 - 80.00	214	148,447,563.41	32.26	693,680.20	3.899	775	78.64	79.27
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

The weighted average combined loan-to-value ratio of the mortgage loans at origination was approximately 67.46%. The combined loan-to-value at origination was calculated using the full lien amount (drawn and undrawn) for the second mortgage. Using only the drawn amount of the second mortgage at the time of origination, the weighted average combined loan-to-value ratio at origination would have been approximately 67.33%.

Credit Scores of the Mortgage Borrowers at Origination

Range of Credit Scores	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
691 - 700	1	447,882.44	0.10	447,882.44	3.125	700	60.13	74.50
701 - 710	14	10,423,056.00	2.27	744,504.00	3.827	706	57.67	57.67
711 - 720	10	7,973,763.72	1.73	797,376.37	4.022	716	69.29	69.91
721 - 730	28	21,791,366.92	4.74	778,263.10	3.925	726	69.85	69.85
731 - 740	30	24,717,831.21	5.37	823,927.71	3.853	735	69.37	70.20
741 - 750	45	33,842,554.66	7.35	752,056.77	3.894	745	64.16	65.44
751 - 760	39	30,131,152.39	6.55	772,593.65	3.843	756	65.60	66.00
761 - 770	87	67,678,718.22	14.71	777,916.30	3.818	766	66.64	67.37
771 - 780	87	64,504,144.27	14.02	741,426.95	3.815	776	68.07	68.92
781 - 790	102	79,631,059.41	17.31	780,696.66	3.805	786	67.34	67.99
791 - 800	95	69,940,166.88	15.20	736,212.28	3.831	795	67.96	68.32
801 - 810	54	41,368,033.97	8.99	766,074.70	3.801	805	63.83	64.01
811 - 820	11	7,708,734.11	1.68	700,794.01	3.906	813	70.80	70.80
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

The weighted average credit score of the mortgage loans at origination was approximately 771.

A-5

Documentation Type of the Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Two Years Income with Assets	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

Monthly Income of the Mortgage Borrower at Origination

Range of Monthly Income ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
0.01 - 6,000.00	2	1,517,285.76	0.33	758,642.88	3.937	781	60.72	60.72
6,000.01 - 10,000.00	19	11,326,824.99	2.46	596,148.68	3.822	768	67.17	67.74
10,000.01 - 20,000.00	247	171,241,593.92	37.21	693,285.81	3.838	773	68.29	68.68
20,000.01 - 30,000.00	195	152,877,615.84	33.22	783,987.77	3.844	772	67.38	67.94
30,000.01 - 40,000.00	70	56,204,691.03	12.21	802,924.16	3.850	771	65.69	66.60
40,000.01 - 50,000.00	26	22,051,461.31	4.79	848,133.13	3.812	768	67.13	68.64
50,000.01 - 60,000.00	19	19,192,929.72	4.17	1,010,154.20	3.785	771	61.53	62.86
60,000.01 - 70,000.00	11	10,668,900.00	2.32	969,900.00	3.794	752	57.48	58.27
70,000.01 - 80,000.00	7	6,600,029.94	1.43	942,861.42	3.773	772	68.65	68.65
80,000.01 - 90,000.00	4	5,314,873.08	1.16	1,328,718.27	3.750	755	59.74	59.74
100,000.01 - 300,000.00	3	3,162,258.61	0.69	1,054,086.20	3.788	791	57.59	57.59
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

The weighted average monthly income of the mortgage borrower at origination was approximately $27,433.30.

A-6

Debt-to-Income Ratio of the Mortgage Loans at Origination

Range of Debt-to-Income Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
5.01 - 10.00	6	4,482,480.18	0.97	747,080.03	3.829	780	71.88	71.88
10.01 - 15.00	24	18,741,981.49	4.07	780,915.90	3.780	773	56.91	58.32
15.01 - 20.00	50	37,615,573.50	8.17	752,311.47	3.828	774	67.41	67.97
20.01 - 25.00	74	56,016,846.64	12.17	756,984.41	3.822	769	68.30	69.53
25.01 - 30.00	113	82,417,058.98	17.91	729,354.50	3.847	775	64.66	65.15
30.01 - 35.00	118	89,574,638.42	19.47	759,107.11	3.863	771	68.82	69.35
35.01 - 40.00	108	85,963,849.79	18.68	795,961.57	3.836	774	67.26	67.85
40.01 - 45.00	101	77,189,151.44	16.77	764,249.02	3.811	767	67.17	67.44
45.01 - 50.00	8	7,158,356.96	1.56	894,794.62	3.848	759	68.87	68.87
50.01 - 55.00	1	998,526.80	0.22	998,526.80	3.875	702	64.10	64.10
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

The weighted average debt-to-income ratio of the mortgage loans at origination was approximately 31.00%.

A-7

Verified Assets of the Mortgage Borrower at Origination

Range of Assets Verified ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
0.01 - 50,000.00	50	31,488,244.91	6.84	629,764.90	3.870	764	69.49	69.64
50,000.01 - 100,000.00	104	74,000,576.17	16.08	711,544.00	3.875	767	70.48	71.19
100,000.01 - 150,000.00	91	66,099,795.76	14.36	726,371.38	3.822	771	68.03	68.99
150,000.01 - 200,000.00	72	53,739,641.86	11.68	746,383.91	3.843	772	69.83	70.78
200,000.01 - 250,000.00	60	47,598,445.27	10.34	793,307.42	3.892	770	70.51	71.28
250,000.01 - 300,000.00	37	30,564,123.73	6.64	826,057.40	3.832	781	65.68	65.99
300,000.01 - 350,000.00	36	26,550,509.25	5.77	737,514.15	3.793	777	66.91	66.91
350,000.01 - 400,000.00	22	17,921,415.61	3.89	814,609.80	3.828	767	63.30	64.69
400,000.01 - 450,000.00	11	9,109,152.18	1.98	828,104.74	3.760	784	66.89	67.57
450,000.01 - 500,000.00	16	14,455,252.45	3.14	903,453.28	3.813	770	65.88	65.88
500,000.01 - 550,000.00	7	6,665,595.22	1.45	952,227.89	3.781	778	54.06	54.06
550,000.01 - 600,000.00	13	8,926,533.68	1.94	686,656.44	3.772	768	61.76	62.76
600,000.01 - 650,000.00	8	6,300,382.54	1.37	787,547.82	3.784	765	61.17	61.17
650,000.01 - 700,000.00	9	6,479,884.96	1.41	719,987.22	3.754	787	63.68	63.68
700,000.01 - 750,000.00	6	4,908,375.41	1.07	818,062.57	3.868	758	67.18	67.18
750,000.01 - 800,000.00	6	4,571,516.15	0.99	761,919.36	3.817	786	70.18	70.18
800,000.01 - 850,000.00	6	5,130,667.42	1.11	855,111.24	3.796	782	57.60	57.60
850,000.01 - 900,000.00	5	4,669,962.54	1.01	933,992.51	3.829	757	61.24	61.24
900,000.01 - 950,000.00	6	5,416,488.98	1.18	902,748.16	3.789	765	61.99	61.99
950,000.01 - 1,000,000.00	6	5,165,088.17	1.12	860,848.03	3.734	767	57.33	57.33
1,000,000.01 - 3,000,000.00	23	20,661,702.17	4.49	898,334.88	3.772	768	59.91	60.43
3,000,000.01 - 5,000,000.00	8	8,538,730.20	1.86	1,067,341.28	3.825	792	49.44	50.30
7,000,000.01 - 9,000,000.00	1	1,196,379.57	0.26	1,196,379.57	3.750	799	37.09	37.09
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

The weighted average verified assets of the mortgage borrowers at origination was approximately $408,148.93.

Self-Employment Status of the Mortgage Borrower at Origination

Self-Employment Status	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Not Self-Employed	429	318,437,647.81	69.20	742,278.90	3.844	773	67.53	68.08
Self-Employed	174	141,720,816.39	30.80	814,487.45	3.813	767	65.36	66.08
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

A-8

Occupancy Type of the Mortgage Loans

Occupancy Type	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Owner-Occupied	584	445,420,267.79	96.80	762,705.94	3.831	771	66.89	67.51
Second Home	18	14,273,249.91	3.10	792,958.33	3.928	769	66.34	66.34
Investment Property	1	464,946.50	0.10	464,946.50	4.000	802	55.00	55.00
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Rate Term Refinance	331	251,489,899.72	54.65	759,788.22	3.825	770	63.82	64.81
Purchase	226	173,258,218.50	37.65	766,629.29	3.847	774	73.47	73.47
Cash-Out Refinance	45	34,811,269.79	7.57	773,583.77	3.844	767	56.24	56.94
Construction to Permanent	1	599,076.19	0.13	599,076.19	3.625	760	52.17	52.17
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

A-9

Property Type of the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Single Family Detached	385	299,202,938.43	65.02	777,150.49	3.833	771	65.98	66.58
Planned Unit Development	175	127,574,609.52	27.72	728,997.77	3.841	774	69.15	69.85
Condominium	25	19,277,347.32	4.19	771,093.89	3.850	763	69.21	69.30
Single Family Attached	9	7,395,779.97	1.61	821,753.33	3.821	753	68.40	68.40
Two- to Four-Family	4	3,150,139.54	0.68	787,534.89	3.732	769	50.95	50.95
Cooperative Unit	4	2,479,276.07	0.54	619,819.02	3.775	778	49.68	51.73
Townhouse	1	1,078,373.35	0.23	1,078,373.35	3.750	777	75.00	75.00
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

A-10

Geographic Concentration of the Mortgage Loans (States)

State	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
California	238	191,850,023.41	41.69	806,092.54	3.851	772	63.36	64.13
Texas	48	33,759,253.02	7.34	703,317.77	3.821	766	68.86	69.00
Massachusetts	47	32,394,895.23	7.04	689,253.09	3.839	767	66.81	67.48
Virginia	34	27,252,773.89	5.92	801,552.17	3.747	777	71.93	72.55
Washington	30	22,224,158.87	4.83	740,805.30	3.807	769	70.18	70.46
Maryland	26	21,988,771.45	4.78	845,721.98	3.774	766	69.10	70.61
Illinois	30	20,139,180.55	4.38	671,306.02	3.886	778	74.38	74.38
Colorado	22	17,368,808.40	3.77	789,491.29	3.872	770	68.83	70.01
Georgia	21	14,191,764.99	3.08	675,798.33	3.824	776	72.42	72.74
Arizona	17	11,060,797.72	2.40	650,635.16	3.881	776	67.09	67.65
Florida	13	10,252,113.95	2.23	788,624.15	3.787	774	70.10	70.10
New York	11	8,912,253.42	1.94	810,204.86	3.814	765	59.10	59.67
District Of Columbia	6	5,688,643.95	1.24	948,107.33	3.673	757	69.44	69.44
New Jersey	7	5,431,997.62	1.18	775,999.66	3.783	770	69.41	69.41
Pennsylvania	5	3,991,820.68	0.87	798,364.14	3.888	752	72.10	72.10
Connecticut	5	3,856,273.04	0.84	771,254.61	3.911	788	68.74	68.74
Tennessee	5	3,530,370.13	0.77	706,074.03	3.996	782	69.91	69.91
Utah	4	3,237,892.19	0.70	809,473.05	3.732	772	65.28	65.28
Oregon	5	2,814,823.99	0.61	562,964.80	3.954	784	67.29	70.30
North Carolina	4	2,793,138.93	0.61	698,284.73	3.905	774	74.81	74.81
South Carolina	4	2,699,797.92	0.59	674,949.48	3.917	779	71.88	71.88
Michigan	4	2,378,515.38	0.52	594,628.85	3.947	772	75.86	75.86
Missouri	3	2,352,669.30	0.51	784,223.10	3.837	768	70.62	70.62
Wisconsin	2	1,708,479.35	0.37	854,239.68	3.875	758	67.44	67.44
Nebraska	2	1,564,330.02	0.34	782,165.01	3.750	763	73.83	73.83
Alabama	2	1,316,240.78	0.29	658,120.39	4.076	753	68.81	68.81
Indiana	2	993,998.01	0.22	496,999.01	3.750	796	49.98	49.98
Mississippi	1	987,393.38	0.21	987,393.38	3.625	797	74.07	74.07
Delaware	1	847,261.77	0.18	847,261.77	3.375	762	58.17	58.17
New Mexico	1	697,934.19	0.15	697,934.19	3.875	724	56.00	56.00
Arkansas	1	694,435.71	0.15	694,435.71	3.750	760	63.23	63.23
Nevada	1	645,510.27	0.14	645,510.27	4.125	742	70.54	70.54
Minnesota	1	532,142.69	0.12	532,142.69	3.375	794	59.88	59.88
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

A-11

Geographic Concentration of the Mortgage Loans (Top 10 Cities)

City	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Los Angeles, CA	9	10,149,980.00	2.21	1,127,775.56	3.854	773	66.54	66.54
Seattle, WA	11	8,438,709.68	1.83	767,155.43	3.781	777	73.25	73.25
San Diego, CA	10	8,143,723.42	1.77	814,372.34	3.880	765	67.61	67.61
Houston, TX	10	7,270,795.30	1.58	727,079.53	3.834	769	66.97	66.97
San Francisco, CA	9	6,952,265.57	1.51	772,473.95	3.866	758	63.77	63.77
Chicago, IL	10	6,796,935.98	1.48	679,693.60	3.795	779	72.82	72.82
Bethesda, MD	7	6,666,958.26	1.45	952,422.61	3.803	762	67.36	72.36
Menlo Park, CA	6	6,372,091.54	1.38	1,062,015.26	3.699	781	54.61	54.61
Danville, CA	8	6,085,198.56	1.32	760,649.82	3.777	765	66.17	66.17
Washington, DC	6	5,688,643.95	1.24	948,107.33	3.673	757	69.44	69.44
Other	517	387,593,161.94	84.23	749,696.64	3.840	772	66.83	67.46
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

Original Term to Maturity of the Mortgage Loans

Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
180	4	3,071,063.98	0.67	767,766.00	3.219	782	63.66	65.76
240	4	2,785,668.82	0.61	696,417.21	3.518	761	48.75	48.75
300	1	626,963.29	0.14	626,963.29	3.750	748	69.88	69.88
360	594	453,674,768.11	98.59	763,762.24	3.841	771	66.99	67.59
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

The weighted average original term to maturity of the mortgage loans was approximately 358 months.

A-12

Remaining Term to Maturity of the Mortgage Loans as of the Cut-off Date

Range of Remaining Terms to Maturity (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
121 - 180	4	3,071,063.98	0.67	767,766.00	3.219	782	63.66	65.76
181 - 240	4	2,785,668.82	0.61	696,417.21	3.518	761	48.75	48.75
241 - 300	1	626,963.29	0.14	626,963.29	3.750	748	69.88	69.88
301 - 360	594	453,674,768.11	98.59	763,762.24	3.841	771	66.99	67.59
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

The weighted average remaining term to maturity of the mortgage loans as of the cut-off date was approximately 357 months.

Prepayment Charge Term of the Mortgage Loans at Origination

Prepayment Charge Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
None	600	458,270,128.11	99.59	763,783.55	3.835	771	66.94	67.55
60	3	1,888,336.09	0.41	629,445.36	3.646	755	47.13	47.13
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

A-13

Originator of the Mortgage Loans

Originator	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
George Mason Mortgage, LLC	36	29,472,912.91	6.40	818,692.03	3.691	771	70.82	71.14
Cole Taylor Bank	35	28,209,614.13	6.13	805,988.98	3.934	778	64.40	64.75
WJ Bradley Mortgage Capital LLC	37	28,091,317.14	6.10	759,224.79	3.902	763	65.06	65.40
PrimeLending	34	27,088,594.51	5.89	796,723.37	3.769	772	64.52	64.80
Other	461	347,296,025.51	75.47	753,353.63	3.838	771	67.06	67.74
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

Origination Channel of the Mortgage Loans

Origination Channel	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Retail	471	357,015,923.99	77.59	757,995.59	3.804	771	67.27	67.76
Broker	101	79,226,608.00	17.22	784,421.86	3.918	775	65.37	66.64
Correspondent	31	23,915,932.21	5.20	771,481.68	4.011	769	65.71	65.71
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

Servicer of the Mortgage Loans

Servicer	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Cenlar FSB	599	457,372,795.38	99.39	763,560.59	3.836	771	66.97	67.58
First Republic Bank	4	2,785,668.82	0.61	696,417.21	3.518	761	48.75	48.75
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

A-14

Lien Position of the Mortgage Loans at Origination

Lien Position	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
First Lien	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

Mortgage Loans with Seconds at Origination

Mortgage Loans with Seconds at Origination	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
None	568	434,049,032.67	94.33	764,170.83	3.835	771	67.60	67.60
Had Second Lien at Origination	35	26,109,431.53	5.67	745,983.76	3.824	769	54.61	65.17
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

Mortgage Insurance Status of the Mortgage Loans at Origination

Mortgage Insurance Status	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
No Mortgage Insurance	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

A-15

Origination Date of the Mortgage Loans

Origination Date	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
November 2012	1	447,882.44	0.10	447,882.44	3.125	700	60.13	74.50
December 2012	1	912,874.57	0.20	912,874.57	3.625	789	44.87	44.87
January 2013	1	1,199,865.33	0.26	1,199,865.33	3.500	807	70.00	70.00
February 2013	17	12,212,482.53	2.65	718,381.33	3.784	776	68.32	68.32
March 2013	212	163,372,325.51	35.50	770,624.18	3.810	770	66.05	66.50
April 2013	370	281,103,033.82	61.09	759,737.93	3.857	771	67.38	68.08
May 2013	1	910,000.00	0.20	910,000.00	3.000	793	54.32	54.32
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

Maturity Date of the Mortgage Loans

Maturity Date	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
December 2027	1	447,882.44	0.10	447,882.44	3.125	700	60.13	74.50
March 2028	1	987,393.38	0.21	987,393.38	3.625	797	74.07	74.07
May 2028	1	725,788.16	0.16	725,788.16	3.000	797	63.39	63.39
June 2028	1	910,000.00	0.20	910,000.00	3.000	793	54.32	54.32
March 2033	1	464,946.50	0.10	464,946.50	4.000	802	55.00	55.00
April 2033	1	865,004.04	0.19	865,004.04	3.550	708	40.46	40.46
May 2033	2	1,455,718.28	0.32	727,859.14	3.346	779	51.68	51.68
May 2038	1	626,963.29	0.14	626,963.29	3.750	748	69.88	69.88
January 2043	1	912,874.57	0.20	912,874.57	3.625	789	44.87	44.87
February 2043	1	1,199,865.33	0.26	1,199,865.33	3.500	807	70.00	70.00
March 2043	14	9,842,798.17	2.14	703,057.01	3.769	772	68.22	68.22
April 2043	210	162,520,668.53	35.32	773,907.95	3.815	771	66.53	66.98
May 2043	368	279,198,561.51	60.67	758,691.74	3.860	772	67.28	67.98
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

Delinquency Status of the Mortgage Loans as of the Cut-off Date

Delinquency Status	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Current	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

A-16

Historical Delinquency of the Mortgage Loans

Historical Delinquency (Since Origination)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Never Delinquent	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

A-17

Exceptions to Underwriting Guidelines at Origination

Loan Number	Exception Type	Compensating Factors	Original Loan Amount	Current Loan Amount	Original LTV	Original CLTV	Original Primary Borrower FICO Score	DTI

1050009491	DTI of 48.2% exceeds program guidelines maximum of 45.0%.	Strong reserves, housing stability, job stability, LTV / CLTV 70% / 70%.	997,500	996,030	70%	70%	736	48.2%
1240008922	DTI of 46.7% exceeds program guidelines maximum of 45.0%.	Strong reserves, housing stability, job stability, LTV / CLTV 62% / 62%.	769,500	768,366	62%	62%	767	46.7%
10000006860	Previous mortgage was subject to a modification	Modification was for customer retention and not for credit purposes. Strong reserves, LTV / CLTV 68% / 68%, 799 credit score, DTI 9.1%	552,000	550,371	68%	68%	799	9.1%
10000006959	LTV / CLTV at origination of 60% / 75% exceeds program guidelines of 65% / 65%.	Strong reserves, LTV 60%.	460,000	447,882	60%	75%	700	35.6%
10000007039	DTI of 46.3% exceeds program maximum of 45.0%.	Strong reserves, housing stability, LTV / CLTV 57% / 57%.	700,000	698,946	57%	57%	750	46.3%
10000007170	Condominium is non-warrantable which does not meet the program guidelines.	Ability for one owner to hold title to more than one unit with a single deed is reason for non-warrantability but not applicable to subject mortgage. No indication in the appraisal of negative impact to marketability. Strong reserves, LTV / CLTV 49% / 49%, 801 credit score.	1,163,000	1,159,413	49%	49%	801	38.1%
10000007198	Previous mortgage was subject to a modification	Modification was for customer retention and not for credit purposes. Strong reserves, LTV / CLTV 60% / 60%, DTI 25.3%	826,200	822,455	60%	60%	764	25.3%
10000007862	Transaction was not an arms-length transaction which does not meet the program guidelines	Borrower purchased property currently renting. Strong reserves, LTV / CLTV 51% / 51%, 797 credit score.	825,000	823,730	51%	51%	797	33.8%

A-18

Loan Number	Exception Type	Compensating Factors	Original Loan Amount	Current Loan Amount	Original LTV	Original CLTV	Original Primary Borrower FICO Score	DTI

10000008027	Borrowers reserves do not meet the minimum program guidelines	Job stability, 799 credit score.	580,000	577,371	80%	80%	799	34.3%
10000008561	Loan amount of $1,120,000 exceed program guidelines maximum of $1,000,000 for a first time home buyer	Strong reserves, job stability, LTV / CLTV 70% / 70%, 796 credit score.	1,120,000	1,118,350	70%	70%	796	41.4%
10000008576	Property acreage of 21.1 acres exceeds program guidelines maximum of 10.0 acres	Land to value ratio of 30%, property is representative of the area. Strong reserves, housing stability, job stability, LTV / CLTV 46% / 46%, DTI 28.2%.	968,850	967,391	46%	46%	773	28.2%
10000008602	Borrower is a non-permanent resident alien without guaranteed employment for the minimum three years.	Borrower may apply for extension in January 2014. Strong reserves, DTI 23.4%.	864,000	861,450	80%	80%	720	23.4%
10000008618	LTV / CLTV at origination of 75% / 75% exceeds program guidelines of 70% / 70%.	Strong reserves, housing stability, job stability, 794 credit score, DTI 29.7%.	562,500	560,947	75%	75%	794	29.7%
10000008711	Property acreage of 12.0 acres exceeds program guidelines maximum of 10.0 acres	Land to value ratio of 27.4%, strong reserves, housing stability, DTI 16.5%.	930,000	928,660	73%	73%	731	16.5%
10000008726	Borrower has five financed properties which exceeds the program guidelines maximum of four	Job stability, LTV / CLTV 64% / 64%	576,000	575,113	64%	64%	766	37.4%
10000008788	Documented improvements were added to purchase price to determine value instead of the updated appraisal for a refinancing within 12 month of purchase as required by program guidelines.	Borrower documented all improvements, subject mortgage is a rate-term refinance with no cash going to the borrower.	664,000	661,750	79%	79%	787	41.1%
10000008810	DTI of 45.04% exceeds program guidelines maximum of 45.0%.	Strong reserves, housing stability, LTV / CLTV 67% / 67%.	950,000	947,005	67%	67%	750	45.0%
10000008955	Transaction was not an arms-length transaction which does not meet the program guidelines	Primary borrower is a relative of the president of the mortgage company. Strong reserves, LTV / CLTV 68% / 68%, DTI 25.9%.	552,550	550,808	68%	68%	765	25.9%
10000009043	LTV / CLTV at origination of 77% / 77% exceeds program guidelines of 65% / 65%.	Subject mortgage loan used to repay second lien used for construction. Strong reserves,	645,000	643,179	77%	77%	765	27.0%

A-19

Loan Number	Exception Type	Compensating Factors	Original Loan Amount	Current Loan Amount	Original LTV	Original CLTV	Original Primary Borrower FICO Score	DTI
		housing stability, DTI 27.0%.
10000009049	LTV / CLTV at origination of 77% / 77% exceeds program guidelines of 75% / 75%.	Strong reserves, job stability, DTI 16.4%.	1,082,000	1,080,370	77%	77%	771	16.4%
10000009068	DTI of 45.9% exceeds program guidelines maximum of 45.0%.	Strong reserves, job stability.	1,053,000	1,049,961	75%	75%	757	45.9%
10000009114	Cash-out amount of $520,000 exceeds program guidelines maximum of $500,000	Cash out amount used to pay off unseasoned HELOC. Strong reserves, housing stability, LTV / CLTV 46% / 46%, 793 credit score.	1,550,000	1,547,717	46%	46%	793	36.0%
10000009354	LTV / CLTV at origination of 70% / 70% exceeds program guidelines of 65% / 65%.	Strong reserves.	657,000	655,104	70%	70%	770	34.9%
10000009462	Borrower's personal tax returns indicate farm income from the property which is not permitted by program guidelines	Income from property not considered in qualification of the borrower. Strong reserves, housing stability, LTV / CLTV 52% / 52%.	850,000	848,720	52%	52%	782	30.6%
10000009504	Loan amount of $1,500,000 exceeds program guidelines maximum of $1,000,000 for a first time home buyer	Strong reserves, job stability, DTI 24.4%.	1,500,000	1,495,573	75%	75%	739	24.4%
10000009506	DTI of 45.1% exceeds program guidelines maximum of 45.0%.	Strong reserves, job stability, 809 credit score	592,000	591,089	77%	77%	809	45.1%
10000009574	Property acreage of 25.1 acres exceeds program guidelines maximum of 10.0 acres	Land to value ration of 37.8%. Property is representative of the area. Strong reserves, LTV / CLTV 68% / 68%, DTI 9.8%.	700,000	697,934	68%	68%	726	9.8%
10000009691	Borrower was permitted to use business funds for the down payment which is not allowed under the program guidelines	Strong reserves, housing stability.	858,000	855,523	75%	75%	790	37.6%
10000009798	Primary borrower has a 90-day gap in employment and has been in the current position less than six months as required by the program guidelines	Primary borrower relocated for new position in same industry. Strong reserves, 781 credit score,	951,960	948,959	80%	80%	781	29.5%

A-20

Loan Number	Exception Type	Compensating Factors	Original Loan Amount	Current Loan Amount	Original LTV	Original CLTV	Original Primary Borrower FICO Score	DTI
		DTI 29.5%.
10000009802	Transaction was not an arms-length transaction which does not meet the program guidelines	Borrower is an employee of the originator. LTV / CLTV 58% / 58%.	850,000	847,262	58%	58%	762	41.3%
10000009864	LTV / CLTV at origination of 69% / 69% exceeds program guidelines of 65% / 65%.	Strong reserves, job stability, DTI 25.8%.	910,000	907,373	69%	69%	727	25.8%
10000009889	Credit score of the Primary Borrower of 711 does not meet program guideline minimum of 720. Property acreage of 59.6 acres exceeds program maximum of 10.0 acres	Land to value ratio of 19%. Property is representative of the area. Strong reserves, job stability, DTI 10.4%.	660,000	659,006	74%	74%	711	10.4%
10000009901	LTV / CLTV at origination of 80% / 80% exceeds program guidelines of 75% / 75%.	Strong reserves, housing stability, job stability, 795 credit score.	1,020,000	1,018,464	80%	80%	795	33.6%
10000009911	Transaction was not an arms-length transaction which does not meet the program guidelines	Primary borrower is employed by relative who is providing gift funds. LTV / CLTV 65% / 65%, 786 credit score, DTI 28.8%.	624,000	622,117	65%	65%	786	28.8%
10000009951	LTV / CLTV at origination of 80% / 80% exceeds program guidelines of 75% / 75%.	Strong reserves, housing stability, job stability, DTI 20.1%.	1,056,720	1,053,461	80%	80%	768	20.1%
10000009975	Borrower has five financed properties which exceeds the program guidelines maximum of four	Departing primary residence is listed for sale. 784 credit score.	1,117,755	1,104,308	75%	75%	784	35.6%
10000010022	LTV / CLTV at origination of 67% / 67% exceeds program guidelines of 65% / 65%.	Strong reserves, housing stability, job stability, 786 credit score.	760,000	757,757	67%	67%	786	32.9%
10000010467	Property acreage of 20.0 acres exceeds program guidelines maximum of 10.0 acres	Land to value ratio of 20%, strong reserves, housing stability, job stability, LTV / CLTV 65% / 65%, DTI 27.0%	650,000	649,021	65%	65%	766	27.0%
10000010488	Condominium is non-warrantable which does not meet the program guidelines.	Project reserves are 9.15% which does not meet the warrantability requirements of 10%. Borrower has strong reserves, LTV / CLTV 71% / 71%, 798 credit score.	780,000	778,851	71%	71%	798	31.7%

A-21

Loan Number	Exception Type	Compensating Factors	Original Loan Amount	Current Loan Amount	Original LTV	Original CLTV	Original Primary Borrower FICO Score	DTI
10000010568	LTV / CLTV at origination of 70% / 70% exceeds program guidelines of 65% / 65%.	Housing stability, job stability.	542,500	541,753	70%	70%	730	39.0%
10000010875	One appraisal was used to determine property value which does not meet the program guidelines of two.	Subject property extensively renovated, comparable properties support value. Housing stability, job stability, LTV / CLTV 59% / 59%, DTI 11.9%.	1,020,000	1,016,990	59%	59%	764	11.9%
10000010878	Property acreage of 50.0 acres exceeds program guidelines maximum of 10.0 acres	Land to value ratio of 25%. Property is representative of the area. Strong reserves, LTV / CLTV 60% / 60%.	720,000	718,916	60%	60%	775	33.6%
10000011062	Transaction was not an arms-length transaction which does not meet the program guidelines	Primary borrower is employed by relative who is providing gift funds. 792 credit score, DTI 29.5%.	561,600	560,826	80%	80%	792	29.5%
10000011067	Loan amount of $1,088,625 exceeds program guidelines maximum of $1,000,000 for a first time home buyer. Credit score of the Primary Borrower of 715 does not meet program guideline minimum of 720.	Strong reserves, job stability, DTI 27.4%.	1,088,625	1,087,125	75%	75%	715	27.4%
10000011131	Transaction was not an arms-length transaction which does not meet the program guidelines	Primary borrower is employed by the originator. DTI 20.8%.	720,000	718,916	80%	80%	734	20.8%
10000011147	DTI of 51.3% exceeds program guidelines maximum of 45.0%.	Strong reserves, LTV / CLTV 64% / 64%.	1,000,000	998,527	64%	64%	702	51.3%
10000011153	DTI of 46.8% exceeds program guidelines maximum of 45.0%.	Strong reserves, housing stability.	580,000	579,164	80%	80%	739	46.8%
10000011161	Credit score of the Primary Borrower of 713 does not meet program guideline minimum of 720.	Strong reserves.	676,000	675,089	77%	77%	713	32.5%
10000011336	Transaction was not an arms-length transaction which does not meet the program guidelines	Primary borrower is an employee of the originator. Strong reserves, 813 credit score.	840,000	837,409	80%	80%	813	43.4%

A-22

Loan Number	Exception Type	Compensating Factors	Original Loan Amount	Current Loan Amount	Original LTV	Original CLTV	Original Primary Borrower FICO Score	DTI
10000011484	On a previous mortgage, the borrower was delinquent by more than 30 days which is not permitted under the program guidelines.	Previous mortgage late due to circumstances beyond borrower’s control. Strong reserves, housing stability, LTV / CLTV 47% / 47%, DTI 26.7%.	800,000	798,821	47%	47%	747	26.7%
10000011501	DTI of 45.2% exceeds program guidelines maximum of 45.0%.	Strong reserves, job stability, LTV / CLTV 67% / 67%.	1,530,000	1,527,796	67%	67%	770	45.2%
10000011572	Transaction was not an arms-length transaction which does not meet the program guidelines	Primary borrower is employee of the originator. Strong reserves.	688,000	686,964	80%	80%	753	33.2%

A-23

ANNEX B – GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the globally offered Sequoia Mortgage Trust 2013-8, Mortgage Pass-Through Certificates (the “Global Certificates”) will be available only in book-entry form. Investors in the Global Certificates may hold such Global Certificates through any of The Depository Trust Company (“DTC”), Clearstream, Luxembourg or Euroclear. The Global Certificates will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Certificates through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurocertificate practice (i.e., seven-calendar day settlement).

Secondary market trading between investors holding Global Certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificate issues.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Global Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Certificates will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Certificates will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC (each, a “DTC Participant”). As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Certificates through DTC will follow the settlement practices applicable to other mortgage pass-through certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Certificates through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurocertificates, except that there will be no temporary global security and no “lock-up” or restricted period. Global Certificates will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

B-1

Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through certificate issues in same-day funds.

Trading Between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurocertificates in same-day funds.

Trading Between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When Global Certificates are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Certificates against payment. Payment will include interest accrued on the Global Certificates from and including the last coupon distribution date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Certificates. After settlement has been completed, the Global Certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Certificates are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Certificates were credited to their accounts. However, interest on the Global Certificates would accrue from the value date. Therefore, in many cases the investment income on the Global Certificates earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Certificates to the respective European depository for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading Between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Certificates are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or

B-2

Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Certificates to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Certificates from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended valued date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Certificates from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)	borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)	borrowing the Global Certificates in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Certificates sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c)	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

A holder that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the securities administrator or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

I. the securities administrator, or the U.S. withholding agent receives a statement —

(a)	from the holder on Internal Revenue Service (“IRS”) Form W-8BEN (or any successor form) that —

(i)	is signed by the certificateholder under penalty of perjury,

(ii)	certifies that such owner is not a United States person, and

(iii)	provides the name and address of the certificateholder, or

B-3

(b)	from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that —

(i)	is signed under penalties of perjury by an authorized representative of the financial institution,

(ii)	states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the certificateholder or that another financial institution acting on behalf of the certificateholder has received such IRS Form W-8BEN (or any successor form),

(iii)	provides the name and address of the certificateholder, and

(iv)	attaches the IRS Form W-8BEN (or any successor form) provided by the certificateholder;

II.	the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the securities administrator or the U.S. withholding agent;

III.	the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the securities administrator or the U.S. withholding agent; or

IV.	the holder is a “nonwithholding partnership” and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the securities administrator or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example “qualified intermediaries”) may be subject to different documentation requirements; and such holders are encouraged to consult with their tax advisors when purchasing the certificate.

A book-entry certificateholder holding through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which it holds an interest in the book-entry certificate, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, a book-entry certificateholder holding through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY(or any successor forms) if that person is not a United States person;

II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

B-4

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not “United States persons” within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are encouraged to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificate.

The term “United States person” means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the issuing entity and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also will be considered United States persons.

B-5

ANNEX C – STATIC POOL INFORMATION

The following tables set forth static pool information with respect to securitizations of residential mortgage loans comparable to the mortgage loans included in the issuing entity that were sponsored by RWT Holdings, Inc.

All data should be reviewed in light of the following notes:

Calculations:

3 month CPR = 1-(1-(current balance from two periods prior -Current period’s current balance)/(current balance from two periods prior))^(4)

Cumulative CPR = 1-(1-(current balance from first period -Current period’s current balance)/(current balance from first period))^(12/total # of periods)

See also “Static Pool Information” in this prospectus supplement for a description of how the static pool information is calculated.

SEMT 2011-1

Original Pool Characteristics

Total Stated Principal Balance	$296,326,815
Number of Mortgage Loans	303
Average Stated Principal Balance	$977,976
Weighted Average Mortgage Rate	5.048%
Weighted Average Margin (by Securitized Balance) (HYB 10/1s only)	1.496%
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	352
Weighted Average FICO (by Securitized Balance)	775
Weighted Average Loan-to-Value Ratio (by Original Balance)	58.76%

Mortgage Rate Range

4.25% - 4.50%	2.81%
4.51% - 4.75%	13.32%
4.76% - 5.00%	36.43%
5.01% - 5.25%	28.09%
5.26% - 5.50%	16.42%
5.51% - UP	2.94%

Product Type

Fixed Rate 30YR	57.32%
HYB 10/1	42.68%

Interest Only Loans

Yes	42.19%
No	57.81%

C-1

Geographic Distribution

CA	56.27%
NY	8.15%
WA	5.98%
MA	4.94%
CO	2.83%
CT	2.67%
TX	1.89%
MI	1.81%
OR	1.70%
NJ	1.40%
Other	12.36%

Occupancy

Primary	94.36%
Second Home	5.41%
Investor Property	0.23%

Property Type

Single Family	75.48%
PUD Detached	10.76%
PUD Attached	4.62%
Condo High-Rise	2.87%
Cooperative Unit	2.55%
Condo Low-Rise	1.89%
2 Family	1.16%
Townhouse	0.68%

Documentation

Full Documentation	100.00%
Less than Full	0.00%

C-2

SEMT 2011-1

SEMT 2011-1	Ending Balance	30 Day Delq #	30 Day Delq Balance	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance	90+ Day Delq Balance %	Cumulative Loss Amount	Prepayment Amount	Cumulative Prepayment Amount	3 Month CPR	Cumulative CPR
Mar-11	290,718,718	0	0.00	0.00%	0	0.00	0.00%	0	0.00	0.00%	0.00	4,503,047	4,503,047		17.57
Apr-11	289,721,974	0	0.00	0.00%	0	0.00	0.00%	0	0.00	0.00%	0.00	788,314	5,291,361		20.90
May-11	288,472,204	0	0.00	0.00%	0	0.00	0.00%	0	0.00	0.00%	0.00	1,040,650	6,332,010	9.10	13.34
Jun-11	287,968,144	0	0.00	0.00%	0	0.00	0.00%	0	0.00	0.00%	0.00	295,090	6,627,101	3.73	9.74
Jul-11	285,275,783	0	0.00	0.00%	0	0.00	0.00%	0	0.00	0.00%	0.00	2,482,355	9,109,455	6.00	9.97
Aug-11	283,534,803	0	0.00	0.00%	0	0.00	0.00%	0	0.00	0.00%	0.00	1,530,753	10,640,208	6.67	9.40
Sep-11	279,870,735	0	0.00	0.00%	0	0.00	0.00%	0	0.00	0.00%	0.00	3,452,790	14,092,998	10.78	10.26
Oct-11	271,994,742	0	0.00	0.00%	0	0.00	0.00%	0	0.00	0.00%	0.00	7,666,545	21,759,543	17.36	13.21
Nov-11	257,669,654	0	0.00	0.00%	0	0.00	0.00%	0	0.00	0.00%	0.00	14,117,903	35,877,446	31.79	18.55
Dec-11	248,462,206	1	592,315	0.24%	0	0.00	0.00%	0	0.00	0.00%	0.00	9,004,975	44,882,421	37.88	20.62
Jan-12	229,298,031	0	0.00	0.00%	0	0.00	0.00%	0	0.00	0.00%	0.00	18,964,766	63,847,187	49.49	26.22
Feb-12	216,298,512	0	0.00	0.00%	0	0.00	0.00%	0	0.00	0.00%	0.00	12,810,450	76,657,637	50.35	28.83
Mar-12	209,728,983	1	574,299	0.27%	0	0.00	0.00%	0	0.00	0.00%	0.00	6,386,295	83,043,932	49.23	29.01
Apr-12	202,848,143	0	0.00	0.00%	0	0.00	0.00%	0	0.00	0.00%	0.00	6,699,486	89,743,418	38.75	29.32
May-12	191,776,008	0	0.00	0.00%	0	0.00	0.00%	0	0.00	0.00%	0.00	10,895,577	100,638,995	38.20	30.95
Jun-12	181,118,396	0	0.00	0.00%	0	0.00	0.00%	0	0.00	0.00%	0.00	10,490,142	111,129,138	44.38	32.39
Jul-12	174,355,380	0	0.00	0.00%	0	0.00	0.00%	0	0.00	0.00%	0.00	6,607,179	117,736,317	45.42	32.67
Aug-12	165,547,136	0	0.00	0.00%	0	0.00	0.00%	0	0.00	0.00%	0.00	8,653,526	126,389,843	44.47	33.56
Sep -12	151,169,125	0	0.00	0.00%	0	0.00	0.00%	0	0.00	0.00%	0.00	14,229,944	140,619,787	51.47	36.03
Oct -12	141,439,046	0	0.00	0.00%	0	0.00	0.00%	0	0.00	0.00%	0.00	9,591,007	150,210,794	56.70	37.20
Nov-12	131,200,151	0	0.00	0.00%	0	0.00	0.00%	0	0.00	0.00%	0.00	10,108,588	160,319,382	60.55	38.56
Dec-12	120,562,228	0	0.00	0.00%	0	0.00	0.00%	0	0.00	0.00%	0.00	10,516,203	170,835,586	59.54	40.08
Jan-13	106,831,916	0	0.00	0.00%	0	0.00	0.00%	0	0.00	0.00%	0.00	13,618,017	184,453,603	67.45	42.58
Feb-13	99,351,579	1	579,370	0.58%	0	0.00	0.00%	0	0.00	0.00%	0.00	7,378,502	191,832,105	67.12	43.37
Mar-13	91,448,514	0	0.00	0.00%	1	578,534	0.00%	0	0.00	0.00%	0.00	7,807,171	199,639,276	66.90	44.36
Apr-13	83,929,436	0	0.00	0.00%	0	0.00	0.00%	1	577,694	0.00%	0.00	7,426,909	207,066,186	61.91	45.34

C-3

SEMT 2011-2

Original Pool Characteristics

Total Stated Principal Balance	$375,227,254
Number of Mortgage Loans	473
Average Stated Principal Balance	$793,292
Weighted Average Mortgage Rate	4.882%
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	351
Weight Average FICO (by Securitized Balance)	773
Weighted Average Loan-to-Value Ratio (by Original Balance)	60.71%

Mortgage Rate Range

3.50% - 4.00%	3.12%
4.01% - 4.50%	12.72%
4.51% - 5.00%	47.66%
5.01% - 5.50%	35.29%
5.51% - 6.00%	1.21%
>6.00%	0.00%

Product Type

Fixed Rate 30YR	100.00%

Interest Only Loans

Yes	0.95%
No	99.05%

Geographic Distribution

CA	53.64%
NY	7.20%
MA	6.35%
GA	3.74%
TX	3.05%
FL	2.57%
WA	2.31%
NJ	2.24%
OR	1.98%
AZ	1.97%
Other	14.96%

Occupancy

Primary	95.12%
Second Home	3.84%
Investor Property	1.04%

Property Type

Single Family	72.28%
PUD Detached	8.09%
PUD Attached	7.96%
Cooperative Unit	4.26%
Condo High-Rise	4.04%
Condo Low-Rise	1.72%
2-4 Family	1.66%

Documentation

Full Documentation	100.00%
Less than Full	0.00%

C-4

SEMT 2011-2	Ending Balance	30 Day Delq #	30 Day Delq Balance	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance	90+ Day Delq Balance %	Cumulative Loss Amount	Prepayment Amount	Cumulative Prepayment Amount	3 Month CPR	Cumulative CPR
Dec-11	351,647,249	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	4,117,991	4,117,991		54.11
Jan-12	344,268,889	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	6,913,341	11,031,332		64.42
Feb-12	336,587,797	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	7,220,467	18,251,799	35.25	47.90
Mar-12	320,815,358	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	15,315,660	33,567,459	30.72	46.56
Apr-12	311,187,100	1	1,057,779	0.34%	0	0	0.00%	0	0	0.00%	0.00	9,191,839	42,759,298	33.24	42.96
May-12	297,074,923	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	13,686,476	56,445,774	39.32	42.91
Jun-12	285,950,712	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	10,714,287	67,160,061	36.88	41.92
Jul-12	281,331,875	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	4,216,898	71,376,958	33.20	38.96
Aug-12	271,344,069	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	9,590,287	80,967,246	30.40	38.51
Sep-12	257,605,213	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	13,352,593	94,319,839	34.14	39.44
Oct-12	240,660,034	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	16,576,155	110,895,994	46.45	41.31
Nov-12	221,883,799	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	18,434,886	129,330,880	55.29	43.62
Dec-12	212,684,793	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	8,883,510	138,214,390	53.53	43.32
Jan-13	197,094,563	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	15,285,765	153,500,155	55.01	44.81
Feb-13	183,177,848	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	13,629,535	167,129,690	53.55	45.92
Mar-13	168,617,488	0	0	0.00%	1	783,308	0.00%	0	0	0.00%	0.00	14,296,767	181,426,457	60.49	47.27
Apr-13	159,084,943	0	0	0.00%	0	0	0.00%	1	782,275	0.00%	0.00	9,289,579	190,716,036	57.56	47.46

C-5

SEMT 2012-1

Original Pool Characteristics

Total Stated Principal Balance	$415,728,134
Number of Mortgage Loans	446
Average Stated Principal Balance	$932,126
Weighted Average Mortgage Rate	4.549%
Weighted Average Margin (by Securitized Balance) (HYB only)	1.783%
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	325
Weighted Average FICO (by Securitized Balance)	770
Weighted Average Loan-to-Value Ratio (by Original Balance)	62.80%

Mortgage Rate Range

2.51% - 3.00%	0.49%
3.01% - 3.50%	1.28%
3.51% - 4.00%	15.35%
4.01% - 4.50%	23.69%
4.51% - 5.00%	49.05%
5.01% - 5.50%	10.13%
>5.50%	0.00%

Product Type

Fixed Rate 15YR	16.62%
Fixed Rate 30YR	52.88%
HYB 5/1	4.04%
HYB 7/1	3.01%
HYB 10/1	23.45%

Interest Only Loans

Yes	22.59%
No	77.41%

Geographic Distribution

CA	48.57%
NY	11.01%
TX	10.80%
IL	3.98%
MA	3.78%
WA	2.75%
CO	2.73%
FL	1.99%
NJ	1.42%
CT	1.41%
Other	11.56%

Occupancy

Primary	89.74%
Second Home	8.27%
Investor Property	1.98%

Property Type

Single Family	67.48%
PUD	19.30%
Condominium	9.40%
Cooperative Unit	2.21%
2-4 Family	1.61%

Documentation

Full Documentation	100.00%
Less than Full	0.0%

C-6

SEMT 2012-1	Ending Balance	30 Day Delq #	30 Day Delq Balance	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance	90+ Day Delq Balance %	Cumulative Loss Amount	Prepayment Amount	Cumulative Prepayment Amount	3 Month CPR	Cumulative CPR
Feb-12	412,202,072	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	2,898,763	2,898,763		9.72
Mar-12	407,846,775	2	1,919,324	0.47%	0	0	0.00%	0	0	0.00%	0.00	3,727,240	6,626,003		20.52
Apr-12	400,686,739	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	6,536,645	13,162,647	13.71	19.84
May-12	395,577,690	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	4,489,730	17,652,377	15.18	18.02
Jun-12	388,532,426	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	6,426,735	24,079,113	17.64	18.37
Jul-12	380,446,563	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	7,470,434	31,549,546	18.73	19.17
Aug-12	370,670,663	1	880,989	0.24%	0	0	0.00%	0	0	0.00%	0.00	9,162,630	40,712,177	22.91	20.50
Sep-12	362,632,559	1	1,200,694	0.33%	0	0	0.00%	0	0	0.00%	0.00	7,437,314	48,149,490	24.11	20.88
Oct-12	345,207,634	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	16,832,850	64,982,340	32.21	24.33
Nov-12	333,324,402	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	11,308,311	76,290,651	34.61	25.51
Dec-12	317,216,323	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	15,555,215	91,845,866	41.45	27.71
Jan-13	297,185,541	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	19,505,229	111,351,095	45.07	30.66
Feb-13	279,076,177	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	17,601,251	128,952,346	50.86	32.87
Mar-13	263,903,044	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	14,684,604	143,636,950	52.10	34.26
Apr-13	248,208,835	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	15,229,791	158,866,741	51.34	35.73

C-7

SEMT 2012-2

Original Pool Characteristics

Total Stated Principal Balance	$327,935,218
Number of Mortgage Loans	366
Average Stated Principal Balance	$895,998
Weighted Average Mortgage Rate	4.603%
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	325
Weighted Average FICO (by Securitized Balance)	769
Weighted Average Loan-to-Value Ratio (by Original Balance)	63.50%

Mortgage Rate Range

3.51% - 4.00%	1.66%
4.01% - 4.50%	38.97%
4.51% - 5.00%	50.05%
5.01% - 5.50%	9.23%
>5.500%	0.08%

Product Type

Fixed Rate 30YR	100.00%

Interest Only Loans

Yes	10.02%
No	89.98%

Geographic Distribution

CA	49.61%
TX	11.82%
NY	7.95%
MA	4.25%
IL	3.32%
NJ	2.57%
FL	2.25%
OR	1.92%
WA	1.90%
CO	1.43%
Other	12.99%

Occupancy

Primary	92.25%
Second Home	5.68%
Investor Property	2.07%

Property Type

Single Family	69.51%
PUD Detached	16.00%
Condo High-Rise	4.86%
PUD Attached	3.12%
Cooperative Unit	3.09%
2 Family	1.91%
Condo Low-Rise	1.03%
4 Family	0.48%

Documentation

Full Documentation	100.00%

C-8

SEMT 2012-2	Ending Balance	30 Day Delq #	30 Day Delq Balance	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance	90+ Day Delq Balance %	Cumulative Loss Amount	Prepayment Amount	Cumulative Prepayment Amount	3 Month CPR	Cumulative CPR
Apr-12	325,097,242	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	2,447,686	2,447,686		9.90
May-12	322,971,627	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	1,736,414	4,184,100		16.72
Jun-12	321,388,870	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	1,192,869	5,376,970	7.75	11.40
Jul-12	320,630,016	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	367,226	5,744,195	5.38	8.62
Aug-12	312,209,745	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	8,026,024	13,770,219	12.68	13.71
Sept-12	304,353,532	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	7,470,724	21,240,944	19.58	16.40
Oct-12	292,378,792	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	11,594,545	32,835,489	30.85	20.51
Nov-12	288,923,641	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	3,090,299	35,925,788	26.66	19.52
Dec-12	272,346,518	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	16,214,484	52,140,272	35.88	24.32
Jan-13	257,591,728	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	14,407,439	66,547,711	39.75	27.52
Feb-13	243,685,056	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	13,574,308	80,122,019	49.40	29.98
Mar-13	232,666,575	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	10,705,061	90,827,080	46.73	31.23
Apr-13	220,806,705	1	588,620	0.27%	0	0	0.00%	0	0	0.00%	0.00	11,559,723	102,386,804	46.01	32.67

C-9

SEMT 2012-3

Original Pool Characteristics

Total Stated Principal Balance	$293,590,499
Number of Mortgage Loans	331
Average Stated Principal Balance	$886,980
Weighted Average Mortgage Rate	4.466%
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	360
Weighted Average FICO (by Securitized Balance)	768
Weighted Average Loan-to-Value Ratio (by Original Balance)	67.07%

Mortgage Rate Range

3.51% - 4.00%	0.77%
4.01% - 4.50%	65.47%
4.51% - 5.00%	33.56%
5.01% - 5.50%	0.19%
>5.00%	0.00%

Product Type

Fixed Rate 30YR	100.00%

Interest Only Loans

Yes	5.17%
No	94.83%

Geographic Distribution

CA	49.22%
TX	12.63%
NY	5.31%
WA	4.22%
MA	3.86%
CT	3.45%
FL	3.29%
IL	2.36%
MD	1.56%
CO	1.33%
Other	12.76%

Occupancy

Primary	94.13%
Second Home	3.91%
Investor Property	1.96%

Property Type

Single Family	73.53%
PUD Detached	15.93%
Condo High-Rise	3.35%
PUD Attached	1.44%
Condo Low-Rise	2.56%
2 -4 Family	2.21%
Cooperative Unit	0.99%

Documentation

Full Documentation	100.00%
Less than Full	0.00%

C-10

SEMT 2012-3	Ending Balance	30 Day Delq #	30 Day Delq Balance	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance	90+ Day Delq Balance %	Cumulative Loss Amount	Prepayment Amount	Cumulative Prepayment Amount	3 Month CPR	Cumulative CPR
Jul-12	291,796,996	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	1,419,771	1,419,771		7.09
Aug-12	291,349,873	3	2,549,726	0.88%	0	0	0.00%	0	0	0.00%	0.00	73,658	1,493,429		8.78
Sept-12	288,825,060	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	2,149,690	3,643,119	6.34	9.35
Oct-12	282,571,860	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	5,879,394	9,522,513	12.06	14.19
Nov-12	277,932,075	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	4,271,266	13,793,779	17.19	15.16
Dec-12	271,377,172	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	6,187,002	19,980,781	22.06	17.21
Jan-13	264,981,268	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	6,034,762	26,015,543	22.67	18.54
Feb-13	253,842,050	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	10,784,641	36,800,184	30.42	22.07
Mar-13	240,658,906	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	12,840,955	49,641,139	38.15	25.79
Apr-13	231,316,513	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	9,016,499	58,657,638	41.93	27.23

C-11

SEMT 2012-4

Original Pool Characteristics

Total Stated Principal Balance	$313,225,626
Number of Mortgage Loans	372
Average Stated Principal Balance	$842,004
Weighted Average Mortgage Rate	4.355%
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	333
Weighted Average FICO (by Securitized Balance)	774
Weighted Average Loan-to-Value Ratio (by Original Balance)	66.38%

Mortgage Rate Range

3.00% - 3.50%	0.21%
3.51% - 4.00%	12.18%
4.01% - 4.50%	67.22%
4.51% - 5.00%	19.98%
5.01% - 5.25%	0.40%

Product Type

Fixed Rate 30YR	86.75%
Fixed Rate 15YR	12.15%
Fixed Rate 20YR	1.09%

Interest Only Loans

Yes	6.97%
No	93.03%

Geographic Distribution

CA	43.19%
TX	15.56%
IL	5.05%
MA	4.75%
FL	3.07%
WA	3.00%
NY	2.93%
CO	2.59%
AZ	2.31%
MD	1.85%
Other	15.70%

Occupancy

Primary	94.12%
Second Home	5.07%
Investor Property	0.81%

Property Type

Single Family	69.07%
Planned Unit Development	20.68%
Condominium	7.12%
Cooperative Unit	1.95%
2 -4 Family	1.17%

Documentation

Full Documentation	100.00%
Less than Full	0.00%

C-12

SEMT 2012-4	Ending Balance	30 Day Delq #	30 Day Delq Balance	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance	90+ Day Delq Balance %	Cumulative Loss Amount	Prepayment Amount	Cumulative Prepayment Amount	3 Month CPR	Cumulative CPR
Oct-12	311,445,972	4	4,196,792	1.35%	0	0	0.00%	0	0	0.00%	0.00	1,266,411	1,266,411		6.61
Nov-12	305,746,603	2	1,320,814	0.43%	0	0	0.00%	0	0	0.00%	0.00	5,186,625	6,453,036		25.17
Dec-12	303,888,849	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	1,346,252	7,799,288	11.40	16.60
Jan-13	297,536,045	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	5,844,271	13,643,560	16.70	18.58
Feb-13	292,336,896	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	4,704,319	18,347,879	16.42	18.70
Mar-13	274,436,646	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	17,408,392	35,756,271	33.49	27.19
Apr-13	267,473,577	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	6,497,496	42,253,767	34.69	27.08

C-13

SEMT 2012-5

Original Pool Characteristics

Total Stated Principal Balance	$320,339,050
Number of Mortgage Loans	390
Average Stated Principal Balance	$821,382
Weighted Average Mortgage Rate	4.214%
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	357
Weighted Average FICO (by Securitized Balance)	770
Weighted Average Loan-to-Value Ratio (by Original Balance)	67.52%

Mortgage Rate Range

3.51% - 4.00%	21.08%
4.01% - 4.50%	74.13%
4.51% - 5.00%	4.06%

Product Type

Fixed Rate 30YR	99.40%
Fixed Rate 20YR	0.60%

Interest Only Loans

Yes	4.89%
No	95.11%

Geographic Distribution

CA	44.00%
TX	13.44%
WA	5.84%
CO	4.54%
MA	4.22%
NY	4.03%
AZ	2.77%
CT	2.61%
GA	2.47%
IL	2.12%
Other	13.96%

Occupancy

Primary	94.32%
Second Home	4.08%
Investor Property	1.60%

Property Type

Single Family	63.29%
Planned Unit Development	27.49%
Condominium	5.10%
2 -4 Family	2.68%
Cooperative Unit	1.46%

Documentation

Full Documentation	100.00%
Less than Full	0.00%

C-14

SEMT 2012-5	Ending Balance	30 Day Delq #	30 Day Delq Balance	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance	90+ Day Delq Balance %	Cumulative Loss Amount	Prepayment Amount	Cumulative Prepayment Amount	3 Month CPR	Cumulative CPR
Nov-12	319,640,528	1	1,247,086	0.39%	0	0	0.00%	0	0	0.00%	0.00	268,335	268,335		2.59
Dec-12	319,162,100	1	710,533	0.22%	0	0	0.00%	0	0	0.00%	0.00	46,505	314,839		4.32
Jan-13	316,659,175	1	557,477	0.18%	0	0	0.00%	0	0	0.00%	0.00	2,069,329	2,384,168	4.52	6.70
Feb-13	310,719,260	1	750,637	0.24%	0	0	0.00%	0	0	0.00%	0.00	5,506,734	7,890,902	10.71	11.48
Mar-13	303,686,310	1	438,636	0.14%	0	0	0.00%	0	0	0.00%	0.00	6,605,900	14,496,802	18.03	14.80
Apr-13	301,562,385	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	1,705,072	16,201,874	17.75	13.49

C-15

SEMT 2012-6

Original Pool Characteristics

Total Stated Principal Balance	$301,462,461
Number of Mortgage Loans	358
Average Stated Principal Balance	$842,074
Weighted Average Mortgage Rate	4.079%
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	356
Weighted Average FICO (by Securitized Balance)	771
Weighted Average Loan-to-Value Ratio (by Original Balance)	66.68%

Mortgage Rate Range

3.25% - 3.50%	1.62%
3.51% - 4.00%	48.43%
4.01% - 4.50%	47.94%
4.51% - 5.00%	2.01%

Product Type

Fixed Rate 30YR	2.02%
Fixed Rate 20YR	97.98%

Interest Only Loans

Yes	1.59%
No	98.41%

Geographic Distribution

CA	44.90%
TX	10.74%
WA	6.24%
MA	5.66%
CO	5.44%
NY	3.71%
AZ	3.01%
GA	2.99%
IL	1.94%
VA	1.66%
Other	13.71%

Occupancy

Primary	95.07%
Second Home	4.12%
Investor Property	0.82%

Property Type

Single Family	69.24%
Planned Unit Development	23.12%
Condominium	4.64%
2 -4 Family	1.89%
Cooperative Unit	1.11%

Documentation

Full Documentation	100.00%
Less than Full	0.00%

C-16

SEMT 2012-6	Ending Balance	30 Day Delq #	30 Day Delq Balance	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance	90+ Day Delq Balance %	Cumulative Loss Amount	Prepayment Amount	Cumulative Prepayment Amount	3 Month CPR	Cumulative CPR
Dec-12	301,002,659	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	27,500	27,500		1.82
Jan-13	300,522,678	3	3,861,349	0.00%	0	0	0.00%	0	0	0.00%	0.00	46,122	73,622		3.68
Feb-13	299,325,481	1	671,176	0.22%	0	0	0.00%	1	489,150	0.00%	0.00	761,714	835,336	2.81	4.18
Mar-13	294,007,895	1	993,514	0.34%	0	0	0.00%	1	488,432	0.00%	0.00	4,880,728	5,716,064	8.98	9.53
Apr-13	289,858,197	2	1,853,174	0.64%	0	0	0.00%	1	487,711	0.00%	0.00	3,717,850	9,433,914	13.46	11.11

C-17

SEMT 2013-1

Original Pool Characteristics

Total Stated Principal Balance	$397,887,279
Number of Mortgage Loans	511
Average Stated Principal Balance	$778,632
Weighted Average Mortgage Rate	3.988%
Weighted Average Margin (by Securitized Balance) (HYB only)	2.181%
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	317
Weighted Average FICO (by Securitized Balance)	769
Weighted Average Loan-to-Value Ratio (by Original Balance)	66.61%

Mortgage Rate Range

2.51% - 3.00%	1.16%
3.01% - 3.50%	9.72%
3.51% - 4.00%	46.36%
4.01% - 4.50%	38.97%
4.51% - 5.00%	3.79%

Product Type

Fixed Rate 10YR	0.99%
Fixed Rate 15YR	19.09%
Fixed Rate 20YR	0.19%
Fixed Rate 30YR	58.69%
HYB 5/1	3.26%
HYB 7/1	0.25%
HYB 10/1	17.52%

Interest Only Loans

Yes	5.03%
No	94.97%

Geographic Distribution

CA	42.90%
TX	13.23%
MA	9.63%
FL	7.29%
WA	3.93%
IL	3.32%
CO	2.88%
VA	1.43%
NY	1.30%
CT	1.20%
Other	12.89%

Occupancy

Primary	94.89%
Second Home	4.45%
Investor Property	0.65%

Property Type

Single Family	69.99%
PUD	25.28%
Condominium	3.62%
Cooperative Unit	0.62%
2-4 Family	0.49%

Documentation

Full Documentation	100.00%
Less than Full	0.00%

C-18

SEMT 2013-1	Ending Balance	30 Day Delq #	30 Day Delq Balance	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance	90+ Day Delq Balance %	Cumulative Loss Amount	Prepayment Amount	Cumulative Prepayment Amount	3 Month CPR	Cumulative CPR
Feb-13	378,889,887	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	18,175,556	18,175,556		44.39
Mar-13	369,972,943	3	2,660,487	0.72%	0	0	0.00%	0	0	0.00%	0.00	8,121,392	26,296,948		58.22
Apr-13	358,105,842	1	986,835	0.28%	0	0	0.00%	0	0	0.00%	0.00	11,086,834	37,383,782	34.38	46.84

C-19

SEMT 2013-2

Original Pool Characteristics

Total Stated Principal Balance	$666,125,405
Number of Mortgage Loans	777
Average Stated Principal Balance	$857,304
Weighted Average Mortgage Rate	3.947%
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	353
Weighted Average FICO (by Securitized Balance)	776
Weighted Average Loan-to-Value Ratio (by Original Balance)	63.06%

Mortgage Rate Range

2.51% - 3.00%	0.09%
3.01% - 3.50%	4.01%
3.51% - 4.00%	64.49%
4.01% - 4.50%	29.53%
4.51% - 5.00%	1.88%

Product Type

Fixed Rate 15YR	1.56%
Fixed Rate 20YR	0.36%
Fixed Rate 25YR	0.11%
Fixed Rate 30YR	97.97%

Interest Only Loans

Yes	8.30%
No	91.70%

Geographic Distribution

CA	48.84%
MA	16.64%
TX	5.67%
WA	5.42%
CO	2.29%
CT	2.28%
IL	1.87%
VA	1.69%
FL	1.34%
MD	1.06%
Other	12.9%

Occupancy

Primary	92.45%
Second Home	5.23%
Investor Property	2.32%

Property Type

Single Family	69.60%
PUD	16.14%
Condominium	8.28%
2-4 Family	3.62%
Cooperative Unit	2.07%
Townhouse	0.29%

Documentation

Full Documentation	100.00%
Less than Full	0.0%

C-20

SEMT 2013-2	Ending Balance	30 Day Delq #	30 Day Delq Balance	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance	90+ Day Delq Balance %	Cumulative Loss Amount	Prepayment Amount	Cumulative Prepayment Amount	3 Month CPR	Cumulative CPR
Feb-13	659,118,591	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	6,066,982	6,066,982		11.92
Mar-13	652,112,661	6	4,145,304	0.64%	0	0	0.00%	0	0	0.00%	0.00	6,067,879	12,134,860		22.52
Apr-13	644,154,412	2	1,583,932	0.25%	0	0	0.00%	0	0	0.00%	0.00	7,027,654	19,162,514	12.55	18.23

C-21

SEMT 2013-3

Original Pool Characteristics

Total Stated Principal Balance	$600,210,241
Number of Mortgage Loans	746
Average Stated Principal Balance	$804,571
Weighted Average Mortgage Rate	3.819%
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	358
Weighted Average FICO (by Securitized Balance)	772
Weighted Average Loan-to-Value Ratio (by Original Balance)	65.27%

Mortgage Rate Range

3.01% - 3.50%	10.70%
3.51% - 4.00%	78.55%
4.01% - 4.50%	10.47%
4.51% - 5.00%	0.28%

Product Type

Fixed Rate 20YR	0.37%
Fixed Rate 30YR	99.63%

Interest Only Loans

Yes	2.36%
No	97.64%

Geographic Distribution

CA	43.15%
MA	10.52%
TX	6.32%
WA	5.02%
NY	4.19%
VA	3.76%
CO	3.74%
MD	3.25%
IL	3.11%
CT	2.74%
Other	14.20%

Occupancy

Primary	95.81%
Second Home	3.72%
Investor Property	0.47%

Property Type

Single Family	72.02%
PUD	22.09%
Condominium	4.50%
Cooperative Unit	0.74%
2-4 Family	0.64%

Documentation

Full Documentation	100.00%
Less than Full	0.0%

C-22

SEMT 2013-3	Ending Balance	30 Day Delq #	30 Day Delq Balance	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance	90+ Day Delq Balance %	Cumulative Loss Amount	Prepayment Amount	Cumulative Prepayment Amount	3 Month CPR	Cumulative CPR
Mar-13	598,823,974	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	504,820	504,820		2.74
Apr-13	596,676,385	5	3,761,041	0.63%	0	0	0.00%	0	0	0.00%	0.00	1,261,740	1,766,560		6.84

C-23

SEMT 2013-4

Original Pool Characteristics

Total Stated Principal Balance	$576,435,465
Number of Mortgage Loans	716
Average Stated Principal Balance	$805,077
Weighted Average Mortgage Rate	3.783%
Weighted Average Remaining Term to Maturity (in Months by Securitized Balance)	357
Weighted Average FICO (by Securitized Balance)	773
Weighted Average Loan-to-Value Ratio (by Original Balance)	63.77%

Mortgage Rate Range

3.01% - 3.50%	11.63%
3.51% - 4.00%	81.04%
4.01% - 4.50%	7.33%

Product Type

Fixed Rate 20YR	1.28%
Fixed Rate 25YR	0.14%
Fixed Rate 30YR	98.58%

Interest Only Loans

Yes	2.21%
No	97.79%

Geographic Distribution

CA	42.13%
MA	9.74%
WA	7.19%
TX	5.54%
NY	5.32%
IL	4.46%
VA	3.59%
CO	3.41%
MD	2.73%
CT	2.55%
Other	13.34%

Occupancy

Primary	98.00%
Second Home	2.92%
Investor Property	1.09%

Property Type

Single Family	71.06%
PUD	22.35%
Condominium	4.49%
Cooperative Unit	1.21%
2-4 Family	0.72%
Townhouse	0.18%

Documentation

Full Documentation	100.00%
Less than Full	0.0%

C-24

SEMT 2013-4	Ending Balance	30 Day Delq #	30 Day Delq Balance	30 Day Delq Balance %	60 Day Delq #	60 Day Delq Balance	60 Day Delq Balance %	90+ Day Delq #	90+ Day Delq Balance	90+ Day Delq Balance %	Cumulative Loss Amount	Prepayment Amount	Cumulative Prepayment Amount	3 Month CPR	Cumulative CPR
Apr-13	575,244,709	0	0	0.00%	0	0	0.00%	0	0	0.00%	0.00	330,605	330,605		2.45

C-25

PROSPECTUS

Sequoia Mortgage Funding Corporation

or

Sequoia Residential Funding, Inc.

(Depositor)

RWT Holdings, Inc.

(Sponsor)

$6,200,101,493

(Aggregate Amount)

Asset-Backed Securities

(Issuable in Series)

Please carefully consider our discussion of some of the risks of investing in the securities under “Risk Factors” beginning on page 1.

The securities will represent obligations of or interests in the related issuing entity only and do not represent an interest in or obligation of either Sequoia Mortgage Funding Corporation or Sequoia Residential Funding, Inc., as the depositor, RWT Holdings, Inc., as the sponsor, or any of their affiliates.

The Issuing Entities

Each issuing entity will be established to hold the assets transferred to it by the depositor, either Sequoia Mortgage Funding Corporation or Sequoia Residential Funding, Inc. The assets of each issuing entity will be specified in the prospectus supplement and may consist of:

•       residential mortgage loans secured by senior and junior liens on one-to-four family residential properties, including townhouses, condominiums and cooperative dwelling units;

•       various forms of credit enhancement of the types described in this base prospectus; and

•       other related assets described in this base prospectus.

The Securities

The depositor, either Sequoia Mortgage Funding Corporation or Sequoia Residential Funding, Inc., will sell the securities pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will consist of either certificates representing interests in the assets of the related issuing entity or bonds secured by the issuing entity assets.

Offers of Securities

The securities may be offered through several different methods, including offerings through underwriters.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

April 24, 2013

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS

AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in two separate documents.

•	this prospectus, which provides general information, some of which may not apply to a particular series; and

•	the accompanying prospectus supplement for a particular series, which describes the specified terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus.

We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

You can find a listing of the pages on which many of the terms used in this prospectus are defined under “Index of Defined Terms” beginning on page I-1 of this prospectus.

ii

Page No.
RISK FACTORS	1
Ratings on the Securities by the Rating Agencies May Not Accurately Reflect the Risks Associated With Those Securities	1
There Is No Source of Payments for Your Securities Other Than the Assets of the Issuing Entity and Any Credit Enhancements.	1
You Bear the Risk of Losses on the Mortgage Loans; Some Kinds of Mortgage Loans May Be Especially Prone to Default and Losses	1
Risks Related to Adjustable Rate Mortgage Loans	2
Risks Related to Mortgage Loans With Interest-Only Payments	4
Special Default Risk of Second Lien Mortgage Loans	4
Risks Relating to Declines in Property Values and Second Lien Mortgage Loans	4
Risks Related to Simultaneous Second Liens and Other Borrower Debt	5
Special Assessments and Energy Efficiency Liens May Take Priority Over the Mortgage Lien	5
Balloon Loans	5
Mortgage Loans With High Original Loan-to-Value Ratios May Present a Greater Risk of Loss	5
Default Risk on High Balance Mortgage Loans	6
Geographic Concentration of Mortgage Loans	6
Aspects of the Mortgage Loan Origination Process May Result in Higher Expected Delinquencies	6
Our Due Diligence of the Mortgage Loans Supporting Your Securities May Not Reveal Aspects of Such Mortgage Loans Which Could Lead to Losses	7
Early or Multiple Payment Defaults May Be Indicative of Higher Rates of Delinquencies and Losses in the Future	8
Mortgage Loan Interest Rates May Limit Interest Rates on the Variable Rate Securities	8
Potential Inadequacy of Credit Enhancement	9
Effect of Creditworthiness of Primary Mortgage Insurers on Ratings of Securities	11
Risks Related to Any Interest Rate Swap Agreement	11
Effect of Creditworthiness of Swap Counterparty on Ratings of Securities	11
Special Risks for Certain Classes of Securities	11
You Will Be Subject to the Risks Associated With Potential Inadequate or Untimely Services From Third-Party Service Providers, Which May Adversely Impact Your Yield; You Will Also Be Dependent on Corporate Trustees to Act on Your Behalf in Enforcing Your Rights	12
Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than Mortgage Balance	12
There Are Risks Relating to Alternatives to Foreclosure	12
Delinquencies Due to Servicing Transfers	13
Military Action and Terrorist Attacks	13
Unpredictability and Effect of Prepayments	13
Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans	14
Predatory Lending Laws/High Cost Loans	15
Financial Regulatory Legislative Reform and Related Regulations Could Have a Significant Impact	15
Bankruptcy or Insolvency Proceedings Could Delay or Reduce Payments on the Securities	16
Risks Related to Amounts in Pre-Funding Account(s) Being Applied to Pay Principal on the Securities	16
The Addition of Subsequent Mortgage Collateral to the Pre-Funding Account(s) During the Funding Period May Adversely Affect the Performance of the Securities	16
Risks Related to Owning Book-Entry Securities	17
Limited Ability to Resell Securities	17
The Securities May Not Be Suitable Investments	17
Owners of Original Issue Discount Securities Should Consider Federal Income Tax Consequences	17
THE SPONSOR AND THE SELLER	18

iii

General	18
Sponsor’s Pre-Offering Review of the Mortgage Loans	18
THE DEPOSITORS	19
THE ISSUING ENTITIES AND THE ISSUING ENTITY ASSETS	20
General	20
The Loans	22
Pre-Funding	26
USE OF PROCEEDS	27
LOAN PROGRAM	27
Underwriting Standards	27
Qualifications of Sellers	29
Quality Control	29
Representations and Warranties; Repurchases	29
Status of the Mortgage Loans and Related Assets in the Event of Insolvency of the Seller	31
DESCRIPTION OF THE SECURITIES	32
General	32
Distributions on Securities	34
Categories of Classes of Securities	36
Compensating Interest	38
Reports to Securityholders	38
Optional Termination	41
Optional Purchase of Securities	41
Other Purchases or Redemption	41
Book-Entry Registration of Securities	41
CREDIT ENHANCEMENT	44
General	44
Subordination	45
Derivative Instruments	46
Insurance Policies, Surety Bonds and Guaranties	46
Special Hazard Insurance Policies	47
Cross Support	47
Reserve Accounts	47
Pool Insurance Policies	48
Bankruptcy Bonds	49
Overcollateralization	50
Letter of Credit or Demand Note	50
DERIVATIVES	50
YIELD AND PREPAYMENT CONSIDERATIONS	51
Yield	51
Maturity and Prepayment	54
THE AGREEMENTS	56
Assignment of the Issuing Entity Assets	57
Servicing Provisions	58
Events of Default; Rights Upon Event of Default	68
The Pooling and Servicing Agreement	70
The Pooling and Servicing Agreement and Trustee	71
The Indenture	73
The Indenture Trustee	76
The Trust Agreement	77
The Custodial Agreement	78
The Trustees; Agents	79
Loss Mitigation Advisor; Investment Manager; Other Parties	79
CERTAIN LEGAL ASPECTS OF THE LOANS	80
General	80
Foreclosure/Repossession	80
Environmental Risks	83

iv

Rights of Redemption	85
Anti-Deficiency Legislation; Tax Liens	85
Bankruptcy Laws	86
Due-on-Sale Clauses	87
Prepayment Charges and Prepayments	88
Applicability of Usury Laws	88
Servicemembers Civil Relief Act	89
Junior Mortgages; Rights of Senior Mortgagees	89
Consumer Protection Laws	90
Financial Regulatory Legislative Reform and Related Regulations Could Have a Significant Impact	90
Forfeitures in Drug and RICO Proceedings	91
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	91
General	91
Types of Securities	92
Taxation of Debt Securities Generally	92
REMIC Securities	97
Taxation of Regular Interest Securities	97
Taxation of Holders of Residual Interest Securities	99
Taxation of the REMIC	103
Non-REMIC Debt Securities	104
Special Tax Attributes	105
Withholding With Respect to Certain Foreign Investors	106
Backup Withholding	107
FATCA Tax Regime	108
STATE TAX CONSIDERATIONS	108
ERISA CONSIDERATIONS	108
LEGAL INVESTMENT	113
METHOD OF DISTRIBUTION	114
LEGAL MATTERS	116
FINANCIAL INFORMATION	116
STATIC POOL INFORMATION	116
AVAILABLE INFORMATION	116
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	117
RATING	117
INDEX OF DEFINED TERMS	1

v

RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered securities. You should also carefully consider the information set forth under “Risk Factors” in the related prospectus supplement.

Ratings on the Securities by the Rating Agencies May Not Accurately Reflect the Risks Associated With Those Securities

The ratings on the securities depend primarily on an assessment by the rating agencies of the mortgage loans and other assets of the issuing entity, any credit enhancement and the ability of the servicers and the master servicer to service the loans. Rating agencies rate debt securities based upon their assessment of the safety of the receipt of principal and interest payments. Rating agencies do not consider the risks of fluctuations in fair value or other factors that may influence the value of debt securities and, therefore, the assigned credit rating may not fully reflect the true risks of an investment in the securities. Credit rating agencies may change their methods of evaluating credit risk and determining ratings on securities backed by mortgage loans. These changes may occur quickly and often.

The ratings of the securities by the rating agencies:

•	only address the likelihood of receipt by holders of securities of distributions in the amount of scheduled payments on the mortgage loans;

•	do not take into consideration any of the tax aspects associated with the securities;

•	do not address the possibility that, as a result of principal prepayments, the yield on your securities may be lower than anticipated;

•	do not address the payment of any basis risk shortfalls with respect to the securities; and

•	do not comment as to the market price or suitability of the securities for a particular investor.

Ratings are not recommendations to buy, sell or hold the securities. A rating may be changed or withdrawn at any time by the assigning rating agency.

There Is No Source of Payments for Your Securities Other Than the Assets of the Issuing Entity and Any Credit Enhancements.

The assets of the issuing entity together with any applicable credit enhancement are the sole source of payments on the related securities. The securities are not the obligations of any other entity. None of the sponsor, the seller, the depositor, any underwriter, the trustee, any administrator, any master servicer, any servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the applicable ratings of the securities. If credit enhancement is not available, holders of securities may suffer losses on their investments.

You Bear the Risk of Losses on the Mortgage Loans; Some Kinds of Mortgage Loans May Be Especially Prone to Default and Losses

Because your securities are backed by mortgage loans, your investment may be affected by losses incurred on the mortgage loans. Losses on residential mortgage loans can occur for many reasons, including:  poor origination practices; fraud; faulty appraisals; documentation errors; poor underwriting; legal errors; poor servicing practices; weak economic conditions; increases in payments required to be made by borrowers; declines in the value of homes; earthquakes and other natural events; uninsured property loss; over-leveraging of the borrower; costs of remediation of environmental conditions, such as indoor mold; changes in zoning or building codes and the related costs of compliance; acts of war or

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terrorism; changes in legal protections for lenders; and other personal events affecting borrowers, such as reduction in income, job loss, divorce, or health problems. To the extent your securities are not covered by credit enhancements, you will bear all of the risks resulting from losses on the mortgage loans. In addition, several types of mortgage loans which have higher than average rates of default and loss may be included in the entity that issues your security, including adjustable rate, interest-only, second lien, balloon, high loan-to-value ratio, and high balance mortgage loans.

Risks Related to Adjustable Rate Mortgage Loans

Recently, an increasingly large proportion of residential mortgage loans originated in the United States have been adjustable rate mortgage loans, including loans that have interest-only or negative amortization features. Mortgage loans that are referred to generally as adjustable rate mortgage loans, or ARMs, may include any of the following types of loans:

•	“standard” adjustable rate mortgage loans whose interest rate adjusts on the basis of a variable index plus a margin, with the initial adjustment occurring after a specified period of time from origination of the related mortgage loan and adjustments occurring periodically at specified intervals thereafter; these loans may or may not have a low introductory interest rate;

•	“hybrid” mortgage loans, whose interest rate is fixed for the initial period specified in the related mortgage note, and thereafter adjusts periodically based on the related index plus a margin;

•	“interest-only” mortgage loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate;

•	“negative amortization” mortgage loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related index plus a margin; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest; and

•	“option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the loan).

If specified in the related prospectus supplement, the issuing entity may include significant concentrations of the standard, hybrid and interest-only types of adjustable rate mortgage loans, which present special default and prepayment risks discussed below. No issuing entity will include negative amortization loans or option ARMs.

The primary attraction to borrowers of these adjustable rate mortgage loan products is that initial monthly mortgage loan payments can be significantly lower than fixed rate or level pay mortgage loans under which the borrower pays both principal and interest at an interest rate fixed for the life of the mortgage loan. As a result, many borrowers have been able to incur substantially greater mortgage debt using one of these adjustable rate mortgage loan products than if they used a fixed rate mortgage loan.

In addition, many borrowers have used adjustable rate mortgage loan products to purchase homes that are comparatively larger or more expensive than they would otherwise have purchased with a fixed rate mortgage loan with relatively higher monthly payments. These borrowers may have taken out these

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mortgage loan products in the expectation that either (1) their income will rise by the time their fixed rate period or interest-only period expires, thus enabling them to make the higher monthly payments, or (2) in an appreciating real estate market, they will be able to sell their property for a higher price or will be able to refinance the mortgage loan before the expiration of the fixed rate or interest-only period.

When evaluating a mortgage loan application from a prospective borrower for an adjustable rate or interest-only mortgage loan, many mortgage originators determined the amount of loan that borrower could afford based on the borrower’s initial scheduled monthly payments, or the scheduled monthly payments on the first mortgage interest rate reset date, rather than based on the adjusted monthly payments as of future mortgage interest reset dates (in the case of adjustable rate mortgage loans) or the principal amortization date (in the case of interest-only mortgage loans). These origination practices have been changed substantially beginning in 2007 with promulgation of guidelines by the Federal Reserve Board and state mortgage regulators and by the subsequent implementation of more conservative underwriting standards by originators. Unless otherwise specified in the related prospectus supplement, mortgage loan characteristics and debt-to-income ratios set forth in the prospectus supplement will reflect the scheduled mortgage loan payments due or being made as of the “cut-off date,” and will not reflect the mortgage loan payment resets that will occur during the life of the mortgage loan.

In recent years, mortgage interest rates have been at historically low levels. If mortgage interest rates rise, borrowers will experience increased monthly payments on their adjustable rate mortgage loans. As the fixed interest rates on hybrid mortgage loans expire and convert to adjustable rates, borrowers may find that the new minimum monthly payments are considerably higher and they may not be able to make those payments.

In addition, without regard to changes in interest rates, the monthly payments on mortgage loans with interest-only features will increase substantially when the principal must be repaid.

Any of these factors, or a combination of these factors, could cause adjustable rate mortgage loan defaults to increase substantially.

Borrowers who intend to avoid increased monthly payments by refinancing their mortgage loans may find that lenders may not in the future be willing or able to offer these adjustable rate mortgage loan products, or to offer these products at relatively low interest rates. A further decline in housing prices generally or in certain regions of the United States could also leave borrowers with insufficient equity in their homes to permit them to refinance. In addition, borrowers who intend to sell their properties on or before the expiration of the fixed rate periods or interest-only periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events could cause borrowers to default on their mortgage loans.

Rising unemployment and slow wage growth in certain regions of the United States or generally could also impact the ability of many borrowers with adjustable rate mortgage loans to make the higher monthly payments resulting from the expiration of fixed rate periods or interest-only periods, or from increases in interest rates. If borrowers become unemployed in a slowing economy, or if they find that expected increases in personal income have not occurred, they may be unable to make the higher monthly mortgage payments.

Any of the factors described above, alone or in combination, could adversely affect the yield on your securities. Depending upon the type of security purchased and the price paid, the adverse yield effect could be substantial.

See “— Risks Related to Mortgage Loans With Interest-Only Payments” for further discussion of adjustable rate mortgage loans with interest-only features.

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Risks Related to Mortgage Loans With Interest-Only Payments

If specified in the related prospectus supplement, some of the mortgage loans to be included in the trust may provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period following origination specified in the related prospectus supplement. Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate.

If applicable, the presence of these mortgage loans in the issuing entity may, absent other considerations, result in longer weighted average lives of the related securities than would have been the case had these loans not been included in the issuing entity. In addition, borrowers may view the absence of any obligation to make a payment of principal during the interest-only period following origination specified in the related prospectus supplement as a disincentive to prepayment. Conversely, however, borrowers may be more likely to refinance their mortgage loans when the related interest-only period expires, resulting in increased prepayments.

After a borrower’s monthly payment has been increased to include principal amortization, and assuming the borrower does not refinance the related mortgage loan, delinquency or default may be more likely.

See also “— Risks Related to Adjustable Rate Mortgage Loans” for a discussion of risks related to interest-only mortgage loans and economic conditions.

Special Default Risk of Second Lien Mortgage Loans

If the related prospectus supplement specifies that the issuing entity includes mortgage loans that are secured by second liens on the related mortgaged properties, these second lien mortgage loans will be subordinate to the rights of the mortgagee under the related first mortgages. Generally, the holder of a second lien mortgage loan will be subject to a loss of its mortgage if the holder of the first mortgage is successful in foreclosure of its mortgage, because no second liens or encumbrances survive such a foreclosure. In addition, due to the priority of the first mortgage, the holder of the second lien mortgage may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Furthermore, any liquidation, insurance or condemnation proceeds received on the second lien mortgage will be available to satisfy the outstanding balance of the mortgage loan only to the extent that the claim of the related first mortgage has been satisfied in full, including any foreclosure costs. Accordingly, if liquidation proceeds are insufficient to satisfy the mortgage loan secured by the second lien and all prior liens in the aggregate, and if the credit enhancement provided by any excess interest and overcollateralization (if applicable) has been exhausted or is otherwise unavailable to cover the loss, securityholders will bear the risk of delay in payments while any deficiency judgment against the borrower is sought and the risk of loss if the deficiency judgment is not pursued, cannot be obtained or is not realized for any other reason.

Risks Relating to Declines in Property Values and Second Lien Mortgage Loans

An overall decline in residential real estate prices could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second lien mortgage loans, together with the senior lien mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a second mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the second lien mortgage loan was originated. If there is a reduction in the value of a mortgaged property, the ratio of the sum of the principal balances of the second lien mortgage loan and the related first lien mortgage loan to

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the value of the mortgaged property may increase, reducing the likelihood of liquidation or other proceeds being sufficient to satisfy the second lien mortgage loan after satisfaction of the senior lien.

Risks Related to Simultaneous Second Liens and Other Borrower Debt

At the time of origination of any first lien mortgage loans in the issuing entity, the originators or other lenders may also have made second lien loans to the same borrowers that may or may not be included in the issuing entity. In addition, other borrowers whose first lien loans are included in the issuing entity may have obtained secondary mortgage financing following origination of the first lien loans. In addition, borrowers may increase their aggregate indebtedness substantially by assuming consumer debt of various types. Consequently, investors should consider that borrowers who have less equity in their homes, or who have substantial mortgage and consumer indebtedness, may be more likely to default and may be more likely to submit to foreclosure proceedings.

In addition, the nature of any second lien may influence the prepayment characteristics of the first lien included in the issuing entity. Borrowers may be more likely to refinance and prepay the first lien when any secondary mortgage financing becomes due in full, and consequently investors should be aware that the rate of prepayment of the first lien mortgage loans in the issuing entity may be affected by any associated second lien loans.

Special Assessments and Energy Efficiency Liens May Take Priority Over the Mortgage Lien

Mortgaged properties securing the mortgage loans may be subject to the lien of special property taxes and/or special assessments. These liens are superior to the liens securing the mortgage loans, irrespective of the date of the mortgage. In some instances, individual borrowers may be able to elect to enter into contracts with governmental agencies for Property Assessed Clean Energy (PACE) or similar assessments that are intended to secure the payment of energy and water efficiency and distributed energy generation improvements that are permanently affixed to their properties, possibly without notice to or the consent of the mortgagee. These assessments also have lien priority over the mortgages securing mortgage loans. No assurance can be given that any mortgaged property so assessed will increase in value to the extent of the assessment lien. Additional indebtedness secured by the assessment lien would reduce the amount of the value of the mortgaged property available to satisfy the affected mortgage loan.

Balloon Loans

If specified in the related prospectus supplement, the mortgage loans to be included in the issuing entity may include balloon loans. Balloon loans pose a special payment risk because the borrower must pay a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance such amount, you may suffer a loss if the collateral for the loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

Mortgage Loans With High Original Loan-to-Value Ratios May Present a Greater Risk of Loss

As specified in the related prospectus supplement, a certain number of mortgage loans included in the issuing entity may have original loan-to-value ratios of greater than 80%. Mortgage loans with high loan-to-value ratios, particularly those in excess of 100%, may be more likely to experience default and foreclosure than mortgage loans with low original loan-to-value ratios.

Moreover, mortgage loans with high original loan-to-value ratios are more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios. If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, none of the servicers or the master servicer will be required to advance funds in respect of relieved amounts, and any related loss may reduce the amount available to be paid to securityholders. In such event, holders of subordinate classes of securities may suffer losses.

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Default Risk on High Balance Mortgage Loans

If specified in the related prospectus supplement, a certain percentage of the mortgage loans included in the issuing entity may have a principal balance as of the cut-off date in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the issuing entity as a whole.

Geographic Concentration of Mortgage Loans

The mortgage loans to be included in the issuing entity may be concentrated in one or more states, as specified in the related prospectus supplement. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions will have a disproportionate impact on the mortgage loans in general:

•	weak economic conditions in these locations or any other location (which may or may not affect real property values), may affect the ability of borrowers to repay their mortgage loans on time, particularly in the case of interest-only loans;

•	properties in certain jurisdictions may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, as well as floods, hurricanes, wildfires, mudslides and other natural disasters;

•	declines in the residential real estate market of a particular jurisdiction may reduce the values of properties located in that jurisdiction, which would result in an increase in the loan-to-value ratios or combined loan-to-value ratios, as the case may be, particularly in the case of interest-only loans; and

•	any increase in the market value of properties located in a particular jurisdiction would reduce the loan-to-value ratios or combined loan-to-value ratios, as the case may be, of the mortgage loans and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Natural disasters, such as wildfires, severe storms and flooding affecting regions of the United States from time to time may result in prepayments of mortgage loans.

For additional information regarding the geographic concentration of the mortgage loans to be included in the issuing entity, see the geographic distribution table or tables in the related prospectus supplement.

Aspects of the Mortgage Loan Origination Process May Result in Higher Expected Delinquencies

Various factors in the process of originating the mortgage loans assigned or pledged to the trust may have the effect of increasing delinquencies and defaults on the mortgage loans. These factors may include any or all of the following:

Appraisal Quality. During the mortgage loan underwriting process, appraisals are generally obtained on each prospective mortgaged property. The quality of these appraisals may vary widely in accuracy and consistency. In some cases, the appraiser may feel pressure from the lender to provide an appraisal in the amount necessary to enable the originator to make the loan, whether or not the value of the property justifies such an appraised value. In addition, in some cases, the lender may not require a full appraisal for the prospective mortgaged property or it may use an automated valuation model, which is a computer generated appraisal report created using formulas based on various factors, including sales trends, title records, neighborhood analysis, tax assessments and other available information regarding the prospective mortgaged property. Inaccurate or inflated appraisals may result in an increase in the number and severity of losses on the mortgage loans.

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Underwriting Guideline Exceptions. Although mortgage originators generally underwrite mortgage loans in accordance with their pre-determined loan underwriting guidelines, from time to time and in the ordinary course of business, originators will make exceptions to these guidelines. Loans originated with exceptions may result in a higher number of delinquencies and loss severities than loans originated in strict compliance with the designated underwriting guidelines.

Non-owner Occupied Properties. Mortgage loans secured by properties acquired by investors for the purposes of rental income or capital appreciation, or properties acquired as second homes, tend to have higher frequency of default and/or higher loss severities than properties that are regularly occupied by the related borrowers. In a default, real property investors who do not reside in the mortgaged property may be more likely to abandon the related mortgaged property, increasing the severity of the default.

Fraud. Fraud committed in the origination process may increase delinquencies and defaults on the mortgage loans. For example, a borrower may present fraudulent documentation to a lender during the mortgage loan underwriting process, which may enable the borrower to obtain a mortgage loan in an amount or with terms for which the borrower would not otherwise qualify. In addition, increasingly frequent incidences of identity theft involving borrowers, particularly in the case of mortgage loans originated under streamlined origination programs, may result in an increased number of fraudulent mortgage loans that are not secured by a mortgaged property. You should consider the potential effect of fraud by borrowers and other third parties on the yield on your securities.

Self-employed Borrowers. Self-employed borrowers may be more likely to default on their mortgage loans than salaried or commissioned borrowers and generally have less predictable income. In addition, many self-employed borrowers are small business owners who may be personally liable for their business debt. Consequently, you should consider that a higher number of self-employed borrowers may result in increased defaults on the mortgage loans in the issuing entity.

First-time Borrowers. First-time homebuyers are often younger, have shorter credit histories, are more highly leveraged and have less experience with undertaking mortgage debt and maintaining a residential property than other borrowers. The presence of loans to first time buyers in the mortgage pool may increase the number of defaults on the mortgage loans.

Although the aspects of the mortgage loan origination process described above may be indicative of the performance of the mortgage loans, information regarding these factors may not be available for the mortgage loans held by the issuing entity, unless specified in the prospectus supplement.

See “Loan Program — Underwriting Standards” in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Our Due Diligence of the Mortgage Loans Supporting Your Securities May Not Reveal Aspects of Such Mortgage Loans Which Could Lead to Losses

We undertake due diligence efforts with respect to various aspects of the mortgage loans that support your securities, including investigating the strengths and weaknesses of the originator and servicer of the loans and verifying certain aspects of the underlying loans themselves as well as other factors and characteristics that may be material to the performance of the loans. In making the assessment and otherwise conducting due diligence, we rely on resources available to us and, in some cases, investigation by third parties. There can be no assurance that any due diligence process that we conduct will uncover relevant facts that could be determinative of how the mortgage loans will perform. Moreover, our ability to mitigate losses on mortgage loans transferred to an issuing entity is significantly limited by contractual and other constraints of the securitization structure in which such loans are held, including REMIC rules.

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Early or Multiple Payment Defaults May Be Indicative of Higher Rates of Delinquencies and Losses in the Future

As specified in the related prospectus supplement, a certain number of mortgage loans included in the issuing entity may be delinquent as of the applicable cut-off date or may have been delinquent in payment in the last twelve months on one or more due dates.

Prior delinquencies and, in particular, first or early payment defaults, may be an indication of underwriting errors in assessing the financial means and/or credit history of the borrower or of an adverse change in the financial status of the borrower. These mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more favorable payment histories

Mortgage Loan Interest Rates May Limit Interest Rates on the Variable Rate Securities

The securities generally will have either fixed or variable interest rates. However, as specified in the related prospectus supplement, the interest rates on your securities may be subject to certain limitations, generally based on the weighted average interest rates of the mortgage loans in the issuing entity or as otherwise described in the related prospectus supplement, net of certain allocable fees and expenses of the issuing entity and any payments owed on derivative instruments. The mortgage loans to be included in the issuing entity will have interest rates that either are fixed or adjust based on a variable index, as described in the related prospectus supplement.

Any adjustable rate mortgage loans in the issuing entity may also have periodic maximum and minimum limitations on adjustments to their interest rates, and may have the first adjustment to their interest rates a number of years after their first payment dates. In addition, adjustable rate mortgage loans generally have lifetime maximum interest rates. As a result, your variable rate securities may accrue less interest than they would accrue if their interest rates were solely based on the specified index plus the specified margin.

A variety of factors could limit the interest rates and adversely affect the yields to maturity on the variable rate securities. Some of these factors are described below.

The interest rates for your securities may adjust monthly based on the one-month LIBOR index or another index, while the interest rates on the mortgage loans to be included in the issuing entity may either adjust less frequently, adjust based on a different index or not adjust at all. Consequently, the limits on the interest rates on these securities may prevent increases in the interest rates for extended periods in a rising interest rate environment.

The interest rates on adjustable rate mortgage loans may respond to economic and market factors that differ from those that affect the one-month LIBOR index or the index applicable to your variable rate securities. It is possible that the interest rates on any adjustable rate mortgage loans may decline while the interest rates on the related securities are stable or rising. It is also possible that the interest rates on any adjustable rate mortgage loans and the interest rates on the related securities may both decline or increase during the same period, but that the interest rates on your securities may decline or may increase more slowly or rapidly.

To the extent that fixed rate or adjustable rate mortgage loans are subject to default or prepayment, the interest rates on the related securities may be reduced as a result of the net funds cap limitations described in the related prospectus supplement.

See “Yield and Prepayment Considerations” in this prospectus and see the prospectus supplement for a description of the interest rates applicable to your securities and for a general description of the interest rates of the related mortgage loans.

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Potential Inadequacy of Credit Enhancement

If specified in the related prospectus supplement, the features of subordination and loss allocation, excess interest, overcollateralization and limited cross-collateralization, together with any primary mortgage insurance and financial guaranty insurance policies, are intended to enhance the likelihood that holders of more senior classes of securities will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the related mortgage loans.

Subordination and Allocation of Losses. If the applicable subordination is insufficient to absorb losses, then securityholders will likely incur losses and may never receive all of their principal payments. You should consider that:

•	if you buy a subordinate security and losses on the related mortgage loans exceed the total principal amount of any securities subordinate to your securities (if any), plus, if applicable to the issuing entity and as specified in the related prospectus supplement, any excess interest and any overcollateralization that has been created, the principal amount of your securities will be reduced proportionately with the principal amounts of the other securities of your class by the amount of that excess; and

•	if specified in the related prospectus supplement, after the total principal amount of the subordinate securities has been reduced to zero, losses on the mortgage loans may reduce the principal amounts (or notional amounts) of the senior securities.

Losses on the related mortgage loans will reduce the loss protection provided by the subordinate securities to the senior securities and will increase the likelihood that the senior securities will not receive all of their expected principal payments.

If the securities have the benefit of overcollateralization and excess interest, and if overcollateralization is maintained at the required amount and the related mortgage loans generate interest in excess of the amount needed to pay interest and principal on your securities, the fees and expenses of the issuing entity and any payments owed to a derivatives counterparty, then excess interest may be used to pay you and the other securityholders of the related securities the amount of any reduction in the aggregate principal balance of the mortgage loans caused by application of losses. These payments will generally be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, unless otherwise specified in the related prospectus supplement, no interest will be paid to you on the amount by which the principal amount of your securities was reduced because of the application of losses.

Overcollateralization. If the securities have the benefit of excess interest and overcollateralization, as specified in the related prospectus supplement, then in order to create and maintain overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the related securities, as well as any fees and expenses of the issuing entity and any payments owed to a derivative counterparty. If the securities have the benefit of excess interest and/or overcollateralization, we expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the interest rates on the related securities plus the weighted average aggregate expense rate. Any remaining interest generated by the mortgage loans will be used to absorb losses on the mortgage loans and to maintain overcollateralization. In addition, on the closing date, the total scheduled principal balance of the mortgage loans may exceed the total principal amount of the securities. This excess is referred to as “overcollateralization“ and will be available to absorb losses. We cannot assure you, however, that the mortgage loans will generate enough excess interest to maintain this overcollateralization level as set by the applicable rating agencies. In addition, there may be no amounts available from any interest rate derivative agreement described in the related prospectus supplement to cover shortfalls. The following factors will affect the amount of excess interest that the related mortgage loans will generate:

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Every time a mortgage loan is prepaid in whole or in part, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest. The effect of this reduction on your securities will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans. Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest available for overcollateralization or to absorb losses will be reduced. Every time a mortgage loan is liquidated or charged off, excess interest will be reduced because that mortgage loan will no longer be outstanding and generating interest.

Limited Cross-Support. The issuing entity may contain two or more separate mortgage pools, as specified in the related prospectus supplement. Principal payments on the senior securities will depend, for the most part, on collections on the mortgage loans in the related pool. However, as specified in the related prospectus supplement, the senior securities may have the benefit of credit enhancement in the form of subordination from one or more of the other pools. That means that even if the rate of losses on mortgage loans in the pool related to your class of senior securities is low, losses in an unrelated pool may reduce the loss protection for your securities.

Interest Rate Derivative Agreements. If specified in the related prospectus supplement, any amounts received under any interest rate cap or swap agreement will generally be applied as described in the related prospectus supplement to pay interest shortfalls and, if applicable, to maintain overcollateralization and cover losses. However, we cannot assure you that any amounts will be received under that interest rate derivative agreement, or that any such amounts that are received will be sufficient to maintain any required overcollateralization or to cover interest shortfalls and losses on the mortgage loans.

Primary Mortgage Insurance. If specified in the related prospectus supplement, some of the first lien mortgage loans which have original loan-to-value ratios greater than 80% may be covered by existing borrower- or lender-paid primary mortgage insurance policies. The existing borrower- or lender-paid primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to the percentage or percentages specified in the related prospectus supplement.

In addition, if specified in the related prospectus supplement, one or more loan-level primary mortgage insurance policies may be acquired on behalf of the issuing entity from primary mortgage insurance providers, providing the initial insurance coverage specified in the related prospectus supplement for those first lien mortgage loans with original loan-to-value ratios greater than 80%.

These loan-level primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to the percentage specified in the related prospectus supplement.

However, these policies will only cover first lien mortgage loans and will be subject to various other limitations and exclusions. In addition, borrower-paid primary mortgage insurance may be subject to cancellation by the related borrower. As a result, coverage may be rescinded or denied on some mortgage loans. Primary mortgage insurance providers will generally curtail the insured payments on a foreclosed mortgage loan if the related servicer does not foreclose that mortgage loan within a limited time period determined by the insurance provider. In addition, because the amount of coverage under these policies depends on the loan-to-value ratio of the related mortgaged property at the inception of these policies, a decline in the value of the related mortgaged property will not result in increased coverage, and the issuing entity may still suffer a loss on a covered mortgage loan. Accordingly, these primary mortgage insurance policies will provide only limited protection against losses on the mortgage loans.

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Effect of Creditworthiness of Primary Mortgage Insurers on Ratings of Securities

If the related prospectus supplement specifies that one or more loan-level primary mortgage insurance policies have been acquired on behalf of the issuing entity from one or more primary mortgage insurance providers, then the ratings assigned to your securities by the applicable rating agencies will be based in part on the financial strength ratings assigned to the insurer or insurers providing the primary mortgage insurance coverage described above. However, these financial strength ratings assigned to the insurer or insurers could be qualified, reduced or withdrawn at any time. In addition, you should consider that a credit rating does not assure you that the insurer or insurers will not default on their obligations.

Any qualification, reduction or withdrawal of the financial strength ratings assigned to the insurer or insurers could result in reduction of the ratings assigned to your securities, which could in turn affect the liquidity and market value of your securities.

Risks Related to Any Interest Rate Swap Agreement

If the related prospectus supplement specifies that the issuing entity or related supplemental interest issuing entity includes one or more interest rate swap agreements, then any net swap payment payable to the swap counterparty under the terms of those interest rate swap agreements will reduce amounts available for payment to securityholders, and may reduce payments of interest on the securities. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amounts on which payments due under the interest rate swap agreements are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty. Therefore, a rapid rate of prepayments during periods in which the issuing entity makes net payments to a swap counterparty could adversely affect the yields on the securities.

Effect of Creditworthiness of Swap Counterparty on Ratings of Securities

If the related prospectus supplement specifies that the issuing entity includes one or more interest rate swap agreements, in the event that the issuing entity, after application of all interest and principal received on the related mortgage loans, cannot make the required swap payments to the swap counterparty, a swap termination payment as described in the related prospectus supplement may be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of any interest rate swap agreement will likely reduce amounts available for payment to securityholders.

If the related prospectus supplement specifies that the issuing entity includes one or more interest rate swap agreements, the ratings on your securities will be dependent in part upon the credit ratings of the swap counterparty or its credit support provider. If a credit rating of the swap counterparty or its credit support provider is qualified, reduced or withdrawn, or if the swap counterparty or its credit support provider defaults on its obligations, and a substitute counterparty or credit support provider is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of your securities may be qualified, reduced or withdrawn. In such event, the value and marketability of those securities will be adversely affected.

Special Risks for Certain Classes of Securities

The related prospectus supplement may specify that certain classes of securities are interest-only or principal-only securities. These securities will have yields to maturity (or early termination) — the yield you will receive if you hold a security until it has been paid in full — that are highly sensitive to prepayments on the related mortgage loans.

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If you purchase any of these classes of securities, you should consider the risk that you may receive a lower than expected yield under the following circumstances:

•	in the case of any interest-only securities, a faster than expected rate of prepayments on the mortgage loans in the issuing entity; and

•	in the case of any principal-only securities, a slower than expected rate of prepayments on the mortgage loans in the issuing entity.

Prepayments on the mortgage loans, including liquidations, purchases and insurance payments, could result in the failure of investors in any interest-only securities to fully recover their initial investments. Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers, including the seller and its affiliates and any master servicer or servicer.

Exercise by a party that has a right to purchase the mortgage loans, as described in the related prospectus supplement, will adversely affect the yields on any interest-only securities.

You Will Be Subject to the Risks Associated With Potential Inadequate or Untimely Services From Third-Party Service Providers, Which May Adversely Impact Your Yield; You Will Also Be Dependent on Corporate Trustees to Act on Your Behalf in Enforcing Your Rights

The mortgage loans underlying your securities will be serviced by third-party service providers. Should a servicer experience financial difficulties, it may not be able to perform these obligations. Servicers who have sought bankruptcy protection may, due to application of provisions of bankruptcy law, not be required to make advance payments to you of amounts due from loan obligors. Even if a servicer were able to advance amounts in respect of delinquent loans, its obligation to make the advances may be limited to the extent that it does not expect to recover the advances due to the deteriorating credit or other characteristics of delinquent loans. In addition, as with any externally provided service, there are risks associated with potential inadequate or untimely services for other reasons. Servicers may not advance funds that would ordinarily be due because of errors, miscalculations, or other reasons. Many borrowers require notices and reminders to keep their loans current and to prevent delinquencies and foreclosures, which servicers may fail to provide. In the current economic environment, many servicers are experiencing higher volumes of delinquent loans than they have in the past and, as a result, there is a risk that their operational infrastructures cannot properly process the increased volume.

You will also be dependent on corporate trustees to act on behalf of you and other holders of securities in enforcing your rights. Under the terms of most securities, you do not have the right to directly enforce remedies against the issuer of the security, but instead must rely on a trustee to act on behalf of you and other security holders. Should a trustee not be required to take action under the terms of the securities, or fail to take action, you could experience losses.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than Mortgage Balance

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made by a servicer and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to securityholders. If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover the loss.

There Are Risks Relating to Alternatives to Foreclosure

Certain mortgage loans are or may become delinquent after the closing date. A servicer may either foreclose on a delinquent mortgage loan or, under certain circumstances, work out an agreement with

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the related mortgagor, which may involve waiving or modifying any term of the mortgage loan or charging off a portion of the principal of the mortgage loan. The servicer may also permit a “short sale” of the mortgaged property for less than the amount due on the mortgage loans or sell the mortgage loan for less than the amount due on the mortgage loan. If a servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note or charges off or sells the mortgage loan, your yield may be reduced.

Delinquencies Due to Servicing Transfers

Servicing of mortgage loans may be transferred in the future to other servicers in accordance with the provisions of the pooling and servicing agreement or sale and servicing agreement, as applicable, and the related servicing agreement as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under a servicing agreement or (2) the exercise by the seller of its right to terminate a servicer without cause.

All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, inadequate borrower notification, system incompatibilities and other reasons. As a result, the affected mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yields on the securities.

Military Action and Terrorist Attacks

The effects that military action by U.S. forces in Afghanistan or other regions, terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans in the issuing entity or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the related mortgage loans. Federal agencies and non-government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by possible future events. In addition, the activation of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act, as amended, or similar state or local laws. The amount of interest available for payment to securityholders will be reduced by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act, as amended, or similar state or local laws and no servicer, master servicer nor any other party will be required to fund any interest shortfall caused by any such reduction.

Unpredictability and Effect of Prepayments

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

Borrowers may prepay their mortgage loans in whole or in part at any time; however, some or all of the mortgage loans to be included in the issuing entity may require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from the periods specified in the related prospectus supplement. These prepayment premiums may discourage borrowers from prepaying their mortgage loans during the applicable period.

Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan originators, the servicer or servicers, as applicable, and any master servicer. In addition, the

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availability of newer mortgage products with more flexible payment terms or that require lower monthly payments, such as “option ARMs,” may result in an increase in the number of borrowers who prepay their mortgage loans to take advantage of new products.

The timing of prepayments of principal may also be affected by liquidations of or insurance payments on the mortgage loans. In addition, RRAC, as the seller of the mortgage loans to the depositor, or such other seller as specified in the related prospectus supplement, may be required to purchase mortgage loans from the issuing entity in the event that certain breaches of representations and warranties made with respect to the mortgage loans are not cured. These purchases will have the same effect on securityholders as prepayments of mortgage loans.

A prepayment of a mortgage loan will usually result in a payment of principal on the securities:

•	If you purchase securities at a discount, especially any principal-only securities, and principal prepayments on the related mortgage loans are received at a rate slower than you anticipate, then your yield may be lower than you anticipate.

•	If you purchase securities at a premium, especially any interest-only securities, and principal prepayments on the related mortgage loans are received at a rate faster than you anticipate, then your yield may be lower than you anticipate.

The prepayment experience of the mortgage loans to be included in the issuing entity may differ significantly from that of other first and second lien residential mortgage loans.

See “Yield and Prepayment Considerations” in this prospectus and see the prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of lenders. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of mortgage loans.

Mortgage loans are also subject to various federal laws, including:

•	the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to borrowers regarding the terms of their mortgage loans;

•	the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Violations of certain provisions of these federal laws may limit the ability of the servicers to collect all or part of the principal of or interest on the related mortgage loans and in addition could subject the issuing entity to damages and administrative enforcement.

The related seller of the mortgage loans will make or assign a representation in the mortgage loan sale agreement described in the related prospectus supplement that each mortgage loan was originated in compliance with applicable federal, state and local laws and regulations. In the event of a breach of this

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representation, that seller or other party described in the related prospectus supplement will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the related prospectus supplement and under “LOAN PROGRAM—Representations by Sellers; Repurchases” in this prospectus.

Predatory Lending Laws/High Cost Loans

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. The federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of certain provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the origination of mortgage loans. Some states have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA.

In addition, under the anti-predatory lending laws of some states, the origination of certain mortgage loans (including loans that are not classified as “high cost” loans under applicable law) must satisfy a net tangible benefits test with respect to the related borrower. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the related originator reasonably believed that the test was satisfied.

Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the issuing entity, as an assignee of the related mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts.

The seller will make or assign a representation that the issuing entity does not include any mortgage loans that are subject to HOEPA or that would be classified as “high cost” loans under any similar state or local predatory or abusive lending law. There may be mortgage loans in the issuing entity that are subject to the state or local requirement that the loan provide a net tangible benefit (however denominated) to the borrower; the seller will make or assign a representation that these mortgage loans are in compliance with applicable requirements. If it is determined that the issuing entity includes loans subject to HOEPA or otherwise classified as high cost loans, or which do not comply with applicable net tangible benefit requirements, the seller or other party described in the related prospectus supplement will be required to repurchase the affected loans and to pay any liabilities incurred by the issuing entity due to any violations of these laws. If the loans are found to have been originated in violation of predatory or abusive lending laws and the seller or such other party does not repurchase the affected loans and pay any related liabilities, securityholders could incur losses.

Financial Regulatory Legislative Reform and Related Regulations Could Have a Significant Impact

In response to the financial crisis, Congress passed the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which President Obama signed into law on July 21, 2010. The Dodd-Frank Act requires the creation of new federal regulatory agencies, and grants additional authorities and responsibilities to existing regulatory agencies to identify and address emerging systemic risks posed by the activities of financial services firms. The Dodd-Frank Act also provides for enhanced regulation of derivatives and mortgage-backed securities offerings, restrictions on executive compensation and enhanced oversight of credit rating agencies. Additionally, the Dodd-Frank Act establishes the Consumer Financial Protection Bureau (the “CFPB”) within the Federal Reserve System, a new consumer protection regulator tasked with regulating consumer financial services and products. The Dodd-Frank Act also limits the ability of federal laws to preempt state and local consumer laws.

The impact of the Dodd-Frank Act will depend significantly upon the content and implementation of the rules and regulations issued on its mandate. It is not yet clear how the Dodd-Frank Act and its associated rules and regulations will impact the mortgage-backed securities market and

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residential mortgage lending generally, and the issuing entity, investors in the securities offered thereby, the sponsor, the depositor, the servicers and their respective businesses and assets specifically. No assurance can be given that the new regulations will not have an adverse impact on these entities or the value of the securities offered hereby.

The CFPB is charged with issuing regulations to implement amendments to TILA made by the Dodd-Frank Act. These regulations will expand the existing “ability to pay” requirement under TILA, establish new minimum underwriting standards and impose new limits on prepayment penalties. To the extent the regulations ultimately adopted may impact investors in series of securities offered hereby, they will be described in the related prospectus supplement.

Bankruptcy or Insolvency Proceedings Could Delay or Reduce Payments on the Securities

Each transfer of a mortgage loan to RRAC (or to such other seller specified in the related prospectus supplement), from the seller to the depositor and from the depositor to the issuing entity, will be intended to be an absolute and unconditional sale of that mortgage loan and will be reflected as such in the applicable documents. However, in the event of the bankruptcy or insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by the insolvent party as a borrowing secured by a pledge of the mortgage loan. Such an attempt, even if unsuccessful, could result in delays in payments on the securities. If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity. In the case of the bankruptcy or insolvency of the applicable seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

One or more of the transferors may be banks that are subject to regulation by the FDIC. The FDIC recently has indicated that it may treat as property of a bank in receivership or conservatorship (i) any property that is shown as an asset on the financial statements of a bank, or (ii) any property that the bank previously transferred if the bank retains a continuing economic interest in the transferred assets. The FDIC has indicated that it may assert these positions notwithstanding that the assets have been sold as a matter of law. The depositor will take certain steps to try to prevent any of the mortgage loans from being shown as assets on the financial statements of any transferor that is a bank and to try in certain cases to prevent a transferor that is a bank from purchasing securities. The depositor, however, can provide no assurances that its efforts will be successful, nor can it provide any assurance that a court will not accept the FDIC’s position. As a result, should a transferor that is a bank become the subject of a receivership or conservatorship, should the mortgage loans be shown as assets on its financial statements or should it own any securities, and should the FDIC’s position prevail, then the issuing entity may not own all the mortgage loans and there may be delays in payment or losses on the securities. There may also be delays in payments while these issues are being resolved by the FDIC or a court.

Risks Related to Amounts in Pre-Funding Account(s) Being Applied to Pay Principal on the Securities

Amounts remaining in any pre-funding account at the end of the related funding period will be distributed as prepayment of principal to investors on the distribution date immediately following the end of the funding period in the manner specified in the related prospectus supplement. Any such payment will reduce the weighted average life of the securities and may adversely affect the yield of the securities. Securityholders will bear any reinvestment risk resulting from such prepayment, such risk being the inability to invest such early payment at a yield that is at least equal to the yield on the securities.

The Addition of Subsequent Mortgage Collateral to the Pre-Funding Account(s) During the Funding Period May Adversely Affect the Performance of the Securities

Although subsequent mortgage collateral must satisfy the characteristics described in the related prospectus supplement, subsequent mortgage collateral may have different characteristics, including, without limitation, a more recent origination date than the initial mortgage collateral. As a result, the

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addition of subsequent mortgage collateral to the pre-funding account may adversely affect the performance of the related securities.

Risks Related to Owning Book-Entry Securities

Limited Liquidity of Securities. Issuance of the securities in book-entry form may reduce their liquidity in the secondary trading market because investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Limited Ability to Transfer or Pledge Securities. Since transactions in the book-entry securities can be effected only through the Depository Trust Company (“DTC”), participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry security to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of such securities, may be limited due to lack of a physical certificate.

Delays in Distributions. You may experience some delay in the receipt of distributions on book-entry securities because the distributions will be forwarded by the trustee to DTC for DTC to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

Limited Ability to Resell Securities

The underwriter will not be required to assist in resales of the securities, although it may do so. A secondary market for any class of securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities.

The Securities May Not Be Suitable Investments

The securities may not be a suitable investment if you require a regular or predictable schedule of payments, or payment on any specific date. Because the mortgage loans in the issuing entity may include a substantial proportion of loans whose future performance is difficult to predict, such as adjustable rate mortgage loans and interest-only loans, and for the other factors relating to the mortgage loans discussed above, the yields and the aggregate amount and timing of distributions on your securities may be subject to substantial variability from period to period and over the lives of the securities. An investment in these types of securities involves significant risks and uncertainties and should only be considered by sophisticated investors who, either alone or with their financial, tax and legal advisors, have carefully analyzed the mortgage loans and the securities and understand the risks. In addition, investors should not purchase classes of securities that are susceptible to special risks, such as subordinate securities, interest-only securities and principal-only securities, unless the investors have the financial ability to absorb a substantial loss on their investment.

Owners of Original Issue Discount Securities Should Consider Federal Income Tax Consequences

An investor owning a security issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on accrual securities will be treated as original issue discount for this federal income tax purpose. (See “MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Taxation of Debt Securities Generally—Original Issue Discount.”)

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THE SPONSOR AND THE SELLER

General

RWT Holdings, Inc. (“RWT Holdings” or the “Sponsor”) is a Delaware corporation and wholly owned subsidiary of Redwood Trust, Inc. and is headquartered in Mill Valley, California. RWT Holdings has acquired residential mortgage loans, directly or indirectly, from originators since it was organized in February 1998. RWT Holdings has been a sponsor in the securitization market since 2002. As a sponsor, RWT Holdings acquires, directly or indirectly through its subsidiaries, residential mortgage loans in the secondary mortgage market and initiates the securitization of these loans by having them transferred to the depositor, which ultimately transfers them to the issuing entity for the related securitization.

As of April 24, 2013, RWT Holdings has sponsored the securitization of approximately $31.37 billion of residential mortgage loans ($4,077,538,500 in 2002, $6,198,200,700 in 2003, $10,199,107,364 in 2004, $1,440,123,400 in 2005, $1,035,362,200 in 2006, $2,833,909,600 in 2007, $237,838,333 in 2010, $670,664,551 in 2011, $1,972,280,986 in 2012 and $2,703,996,331 in 2013). RWT Holdings acquires, directly or indirectly through its subsidiaries, residential mortgage loans secured by first and second liens on one- to four-family residential properties under several loan purchase agreements from mortgage loan originators or sellers nationwide that meet its seller/servicer eligibility requirements. See “LOAN PROGRAM—Qualifications of Sellers” in this prospectus for a general description of the characteristics used to determine eligibility of collateral sellers. Prior to acquiring the mortgage loans, RWT Holdings conducts a review of the related mortgage loan seller and of the mortgage loans. RWT Holdings has developed a quality control program to monitor the quality of loan underwriting at the time of acquisition and on an ongoing basis. All loans purchased will be subject to this quality control program.

Redwood Residential Acquisition Corporation (“RRAC”), is a Delaware corporation and wholly owned subsidiary of RWT Holdings and Redwood Trust, Inc., headquartered in Mill Valley, California. Descriptions of, and references to, RWT Holdings’ acquisition of residential mortgage loans include the acquisition of such loans by RRAC. RRAC was organized in 2009 and commenced its business of acquiring residential mortgage loans for securitization in July 2010. RRAC is licensed to acquire residential mortgage loans and related mortgage servicing rights in states where such a license is required. RRAC does not originate or service loans, is not a seller/servicer approved by Fannie Mae or Freddie Mac, is not a mortgagee approved by the FHA, and is not an insured depository institution. On the closing date for each series of securities where RRAC is acting as seller, RRAC will sell all of its interest in the related mortgage loans to the depositor. RWT Holdings and RRAC work in coordination with the underwriters and rating agencies in structuring each securitization transaction. RWT Holdings and RRAC do not currently service mortgage loans but rather contract with third-party servicers for servicing the mortgage loans that they acquire. Third-party servicers are assessed based upon the servicing rating and credit quality of the servicing institution, as well as for their systems and reporting capabilities, review of collection procedures and confirmation of servicers’ ability to provide detailed reporting on the performance of the securitization pool.

Sponsor’s Pre-Offering Review of the Mortgage Loans

 As described in the prospectus supplement, the Sponsor will conduct a review of the mortgage loans to be included in the mortgage pool for the purpose of providing reasonable assurance that the disclosure regarding the mortgage pool in the prospectus supplement is accurate in all material respects. In conducting the review, the Sponsor may engage third parties to assist it with certain elements of the review. The review conducted by the Sponsor, including the portions of the review conducted with the assistance of the third parties, is referred to herein as the “Sponsor’s Pre-Offering Review.” The Sponsor will determine the nature, extent and timing of the Sponsor’s Pre-Offering Review and the level of assistance provided by any third party. Unless otherwise provided in the related prospectus supplement, the Sponsor will not attribute any of the findings and conclusions of the Sponsor’s Pre-Offering Review to any of the third parties. The results of the review prepared by the third parties engaged by the Sponsor will generally be disclosed to the underwriters.

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Unless otherwise provided in the prospectus supplement, the Sponsor’s Pre-Offering Review will include a credit and compliance component and a component consisting of a review of the independent appraisals of the mortgaged properties obtained by the originators in connection with the origination of the mortgage loans. None of the procedures conducted as part of the Sponsor’s Pre-Offering Review will constitute, either separately or in combination, an independent underwriting of the mortgage loans. The Sponsor’s Pre-Offering Review also will include a component consisting of procedures designed to verify the Sponsor’s data regarding the characteristics of the mortgage loans, which data are used to generate the numerical information about the mortgage pool included in the prospectus supplement.

THE DEPOSITORS

The prospectus supplement will identify whether the depositor is Sequoia Mortgage Funding Corporation or Sequoia Residential Funding, Inc. Sequoia Mortgage Funding Corporation is a Delaware corporation organized on January 31, 1997 and Sequoia Residential Funding, Inc., is a Delaware corporation organized on September 1, 1999, in each case for the limited purpose of acquiring, owning and transferring trust assets and selling interests therein or bonds secured thereby. Sequoia Mortgage Funding Corporation is a qualified REIT subsidiary of Redwood Trust, Inc. Sequoia Residential Funding, Inc. is a subsidiary of RWT Holdings, Inc. RWT Holdings, Inc. is a taxable REIT subsidiary of Redwood Trust, Inc. Redwood Trust, Inc. is a publicly owned real estate investment trust and is listed on the New York Stock Exchange under the symbol “RWT.” Each depositor maintains its principal office at One Belvedere Place, Mill Valley, California 94941. The telephone number is (415) 389-7373.

Each depositor is generally engaged in the business of serving as depositor of one or more trusts that may authorize, issue, sell and deliver bonds or other evidences of indebtedness or certificates of interest that are secured by a pledge or other assignment of, or represent an interest in, mortgage loans. Each depositor is also generally engaged to a limited extent in the business of acquiring, owning, holding, transferring, assigning, pledging and otherwise dealing with mortgage related assets. Each depositor generally acquires mortgage loans from RRAC, or if specified in the prospectus supplement, from another seller of mortgage loans, in each case in privately negotiated transactions.

The certificate of incorporation of each depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series and to serve as depositor of one or more trusts that may issue and sell bonds or securities. After the issuance of the securities, the related depositor may be required (to the extent specified in the related agreements) to perform certain actions on a continual basis, including but not limited to:

•	upon the discovery of the breach of any representation or warranty made by the seller or other party named in the prospectus supplement in respect of a mortgage loan that materially and adversely affects the value of that mortgage loan, to cause the seller or such other party to repurchase the mortgage loan from the trustee, or deliver a substitute mortgage loan as described herein;

•	to make all initial filings establishing or creating a security interest over the mortgage loans and make all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the trustee’s security interest in or lien on the mortgage loans;

•	to arrange for replacement interest rate cap contracts, interest rate swap agreements and yield supplement agreements in the event the applicable derivative instrument is terminated early;

•	to appoint a successor trustee or securities administrator, as applicable, in the event either the trustee or the securities administrator resigns, is removed or becomes

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ineligible to continue servicing in such capacity under the related agreement;

•	to prepare and file, or cause the preparation and filing of, any reports required under the Exchange Act;

•	to notify the rating agencies and any other relevant parties of the occurrence of any event of default or other event specified in the related agreements;

•	to exercise any approval or consent rights retained under the servicing agreements; and

•	to provide the trustee, the securities administrator and the master servicer with any information they may reasonably require to comply with the terms of the agreements.

THE ISSUING ENTITIES AND THE ISSUING ENTITY ASSETS

General

Either Sequoia Mortgage Funding Corporation or Sequoia Residential Funding, Inc., the depositor, will establish a trust as the issuing entity for each series of asset-backed securities and convey to the related trustee certain assets, as specified in the prospectus supplement. Each issuing entity will be created as of the first day of the month in which the securities are issued or another date which will be specified in the prospectus supplement (the “cut-off date”). All references in this prospectus to “pool,” “certificates,” “bonds,” “securities,” “depositor” or “securityholders” should be deemed to apply to one specific series, issuing entity and prospectus supplement, unless otherwise noted.

The certificates of a series (“certificates”) will represent interests in the assets of the issuing entity related to that series and the bonds of a series (“bonds”) will be secured by the pledge of the issuing entity assets related to that series. The issuing entity assets for each series will be held by the trustee for the benefit of the related securityholders. The securities will be entitled to payment from the assets of the issuing entity or other assets pledged for the benefit of the securityholders, as specified in the prospectus supplement, and will not be entitled to payments in respect of the assets of any other issuing entity established by the depositor.

The issuing entity assets will be acquired by the depositor, either directly or through affiliates, from one or more sellers which may be affiliates of the depositor, and conveyed without recourse (except as herein described) by the depositor to the issuing entity . Each seller will have originated or acquired the loans as described in the prospectus supplement. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria described under “LOAN PROGRAM—Underwriting Standards” or as otherwise described in the prospectus supplement.

The depositor will cause the issuing entity assets to be assigned or pledged to the trustee named in the prospectus supplement for the benefit of the holders of the securities (“certificateholders,” or “bondholders,” as the case may be). For a fee, one or more servicers named in the prospectus supplement will service the issuing entity assets, either directly or through other servicing institutions, or subservicers, pursuant to servicing agreements assigned to the trustee. With respect to loans serviced by a servicer through a subservicer, such servicer will remain liable for its servicing obligations under the related agreement as if the servicer were servicing such loans. To the extent described in the prospectus supplement, a master servicer may be named to monitor the servicers.

With respect to each issuing entity, prior to the initial offering of the securities, the issuing entity will have no assets or liabilities. No issuing entity is expected to engage in any activities other than acquiring, managing and holding the trust assets and other assets specified in the prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities. No issuing entity is expected to have any source of capital other than its assets and any related credit enhancement.

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If specified in the applicable prospectus supplement, the issuing entity for a series will be a special purpose statutory trust organized under the laws of the State of Delaware or such other state as is specified.

The property of the issuing entity for each series of securities will generally consist of (including any combination of):

•	mortgage loans secured by properties of the types described in this prospectus;

•	amounts held from time to time in the collection account, distribution account or other account established for a series of securities;

•	mortgaged properties that secured a mortgage loan and that are acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession;

•	any reserve fund established pursuant to the agreements for a series of securities, if specified in the prospectus supplement;

•	any security insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, interest rate cap agreement, interest rate swap agreement, currency swap agreement or other form of credit enhancement described in this prospectus and specified in the prospectus supplement;

•	any servicing agreements relating to mortgage loans in the issuing entity, to the extent that these agreements are assigned to the trustee;

•	any primary mortgage insurance policies or limited purpose surety bonds relating to mortgage loans in the issuing entity; and

•	investments held in any fund or account or any guaranteed investment contract and income from the reinvestment of these funds, if specified in the prospectus supplement.

The prospectus supplement may specify that a certain amount or percentage of a mortgage loan will not be sold by the depositor or by the seller of the mortgage loan, but will be retained by that party (the “retained interest“).

Therefore, amounts received with respect to retained interest in a mortgage loan included in the issuing entity for a series will not be included in the issuing entity but will be payable to the seller of the respective asset, or to the master servicer if any), servicer, depositor or another party, free and clear of the interest of securityholders under the agreements.

If so specified in the applicable prospectus supplement, the depositor, an affiliate of the depositor or an unaffiliated loan seller will have the right or obligation to purchase, or to substitute a replacement mortgage loan that satisfies the substitution criteria specified in the related prospectus supplement for, mortgage loans due to breaches of representations and warranties, defaults or such other reason as is specified in the prospectus supplement. If so specified in the applicable prospectus supplement, the depositor, an affiliate of the depositor, as servicer or the master servicer will have the right to purchase a specified amount or percentage of the mortgage loans, or specified mortgage loans, under the circumstances described in the prospectus supplement.

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The Loans

The loans included in an issuing entity will be mortgage loans secured by one-to-four-family residential properties. The loans may be either first or junior lien loans and will be closed-end loans. There will be no revolving credit line loans. As described in the prospectus supplement, the loans may be underwritten to “A” quality standards or to standards that may be regarded as “Alt-A” or “A minus.” A non-material portion of an issuing entity’s loans may be comprised of “exception loans” that may be regarded as “subprime.” See “LOAN PROGRAM—Underwriting Standards.”

The loans will have monthly payments due on the first day of each month or on such other day of the month specified in the prospectus supplement. The payment terms of the loans to be included in an issuing entity will be described in the prospectus supplement and may include any of the following features (or combination thereof):

•	Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, a rate that is convertible from an adjustable rate to a fixed rate, or a rate that is convertible from one index to another, in each case as specified in the prospectus supplement. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations.

•	Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate or may not be amortized during all or a portion of the original term. Certain loans may provide for monthly payments of interest but no payments of principal for either the first five or ten years or any other period specified after origination. Certain loans may require payment of all or a substantial portion of the principal upon maturity, commonly referred to as a “balloon payment.”

•	Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period.

•	Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

•	Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may change over time. Certain loans may permit prepayments after expiration of certain periods, commonly referred to as “lockout periods.” Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include “due on sale“ clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related property. Other loans may be assumable by persons meeting the then applicable standards set forth in the underlying loan documents.

Types of adjustable rate mortgage loans with the above features that may be included in an issuing entity include the following:

•	“standard“ adjustable rate mortgage loans whose interest rate adjusts on the basis of a variable index plus a margin, with the initial adjustment typically occurring one year or less after origination of the related mortgage loan and adjustments occurring periodically thereafter;

•	“hybrid“ mortgage loans, whose interest rate is fixed for the initial period specified in the related mortgage note (typically for a period of a year or more after origination), and

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thereafter adjusts periodically based on the related index; and

•	“interest-only“ mortgage loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable interest rate borne by such mortgage loan.

The following types of adjustable rate mortgage loans will not be included in an issuing entity:

•	“negative amortization” mortgage loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related Index; however, the borrower is only required to make a minimum or specified monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest; or

•	“option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the mortgage loan).

An issuing entity may contain buydown loans. A buydown loan includes provisions whereby a third party partially subsidizes the monthly payments of the borrower on the related loan during the early years of repayment under the loan, the partial subsidy being made from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of a buydown plan is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able personally to make the full loan payments at the end of the buydown period without the continued assistance of the partial subsidy. To the extent that this assumption as to increased income is not fulfilled, the possibility of default on a buydown loan is increased. The prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

If provided for in the applicable prospectus supplement, an issuing entity may contain mortgage loans under which the monthly payments by the borrower during the early years following origination are less than the amount of interest that would otherwise be payable (“GPM loans”). GPM loans generally provide for a schedule of fixed, gradually increasing monthly payments over time. If stated in the related prospectus supplement, the resulting difference in payment on the early payments due under a GPM loan will be compensated for from amounts on deposit in a segregated fund (“GPM fund”). In lieu of cash deposit, the depositor may deliver to the trustee a letter of credit guaranteed investment contract or another instrument acceptable to the related rating agency to fund the GPM fund.

If specified in the related prospectus supplement, an issuing entity may contain re-performing loans, which are generally previously delinquent loans that have been brought current, mortgage loans that are subject to a repayment plan or bankruptcy plan and that had arrearages of at least three monthly payments when the repayment plan or bankruptcy plan was entered into, and mortgage loans that have been modified. These mortgage loans may be acquired from a wide variety of sources through bulk or periodic sales. The rate of default on re-performing mortgage loans may be higher than the rate of default on mortgage loans that have not previously been in arrears. An issuing entity will not contain any non-performing loans as of the related cut-off date.

If specified in the applicable prospectus supplement, the mortgage loans may include “step-down” mortgage loans, which permit the servicer to reduce the interest rate on the mortgage loan if the borrower has been current in its monthly payments of principal and interest. The amount by which the mortgage rate

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may be reduced and the period during which the mortgage loan must have been current will be specified in the mortgage note.

The interest rate of an adjustable rate mortgage loan in an issuing entity may adjust in accordance with one or more of the following indices as specified in the applicable prospectus supplement:

•	U.S. Dollar LIBOR (“LIBOR”), which is the average of the London Interbank Offer Rate, a rate at which banks in London, England, lend U.S. dollars to other banks in the U.S. dollar wholesale or interbank money markets for a specified duration.

•	London Interbank Offer Swap Rate (“LIBORSWAP”), a rate which is the difference between the negotiated and fixed rate of a swap, with the spread determined by characteristics of market supply and creditor worthiness.

•	Constant Maturity Treasury (“CMT”) Indices, which is the weekly or monthly average yield on United States Treasury securities adjusted to a specified constant maturity, as published by the Federal Reserve Board.

•	Treasury Bill (“T-Bill”) Indices, which is a rate based on the results of auctions that the U.S. Department of Treasury holds for its Treasury bills, notes or bonds or is derived from its daily yield curve.

•	Federal Funds Rate, which is the interest rate that banks charge each other on overnight loans made between them, as determined by the Federal Reserve Board.

•	Prime Rate (“Prime Rate”) Index, which is an index based on the interest rate that banks charge to their most credit-worthy customers for short-term loans. The Prime Rate may differ among financial institutions.

•	Monthly Treasury Average (“MTA”) Index, which is a per annum rate equal to the 12-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board.

•	Cost of Funds Index (“COFI”), which is the monthly weighted average cost of funds for savings institutions that are member institutions of various federal banking districts, most commonly the 11th District members of the Federal Home Loan Bank of San Francisco.

The Indices described above which are applicable to the mortgage loans for a particular issuing entity will be disclosed in the related prospectus supplement.

If stated in the applicable prospectus supplement, an issuing entity may include mortgage loans that provide for payments at monthly intervals or at bi-weekly, semi-monthly, quarterly, semi-annual, annual or other intervals, or that provide for payments of interest only for a period of time; and that have terms to more than 40 years; or that have such other characteristics as are specified in the applicable prospectus supplement.

The real property that secures repayment of the loans is referred to in this prospectus as the mortgaged properties. In the case of junior lien loans, such liens generally will be subordinated to one or more senior liens on the related mortgaged properties as described in the prospectus supplement. Loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. Some liens will be subordinated to one or more senior liens on the related mortgaged properties as described in the prospectus supplement. The properties relating to loans will consist of detached or semi-detached one-to four-family dwelling units, townhouses, rowhouses, individual condominium units, manufactured homes, individual units in planned unit developments, and certain other

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dwelling units. Such properties may include vacation and second homes, investment properties and dwellings situated on leasehold estates. The loans may include cooperative apartment loans secured by security interests in shares issued by private, nonprofit, cooperative housing corporations and in the related proprietary lease or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ building. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years, unless otherwise specified in the prospectus supplement.

The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

Loans with certain loan-to-value ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any such coverage will be described in the prospectus supplement.

Certain loans, in addition to being secured by real property, may be secured by a security interest in a limited amount of additional collateral owned by the borrower or a third-party guarantor. Such additional collateral may no longer be required when the principal balance of such additional collateral mortgage loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the loan-to-value ratio for such additional collateral mortgage loan is reduced to the applicable loan-to-value ratio for such additional collateral mortgage loan by virtue of an increase in the appraised value of the mortgaged property as determined by the related servicer.

Each prospectus supplement will contain information to the extent then specifically known to the depositor, with respect to the loans contained in the pool, generally including:

•	the original principal balance of the mortgage loans;

•	the total principal balance of the mortgage loans as of the applicable cut-off date (and if there is more than one servicer, the balance by servicer);

•	the types and percentages of mortgaged properties securing the mortgage loans;

•	the range of original terms to maturity of the mortgage loans;

•	the range of remaining terms to maturity of the mortgage loans;

•	the range of ages of the mortgage loans;

•	mortgage loan purpose (e.g., whether a purchase or refinance);

•	the range of original and remaining amortization period for the mortgage loans;

•	the range of principal balances and average principal balance of the mortgage loans;

•	the earliest origination date and latest maturity date of the mortgage loans;

•	the loan-to-value and debt service coverage ratios, as applicable;

•	mortgage loans having loan-to-value ratios at origination exceeding 80%;

•	the number of fixed rate mortgage loans and the number of adjustable rate mortgage loans;

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•	the interest rate or range of interest rates borne by the mortgage loans;

•	the weighted average of interest rate borne by the mortgage loans;

•	the geographical distribution of the mortgage loans;

•	the total principal balance of buydown loans or GPM loans, if applicable;

•	the delinquency status of the mortgage loans as of the cut-off date;

•	with respect to adjustable rate mortgage loans, the adjustment dates, the relevant indices, the highest, lowest and weighted average margin, the limitations on the adjustment of the interest rates on any adjustment date and over the life of the loans; and

•	whether the mortgage loan provides for an interest-only period and whether the principal balance of that mortgage loan is fully amortizing or is amortized on the basis of a period of time that extends beyond the maturity date of the mortgage loan.

The total principal balance of the mortgage loans in an issuing entity as stated in the related prospectus supplement is subject to a permitted variance of plus or minus five percent.

The “loan-to-value ratio” of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the principal balance of the loan and the denominator of which is the collateral value of the property. The “combined loan-to-value ratio” of a loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the principal balance of the loan and (b) the outstanding principal balance of any senior mortgage loan(s) to (ii) the collateral value of the property. The “effective loan-to-value ratio” of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the principal balance of the loan, less the amount secured by additional collateral, if any, and the denominator of which is the collateral value of the property.

The “collateral value” of a property, other than with respect to certain loans the proceeds of which were used to refinance an existing mortgage loan (each, a “refinance loan”), is the lesser of (a) the appraised value determined in an appraisal obtained at origination of such loan and (b) the sales price for the property if the proceeds of the loan are used to purchase the related property. In the case of a refinance loan, the collateral value of the related property is the appraised value of the property as determined by an appraisal obtained at the time of refinancing.

No assurance can be given that collateral values of the properties have remained or will remain at the levels at which they are originally calculated. If the residential real estate market should experience an overall decline in property values such that the sum of the outstanding principal balances of the loans and any primary or secondary financing on the properties, as applicable, in a particular pool become equal to or greater than the value of the properties, the actual rates of delinquencies, foreclosures and losses experienced with respect to that pool could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that such losses are not covered by subordination provisions or alternative arrangements, such losses will be borne by the securityholders of the affected series to the extent that the credit enhancement provisions relating to the series do not protect the securityholders from such losses.

Pre-Funding

If stated in the related prospectus supplement, a portion of the issuance proceeds of the securities of a particular series will be deposited in a pre-funding account to be established with the trustee, which will be used to acquire additional mortgage loans from time to time during the time period specified in the

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related prospectus supplement. Prior to the application of amounts on deposit in the related pre-funding account to purchase additional mortgage loans, those amounts may be invested in one or more investments permitted under the applicable agreements. See “THE AGREEMENTS—Servicing Provisions—Investment of Funds” for a description of the types of eligible investments that may be permitted under the applicable agreements.

Additional mortgage loans that are purchased with amounts on deposit in a pre-funding account will be required to satisfy certain eligibility criteria set forth in the related prospectus supplement. The eligibility criteria for additional mortgage loans will be consistent with the eligibility criteria of the mortgage loans included in the related issuing entity as of the closing date subject to the exceptions stated in the related prospectus supplement.

Although the specific parameters of a pre-funding account with respect to any issuance of securities will be specified in the related prospectus supplement, it is anticipated that:

•	the period during which additional mortgage loans may be purchased from amounts on deposit in the related pre-funding account will not exceed 90 days from the related closing date, unless otherwise specified; and

•	the additional mortgage loans to be acquired by the related issuing entity will be subject to the same representations and warranties as the mortgage loans included in the related issuing entity on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement.

In no event will the period during which additional mortgage loans may be purchased exceed one year. In addition, no more than 50% of the proceeds of the offering of a particular series may be used to fund the pre-funding account.

USE OF PROCEEDS

The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of issuing entity assets and payment of related expenses or will be used by the depositor for general corporate purposes. Each depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of issuing entity assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

LOAN PROGRAM

The loans will have been purchased by the depositor, either directly or through affiliates, from sellers. Unless otherwise specified in the prospectus supplement, the loans acquired by the depositor will have been originated in accordance with the underwriting criteria described below.

Underwriting Standards

Each seller or other party named in the related prospectus supplement will represent and warrant that all loans originated and/or sold by it to the depositor will have been underwritten in accordance with standards described in the prospectus supplement.

Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the related property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the

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borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy or other significant public records. In most cases, an employment verification is obtained from an independent source (typically the borrower’s employer), which verification reports the length of employment with that organization, the borrower’s current salary and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

In determining the adequacy of the property as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available:

•	to meet the borrower’s monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the property (such as property taxes and hazard insurance); and

•	to meet monthly housing expenses and other financial obligations and monthly living expenses.

The underwriting standards applied by a seller, particularly with respect to the level of loan documentation and the borrower’s income and credit history, may be varied in appropriate cases where factors such as low combined loan-to-value ratios or other favorable credit aspects exist.

If specified in the prospectus supplement, a portion of the loans in the pool may have been originated under a limited documentation program. Under a limited documentation program, more emphasis is placed on the value and adequacy of the property as collateral and other assets of the borrower than on credit underwriting. Under a limited documentation program, certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. The prospectus supplement will indicate the types of limited documentation programs pursuant to which the loans were originated and the underwriting standards applicable to such limited documentation programs.

In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third-party lessor, the seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the related mortgage note.

Certain of the types of loans that may be included in an issuing entity may involve additional uncertainties not present in traditional types of loans. For example, certain of such loans may provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, however, a borrower’s income may not be sufficient to permit continued loan payments as such payments increase. These types of loans may also be underwritten primarily upon the basis of combined loan-to-value ratios or other favorable credit factors.

From time to time and in the ordinary course of business, lenders may approve loans that do not comply with all of the applicable underwriting standards (“exception loans”), provided sufficient compensating factors are present. For example, lenders may permit debt-to-income ratios to exceed guidelines if one or more compensating factors are present such as low loan-to-value, borrower high liquid net worth or documented excess funds in reserves, or strong borrower credit history and credit

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scores. There are no limitations on the specific underwriting standards that may be waived by the lenders and there are no requirements of specific compensating factors that must be present. Lenders exercise a significant amount of discretion as to when an exception loan should still be approved. There are no limitations on the amount of exception loans that may be included in the assets of the issuing entity backing securities offered hereby. The prospectus supplement will set forth the number and aggregate principal amount of exception loans known to the sponsor and will include a narrative summary disclosure of the characteristics of the exception loans.

Qualifications of Sellers

Except as otherwise set forth herein or in the prospectus supplement, each seller must be an institution experienced in originating and servicing loans of the type contained in the pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans; each seller must be a seller/servicer approved by either Fannie Mae or Freddie Mac; and each seller must be a mortgagee approved by the FHA or an institution the deposit accounts of which are insured by the Federal Deposit Insurance Corporation.

Quality Control

A quality control program has been developed to monitor the quality of loan underwriting at the time of acquisition and on an ongoing basis. All loans purchased will be subject to this quality control program. A legal document review of each loan acquired will be conducted to verify the accuracy and completeness of the information contained in the mortgage notes, security instruments and other pertinent documents in the file. A sample of loans to be acquired, selected by focusing on those loans with higher risk characteristics, will normally be submitted to a third-party nationally recognized underwriting review firm for a compliance check of underwriting and review of income, asset and appraisal information. Details of the quality control measures adopted and the sponsor’s pre-offering review of the loans for each issuing entity will be set forth in the applicable prospectus supplement.

Representations and Warranties; Repurchases

In the mortgage loan purchase and sale agreement or similar agreement, pursuant to which the depositor will purchase the mortgage loans from the seller, the seller will make or assign certain representations and warranties to the depositor concerning the mortgage loans. If so indicated in the applicable prospectus supplement, the seller may, rather than itself making representations and warranties, cause the representations and warranties made by an originator to the seller in connection with the purchase of mortgage loans by the seller to be assigned to the depositor. In these cases, these representations and warranties may have been made as of a date prior to the date of execution of the mortgage loan purchase and sale agreement. The trustee will be assigned all right, title and interest in the mortgage loan purchase and sale agreement or similar agreement insofar as they relate to such representations and warranties made or assigned by the seller. The seller or other party named in the prospectus supplement will be obligated to repurchase (or, within the period provided in the Agreement, to substitute a replacement mortgage loan for) any mortgage loan as to which there exists an uncured breach of certain of its representations and warranties, which breach materially and adversely affects the value of, or interest of the securityholders in, the mortgage loan.

These representations and warranties will include the following as to each mortgage loan, among others, unless otherwise specified in the prospectus supplement:

•	The information set forth in the mortgage loan schedule is true and correct in all material respects;

•	Immediately prior to the sale of the mortgage loan pursuant to the mortgage loan purchase and sale agreement, the seller was a sole owner and holder of the mortgage loan. The mortgage loan is not assigned or pledged, and the seller has good and marketable title thereto, and has full right to transfer and sell the mortgage loan to the depositor free and

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clear of any encumbrance, equity, lien, pledge, charge, claim or security interest not specifically set forth in the related mortgage loan schedule and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the mortgage loan pursuant to the terms of the mortgage loan purchase and sale agreement;

•	The mortgage is a valid, subsisting, enforceable and perfected first lien on the mortgaged property (subject, as to enforceability, to bankruptcy and other creditor rights laws), including all improvements on the mortgaged property, subject only to (i) the lien of non-delinquent current real property taxes and assessments not yet due and payable; (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the mortgage loan or (B) which do not adversely affect the appraised value (as evidenced by an appraisal referred to in such definition) of the mortgaged property; and (iii) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property;

•	As of the closing date, there is no default, breach, violation or event of acceleration existing under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, and the seller and its affiliates have not waived any default, breach, violation or event permitting acceleration;

•	No fraud, error, omission, misrepresentation, gross negligence or similar occurrence with respect to the mortgage loan has taken place on the part of the seller or any originator or servicer or the mortgagor or on the part of any other party involved in the origination of the mortgage loan;

•	Each mortgage loan secured by a first priority mortgage, other than any mortgage loan secured by a mortgaged property located in any jurisdiction as to which an opinion of counsel in lieu of title insurance is instead received, is covered by an ALTA lender’s title insurance policy or other form of policy or insurance generally acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the mortgaged property is located;

•	All payments due on each mortgage loan have been made and no mortgage loan was more than 30 days past due more than once in the preceding 12 months and any such delinquency did not exceed one payment;

•	All taxes and government assessments which previously became due and owing have been paid by the borrower, or escrow funds from the borrower have been established to pay any such items;

•	There is no offset, defense, counterclaim to any mortgage note, except as stated in the mortgage loan purchase and sale agreement;

•	Each mortgaged property is undamaged by waste, vandalism, fire, hurricane, earthquake or other casualty adversely affecting the value of the mortgaged property;

•	Each mortgage loan at the time of origination complied in all material respects with applicable state and federal laws including truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws applicable to the mortgage loan;

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•	Each mortgage loan with a loan-to-loan value ratio at origination in excess of 80% is and will be subject to a primary mortgage insurance policy issued by a qualified insurer, which provides coverage in an amount at least equal to that which would be required by Fannie Mae. All provisions of such mortgage insurance policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid;

•	All hazard insurance required under the mortgage loan sale agreement has been obtained and remains in full force and effect;

•	The mortgage note and the related mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws;

•	Each mortgage loan is a “qualified mortgage” within Section 860G(a)(3) of the Code;

•	None of the mortgage loans are high-cost as defined by the applicable local, state and federal predatory and abusive lending laws; and

•	Each mortgage loan at the time it was made complied in all material respects with applicable local, state and federal predatory and abusive lending laws.

The seller may also repurchase a mortgage loan as to which there exists an uncured breach of certain representations and warranties made by the party from which the seller acquired the mortgage loan.

The servicer or the trustee will promptly notify the relevant seller of any breach of any representation or warranty made or assigned by it in respect of a loan which materially and adversely affects the interests of the securityholders in such loan. Unless otherwise specified in the prospectus supplement, if such seller cannot cause such breach to be cured within the time period specified in the prospectus supplement following notice from the servicer or the trustee, as the case may be, then such seller or other party named in the prospectus supplement will be obligated to repurchase such loan from the issuing entity at a purchase price equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the loan rate (less any advances or amount payable as related servicing compensation if the seller is the servicer) and may elect to substitute for such loan a replacement loan that satisfies the criteria specified in the prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation made or assigned by a seller.

If an election is being made to treat the issuing entity as a “real estate mortgage investment conduit” or “REMIC,” the servicer, the trustee or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the trustee may require delivery of a satisfactory opinion of counsel that any such substitution will not cause the issuing entity to lose its status as a REMIC or otherwise subject the issuing entity to a prohibited transaction tax.

Neither the depositor nor the servicer will be obligated to purchase or substitute a loan if a seller or other party named in the prospectus supplement defaults on its obligation to do so, and no assurance can be given that sellers or such other parties will carry out their respective repurchase or substitution obligations with respect to loans.

Status of the Mortgage Loans and Related Assets in the Event of Insolvency of the Seller

Each transfer of a mortgage loan to the applicable seller, from the seller to the depositor and from the depositor to the issuing entity, will have been intended to be an absolute and unconditional sale of such

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mortgage loan. However, in the event of bankruptcy or insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by such insolvent party as a borrowing secured by a pledge of the mortgage loan. Such an attempt, even if unsuccessful, could result in delays in payments on the securities of the related series. If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity. In the case of the bankruptcy or insolvency of the seller, there can be no assurance that the proceeds of such liquidation would be sufficient to repay the securities in full.

DESCRIPTION OF THE SECURITIES

Each series of securities issued in the form of certificates will be issued pursuant to a pooling and servicing agreement among the depositor, a master servicer and the trustee or pursuant to agreements containing comparable provisions, as described in the prospectus supplement. The loans will be serviced pursuant to one or more servicing agreements assigned to the trustee. A form of pooling and servicing agreement and servicing agreement have been filed as exhibits to the registration statement of which this prospectus forms a part. Each series of securities issued in the form of bonds will be issued pursuant to an indenture between the related issuing entity (formed by a trust agreement) and the entity named in the prospectus supplement as trustee or pursuant to agreements containing comparable provisions, as described in the prospectus supplement, and the related loans will be serviced by the servicer pursuant to a servicing agreement. A form of indenture, trust agreement and servicing agreement have been filed as exhibits to the registration statement of which this prospectus forms a part.

As used in this prospectus, “Agreement” means, with respect to a series consisting of certificates, the pooling and servicing agreement and related servicing agreements, and, with respect to a series consisting of bonds, the trust agreement, the indenture and the related servicing agreements or sale and servicing agreements, or, in either case, such other agreements containing comparable provisions as set forth in the prospectus supplement as the context requires.

The trustee under the pooling and servicing agreement for a series, or, if applicable, the indenture trustee under the indenture and the owner trustee under the trust agreement for a series, will be identified in the applicable prospectus supplement. References in this prospectus to “trustee” are intended to refer as to any particular series of securities to the pooling and servicing agreement trustee, indenture trustee or owner trustee, as applicable, unless the context requires otherwise.

A series of securities may consist of both bonds and certificates. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the issuing entity. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the specific Agreements applicable to series of securities. The sponsor will provide a copy of the Agreements (without exhibits) relating to any series without charge upon written request of a holder of record of a security of such series addressed to the sponsor, One Belvedere Place, Suite 310, Mill Valley, California 94941, Attention: Secretary.

General

Unless otherwise described in the prospectus supplement the securities of each series:

•	will be issued in book-entry or fully registered form, in the authorized denominations specified in the prospectus supplement;

•	will, in the case of certificates, evidence specified beneficial ownership interests in the assets of the issuing entity;

•	will, in the case of bonds, be secured by the assets of the issuing entity; and

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•	will not be entitled to payments in respect of the assets included in any other issuing entity established by the depositor.

Unless otherwise specified in the prospectus supplement, the securities will not represent obligations of the depositor or any affiliate of the depositor. Certain of the loans may be guaranteed or insured as set forth in the prospectus supplement. Each issuing entity will consist of, to the extent provided in the related Agreement:

•	mortgage loans secured by properties of the types described in this prospectus;

•	amounts held from time to time in the collection account, distribution account or other account established for a series of securities;

•	mortgaged properties that secured a mortgage loan and that are acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession;

•	any reserve fund established pursuant to the agreements for a series of securities, if specified in the prospectus supplement;

•	any security insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, interest rate cap agreement, interest rate swap agreement, currency swap agreement or other form of credit enhancement described in this prospectus and specified in the prospectus supplement;

•	any servicing agreements relating to mortgage loans in the issuing entity, to the extent that these agreements are assigned to the trustee;

•	any primary mortgage insurance policies or limited purpose surety bonds relating to mortgage loans in the issuing entity;

•	investments held in any fund or account or any guaranteed investment contract and income from the reinvestment of these funds, if specified in the prospectus supplement; and

•	any other asset, instrument or agreement relating to the issuing entity described in this prospectus and specified in the prospectus supplement.

Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of bonds of a series will be secured by, the related issuing entity assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of such series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in the prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related issuing entity assets, in each case as specified in the prospectus supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the prospectus supplement.

Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee or the payment agent on each payment date in proportion to the percentages described in the prospectus supplement. Payment dates will occur either monthly, quarterly, semi-annually or at other specified intervals and will occur on the dates as are described in the prospectus supplement. Distributions will be made to the persons in whose names the securities are

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registered at the close of business on the record date relating to payment date. Distributions will be made in the manner described in the prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for securityholders; provided, however, that, unless otherwise provided in the prospectus supplement, the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of such final distribution.

The securities will be freely transferable and exchangeable at the corporate trust office of the trustee specified in the prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

The sale or transfer of certain classes of securities to employee benefit plans and retirement arrangements that are subject to the provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), may be restricted. The prospectus supplement for each series of securities will describe any such restrictions.

As to each series, an election may be made to treat the related issuing entity or designated portions thereof as one or more REMICs as defined in the Code. The prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a series of securities may provide that a REMIC election may be made at the discretion of the depositor or the servicer and may only be made if certain conditions are satisfied. As to any such series, the terms and provisions applicable to the making of a REMIC election will be set forth in the prospectus supplement. If such an election is made with respect to a series of securities, one of the classes will be designated as evidencing the sole class of residual interests in the REMIC. All other classes of securities in such a series will constitute regular interests in the REMIC. As to each series of securities with respect to which a REMIC election is to be made; the servicer, the trustee and/or a holder of the residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations.

Distributions on Securities

General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series. Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related collection account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any payment date will be applied as specified in the prospectus supplement. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class.

Available Funds. All distributions on the securities of each series on each payment date will be made from the available funds described below, in accordance with the terms described in the prospectus supplement and specified in the Agreement. Available funds for each payment date will generally equal the amount on deposit in the related Collection Account on such payment date (net of related fees and expenses payable by the related issuing entity) other than amounts to be held therein for distribution on future payment dates.

Distributions of Interest. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the “class security balance”) entitled to interest from the date, at the

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pass-through rate or interest rate, as applicable, and for the periods specified in the related prospectus supplement. The pass-through rate or interest rate applicable to each class of securities will be specified in the related prospectus supplement as either a fixed rate or adjustable rate. Any interest rate will be a conventional rate of interest on debt and will not be calculated with reference to a commodities or securities index. Other than with respect to a class of securities that provides for interest that accrues but is not currently payable (“accrual securities”), to the extent funds are available for the payment of interest on a class of securities, interest accrued during each specified period on that class of securities entitled to interest will be distributable on the payment dates specified in the prospectus supplement until the aggregate class security balance of those securities has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the prospectus supplement. Except in the case of the accrual securities, the original class security balance of each security will equal the aggregate distributions allocable to principal to which such security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

Interest payable on the securities of a series on a payment date will include all interest accrued during the period specified in the prospectus supplement. In the event interest accrues over a period ending two or more days prior to a payment date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding such payment date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

With respect to any class of accrual securities, as specified in the prospectus supplement, any interest that has accrued but is not paid on a given payment date may be added to the aggregate class security balance of such class of securities on that payment date and thereafter may itself accrue interest as part of the aggregate class security balance. Distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in such prospectus supplement. Prior to the occurrence of those specified events, the beneficial ownership interest in the issuing entity or the principal balance, as applicable, of such class of accrual securities, as reflected in the aggregate class security balance of such class of accrual securities, will increase on each payment date by the amount of interest that accrued on that class of accrual securities during the preceding interest accrual period.

Distributions of Principal. The prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each payment date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate class security balance of any class of securities entitled to distributions of principal generally will equal the aggregate original class security balance specified in the related prospectus supplement for that class, reduced by all distributions allocable to principal previously made to the holders of that class of securities and by any allocations of realized losses to that class, and, in the case of accrual securities, increased by all interest accrued but not then distributable on such accrual securities, as specified in the prospectus supplement.

If so provided in the prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the principal payments or prepayments made with respect to a payment date in the percentages and under the circumstances or for the periods specified in that prospectus supplement. This allocation of principal payments or prepayments to that class or those classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities issued by the related trust. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by those other classes of securities.

Unscheduled Distributions. If specified in the prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled payment date under the circumstances and in

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the manner described below and in such prospectus supplement. If applicable, the trustee will be required to make these unscheduled distributions on the day and in the amount specified in the prospectus supplement if, due to substantial payments of principal (including principal prepayments, redemptions of securities or termination of the issuing entity) on the issuing entity assets, the trustee or the servicer determines that the funds available or anticipated to be available from the collection account and, if applicable, any reserve account, on the next scheduled payment date may be insufficient to make required distributions on the securities on that payment date. Unless otherwise specified in the prospectus supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next payment date. Unless otherwise specified in the prospectus supplement, the unscheduled distributions will include interest at the applicable pass-through rate, if any, or interest rate, if any, on the portion of the unscheduled distribution that is allocable to principal for the period and to the date specified in the prospectus supplement.

Categories of Classes of Securities

The securities of any series may be comprised of one or more classes. These classes generally fall into different categories. The following chart identifies and generally defines certain of the more typical categories of security classes. The prospectus supplement for a series of securities may identify the classes which comprise that series by reference to the following categories.

Categories of Classes	Definition

PRINCIPAL TYPES

Accretion Directed	A class that receives principal payments that are funded from collections that would have otherwise funded interest payments on the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the issuing entity assets.

Component Securities	A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Notional Amount Securities	A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class or PACs	A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the issuing entity assets. These two rates are the endpoints for the “structuring range” for the planned principal class. The planned principal classes in any series of securities may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of securities will be narrower than that for the primary planned principal class of such series.

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Scheduled Principal Class	A class that is designated to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the issuing entity assets. Theses two rates are the endpoints for the “structuring range” for the scheduled principal class.

Sequential Pay	Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that receive payments of principal, when amounts are available to make payments of principal, continuously from the first payment date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip	A class that receives a constant proportion, or “strip,” of the principal payments on the issuing entity assets. The constant proportion of such principal payments may or may not vary for each asset included in the issuing entity and will be calculated in the manner described in the prospectus supplement. These classes may also receive payments of interest.

Support Class (or companion class)	A class that receives principal payments on any payment date only if scheduled payments have been made on specified planned principal classes, targeted principal classes and/or scheduled principal classes.

Targeted Principal Class	A class that is designated to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the issuing entity assets.

INTEREST TYPES

Accrual	A class that adds accrued interest otherwise distributable on the class to the principal balance of the class on each applicable payment date. The accretion may continue until some specified event has occurred or until the class is retired.

Fixed Rate	A class with a pass-through rate or interest rate that is fixed throughout the life of the class.

Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in that index.

Inverse Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in such index.

Interest Only or IO	A class that receives some or all of the interest payments

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made on the issuing entity assets and little or no principal. Interest only certificates have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is an amount used as a reference to calculate the amount of interest due on an interest only security but is never actually paid out as principal on the class.

Partial Accrual	A class that adds a portion of the amount of accrued interest thereon to the principal balance of the class on each applicable payment date, with the remainder of the accrued interest to be distributed currently as interest on the class on each applicable payment date. The accretion of designated amounts of the interest may continue until a specified event has occurred or until the class is retired.

Principal Only or PO	A class that does not bear interest and is entitled to receive only distributions in respect of principal.

Variable Rate	A class with a pass-through rate of interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the loan rates borne by the loans in the issuing entity).

Subordinate Securities. A series of securities may include one or more classes of subordinate securities that provide some or all of the credit enhancement for the senior securities in the series. The rights of holders of some classes of securities (the “subordinate securities”) to receive distributions will be subordinate in right and priority to the rights of holders of senior securities of the series (the “senior securities”) but only to the extent described in the prospectus supplement. If the mortgage loans are divided into separate asset groups, evidenced by separate classes, credit enhancement may be provided by a cross-support feature. This feature requires in general that distributions be made to senior securities prior to making distributions on subordinate securities backed by assets in another asset group within the issuing entity. Unless rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each a “rating agency”), subordinate securities will not be offered by this prospectus or the prospectus supplement. See “CREDIT ENHANCEMENT — Subordination” in this prospectus.

Compensating Interest

Payments may be received on loans in the issuing entity which represent either a principal prepayment in full or a principal payment which is in excess of the scheduled monthly payment and which is not intended to cure a delinquency. If specified in the prospectus supplement, the servicer will be required to remit to the trustee with respect to each of these types of payments during any due period an amount equal to either (1) the excess, if any, of (a) 30 days’ interest on the principal balance of the related loan at the loan rate net of the per annum rate at which the servicer’s servicing fee accrues, over (b) the amount of interest actually received on the loan during the related due period, net of the servicer’s servicing fee or (2) such other amount as described in the prospectus supplement. This amount remitted to the trustee by the servicer will be limited to amounts otherwise payable to the servicer as servicing compensation.

Reports to Securityholders

Prior to or concurrently with each distribution on a payment date, the servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to such series of securities, among other things:

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•	any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period;

•	the amount of cashflows received and the sources thereof for distributions, fees and expenses;

•	the amount of fees and expenses accrued and paid, the purpose of such fees and expenses and the identification of each payee, including the amount of fees paid to the trustee, the custodian, the master servicer, the securities administrator, the servicers and subservicers for such distribution date;

•	the amount of payments accrued and paid with respect to credit enhancement or other support for the related transaction, including, insurance premiums and payments to swap or cap providers, the purpose of such payments and the identification of each payee;

•	the amount of the distribution with respect to each class of securities;

•	the amount of such distributions allocable to principal, separately identifying the aggregate amount of any prepayments or other unscheduled recoveries of principal included in such amount;

•	the amount of such distributions allocable to interest;

•	the class principal balance of each class of securities (other than interest-only securities) as of such distribution date together with the principal balance of the securities of the related class (based on a security in the original principal balance of $1,000), after giving effect to any payment of principal on such distribution date;

•	the class notional balance of each class of interest only securities as of such distribution date together with the principal balance of the securities of the related class (based on a security in the original principal balance of $1,000), after giving effect to any payment of principal on such distribution date;

•	if applicable, a statement that interest payable on one or more classes of securities on such distribution date represents interest accrued on those classes at a rate equal to the applicable available funds cap, net weighted average cap or other limitation;

•	the amount, terms and general purpose of any Advances for such distribution date, including the general use of funds advanced and the general source of funds for reimbursements, and the amount of any outstanding Advances remaining after such distribution date;

•	the purchase price deposited into the collection account with respect to any mortgage loan;

•	the total number of mortgage loans and the aggregate principal balances thereof, together with the number and aggregate principal balances of mortgage loans (a) 30-59 days delinquent, (b) 60-89 days delinquent and (c) 90 or more days delinquent;

•	the number and aggregate principal balance of mortgage loans in foreclosure proceedings (and whether any such mortgage loans are also included in any of the statistics described in the preceding clause);

•	the pool balance as of such distribution;

•	any applied loss amount for any class of securities;

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•	the amount of any basis risk shortfall with respect to any class of securities;

•	the amount of excess cash flow or excess spread and the disposition of such excess cash flow or excess spread;

•	the overcollateralization amount for such distribution date;

•	the amount of any shortfalls in distributions of interest with respect to each class of securities on such distribution date and the cumulative amount of any unreimbursed shortfalls in distributions of interest from prior distribution dates;

•	any amounts drawn on any credit enhancement or other support, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable;

•	delinquency and loss information for the distribution period with respect to the mortgage loans in the pool;

•	the number of properties and the unpaid principal balance with respect to each property relating to defaulted mortgage loans in the issuing entity;

•	the beginning and ending balances of the distribution account, reserve account or other transaction account and any material account activity during the related period;

•	any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time;

•	information with respect to material breaches of pool asset representations or warranties or transaction covenants;

•	information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met;

•	information regarding any changes to the mortgage loans in the pool, including any additions or removals in connection with a pre-funding period, repurchases or substitutions;

•	the amounts on deposit in any pre-funding account;

•	information regarding any material changes in the solicitation, credit granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select additional mortgage loans acquired during a pre-funding period or in connection with a substitution; and

•	such other information as is required under the applicable Agreement.

In addition, within a reasonable period of time after the end of each calendar year, the trustee will furnish a report to each person that was a holder of record of any class of securities at any time during such calendar year. This report will include information as to the aggregate of amounts reported pursuant to the first three clauses above for such calendar year or, in the event such person was a holder of record of a class of securities during a portion of such calendar year, for the applicable portion of such year.

The trustee may, at its option, distribute or cause to be distributed monthly statements to securityholders by first class mail or by making such statement available via an internet website. In the event that an internet website is used, securityholders will be entitled to receive paper copies of monthly statements by mail if they so request.

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Optional Termination

If specified in the prospectus supplement for a series of securities, the depositor, the servicer or master servicer, or any other designated entity may, at its option, purchase or direct the sale of a portion of the mortgage loans of the issuing entity, or cause an early termination of the issuing entity by purchasing all of the mortgage loans from the issuing entity or directing the sale of the mortgage loans. This termination may occur on a date on or after the date on which either (1) the total principal balance of the mortgage loans is less than a specified percentage of the initial total principal balance, or (2) the total principal balance of the securities (or of certain classes in a series) is less than a specified percentage of their initial total principal balance, or on or after another date, as described in the prospectus supplement. If specified in the prospectus supplement, the trustee or other specified party will, either upon direction of a specified party or parties or upon the occurrence of a specified date or event, solicit bids for purchase of the assets of the issuing entity. This bid process may be subject to a minimum bid price.

The optional termination described in this section will be in addition to terminations that may result from other events, such as events of default described elsewhere herein.

Optional Purchase of Securities

The prospectus supplement for a series of securities may provide that one or more classes of the series may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated entity (including holders of another class of securities), at specified times and purchase prices, and under particular circumstances. Notice of any purchase must be given by the trustee or other specified party prior to the optional purchase date, as specified in the prospectus supplement.

Other Purchases or Redemption

If specified in the prospectus supplement for a series, any class of securities in the series may be subject to redemption, in whole or in part, at the option of the issuing entity, or to mandatory purchase by the depositor, the servicer or master servicer, or another designated entity at specified times, and under particular circumstances, set forth in the prospectus supplement (but in no event at the request or discretion of the holders of that class). The redemption price will be equal to the outstanding principal of the securities together with accrued interest thereon. The other terms and conditions of any redemption or mandatory purchase with respect to a class of securities will be described in the prospectus supplement.

The depositor may also have the option to obtain for any series of securities one or more guarantees from a company or companies acceptable to the rating agencies. As specified in the prospectus supplement, these guarantees may provide for one or more of the following for any series of securities:

•	call protection for any class of securities of a series;

•	a guarantee of a certain prepayment rate of some or all of the mortgage loans underlying the series; or

•	certain other guarantees described in the prospectus supplement.

Book-Entry Registration of Securities

As described in the prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities, or “beneficial owners,” will hold their securities through DTC in the United States, or Clearstream Banking, societe anonyme (formerly Cedelbank), commonly known as Clearstream, Luxembourg, or the Euroclear system, in Europe. Clearstream, Luxembourg and Euroclear will hold omnibus positions for Clearstream, Luxembourg participants and Euroclear participants, respectively, through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books

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of their respective depositaries. The depositaries will hold these positions in customers’ collection accounts in the depositaries names on DTC’s books. The prospectus supplement will state if the securities will be in physical rather than book-entry form.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the Uniform Commercial Code and a clearing agency registered under Section l7A of the Securities Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates. DTC’s participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to indirect participants such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

Transfers between DTC participants will occur according to DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur according to their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC according to DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require the counterparty to deliver instructions to the relevant European international clearing system according to the counterparty rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment according to normal procedures for same-day funds settlement applicable to DTC, Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the depositaries.

Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear resulting from a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear resulting from sales or securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Clearstream, Luxembourg was incorporated in 1970 as Cedel S.A., a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank’s parent company, Cedel International, societe anonyme, merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG.

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including U.S. dollars. Clearstream, Luxembourg provides, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier which supervises Luxembourg banks. Clearstream, Luxembourg’s

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customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating both the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be sealed in any of 37 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Under a book-entry format, securityholders that are not DTC participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of securities registered in the name of Cede, as nominee of DTC, may do so only through participants and indirect participants. In addition, these securityholders will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants. Securityholders may receive payments after the payment date because DTC will forward these payments to its participants, which thereafter will be required to forward these payments to indirect participants or securityholders. Unless and until physical securities are issued, it is anticipated that the only securityholder will be Cede, as nominee of DTC, and that the beneficial holders of securities will not be recognized by the trustee as securityholders under the Agreements. Securityholders which are not DTC participants will only be permitted to exercise their rights under the Agreements through DTC or through its participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among its participants and is required to receive and transmit payments of principal of and interest on the securities. DTC’s participants and indirect participants are required to make book-entry transfers and receive and transmit payments on behalf of their respective

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securityholders. Accordingly, although securityholders will not possess physical securities, the rules provide a mechanism by which securityholders will receive distributions and will be able to transfer their interests.

Unless and until physical securities are issued, securityholders who are not DTC participants may transfer ownership of securities only through DTC participants by instructing those participants to transfer securities, through DTC for the account of the purchasers of the securities, which account is maintained with their respective participants. Under DTC’s rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the respective participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing securityholders.

Because DTC can only act on behalf of its participants, who in turn act on behalf of indirect participants and some banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the securities may be limited due to the lack of a physical certificate for the securities.

DTC advises that it will take any action permitted to be taken by a securityholder under the Agreements only at the direction of one or more of its participants to whose account the securities are credited. Additionally, DTC advises that it will take actions only at the direction of and on behalf of its participants whose holdings include current principal amounts of outstanding securities that satisfy the minimum percentage established in the Agreements. DTC may take conflicting actions if directed by its participants.

Any securities initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to securityholders or their nominees, rather than to DTC or its nominee only under the events specified in the Agreements and described in the prospectus supplement. Upon the occurrence of any of the events specified in this prospectus or in the Agreements and the prospectus supplement, DTC will be required to notify its participants of the availability through DTC of physical certificates. Upon surrender by DTC of the securities and receipt of instruction for re-registration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of the physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures set forth in the Agreements. The final distribution of any security whether physical certificates or securities registered in the name of Cede, however, will be made only upon presentation and surrender of the securities on the final payment date at the office or agency specified in the notice of final payment to securityholders.

None of the depositor, the servicer, any finance subsidiary, or the trustee will have any liability for any actions taken by DTC or its nominee or Cedel or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of the securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the securities.

CREDIT ENHANCEMENT

General

Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related issuing entity assets and will be described in the prospectus supplement for such series of securities. Credit enhancement may be in the form of:

•	the subordination of one or more classes of the securities of such series;

•	a limited financial guaranty policy issued by an entity named in the prospectus supplement;

•	the establishment of one or more reserve accounts;

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•	the use of a cross-collateralization feature;

•	use of a mortgage pool insurance policy;

•	excess spread;

•	overcollateralization;

•	letter of credit or demand note;

•	guaranteed investment contract;

•	primary mortgage insurance;

•	other pledged assets;

•	corporate guarantees;

•	surety bond;

•	special hazard insurance policy;

•	bankruptcy bond;

•	derivatives; and

•	any combination of the foregoing.

Unless otherwise specified in the prospectus supplement, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest on the securities. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

If specified in the prospectus supplement, the coverage provided by one or more of the forms of credit enhancement described in this prospectus may apply concurrently to two or more separate issuing entities. If applicable, the prospectus supplement will identify the issuing entities to which such credit enhancement relates and the manner of determining the amount of coverage provided to those issuing entities by the credit enhancement and of the application of that coverage to the related issuing entities.

Subordination

If specified in the prospectus supplement, protection afforded to holders of one or more classes of securities of a series may be made by means of a subordination feature. This protection may be accomplished by providing a preferential right to holders of senior securities in a series to receive distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinate securities in that series, under the circumstances and to the extent specified in the prospectus supplement. Subordination protection may also be afforded to the holders of senior securities by reducing the ownership interest (if applicable) of the related subordinate securities, which protection may or may not be in conjunction with the protection described in the immediately preceding sentence. Finally, protection may be afforded to the holders of senior securities by application of a subordination feature in another manner as described in the prospectus supplement.

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If a subordination feature is present with respect to a given series, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinate securities and only thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in the prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the subordinate securities by virtue of subordination and the amount of the distributions otherwise distributable to the subordinate securityholders that will be distributable to senior securityholders on any payment date all may be limited as specified in the prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the related loans were to exceed the amount specified in the prospectus supplement, then holders of senior securities would experience losses.

As specified in the prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinate securities on any payment date may instead be deposited into one or more reserve accounts established with the trustee or distributed to holders of senior securities. The prospectus supplement will describe whether deposits are made into a reserve account on each payment date, only during specified periods, only until the balance in the related reserve account has reached a specified amount, only to replenish amounts in the related reserve account following payments from the reserve account to holders of senior securities or otherwise. Amounts on deposit in a reserve account may be released to the holders of certain classes of securities at the times and under the circumstances specified in the prospectus supplement.

If specified in the prospectus supplement, various classes of senior securities and subordinate securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinate securities, respectively, through a cross-collateralization mechanism or otherwise. As between classes of senior securities and as between classes of subordinate securities, distributions may be allocated among the classes:

•	in the order of their scheduled final payment dates;

•	in accordance with a schedule or formula;

•	in relation to the occurrence of events; or

•	otherwise, as specified in the prospectus supplement.

As between classes of subordinate securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the prospectus supplement.

Derivative Instruments

The issuing entity may include one or more derivative instruments for credit enhancement purposes, as described in this section. Derivative instruments included in any issuing entity will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include (1) interest rate swaps (or caps, floors or collars) or yield supplement agreements, (2) currency swaps or currency options and (3) market value swaps.

For a further description of these derivative instruments, see “Derivatives” below.

Insurance Policies, Surety Bonds and Guaranties

If provided in the prospectus supplement, deficiencies in amounts otherwise payable on the securities or certain classes of securities will be covered by insurance policies and/or surety bonds provided

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by one or more insurance companies or sureties. These instruments may cover, with respect to one or more classes of securities, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. In addition, if specified in the prospectus supplement, an issuing entity may also include a bankruptcy bond, a special hazard insurance policy or other insurance or guaranties for the purpose of:

•	maintaining timely payments or providing additional protection against losses on the assets included in such issuing entity;

•	paying administrative expenses; or

•	establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement.

Special Hazard Insurance Policies

If so specified in the applicable prospectus supplement, a separate special hazard insurance policy will be obtained for the related issuing entity from the insurer named in the prospectus supplement. The special hazard insurance policy, subject to the limitations described in the applicable prospectus supplement, will protect against loss by reason of damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located. The amount and principal terms of any such coverage will be set forth in the prospectus supplement.

Cross Support

If specified in the prospectus supplement, separate groups of assets included in an issuing entity may be evidenced by or secure only specified classes of the related series of securities. If this is the case, credit support may be provided by a cross support feature. This cross support feature would require that cashflow received with respect to a particular group of assets first be distributed as payments on the class of securities specifically related to those assets, but after the necessary payments with respect to that class were made, remaining cashflow from those assets would be available to make payments on one or more other classes issued by the same issuing entity. The prospectus supplement for a series of securities which includes a cross support feature will describe the manner and conditions for applying this cross support feature.

Reserve Accounts

If specified in the prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the related trustee, in trust, of one or more reserve accounts for the series. The prospectus supplement will specify whether or not any reserve accounts so established will be included in the issuing entity for such series.

Amounts to be deposited in the reserve account for a series will be specified in the prospectus supplement and will be funded by:

•	the retention by the servicer of certain payments on the mortgage loans;

•	the deposit with the trustee, in escrow, by the depositor of a pool of mortgage loans or other assets with the total principal balance, as of the related cut-off date, set forth in the related prospectus supplement;

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•	an initial deposit;

•	any combination of the foregoing; or

•	some other manner as specified in the related prospectus supplement.

Any amounts on deposit in the reserve account and the proceeds of any other instrument deposited therein upon maturity will be held in cash or will be invested in investments consisting of United States government securities and other high-quality investments acceptable to the related rating agencies as being consistent with the ratings of the securities. See THE AGREEMENTS—Servicing Provisions—Investment of Funds.” Any instrument deposited in a reserve account will name the trustee, in its capacity as trustee for securityholders, or such other entity as is specified in the prospectus supplement, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities. Additional information with respect to instruments deposited in the reserve accounts will be set forth in the prospectus supplement.

Any amounts on deposit in the reserve accounts and payments on instruments deposited therein will be available for withdrawal from the reserve account for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the prospectus supplement.

Pool Insurance Policies

If specified in the prospectus supplement, a separate pool insurance policy will be obtained for the pool and issued by the credit enhancer named in the prospectus supplement. Each pool insurance policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of those loans on the cut-off date. As more fully described below, the servicer will present claims under the pool insurance policy to the credit enhancer on behalf of itself, the trustee and the holders of the securities of the related series. The pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The pool insurance policies generally will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

The pool insurance policies generally will provide that no claims may be validly presented unless:

•	any required primary mortgage insurance policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled;

•	hazard insurance on the related property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

•	if there has been physical loss or damage to the property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

•	the insured has acquired good and merchantable title to the property free and clear of liens except certain permitted encumbrances.

Upon satisfaction of these conditions, the credit enhancer will have the option either:

•	to purchase the property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the loan rate to the date of such purchase and certain expenses incurred by the servicer on behalf of the trustee and securityholders, net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy; or

•	to pay the amount by which the sum of the principal balance of the defaulted loan plus

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accrued and unpaid interest at the loan rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the property, net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the servicer will not be required to expend its own funds to restore the damaged property unless it determines that (a) such a restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the servicer for its expenses and (b) those expenses it incurs will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

Like many primary insurance policies, the pool insurance policies may not insure against loss sustained by reason of default arising from, among other things:

•	fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination of the loan;

•	failure to construct a property in accordance with plans and specifications; or

•	losses arising from special hazards, such as earthquakes, floods, mudslides or vandalism.

A failure of coverage attributable to one of these events might result in a breach of the related representations regarding the loan and might give rise to an obligation on the part of the seller or other entity to repurchase the defaulted loan if it is unable to cure the breach. Many primary mortgage policies do not cover, and no pool insurance policy will cover, a claim in respect of a defaulted loan if the servicer of the loan was not approved by the applicable insurer either at the time of default or thereafter.

The amount of coverage available under each pool insurance policy generally will be reduced over the life of the related securities by the positive difference, if any, between the aggregate dollar amount of claims paid under the pool insurance policy minus the aggregate of the net amounts realized by the credit enhancer upon disposition of the related foreclosed properties. The amount of claims paid will include certain expenses incurred by the servicer as well as accrued interest on delinquent loans to the date of payment of the claim or another date set forth in the prospectus supplement. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the related securityholders.

Bankruptcy Bonds

In the event of a personal bankruptcy of a borrower, a bankruptcy court may establish the value of the related mortgaged property or cooperative dwelling at an amount less than the then outstanding principal balance of the related mortgage loan. The amount of the secured debt could be reduced to that lesser value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent the outstanding principal balance of that mortgage loan exceeds the value so assigned to the related mortgaged property or cooperative dwelling by the bankruptcy court. In addition, certain other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding. If stated in the related prospectus supplement, losses resulting from a bankruptcy proceeding affecting the mortgage loans in a pool will be covered under a borrower bankruptcy bond, or any other instrument that will not result in a downgrading of the rating of the securities of a series by the related rating agencies. Any borrower bankruptcy bond will provide for coverage in an amount acceptable to the related rating agency, which will be set forth in the related prospectus supplement. Subject to the terms of the bankruptcy bond, the issuer thereof may have the right to purchase any mortgage loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal balance of that mortgage loan plus accrued and unpaid interest thereon. The coverage of the bankruptcy bond with respect to a series of securities may be

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reduced as long as any reduction will not result in a reduction of the outstanding rating of the securities of that series by the related rating agency.

Overcollateralization

Overcollateralization exists when the principal balance of the loans supporting a class or classes of securities exceeds the principal balance of the class or classes of securities themselves. If provided for in the prospectus supplement, a portion of the interest payment received on the loans during a due period may be paid to the securityholders on the related payment date as an additional distribution of principal on a certain class or classes of securities. This payment of interest as principal would accelerate the rate of payment of principal on the class or classes of securities relative to the principal balance of the loans in the related issuing entity and thereby create or increase overcollateralization.

Letter of Credit or Demand Note

If so specified in the prospectus supplement, a letter of credit or demand note may be obtained as credit enhancement for the offered securities. Letters of credit differ from demand notes primarily in form only. A letter of credit is generally in the form of a letter from a financial institution addressed to the issuing entity setting forth the terms on which draws may be made thereunder. A demand note generally is in the form of a promissory note issued by a financial institution in favor of the issuing entity which contains the terms under which draws may be made thereunder.

The letter of credit or demand note, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the prospectus supplement. Under the letter of credit or demand note, the issuing bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities. If specified in the prospectus supplement, the letter of credit or demand note may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit or demand note will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the issuing bank under the letter of credit or demand note for each series of securities will expire at the earlier of the date specified in the prospectus supplement or the termination of the issuing entity.

Prospective purchasers of securities of a series with respect to which credit enhancement is provided by a letter of credit or demand note must look to the credit of the issuing bank or financial institution, to the extent of its obligations under the letter of credit or demand note, in the event of default by obligors on the assets in the issuing entity. If the amount available under the letter of credit or demand note is exhausted, or the issuing bank or financial institution becomes insolvent, and amounts in the reserve fund, if any, with respect to that series are insufficient to pay the entire amount of the loss and still be maintained at the level specified in the related prospectus supplement, the securityholders, in the priority specified in the related prospectus supplement, will thereafter bear all risks of loss resulting from default by obligors, including losses not covered by insurance or other credit enhancement, and must look primarily to the value of the properties securing defaulted mortgage loans for recovery of the outstanding principal and unpaid interest.

DERIVATIVES

If specified in the related prospectus supplement, the issuing entity may include one or more derivative instruments for credit enhancement purposes, as described in this section. Derivative instruments included in any issuing entity will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered

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securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include (1) interest rate swaps (or caps, floors or collars) or yield supplement agreements, (2) currency swaps or currency options, and (3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the issuing entity or to a class of offered securities, as described below.

An interest rate swap is an agreement between two parties to exchange one stream of interest payments on an agreed hypothetical or “notional” principal amount for another. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates, including LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates). An interest rate cap, collar or floor is an agreement pursuant to which the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate, as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above. The counterparty under a floor agreement may be an affiliate of the depositor.

The trustee on behalf of an issuing entity may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates, or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into in order to supplement the sources available to make interest payments on one or more classes of securities of any series.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or take certain other measures intended to assure performance of those obligations.

Derivative contracts will generally be documented based upon the standard forms provided by ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement and a confirmation, although in some cases the schedule and the confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. The terms of any derivatives and information regarding the counterparties will be set forth in the prospectus supplement.

There can be no assurance that the issuing entity will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the issuing entity will be able to terminate a derivative when it would be economically advantageous to the issuing entity to do so.

YIELD AND PREPAYMENT CONSIDERATIONS

Yield

The yield to maturity of a security will depend on the price paid by the holder of the security, the interest rate if the security is entitled to payments of interest, the rate and timing of principal, payments on the related mortgage loans, including prepayments, liquidations and repurchases, and the allocation of principal payments to reduce the principal balance or notional balance of the security, among other factors.

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In general, if a security is purchased at a premium over its face amount and payments of principal on the related loan occur at a rate faster than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than that assumed at the time of purchase. This is particularly true for interest-only securities. In addition, if a class of securities is purchased at a discount from its face amount and payments of principal on the related loan occur at a rate slower than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than assumed. This is particularly true for principal-only securities. The effect of principal prepayments, liquidations and purchases of mortgage loans on yield will be particularly significant in the case of a class of securities entitled to payments of interest only or disproportionate payments of interest. In addition, the total return to investors of securities evidencing a right to distributions of interest at a rate that is based on the weighted average net loan rate of the loans from time to time will be adversely affected by principal prepayments on loans with loan rates higher than the weighted average loan rate on the loans. In general, loans with higher loan rates prepay at a faster rate than loans with lower loan rates. In some circumstances rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with a interest rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related loans than other classes of securities.

A class of securities may be entitled to payments of interest at a fixed, variable or adjustable interest rate, or any combination of interest rates, each as specified in the accompanying prospectus supplement, or may not be entitled to payments of interest at all. A variable interest rate may be calculated based on the weighted average of the net loan rates, net of servicing fees and any excess spread, of the related loans for the month preceding the distribution date. An adjustable interest rate may be calculated by reference to an index or otherwise.

The total payments of interest on a class of securities, and the yield to maturity on that security, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional balance of securities entitled to payments of interest only, and, in the case of securities evidencing interests in adjustable-rate mortgage loans, by changes in the net loan rates on the adjustable-rate mortgage loans. The yields on the securities will also be affected by liquidations of loans following borrower defaults and by purchases of mortgage loans in the event of breaches of representations made for the loans by the seller and others, or conversions of adjustable-rate mortgage loans to a fixed interest rate.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on cash out refinance, limited documentation or no documentation mortgage loans, and on loans with high loan-to-value ratios or combined loan-to-value ratios, as applicable, may be higher than for other types of loans. Likewise, the rate of default on loans that have been originated under lower than traditional underwriting standards may be higher than those originated under traditional standards. An issuing entity may include mortgage loans that are one month or more delinquent at the time of offering of the related series of securities or which have recently been several months delinquent. The rate of default on delinquent mortgage loans or mortgage loans with a recent history of delinquency, including re-performing loans, is likely to be higher than the rate of default on loans that have a current payment status.

The rate of defaults and the severity of losses on mortgage loans with document deficiencies may be higher than for mortgage loans with no documentation deficiencies. To the extent that any document relating to a loan is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the timing and the amount of liquidation proceeds received by the trustee.

The risk of loss may also be greater on mortgage loans with loan-to-value ratios or combined loan-to-value ratios greater than 80% and no primary insurance policies. The yield on any class of securities and the timing of principal payments on that class may also be affected by modifications or actions that may be taken or approved by the master servicer, the servicer or any of their affiliates as described in this

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prospectus under “THE AGREEMENTS,” in connection with a mortgage loan that is in default, or if a default is reasonably foreseeable.

In addition, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

For some loans, including adjustable-rate mortgage loans, the loan rate at origination may be below the rate that would result if the index and margin relating to those loans were applied at origination. Under the applicable underwriting standards, the borrower under each of the loans may be qualified on the basis of the loan rate in effect at origination which reflects a rate significantly lower than the maximum rate. The repayment of any loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate. In addition, the periodic increase in the amount paid by the borrower of a buydown loan during or at the end of the applicable buydown period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default for the related loan.

For any loan secured by a junior lien on the related mortgaged property, the inability of the borrower to pay off the balance thereof may be affected by the ability of the borrower to obtain refinancing of any related senior loan, thereby preventing a potential improvement in the borrower’s circumstances.

The holder of a loan secured by a junior lien on the related mortgaged property will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim, including any related foreclosure costs, is not paid in full, since no junior liens or encumbrances survive such a foreclosure. Also, due to the priority of the senior mortgage, the holder of a loan secured by a junior lien on the related mortgaged property may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Investors should be aware that any liquidation, insurance or condemnation proceeds received relating to any loans secured by junior liens on the related mortgaged property will be available to satisfy the outstanding balance of such loans only to the extent that the claims of the holders of the senior mortgages have been satisfied in full, including any related foreclosure costs. For loans secured by junior liens that have low balances relative to the amount secured by more senior mortgages, foreclosure costs may be substantial relative to the outstanding balance of the loan, and the amount of any liquidation proceeds available to securityholders may be smaller as a percentage of the outstanding balance of the loan than would be the case for a first lien residential loan. In addition, the holder of a loan secured by a junior lien on the related mortgaged property may only foreclose on the property securing the related loan subject to any senior mortgages, in which case the holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

Similarly, a borrower of a balloon loan will be required to pay the balloon amount at maturity. Those loans pose a greater risk of default than fully amortizing loans, because the borrower’s ability to make such a substantial payment at maturity will in most cases depend on the borrower’s ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower’s personal economic circumstances, the borrower’s equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. None of the depositor, any seller or any of their affiliates will be obligated to refinance or repurchase any loan or to sell any mortgaged property, unless that obligation is specified in the accompanying prospectus supplement.

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If stated in the accompanying prospectus supplement, an issuing entity may contain GPM loans or buydown loans that have monthly payments that increase during the first few years following origination. Borrowers may be qualified for those loans on the basis of the initial monthly payment. To the extent that the related borrower’s income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

If credit enhancement for a series of securities is provided by a letter of credit, demand note, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, that credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its security. In the event of a default under the terms of a letter of credit, demand note, insurance policy or bond, any realized losses on the loans not covered by the credit enhancement will be applied to a series of securities in the manner described in the accompanying prospectus supplement and may reduce an investor’s anticipated yield to maturity.

The accompanying prospectus supplement may describe other factors concerning the mortgage loans underlying a series of securities or the structure of that series that will affect the yield on the securities.

No assurance can be given that the value of the mortgaged property securing a loan has remained or will remain at the level existing on the date of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties in a particular pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

Generally, when a full prepayment is made on a mortgage loan, the borrower under the mortgage loan is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, at a daily interest rate determined by dividing the mortgage rate by 365. Full prepayments will reduce the amount of interest paid by the related borrower or borrower because interest on the principal balance of any mortgage loan so prepaid will be paid only to the date of prepayment instead of for a full month; however, unless otherwise provided in the applicable prospectus supplement, the related servicer will be required to pay from its own funds the portion of any interest at the related mortgage rate, in each case less the servicing fee rate, that is not so received, up to a maximum amount equal to the servicer’s servicing fee. Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made. To the extent not covered by the servicer, prepayments will reduce the yield to maturity of the securities. See “— Maturity and Prepayment” below.

Maturity and Prepayment

The original terms to maturity of the loans in a given issuing entity will vary depending on the types of loans included in that issuing entity. The prospectus supplement for a series of securities will contain information regarding the types and maturities of the loans in the related issuing entity. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations for the related loans will affect the weighted average life of and yield on the related series of securities.

Prepayments on loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of securities may describe one or more prepayment standards or models and may contain tables setting forth the projected yields to maturity on each class of securities or the weighted average life of each class of securities and the percentage of the original principal balance of each class of securities of that series that would be outstanding on the specified distribution dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the loans are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the loans underlying a series of securities will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

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The following is a list of some of the factors that may affect prepayment experience:

•	homeowner mobility;

•	economic conditions;

•	changes in borrowers’ housing needs;

•	job transfers;

•	unemployment;

•	borrowers’ equity in the properties securing the mortgages;

•	servicing decisions;

•	enforceability of due-on-sale clauses;

•	mortgage market interest rates;

•	mortgage recording taxes;

•	solicitations and the availability of mortgage funds; and

•	the obtaining of secondary financing by the borrower.

All statistics known to the depositor that have been compiled for prepayment experience on loans indicate that while some loans may remain outstanding until their stated maturities, a substantial number will be paid significantly earlier than their respective stated maturities. The rate of prepayment for conventional fixed-rate loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the loan rates on the loans underlying a series of securities, the prepayment rate of those loans is likely to be significantly higher than if prevailing rates remain at or above the rates borne by those loans. Conversely, when prevailing interest rates increase, borrowers are less likely to prepay their loans.

Some mortgage loans may only be prepaid by the borrowers during specified periods upon the payment of a prepayment fee or penalty. The requirement to pay a prepayment fee or penalty may, to the extent that the prepayment penalty is enforceable under applicable law, discourage some borrowers from prepaying their mortgage loans. The servicer will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the securities, except to the extent specified in the related prospectus supplement. However, some states’ laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.

The addition of any deferred interest to the principal balance of any related class of securities may lengthen the weighted average life of that class of securities and may adversely affect yield to holders of those securities.

Mortgage loans with fixed interest rates generally contain due-on-sale clauses permitting the mortgagee or obligee to accelerate the maturity thereof upon conveyance of the mortgaged property. In most cases, the servicer may permit proposed assumptions of mortgage loans where the proposed buyer

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meets the underwriting standards applicable to that mortgage loan. This assumption would have the effect of extending the average life of the mortgage loan.

An adjustable-rate mortgage loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the loan and, in the reasonable judgment of the servicer, the security for the adjustable-rate mortgage loan would not be impaired by the assumption. The extent to which adjustable-rate mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities.

The terms of the agreements for a specific series generally will require the related servicer or special servicer, if applicable, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property or cooperative dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted. See “THE AGREEMENTS—Servicing Provisions—Due-on-Sale Clauses; Assumptions” and “CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS” in this prospectus for a description of certain provisions of the agreements and certain legal developments that may affect the prepayment experience on the related mortgage loans.

At the request of the related borrowers, the servicer may refinance the mortgage loans in any pool by accepting prepayments on those mortgage loans and making new loans secured by a mortgage on the same property. Upon any refinancing, the new loans will not be included in the related pool and a prepayment of the affected mortgage loan will occur. A borrower may be legally entitled to require the servicer to allow a refinancing. Any such repurchase of a refinanced mortgage loan will have the same effect as a prepayment in full of the related mortgage loan.

For any index used in determining the rate of interest applicable to any series of securities or loan rates of the underlying mortgage loans, there are a number of factors that affect the performance of that index and may cause that index to move in a manner different from other indices. If an index applicable to a series responds to changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to securityholders due to those rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, that index may remain higher than other market interest rates which may result in a higher level of prepayments of the loans, which adjust in accordance with that index, than of mortgage loans which adjust in accordance with other indices.

If stated in the prospectus supplement relating to a specific series, the depositor or other specified entity will have the option to repurchase the assets included in the related issuing entity under the conditions stated in the related prospectus supplement. For any series of securities for which the depositor has elected to treat the issuing entity as a REMIC (as defined herein), any optional repurchase of assets will be effected in compliance with the requirements of Section 860F(a)(4) of the Code (as defined herein) so as to constitute a “qualifying liquidation” thereunder. In addition, the depositor will be obligated, under certain circumstances, to repurchase certain assets of the related issuing entity. The sellers will also have certain repurchase obligations or options, as more fully described in this prospectus.

THE AGREEMENTS

Set forth below is a description of the material provisions of the Agreements which are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements. As specified in the related prospectus supplement, certain of the rights of securityholders described below may be exercised by the credit enhancer for the related series of securities without the consent of the securityholders and certain rights of securityholders may not be exercised without the written consent of the credit enhancer.

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Assignment of the Issuing Entity Assets

Assignment of the Loans. At the time of issuance of the securities, the applicable seller or sellers will convey the mortgage loans to the depositor and the depositor will cause the loans to be assigned or pledged to the trustee for the benefit of the securityholders, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to such loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any amounts specified in the prospectus supplement. Concurrently with this sale, the trustee will deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the loan rate or annual percentage rate, the maturity of the loan, the loan-to-value ratios, combined loan-to-value ratios or effective loan-to-value ratios, as applicable, at origination and certain other information.

Unless otherwise specified in the prospectus supplement, the related Agreement will require that, within the time period specified therein, the depositor will also deliver or cause to be delivered to the trustee or, if so indicated in the prospectus supplement, a separate custodian appointed by the trustee pursuant to a custodial agreement, as to each mortgage loan, among other things:

•	the mortgage note endorsed without recourse in blank or to the order of the trustee;

•	the mortgage, deed of trust or similar instrument with evidence of recording indicated thereon, except that in the case of any mortgage not returned form the public recording office, the depositor will deliver or cause to be delivered a copy of such mortgage together with a certificate that the original of the mortgage was delivered to such recording office;

•	an assignment of the mortgage to the trustee, which assignment will be in recordable form in the case of a mortgage assignment; and

•	all other security documents, including those relating to any senior interests in the property, that are specified in the prospectus supplement or the related Agreement.

Unless otherwise specified in the applicable prospectus supplement, the depositor will cause to be delivered to the trustee, its agent or custodian, with respect to any cooperative loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers. A financing statement will be filed in the appropriate office evidencing the trustee’s security interest in each cooperative loan.

If specified in the prospectus supplement, the depositor will promptly cause the assignments of the loans to be recorded in the appropriate public office for real property records. If specified in the prospectus supplement, some or all of the loan documents may not be delivered to the trustee until after the occurrence of certain events specified in the prospectus supplement.

In lieu of delivering the mortgage or deed of trust and an assignment of the mortgage to the trustee, for any loans registered on the MERS® System the depositor will cause the trustee to be recorded as the beneficial owner of the loans pursuant to the MERS rules for electronically tracking changes in ownership rights.

The trustee or the appointed custodian will review the loan documents within the time period specified in the prospectus supplement after receipt thereof to ascertain that all required documents have been properly executed and received, and the trustee will hold the loan documents in trust for the benefit of the related securityholders. Unless otherwise specified in the prospectus supplement, if any loan document is found to be missing or defective in any material respect, the trustee or the custodian, as appropriate, will notify the servicer and the depositor, and the servicer will notify the related seller. If the related seller or

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other specified party cannot cure the omission or defect within the time period specified in the prospectus supplement after receipt of notice from the servicer and, if specified in the prospectus supplement, such defect also constitutes a breach of a representation and warranty, the seller or other party will be obligated to either purchase the related loan from the issuing entity at the purchase price or, if so specified in the prospectus supplement, remove such loan from the issuing entity and substitute in its place one or more other loans that meets certain requirements as set forth in the prospectus supplement. There can be no assurance that a seller will fulfill this purchase or substitution obligation. Unless otherwise specified in the prospectus supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a loan document.

Notwithstanding the foregoing provisions, with respect to an issuing entity for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

No Recourse to Sellers, Depositor or Servicer. As described above under “—Assignment of the Loans,” the depositor will cause the loans comprising the issuing entity to be assigned or pledged to the trustee, without recourse. However, each seller or other party named in the related prospectus supplement will be obligated to repurchase or substitute for any loan as to which certain representations and warranties are breached or for failure to deliver certain documents relating to the loans as described in this prospectus under “Assignment of the Loans” and “LOAN PROGRAM—Representations by Sellers; Repurchases.” These obligations to purchase or substitute constitute the sole remedy available to the securityholders or the trustee for a breach of any such representation or warranty or failure to deliver a constituent document.

Servicing Provisions

The Master Servicer. A master servicer may be named in the related prospectus supplement to act under any Agreement. The entity acting as master servicer under any Agreement may be an affiliate of the depositor, the trustee, the servicer and any of their respective affiliates. If the related prospectus supplement does not name a master servicer, references in this prospectus to master servicer may relate to obligations that will be required to be performed by the servicer or the trustee.

Payments on Loans; Deposits to Collection Account. The servicer will establish and maintain or cause to be established and maintained with respect to the each issuing entity a separate account or accounts for the collection of payments on the assets in the issuing entity (the “collection account”). The prospectus supplement may provide for other requirements for the collection account, but if it does not, then the collection account must be either:

•	maintained with a depository institution the short-term debt obligations of which (or, in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of such holding company) are rated in one of the two highest short-term rating categories by the rating agency that rated one or more classes of the related series of securities;

•	an account or accounts the deposits in which are fully insured by the FDIC;

•	an account or accounts the deposits in which are insured by the FDIC to the limits established by the FDIC and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, securityholders have a claim with respect to the funds in such account or accounts, or a perfected first-priority security interest against any collateral securing those funds, that is superior to the claims of any other depositors or general creditors of the depository institution with which such account or accounts are maintained; or

•	an account or accounts otherwise acceptable to the rating agency.

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The collateral eligible to secure amounts in the collection account is limited to eligible investments. See “—Investment of Funds” below. A collection account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding payment date in eligible investments. The servicer, the trustee or any other entity described in the prospectus supplement may be entitled to receive interest or other income earned on funds in the collection account as additional compensation and will be obligated to deposit in the collection account the amount of any loss when realized. The collection account may be maintained with the servicer or with a depository institution that is an affiliate of the servicer, provided it meets the standards set forth above.

The servicer or trustee will deposit or cause to be deposited in the collection account for each issuing entity, to the extent applicable and unless otherwise specified in the prospectus supplement and provided in the related Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than certain payments due on or before the cut-off date and any excluded amounts):

•	all payments on account of principal and interest (which may be net of the applicable servicing compensation), including principal prepayments and, if specified in the prospectus supplement, any applicable prepayment penalties, on the loans;

•	all net insurance proceeds, less any incurred and unreimbursed advances made by the servicer, of the hazard insurance policies and any primary mortgage insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the services normal servicing procedures;

•	all proceeds received in connection with the liquidation of defaulted loans, less any expenses of liquidation and any unreimbursed advances made by the servicer with respect to the liquidated loans;

•	any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

•	all advances as described in this prospectus under “DESCRIPTION OF THE SECURITIES—Advances”;

•	all proceeds of any loan or property in respect thereof repurchased by any seller as described under “LOAN PROGRAM—Representations by Sellers; Repurchases” or “—Assignment of Issuing Entity Assets” above and all proceeds of any loan repurchased in connection with termination of the issuing entity;

•	all payments required to be deposited in the collection account with respect to any deductible clause in any blanket insurance policy described under “—Hazard Insurance” below;

•	any amount required to be deposited by the servicer in connection with losses realized on investments for the benefit of the servicer of funds held in the collection account and, to the extent specified in the prospectus supplement, any payments required to be made by the servicer in connection with prepayment interest shortfalls; and

•	all other amounts required to be deposited in the collection account pursuant to the related Agreement.

The servicer or the depositor, as applicable, may from time to time direct the institution that maintains the collection account to withdraw funds from the collection account for the following purposes:

•	to transfer funds to an account created by the trustee for distribution of payments due on

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the securities and other purposes set forth in the prospectus supplement (the “distribution account”);

•	to pay to the servicer the servicing fees described in the prospectus supplement and, as additional servicing compensation, earnings on or investment income with respect to funds in the collection account credited thereto;

•	to reimburse the servicer for advances made with respect to a loan, but only from amounts received that represent late payments of principal on, late payments of interest on, insurance proceeds received with respect to or liquidation proceeds received with respect to the same loan;

•	to reimburse the servicer for any advances previously made which the servicer has determined to be nonrecoverable;

•	to reimburse the servicer from insurance proceeds for expenses incurred by the servicer and covered by insurance policies;

•	to reimburse the servicer for unpaid servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which the original advances were made;

•	to pay to the servicer, with respect to each loan or property acquired in respect thereof that has been purchased by the servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of that repurchased loan;

•	to reimburse the servicer or the depositor for expenses incurred and reimbursable pursuant to the Agreement;

•	to pay or reimburse the trustee or any other party as provided in the prospectus supplement;

•	to withdraw any amount deposited in the collection account that was not required to be deposited therein; and

•	to clear and terminate the collection account upon termination of the Agreement.

In addition, unless otherwise specified in the prospectus supplement, on or prior to the business day immediately preceding each payment date, the servicer shall withdraw from the collection account the amount of available funds, to the extent on deposit, for deposit in the distribution account maintained by the trustee.

The applicable Agreement may require the servicer to establish and maintain one or more escrow accounts into which mortgagors deposit amounts sufficient to pay taxes, assessments, hazard insurance premiums or comparable items. Withdrawals from the escrow accounts maintained for mortgagors may be made to effect timely payment of taxes, assessments and hazard insurance premiums or comparable items, to reimburse the servicer out of related assessments for maintaining hazard insurance, to refund to mortgagors amounts determined to be overages, to remit to mortgagors, if required, interest earned, if any, on balances in any of the escrow accounts, to repair or otherwise protect the property and to clear and terminate any of the escrow accounts. The servicer will be solely responsible for administration of the escrow accounts and will be expected to make advances to such accounts when a deficiency exists therein.

Investment of Funds. Funds on deposit in the collection account and the distribution account, and any other accounts for a series that may be invested by the trustee or by the master servicer (or by the

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servicer, if any), may be invested only in “eligible investments” acceptable to each rating agency, which may include, without limitation:

•	direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Freddie Mac, Fannie Mae or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

•	demand and time deposits, certificates of deposit or banker’s acceptances;

•	repurchase obligations pursuant to a written agreement with respect to any security described in the first clause above;

•	securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state;

•	commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof);

•	a guaranteed investment contract issued by an entity having a credit rating acceptable to each rating agency; and

•	any other demand, money market or time deposit or obligation, security or investment as would not adversely affect the then current rating by the rating agencies.

Eligible investments with respect to a series will include only obligations or securities that mature on or before the date on which the amounts in the collection account are required to be remitted to the trustee or the securities administrator, as applicable, and amounts in the distribution account for the related series are required or may be anticipated to be required to be applied for the benefit of securityholders of the series.

If so provided in the prospectus supplement, the reinvestment income from a collection account, the distribution account or other account may be property of the master servicer, a servicer, the trustee or another party and not available for distributions to securityholders.

Subservicing by Sellers. The servicer may enter into subservicing agreements with any servicing entity which will act as the subservicer for the loans, which subservicing agreements will not contain any terms inconsistent with the related Agreement. While each subservicing agreement will be a contract solely between the servicer and the subservicer, the Agreement pursuant to which a series of securities is issued may provide that, if for any reason the servicer for that series of securities is no longer the servicer of the loans, the trustee or any successor servicer must recognize the subservicer’s rights and obligations under the related subservicing agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the prospectus supplement, the servicer will remain liable for its servicing duties and obligations under the servicing agreement as if the servicer alone were servicing the loans.

Collection Procedures. The servicer, directly or through one or more subservicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow those collection procedures that are customary with respect to loans that are comparable to the loans. Consistent with the above, unless otherwise specified in the prospectus supplement, the servicer generally may, in its discretion:

•	waive any prepayment charge, assumption fee, late payment or other charge in connection

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with a loan; and

•	to the extent not inconsistent with the rules applicable to REMICs, and with the coverage of an individual loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, modify or vary any term of any mortgage loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to the related mortgagor if in the servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is in the interests of the trustee on behalf of securityholders; provided, however, that if specified in the prospectus supplement, the servicer may not permit any modification with respect to any mortgage loan that would vary the mortgage interest rate, defer or forgive the payment of interest or of any principal, reduce the outstanding principal amount (other than as a result of its actual receipt of payment of principal on), extend the final maturity date of such mortgage loan, or accept substitute or additional collateral or release any collateral for a mortgage loan, unless it has obtained the consent of the depositor.

Unless otherwise specified in the prospectus supplement, the servicer’s obligation, if any, to make or cause to be made advances on a loan will remain during any period of this type of arrangement.

Due-on-Sale Clauses; Assumptions. Unless otherwise specified in the applicable prospectus supplement, the servicing agreements will provide that, when any mortgaged property has been conveyed by the borrower, the servicer will, to the extent it has knowledge of the reconveyance, exercise its rights on behalf of the trustee to accelerate the maturity of the mortgage loan under any “due-on-sale” clause applicable thereto, if any, unless (1) it reasonably believes that such enforcement is not exercisable under applicable law or regulations, or that the borrower generally is likely to bring a legal action to challenge such acceleration, or (2) in certain cases, the servicer determines that such enforcement would adversely affect collectability of the mortgage loans or would not be in the best economic interest of the securityholders. In either such case, where the due-on-sale clause will not be exercised, a servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such mortgaged property has been or is about to be conveyed, pursuant to which that person becomes liable under the mortgage note and, unless prohibited by applicable state law, the borrower remains liable thereon, provided that the mortgage loan will continue to be covered by any related primary mortgage insurance policy. In the case of an FHA mortgage loan, such an assumption can occur only with HUD approval of the substitute borrower. Each servicer will also be authorized, with the prior approval of the insurer under any required insurance policies, to enter into a substitution of liability agreement with such person, pursuant to which the original borrower is released from liability and such person is substituted as borrower and becomes liable under the mortgage note. See “CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Due-on-Sale Clauses.”

Prepayment Interest Shortfalls. When a borrower prepays a mortgage loan in full or in part between due dates, the borrower generally is required to pay interest on the amount prepaid only from the last scheduled due date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. To the extent specified in the applicable prospectus supplement, if, on any distribution date, as a result of principal prepayments in full, but not in part, on the mortgage loans during the applicable prepayment period, the amount of interest due on the affected mortgage loans is less than a full month’s interest, the applicable servicer (or other party under contract with the trustee or the master servicer), will be required to remit the amount of such insufficiency. Unless otherwise provided in the applicable prospectus supplement, this obligation will be limited to the amount of the applicable servicer’s servicing fee for the related period or to some lesser amount. Generally, neither the servicers nor the master servicer will be obligated to remit the amount of any such insufficiency due to a prepayment in part.

Advances. Unless otherwise provided in the applicable prospectus supplement, prior to each distribution date, each servicer (or other party under contract with the trustee or the master servicer) will be required to make advances (out of its own funds or funds held in its servicing account for future

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distribution or withdrawal) with respect to any monthly payments (net of the related servicing fees) that were due on the mortgage loans it services during the immediately preceding due period and delinquent at the close of business on the related determination date (each, a “delinquency advance”); provided, however, that with respect to delinquent balloon payments a servicer’s obligation to make a delinquency advance will be limited to an amount equal to the assumed monthly payment that would have been due on the related due date based on the original principal amortization schedule for the related balloon mortgage loan.

Delinquency advances will be required to be made only to the extent they are deemed by a servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making delinquency advances is to maintain a regular cash flow to the securityholders, rather than to guarantee or insure against losses. The servicers will not be required to make any advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to debt service reductions or the application of the Relief Act or similar legislation or regulations.

The servicers generally will also be obligated to make advances in respect of certain taxes, insurance premiums and, if applicable, property protection expenses not paid by borrowers on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney’s fees (collectively, “servicing advances”). Property protection expenses are certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO property or the sale of defaulted mortgage loans or REO properties.

We refer to delinquency advances and servicing advances collectively as “Advances.” In order to fund Advances, a servicer may contract with the servicing administrator or a third party lender under a servicing advance facility to provide for the funds required. If a servicer fails to make an Advance as required under the applicable servicing agreement, unless otherwise specified in the applicable prospectus supplement, the master servicer, if it becomes successor servicer, will be obligated to make any such Advance, subject to the master servicer’s determination of recoverability and otherwise in accordance with the terms of the pooling and servicing agreement.

All Advances will be reimbursable to the servicers and master servicer on a first priority basis from either late collections, insurance proceeds or liquidation proceeds from the mortgage loan as to which the unreimbursed Advance was made. In addition, any Advances previously made that are deemed by the servicers or the master servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the servicers out of any funds in the collection account prior to remittance to the trustee or master servicer and reimbursed to the master servicer out of any funds in the distribution or collection account prior to distribution on the securities.

Hazard Insurance. Except as otherwise specified in the prospectus supplement, the servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing coverage against loss by fire and other hazards which are covered under the standard extended coverage endorsement customary for the type of property in the state in which such property is located. This hazard insurance coverage will be in an amount that is at least equal to the lesser of:

•	the maximum insurable value of the improvements securing the loan from time to time; and

•	either the combined principal balance owing on the loan and any mortgage loan senior to such loan or an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor or obligor and/or the lender from becoming a co-insurer, whichever is greater.

All amounts collected by the servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the property or released to the mortgagor or obligor in accordance with the servicer’s normal servicing procedures) will be deposited in the related collection account. In the event that the servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of an issuing entity, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of

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hazard insurance. If the blanket policy relating to an issuing entity contains a deductible clause, the servicer will be required to deposit from its own funds into the collection account an amount equal to the amount which would have been deposited therein but for the deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions listed in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms of these types of policies are dictated by respective state laws, and most hazard policies typically do not cover (among other things) any physical damage resulting from the following:

•	war;

•	revolution;

•	governmental actions;

•	floods and other water-related causes;

•	earth movement, including earthquakes, landslides and mud flows;

•	nuclear reactions;

•	wet or dry rot;

•	vermin, rodents, insects or domestic animals; or

•	theft and, in certain cases, vandalism.

The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

If, however, any mortgaged property at the time of origination of the related loan is located in an area identified by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the servicer will cause to be maintained with a generally acceptable insurance carrier a flood insurance policy in accordance with mortgage servicing industry practice. Any flood insurance policy so maintained will provide coverage in an amount at least equal to the lesser of the principal balance of the loan and the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis. The amount of coverage provided will not be greater than the maximum amount of flood insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program.

The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, then the insurer’s liability in the event of partial loss will not exceed the larger of (a) the replacement costs of the improvements less physical depreciation and (b) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Since the amount of hazard insurance the servicer may cause to be maintained on the improvements securing a loan declines as the principal balances owing on the loan itself decrease, and since improved real estate generally has appreciated in value over time (except in recent years), the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.

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Primary Mortgage Insurance. The servicer will maintain or cause to be maintained, as the case may be and as permitted by law, in full force and effect, to the extent specified in the prospectus supplement, a primary mortgage insurance policy with regard to each loan for which that coverage is required under the applicable Agreement. Unless required by law, the servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on the loan and reimbursement of certain expenses, less:

•	all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the property;

•	hazard insurance proceeds in excess of the amount required to restore the property and which have not been applied to the payment of the loan;

•	amounts expended but not approved by the insurer of the related primary mortgage insurance policy;

•	claim payments previously made by the insurer; and

•	unpaid premiums.

Primary mortgage insurance policies reimburse certain losses sustained by reason of default in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, losses sustained by reason of a default arising from or involving certain matters, including:

•	fraud or negligence in origination or servicing of the loans, including misrepresentation by the originator, mortgagor (or obligor) or other persons involved in the origination of the loan;

•	failure to construct the property subject to the loan in accordance with specified plans;

•	physical damage to the property; and

•	the related subservicer not being approved as a servicer by the insurer.

Evidence of each primary mortgage insurance policy will be provided to the trustee simultaneously with the transfer to the trustee of the loan. The servicer, on behalf of itself, the trustee and the securityholders, is required to present claims to the insurer under any primary mortgage insurance policy and to take reasonable steps that are necessary to permit recovery thereunder with respect to defaulted loans. Amounts collected by the servicer on behalf of the servicer, the trustee and the securityholders shall be deposited in the related collection account for distribution as set forth above.

Claims Under Insurance Policies and Other Realization Upon Defaulted Loans. The servicer or subservicers, on behalf of the trustee and securityholders, will present claims to the insurer under any applicable insurance policies. If the property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property, the servicer is not required to expend its own funds to restore the damaged property unless it determines (a) that such restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of

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the servicer for its expenses and (b) that the expenditure will be recoverable by it from related insurance proceeds or liquidation proceeds.

If recovery on a defaulted loan under any insurance policy is not available, or if the defaulted loan is not covered by an insurance policy, the servicer will be obligated to follow or cause to be followed those normal practices and procedures that it deems necessary or advisable to realize upon the defaulted loan. If the net proceeds after reimbursable expenses of any liquidation of the property securing the defaulted loan are less than the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the issuing entity will realize a loss in the amount of that difference plus the aggregate of expenses incurred by the servicer in connection with the liquidation proceedings and which are reimbursable under the Agreement.

The proceeds from any liquidation of a loan will be applied in the following order of priority:

•	first, to reimburse the servicer for any unreimbursed expenses incurred by it to restore the related property and any unreimbursed servicing compensation payable to the servicer with respect to the loan;

•	second, to reimburse the servicer for any unreimbursed advances with respect to the loan;

•	third, to accrued and unpaid interest (to the extent no advance has been made for that amount) on the loan; and

•	fourth, as a recovery of principal of the loan.

The master servicer will be required, and the servicers will generally be required, to obtain and thereafter maintain in effect a bond, a corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Servicing and Other Compensation and Payment of Expenses. The servicer’s primary compensation for its activities as servicer will come from the payment to it, with respect to each interest payment on a loan, of the amount specified in the prospectus supplement. As principal payments are made on the loans, the portion of each monthly payment which represents interest will decline, and thus servicing compensation to the servicer will decrease as the loans amortize. Prepayments and liquidations of loans prior to maturity will also cause servicing compensation to the servicer to decrease. Subservicers, if any, will be entitled to a monthly servicing fee as described in the prospectus supplement in compensation for their servicing duties. In addition, the servicer or subservicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable collection account (unless otherwise specified in the prospectus supplement).

The servicer will pay or cause to be paid certain ongoing expenses associated with each issuing entity and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, and only if specified in the prospectus supplement, payment of any fee or other amount payable in respect of any credit enhancement arrangements, the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and sellers. The servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and sellers under certain limited circumstances.

Rule 17g-5 and Rule 15Ga-1 Compliance. The securities administrator or other entity named in the prospectus supplement will be responsible for making available the information required to be provided by Rule 17g-5 of the Exchange Act to rating agencies and other entities described therein. The obligation of such information provider will be limited to information delivered to it by electronic mail as specified in the prospectus supplement.

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The trustee or other entity named in the prospectus supplement will agree to provide to the depositor any information in the trustee’s possession required to be reported under Rule 15Ga-1 of the Exchange Act. This information relates to the receipt of any demands for the repurchase or substitution of a mortgage loan due to breach of a representation or warranty regarding such loan and the actions taken by the trustee or other entity described in the prospectus supplement in response to such demand.

Evidence as to Compliance. The applicable Agreement will require the trustee, the securities administrator, the master servicer, each custodian, each servicer, each subservicer and any other party that is participating in the servicing function with respect to at least five percent of the mortgage loans or any pool of mortgage loans to provide to the depositor and any other party specified in the applicable agreement, on an annual basis on or before the date specified in the applicable agreement, a report on assessment of compliance with servicing criteria for asset-backed securities together with a copy of an attestation report from a registered public accounting firm regarding such party’s assessment of compliance. In addition, the applicable agreement will require each of the master servicer, each servicer and each subservicer to provide to the depositor and any other party specified in the applicable agreement, on an annual basis on or before the date specified in the applicable agreement a statement of compliance, signed by an authorized officer, to the effect that (a) a review of the party’s activities during the reporting period and of its performance under the applicable agreement has been made under such officer’s supervision and (b) to the best of such officer’s knowledge, based on such review, such party has fulfilled all of its obligations under the agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

Errors and Omissions Coverage. The master servicer will be required, and the servicers will generally be required, to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Certain Matters Regarding the Servicer, the Master Servicer and the Depositor. The servicer under each pooling and servicing agreement or servicing agreement, as applicable, will be named in the prospectus supplement. The entity serving as servicer may have normal business relationships with the depositor or the depositor’s affiliates.

Each Agreement will provide that neither the master servicer nor the servicer may resign from its obligations and duties under the Agreement except upon (a) appointment of a successor entity and receipt by the trustee of a letter from the applicable rating agency or rating agencies that the resignation and the successor entity’s appointment will not result in a downgrade of the securities or (b) a determination that its performance of its duties thereunder is no longer permissible under applicable law. The master servicer or servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No resignation by the master servicer or the servicer will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the Agreement.

Each Agreement generally will further provide that neither the servicer, the master servicer, the depositor, nor any director, officer, employee, or agent of the servicer, the master servicer or the depositor (each, an “indemnified party”) will be under any liability to the related issuing entity or securityholders for taking any action or for refraining from taking any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the servicer, the depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement generally will further provide that each indemnified party will be entitled to indemnification by the related issuing entity and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities for the related series, other than any loss, liability or expense related to any specific loan or loans (except any loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of that indemnified party’s duties thereunder or by reason of reckless disregard by that

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indemnified party of obligations and duties thereunder. In addition, each Agreement generally will provide that neither the servicer, the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The servicer, the master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In that event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the issuing entity, and the servicer, the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for those costs and liabilities out of funds which would otherwise be distributed to securityholders.

Except as otherwise specified in the prospectus supplement, any person into which the servicer or master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer or master servicer , will be the successor of the servicer or master servicer under each Agreement, provided that that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac. Furthermore, the merger, consolidation or succession may not adversely affect the then current rating or ratings of the class or classes of securities of the related series that have been rated.

Events of Default; Rights Upon Event of Default

Servicer Default. Servicer events of default under each Agreement will be specified in the prospectus supplement and may include:

•	any failure by the servicer to make an Advance which continues unremedied for one business day;

•	any failure by the servicer to make or cause to be made any other required payment pursuant to the Agreement which continues unremedied for one business day after written notice of such failure to the servicer in the manner specified in the Agreement;

•	any failure by the servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for sixty days after written notice of the failure to the servicer in the manner specified in the Agreement; and

•	certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the servicer indicating its insolvency, reorganization or inability to pay its obligations.

Unless otherwise provided in the prospectus supplement, so long as a servicer event of default under an Agreement with an issuing entity remains unremedied, the master servicer shall terminate all of the rights and obligations of the servicer under the Agreement relating to such issuing entity and in and to the related issuing entity assets, whereupon the master servicer will succeed to all of the responsibilities, duties and liabilities of the servicer under the Agreement, including, if specified in the prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the master servicer is unwilling or unable to act as successor to the servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer with a net worth of a least $15,000,000 to act as successor to the servicer under the Agreement. Pending the appointment of a successor servicer, the master servicer is obligated to act in such capacity. The master servicer and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Agreement.

Master Servicer Default. To the extent not otherwise provided in the related prospectus supplement, a “master servicer event of default” under the Agreement will consist of:  (1) any failure by the

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master servicer to make a timely required deposit to the collection account, or to timely deposit any amounts required to be deposited in the distribution account; (2) after receipt of notice from the trustee, any failure of the master servicer to make any monthly advances when such monthly advances are due, which failure continues unremedied for a period of one business day; (3) any failure by the master servicer to furnish the issuing entity administrator the mortgage loan data sufficient to prepare the monthly statements to securityholders which failure continues unremedied for a period of one business day after the giving of written notice thereof as provided in the Agreement; (4) any failure by the master servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Agreement or a failure to comply with accepted master servicing practices, which failure materially and adversely effects the rights of securityholders and which continues for 30 days after receipt of notice thereof as provided in the Agreement; (5) any impermissible dissolution, disposition of all or substantially all assets, or consolidation or merger on the part of the master servicer that does not meet the criteria specified in the Agreement; (6) any breach of a representation or warranty set forth in the Agreement that materially and adversely affects the interests of the securityholders, which breach continues 30 days after the giving of written notice thereof as provided in the Agreement; (7) any sale, pledge or assignment of the rights, or any delegation of the duties of, the master servicer under the Agreement, in any manner not permitted thereunder and without the prior written consent of parties as provided in the Agreement; (8) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer indicating its insolvency, reorganization or inability to pay its obligations, and (9) any failure by the master servicer to deliver a report expressly required by the Agreement, and the continuation of such failure for a period of three business days after the date upon which written notice of such failure has been given to the master servicer by the seller, the depositor, or the trustee.

Rights Upon Master Servicer Event of Default. So long as any master servicer event of default remains unremedied, the trustee may, and at the direction of securityholders evidencing more than 50% of the voting rights, the trustee must, by written notification to the master servicer and to the depositor, terminate all of the rights and obligations of the master servicer under the Agreement (other than any rights of the master servicer as securityholder) and in and to the mortgage loans and the proceeds thereof (other than amounts owed to the master servicer prior to such termination), whereupon the trustee, unless a successor master service is appointed as provided below, shall succeed to all the responsibilities, duties and liabilities of the master servicer under the Agreement and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a servicer satisfying the requirements of the Agreement to act as successor to the master servicer. Pending such appointment, the trustee (unless prohibited by law from so acting) will be obligated to act in such capacity. The trustee and such successor master servicer may agree upon the servicing compensation to be paid to such successor, provided that the master servicing compensation applicable to the successor master servicer will not exceed any applicable limitation set forth in the Agreement.

During the continuance of a master servicer event of default under the pooling and servicing agreement, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the securityholders, and securityholders evidencing more than 50% of the class principal amount (or percentage interest) of each class of securities affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the securityholders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee. Also, the trustee may decline to follow the direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting securityholders.

No securityholder, solely by virtue of that holder’s status as a securityholder, will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, unless that securityholder previously has given to the trustee written notice of default and unless the holders of securities evidencing not less than 25% of the class principal amount (or percentage interest) of each class of securities affected thereby have made a written request upon the trustee

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to institute a proceeding in its own name as trustee thereunder, and have offered to the trustee reasonable indemnity, and the trustee for the number of days specified in the pooling and servicing agreement has neglected or refused to institute such a proceeding.

The Pooling and Servicing Agreement

Amendment. In general, subject to the provisions of the particular agreement, the pooling and servicing agreement may be amended by the parties to that agreement, without the consent of the securityholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision of that agreement or with this prospectus or the applicable prospectus supplement or to correct any error, (iii) to obtain or maintain a rating for a class of securities from a nationally recognized statistical rating organization, (iv) to change the timing and/or nature of deposits in the collection account or any distribution account or to change the name in which an account is maintained (except that (x) deposits into the distribution account most be made no later than the related distribution date, and (y) either (1) such change may not adversely affect in any material respect the interests of any securityholder, as evidenced by an opinion of counsel or (2) such change may not adversely affect the then-current rating of any rated classes of securities, as evidenced by letters from the rating agencies), (v) to modify, eliminate or add to any of its provisions (x) to the extent necessary to avoid or minimize the risk of imposition of any tax on the issuing entity, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to avoid or minimize such risk and (2) such action will not adversely affect in any material respect the interests of any securityholder or (y) to restrict the transfer of any residual interest certificate, provided that the depositor has determined that such change would not adversely affect the applicable ratings of any rated classes of securities, as evidenced by letters from the rating agencies and (vi) to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement, provided that such action will not adversely affect in any material respect the interests of any securityholder as evidenced by either an opinion of counsel or by letters from the rating agencies to the effect that such change will not adversely affect the then current ratings of any rated class of securities.

The pooling and servicing agreement may also be amended by the parties and, if applicable the credit enhancer, with the consent of the holders of securities of each class affected by the amendment, in each case evidencing not less than 66 2/3% of the aggregate percentage interests constituting such class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the securityholders; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, collections of payments on the mortgage loans or distributions that are required to be made on a security of any class without the consent of the holder of such security or (ii) reduce the percentage of securities of any class the holders of which are required to consent to any such amendment unless the holders of all securities of such class have consented to the change in such percentage. If a REMIC election is made with respect to an issuing entity, the trustee will not be entitled to consent to an amendment to the related pooling and servicing agreement without having first received an opinion of counsel to the effect that the proposed amendment will not cause such issuing entity to fail to qualify as a REMIC.

Optional Purchase or Substitution of Assets; Termination. To the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will provide that the master servicer, the holder of the residual interest in the issuing entity and/or another specified party will have the right to purchase all of the property of the issuing entity on a specified date, or upon the occurrence of a certain event such as the reduction of the total principal balance of the mortgage loans or securities to a specified level. The purchase price will be specified in the applicable prospectus supplement. In addition, to the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will provide that upon the direction of a specified proportion of securityholders (or of certain securityholders) or another specified party, or upon the occurrence of a certain event, the trustee or its agent will solicit bids for sale of the property of the issuing entity to the highest bidder. This auction may or may not be subject to a minimum bid price.

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To the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will also provide that the depositor, an affiliate of the depositor or another party will have the right to purchase certain mortgage loans or a specified proportion of mortgage loans, or to substitute new loans for certain mortgage loans, on the conditions and in accordance with the procedures set forth in the pooling and servicing agreement.

Voting Rights; Limitations on Exercise of Rights. Voting rights under the pooling and servicing agreement will be allocated among securityholders as provided in the applicable prospectus supplement. If specified in the applicable prospectus supplement, voting rights of some or all securityholders will be exercised by an insurer or other party identified in the prospectus supplement.

Limitations on Rights of Securityholders. Unless otherwise specified in the applicable prospectus supplement, no securityholder will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) securityholders having not less than 51% of the voting rights under the pooling and servicing agreement have made written request to the trustee to institute proceedings in respect of a master servicer event of default in its own name as trustee; (2) the trustee, for 30 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and (3) no direction inconsistent with such written request has been given to the trustee during such 30-day period by securityholders having not less than 51% of the voting rights. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the securityholders covered by the pooling and servicing agreement, unless such securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred thereby.

Certain Risks. If the master servicer or servicer were to become a debtor in a bankruptcy or insolvency proceeding, it could seek to reject its obligations under the pooling and servicing agreement pursuant to Section 365 of the Bankruptcy Code or the applicable provisions of the applicable insolvency law, thus forcing the trustee to appoint a successor servicer.

If the master servicer or servicer resigns or is in default and the cost of servicing the mortgage loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the applicable pooling and servicing agreement. These circumstances might cause the trustee either to amend the servicing agreement or seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer. If such approval were not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the issuing entity. Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities,

The Pooling and Servicing Agreement and Trustee

In the case of certificates issued pursuant to a pooling and servicing agreement and unless otherwise specified in the related prospectus supplement, the following will be applicable to a trustee in connection with a pooling and servicing agreement.

Duties of the Trustee. The trustee will be required to perform only those duties specifically required of it under the pooling and servicing agreement unless a master servicer event of default has occurred, in which case the trustee may take such additional actions as described above under “—Rights Upon Master Servicer Event of Default.” Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the pooling and servicing agreement; however, the trustee will not

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be responsible for the accuracy or content of any documents furnished to the trustee by the securities or issuing entity administrator, the master servicer or any other party.

The trustee will not have any liability arising out of or in connection with the pooling and servicing agreement, except that the trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the certificateholders in a master servicer event of default, and the trustee will not be deemed to have notice of any master servicer event of default unless an officer of the trustee has actual knowledge of the master servicer event of default or written notice of a master servicer event of default is received by the trustee at its corporate trust office. See “—Master Servicer Default” above. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the pooling and servicing agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

The trustee will have no duties under the pooling and servicing agreement with respect to any claim or notice it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any mortgage loan under the pooling and servicing agreement; however, the trustee will remit to the master servicer any claim or notice it may receive which is delivered to the trustee’s corporate trust office and which contains information sufficient to permit the trustee to make a determination that the real property to which such document relates is a mortgaged property. None of the provisions in the pooling and servicing agreement shall in any event require the trustee to perform, or be responsible for the manner of performance of, any of the obligations of the master servicer. The trustee will not be responsible for any act or omission of the master servicer, any securities or issuing entity administrator, the depositor or any other party.

The trustee will not be responsible for (a) any recording or filing of any agreement or of any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing which may have been made, or the validity, priority, perfection or sufficiency of the security for the certificates, (b) the payment of any insurance related to the certificates or the mortgage loans or (c) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the issuing entity, other than from funds available in any issuing entity account. The trustee is not responsible for the validity of the pooling and servicing agreement or the certificates or the validity, priority, perfection or sufficiency of the security for the certificates.

Expenses and Indemnities of the Trustee. Unless otherwise specified in the related prospectus supplement, the trustee will be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by the trustee in accordance with the pooling and servicing agreement, except for expenses, disbursements and advances incurred by the trustee in the routine administration of its duties under the pooling and servicing agreement and other transaction documents and except for any expenses arising from its negligence, bad faith or willful misconduct. The trustee will also be entitled to indemnification from the issuing entity for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the pooling and servicing agreement or in connection with the performance of its duties under the pooling and servicing agreement, the mortgage loan purchase agreement or any custodial agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the pooling and servicing agreement, except for any expenses arising from the trustee's negligence, bad faith or willful misconduct.

The trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from collections, prior to distribution of any amounts to certificateholders.

Resignation of Trustee. The trustee may, upon written notice to the depositor, the master servicer and any securities or issuing entity administrator, resign at any time, in which event the depositor will

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appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after the trustee’s notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

The trustee may be removed at any time by the depositor if (a) the trustee ceases to be eligible to continue to act as trustee under the pooling and servicing agreement, (b) the trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee is appointed, (c) a tax is imposed or threatened with respect to the issuing entity by any state in which the trustee or the trust fund held by the trustee is located or (d) the continued use of the trustee would result in a downgrading of the rating by any rating agency of any class of certificates. In addition, the trustee may be removed at any time by holders of more than 50% of the class principal amount (or percentage interest) of each class of certificates upon 30 days’ written notice to the trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee, whereupon the predecessor trustee will mail notice of the succession of the successor trustee to all certificateholders; the expenses of the mailing are to be borne by the predecessor trustee. The predecessor trustee will be required to assign to the successor trustee its interest under all mortgage loan files, and will be required to assign and pay over to the successor trustee the entire trust, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect that transfer. In addition, the master servicer and the predecessor trustee will be required to execute and deliver such other instruments and do such other things as may reasonably be required to vest in the successor trustee all such rights, powers, duties and obligations.

The Indenture

Modification of Indenture. If an issuing entity has issued bonds pursuant to an indenture, the issuing entity and the indenture trustee may, with the consent of holders of 66 2/3% (or such other percentage as is specified), by principal balance (or as is otherwise specified) of the outstanding bonds of the related series (or of one or more specified classes of bonds), execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify (except as provided below) in any manner the rights of the securityholders or bondholders, as the case may be.

Without the consent of securityholders, the issuing entity and the trustee may enter into supplemental indentures for the purposes of, among other things, conform any provision of the indenture to the provisions of the applicable prospectus supplement and this prospectus, or to effect the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). However, without the consent of each bondholder affected by the provisions of a supplemental indenture, no supplemental indenture will:

•	change the amount of, or delay the timing of, payments on any bond;

•	alter the obligation of the master servicer or indenture trustee to make Advances or alter the servicing standards set forth in the sale and servicing agreement or the applicable Agreement;

•	reduce the proportion of bonds required to consent to a supplemental indenture; or

•	permit the creation of any lien on any collateral prior to or on parity with the lien of the indenture.

In addition, the trustee will not enter into any supplemental indenture unless the trustee has first received an opinion of counsel as to certain tax matters as provided in the indenture.

Events of Default Under the Indenture. Except as otherwise specified in the prospectus supplement, events of default under the indenture for each series of bonds include:

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•	a default in the payment of any principal of or interest on any bond as specified in the prospectus supplement;

•	failure to perform in any material respect any other covenant of the depositor or the issuing entity in the indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the prospectus supplement;

•	certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the issuing entity; or

•	any other event of default provided with respect to bonds of that series including, but not limited to, certain defaults on the part of the issuing entity under any credit enhancement instrument supporting such bonds.

If an event of default with respect to the bonds of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the bonds of that series or the credit enhancer of that series, if any, may declare the principal amount (or, if the bonds have an interest rate of 0%, that portion of the principal amount as may be specified in the terms of that series, as provided in the prospectus supplement) of all the bonds of that series to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the aggregate voting rights of the bonds of the related series.

If, following an event of default with respect to any series of bonds, the bonds of that series have been declared to be due and payable and the prospectus supplement and applicable Agreement so provide, the trustee may, in its discretion, notwithstanding the acceleration of the bonds, elect to maintain possession of the collateral securing the bonds of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the bonds of that series as they would have become due if there had not been such a declaration. In addition, unless otherwise specified in the prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the bonds of a series following an event of default, unless:

•	the holders of 100% of the outstanding bonds of such series consent to the sale;

•	the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding bonds of the series at the date of the sale; or

•	the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the bonds as those payments would have become due if the bonds had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the aggregate voting rights of the bonds of that series.

In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for distribution to the bondholders could be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the bondholders after the occurrence of an event of default.

Except as otherwise specified in the prospectus supplement, in the event the principal of the bonds of a series is declared due and payable, as described above, the holders of any of the bonds issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.

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Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of bonds, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of bonds of the series, unless those holders offer to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with their request or direction, Subject to these provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the bonds of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the bonds of the series, and the holders of a majority of the then aggregate outstanding amount of the bonds of the series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding bonds of the series affected thereby.

Covenants. Each indenture will provide generally that the related issuing entity will not, among other things:

•	so long as any bonds are outstanding, dissolve or liquidate in whole or in part or merge or consolidate with any other entity;

•	except as expressly permitted by the indenture or other applicable Agreement, sell, transfer or otherwise dispose of the assets of the issuing entity, unless directed to do so by the trustee;

•	permit the validity or effectiveness of the related indenture to be impaired, or permit the indenture to be amended, or permit any person to be released from any covenants or obligations under the indenture, except as expressly provided by the indenture;

•	permit any lien or other encumbrance to be created on or otherwise burden the collateral (other than by operation of law as provided in the indenture); or

•	take any other action. that may cause the issuing entity to be taxable as an association, a publicly traded partnership or a taxable mortgage pool pursuant to the Code.

In addition, the trustee and the securityholders, by accepting the securities, will covenant that they will not at any time institute against the issuing entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

None of the indenture trustee, the owner trustee, the master servicer or any securities or issuing entity administrator in their respective individual capacities, or any holder of a certificate representing an ownership interest in the issuing entity or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the bonds or for the agreements of the issuing entity contained in any indenture.

Annual Compliance Statement. Each issuing entity will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the applicable indenture.

Indenture Trustee’s Annual Report. To the extent required under the Trust Indenture Act, the indenture trustee for each applicable issuing entity will be required to send to all related securityholders annually a brief report as to its eligibility and qualification to continue as indenture trustee under the related indenture; any amounts advanced by it under the indenture; the amount, interest rate and maturity date of specified indebtedness owing by the issuing entity to the applicable indenture trustee in its individual capacity; the property and funds physically held by the indenture trustee; and any action taken by the indenture trustee that materially affects the related bonds and that has not been previously reported.

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Satisfaction and Discharge of Indenture. An indenture will be discharged with respect to the collateral securing the related bonds upon the delivery to the indenture trustee for cancellation of all of those securities or, with specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment of all of the securities.

Redemption. The bonds will be subject to redemption under the circumstances described in the related prospectus supplement.

The Indenture Trustee

In the case of bonds issued pursuant to an indenture and unless otherwise specified in the related prospectus supplement, the following will be applicable to an indenture trustee in connection with an indenture.

Duties of the Indenture Trustee. If no indenture default has occurred, the indenture trustee will be required to perform only those duties specifically required of it under the indenture and the sale and servicing agreement. As described under “—The Trustees; Agents” below, a securities administrator may perform on behalf of the indenture trustee certain administrative functions required under the indenture and the sale and servicing agreement.

Upon receipt of the various certificates, statements and opinions required to be furnished to it, the indenture trustee will be required to examine them to determine whether they are in the form required by the indenture; however, the indenture trustee will not be responsible for the accuracy or content of any certificates, statements or opinions furnished to it by the issuer, the depositor, a securities administrator, if any, the master servicer or any other party and, in the absence of bad faith on its part, may conclusively rely on such certificates, statements and opinions.

The indenture trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the indenture trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an indenture default, and the indenture trustee will not be deemed to have notice of any indenture default unless an officer of the indenture trustee has actual knowledge of the indenture default or written notice of an indenture default is received by the indenture trustee at its corporate trust office. The indenture trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Indenture, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it,

Expenses and Indemnities of the Indenture Trustee. The indenture trustee will be entitled to reimbursement of all reasonable expenses incurred by it and any disbursements or advances made by it in accordance with the indenture or the sale and servicing agreement, except for expenses incurred or any disbursements and advances made by it in the routine administration of its duties under the indenture and the sale and servicing agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The indenture trustee will also be entitled to indemnification from the issuing entity for any claim, loss, liability or expense, including reasonable attorneys’ fees, incurred by it in connection with the administration of the issuing entity and the performance of its duties under the indenture the sale and servicing agreement or any other document or agreement to which the indenture trustee is a party.

The indenture trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from amounts allocable to interest and principal on the mortgage loans, prior to payment of any amounts to bondholders.

Resignation or Removal of Indenture Trustee. The indenture trustee may, upon 90 days’ advance written notice to the depositor, the issuer, each bondholder and each rating agency, resign at any time, in

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which event the issuer will appoint a successor indenture trustee that satisfies the eligibility requirements provided in the indenture. The indenture trustee may also be removed at any time by the issuer if (a) the indenture trustee ceases to be eligible to continue to act as indenture trustee under the indenture; (b) the indenture trustee is adjudged bankrupt or insolvent; (c) a receiver or other public officer takes charge of the indenture trustee or its property; or (d) the indenture trustee otherwise becomes incapable of acting. If the indenture trustee is removed, the issuer will promptly appoint a successor indenture trustee. If a successor indenture trustee does not take office within 30 days after the retiring indenture trustee resigns or is removed, the retiring indenture trustee, the issuer or the holders of more than 50% of the aggregate class principal amount of the outstanding bonds may petition any court of competent jurisdiction for appointment of a successor indenture trustee.

Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee, whereupon the successor indenture trustee will mail notice of its succession to all bondholders. The predecessor indenture trustee will be required to transfer all property held by it as indenture trustee to the successor indenture trustee.

Any fees and expenses owed to the retiring indenture trustee in connection with such resignation or removal will be paid as described in the related prospectus supplement.

The Trust Agreement

Each issuing entity that is an obligor on bonds issued under an indenture will be organized pursuant to a deposit trust agreement (the “trust agreement”) as a statutory trust or a common law trust, as specified in the applicable prospectus supplement, for the limited purposes of, generally:

•	issuing bonds pursuant to an indenture and to conducting an offering of the bonds;

•	issuing certificates pursuant to a trust agreement and conducting an offering or a private placement of the certificates;

•	acquiring mortgage loans and other property from the depositor and, pursuant to an indenture, pledging the mortgage loans to the indenture trustee as security for the issuing entity’s obligations under the bonds;

•	entering into and performing its obligations under the sale and servicing agreement or other applicable agreement, the trust agreement, the indenture, the servicing agreements, the custodial agreement, the administration agreement and any other applicable agreements;

•	entering into any applicable interest rate cap or swap agreements;

•	such other purposes as are described in the applicable prospectus supplement;

•	engaging in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

•	engaging in such other activities as may be appropriate in connection with conservation of the trust estate and the making of payments to securityholders.

Under the terms of the related trust agreement, each issuing entity will be prohibited from, among other things, incurring any debt other than as contemplated by the indenture, the sale and servicing agreement and related documents.

Duties of the Owner Trustee. The owner trustee will be required to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of the trust agreement and any other document or agreement to which the issuer or the owner trustee is a party and will administer the trust in the interest of

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the holder of the ownership certificate issued pursuant to the trust agreement, in accordance with the provisions of the trust agreement. As described in the related prospectus supplement, the securities or issuing entity administrator, the indenture trustee and the depositor will perform on behalf of the owner trustee and the issuing entity certain administrative functions required under the trust agreement, the indenture and the sale and servicing agreement.

The owner trustee, in its individual capacity, may be held liable for its own willful misconduct, gross negligence or bad faith in performing its duties as owner trustee; provided, however, that the owner trustee, in its individual capacity, will not be liable for any error of judgment made in good faith by an officer of the owner trustee or with respect to any action taken or omitted to be taken by the owner trustee in accordance with the instructions of the holder of the ownership certificate.  The owner trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of the owner trustee’s duties under the trust agreement or any other document or agreement to which the issuer or the owner trustee is a party, or in the exercise of any of the owner trustee’s rights or powers, if the owner trustee has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured or provided to it.

Expenses and Indemnities of the Owner Trustee. The owner trustee will be entitled to reimbursement of all reasonable expenses incurred by it in accordance with the trust agreement. Such reimbursement will be paid from amounts allocable to interest and principal on the mortgage loans, prior to payment of any amounts to securityholders. The owner trustee will also be entitled to indemnification from the issuing entity for any claim, loss, liability or expense incurred by it in connection with the administration of the trust and the performance of its duties under the trust agreement or any other document or agreement to which the issuer or the owner trustee is a party, except to the extent that any such claim, loss, liability or expense arises out of or results from the owner trustee’s own willful misconduct, fraud or gross negligence or results from any of the other circumstances that are specified in the trust agreement. Unless otherwise provided in the prospectus supplement, any amounts payable in connection with such indemnification will be paid from the distribution account prior to payment of any amounts distributable to the ownership certificate under the sale and servicing agreement.

Resignation or Removal of Owner Trustee. The owner trustee may, upon 30 days’ advance written notice to the depositor, the holder of the ownership certificate and the indenture trustee, resign at any time, in which event the depositor will appoint a successor owner trustee that satisfies the eligibility requirements provided in the trust agreement. The owner trustee may also be removed at any time by the depositor if (a) the owner trustee ceases to be eligible to continue to act as owner trustee under the trust agreement, (b) the owner trustee is legally unable to act or is adjudged bankrupt or insolvent or (c) a receiver or other public officer takes charge of the owner trustee or its property. If the owner trustee is removed the depositor will promptly appoint a successor owner trustee. If a successor owner trustee does not take office within 30 days after the retiring owner trustee resigns or is removed, the retiring owner trustee may petition any court of competent jurisdiction for appointment of a successor owner trustee.

Any resignation or removal of the owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee, whereupon the securities or issuing entity administrator will provide notice of such resignation and appointment to the holder of the ownership certificate, the indenture trustee, the securityholders and the rating agencies.

Any fees and expenses owed to the retiring owner trustee in connection with such resignation or removal will be paid as described in the related prospectus supplement.

The Custodial Agreement

Unless otherwise specified in the related prospectus supplement, in connection with the sale of the mortgage loans by the depositor to the issuing entity on the related closing date, the depositor will be required to deliver a loan file to the custodian with respect to each mortgage loan consisting of, as to each mortgage loan:

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•	the original mortgage note endorsed to the order of the trustee or in blank, or a lost note affidavit in lieu thereof, with all prior and intervening endorsements;

•	the original recorded mortgage, or if the original mortgage has been submitted for recordation but has not been returned by the applicable public recording office, a certified copy thereof;

•	for any mortgage loan not recorded with MERS® System, the original assignment of the mortgage to the trustee or in blank, in recordable form (except as described in the related prospectus supplement);

•	each original recorded intervening assignment of the mortgage as may be necessary to show a complete chain of title to the trustee, or if any assignment has been submitted for recordation but has not been returned from the applicable public recording office or is otherwise not available, a certified copy thereof;

•	the original of the policy or certificate of primary mortgage guaranty insurance, to the extent available, or a copy of such policy certified as true and correct by the insurer;

•	the original title insurance policy, note of title insurance or written commitment, or a copy of such policy certified as true and correct by the insurer; and

•	the original or certified copies of each assumption agreement, modification agreement, written assurance or substitution agreement, if any.

The custodian will hold the related mortgage loan documents on behalf of the trustee pursuant to the custodial agreement. The mortgage loan documents related to a mortgage loan will be held separate from other mortgage loan files held by the custodian, The custodian will maintain the mortgage loan documents in a fireproof facility intended for the safekeeping of mortgage loan files.

The Trustees; Agents

The trustee under the pooling and servicing agreement for a series, or, if applicable, the indenture trustee under the indenture and the owner trustee under the trust agreement for a series, will be identified in the applicable prospectus supplement. References in this prospectus to “trustee” are intended to refer as to any particular series of securities to the pooling and servicing agreement trustee, indenture trustee or owner trustee, as applicable, unless the context requires otherwise.

Each trustee’s liability in connection with the issuance and sale of securities of a series and its administration of the issuing entity will be limited as provided in the applicable agreements, and each trustee will be indemnified by the related issuing entity for losses and expenses it may incur, to the extent provided in the applicable agreements. Unless otherwise provided in the applicable agreements a trustee may resign at any time, in which event the depositor, master servicer or other party so designated will be obligated to appoint a successor trustee. A trustee may be removed by the depositor or the master servicer or by a majority or supermajority of securityholders, to the extent provided in the applicable agreements.

To the extent specified in the applicable prospectus supplement, a securities administrator, paying agent or other party may be appointed to perform certain functions that would otherwise be performed by the trustee. Such a party will be entitled to compensation as described in the prospectus supplement. In addition, the pooling and servicing agreement or indenture will provide that the trustee may appoint agents to perform certain functions from time to time.

Loss Mitigation Advisor; Investment Manager; Other Parties

The agreements or other documents for a series may provide for the appointment of (1) a loss mitigation advisor that will perform the functions described in the applicable prospectus supplement, which may include analysis of mortgage loan performance data and advising the servicer regarding servicing of

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defaulted loans, (2) an investment manager, for the limited purposes described in the prospectus supplement, or (3) such other parties performing such other functions as are described in the prospectus supplement. Such parties will be entitled to compensation as described in the prospectus supplement. An affiliate of the depositor may be designated for any such positions.

CERTAIN LEGAL ASPECTS OF THE LOANS

The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because these legal aspects are governed primarily by applicable state law and because the applicable state laws may differ substantially from state to state, the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor do they encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

General

Security Instruments. The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located, and these security instruments are generally recorded in a state or county office. Typically, the borrower, who is also the owner of the real property, delivers to the lender or the lender’s agent or trustee a note or bond and the applicable security instrument. Priority among the holders of interests secured by the real property depends on the terms of the security instruments and, generally, on the order of recordation of the security instruments with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender or, sometimes, lender’s agent or trustee. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender or lender’s agent or trustee (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee for the benefit of the beneficiary, to secure payment of the obligation evidenced by the note or bond. In California, deeds of trust are used almost exclusively instead of mortgages. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor, who is the borrower and owner of the property, conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee, who is the lender or lender’s agent or trustee, until such time as the underlying debt is repaid. The trustee’s authority under a deed of trust, the mortgagee’s authority under a mortgage and the grantee’s authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary. Generally, any security interest in real property is subordinate to liens for real estate taxes or assessments, including if such liens for real estate taxes or assessments are recorded after recordation of the security instrument.

Cooperative Loans. Some of the loans may be cooperative loans. A cooperative is owned by tenant-stockholders, who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific cooperative units. The cooperative owns the real property and the specific units and is responsible for management of the property. An ownership interest in a cooperative and the accompanying rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the cooperative shares or occupancy agreement or proprietary lease.

Foreclosure/Repossession

Commencing Foreclosure.

Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public

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auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure of a deed of trust also may be accomplished by judicial action in the manner provided for foreclosures of mortgages. In addition to any notice requirements contained in a deed of trust, in some states, including California, the trustee must record a notice of default and send a copy to certain parties, including, without limitation, the borrower-trustor, any person who has recorded a request for a copy of any notice of default and notice of sale, any successor in interest to the borrower-trustor, and the beneficiary of any junior deed of trust. In some states, including California, the borrower, or any other person having a subordinate encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure monetary defaults under the loan by paying the entire amount in arrears plus other designated costs and expenses incurred by or on behalf of lender in enforcing the borrower’s obligation, which designated costs and expenses are generally set forth in state law. If the borrower or a junior lienholder cures such defaults during the reinstatement period, the loan is “reinstated” and the foreclosure process is terminated. If the reinstatement period expires without the defaults having been cured, the borrower or junior lienholder may not thereafter reinstate the loan except by paying the loan in full. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specific period of time in one or more newspapers. Furthermore, some state laws require that a copy of the notice of sale be posted on the property encumbered by the deed of trust and sent to all parties having an interest of record in the property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property encumbered by the mortgage. Delays in completion of the foreclosure may result from difficulties in locating necessary parties. Judicial foreclosure proceedings may be contested by any of the parties to the foreclosure proceeding. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed non-judicially, pursuant to a power of sale provided in the mortgage.

Foreclosure Sales. Although foreclosure sales, whether pursuant to non-judicial sale rights or by judicial action, are typically public sales, frequently no third-party purchaser bids in excess of the amount of the lender’s lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier’s check. As a result, the foreclosing lender often purchases the property from the trustee or referee. The foreclosing lender may purchase the property for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor’s debt will be extinguished, or, in states where deficiency judgments are available, the lender may decide to purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment. Subject to the right of the borrower in some states to remain in possession of the property during a redemption period, upon purchasing the property at a foreclosure sale the lender will assume the burden of ownership, including obtaining hazard insurance and making repairs at its own expense as are necessary to render the property suitable for sale to a third party. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property to a third party. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.

Foreclosure is an equitable remedy with respect to which the courts have broad discretion, exercised generally to mitigate the legal consequences to the borrower of the borrower’s defaults under the loan documents. Examples of such judicial remedies include requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have eliminated the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower’s failure to maintain the property adequately or the borrower’s execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether federal or state constitutional

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provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

When the holder of a subordinate security instrument cures the borrower’s defaults, causing the loan to be reinstated, or repays the full amount of the senior security instrument, thereby redeeming the borrower’s right to the real property, the amount paid by the junior lienholder to cure the borrower’s defaults or redeem the borrower’s right to the real property becomes a part of the indebtedness secured by the junior security instrument.

Foreclosing Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender or lender’s agent or trustee are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and bylaws, as well as the tenant-stockholder’s proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative’s property incurred by such tenant-stockholder. A proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event a tenant-stockholder fails to make payments or defaults in the performance of covenants required thereunder. Furthermore, a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder with respect to its obligations under the proprietary lease or occupancy agreement and/or the security agreement. The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the defaults. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien in respect of the proprietary lease or occupancy agreement, and will deliver to lender proceeds from the sale of the cooperative apartment unit to a third party up to the amount to which lender is entitled by reason of its lien, subject to the cooperative’s right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, may reduce the proceeds available to lender to an amount below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements typically also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease or occupancy agreement before transferring the cooperative shares or assigning the proprietary lease to a third party. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security instrument relating to those shares. Article 9 requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case and state law. In determining commercial reasonableness, a court typically will look to the notice given the borrower and third parties (generally including a publication requirement) and the method, manner, time, place and terms of the foreclosure.

As described above, any provision in the recognition agreement regarding the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement prior to lender’s reimbursement supplements any requirement under Article 9 that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s

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security interest. If there are proceeds remaining after application to costs and expenses of the sale, amounts due under the proprietary lease or occupancy agreement, and satisfaction of the indebtedness, the lender must account to the tenant-stockholder for such surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. Please refer to the discussion under the heading “—Anti-Deficiency Legislation; Tax Liens” below.

In the case of foreclosure on a cooperative which was converted from a rental building to a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Recent Actions to Reduce, Suspend or Delay Foreclosure. Recently, the federal government has commenced implementation of programs designed to provide homeowners with assistance in avoiding residential mortgage loan foreclosures. In addition, certain mortgage lenders and servicers have voluntarily, or as part of settlements with law enforcement authorities, established loan modification programs relating to the residential mortgages they hold or service. These programs may involve, among other things, the modification of mortgage loans to reduce the principal amount of the loans or the rate of interest payable on the loans, or to extend the payment terms of the loans. In addition, members of the U.S. Congress have indicated support for additional legislative relief for homeowners, including a proposed amendment of the bankruptcy laws to permit the modification of mortgage loans in bankruptcy proceedings. These loan modification programs, as well as future law enforcement and legislative or regulatory actions, may adversely affect the performance and market value of your securities.

Numerous laws, regulations and rules related to the servicing of mortgage loans, including efforts to delay or suspend foreclosure actions for a specified period have been proposed recently by federal, state and local governmental authorities. A number of these laws have been enacted, including in California. These laws, regulations and rules will result in delays in the foreclosure process, and may lead to reduced payments by borrowers and/or increased reimbursable servicing expenses.

Environmental Risks

Real property pledged as security to a lender may be subject to environmental risks. Such risks, among other things, could substantially impair a borrower’s ability to repay a loan, result in substantial diminution in the value of the property pledged as collateral to secure the loan and/or give rise to liability which could exceed the value of such property or the principal balance of the related loan.

Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean up. In several states this type of lien has priority over the lien of an existing mortgage against the related property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the United States Environmental Protection Agency (“EPA”) may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an owner or operator for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property and related costs, even though the environmental damage or threat was caused by a prior or current owner or operator or another third party. CERCLA imposes liability for these costs on any and all responsible parties, including owners or operators. However, CERCLA excludes from the definition of “owner or operator” a secured creditor who, without participating in the management of a facility or property, holds indicia of ownership primarily to protect its security interest (the “secured creditor exclusion”). Thus, if a lender’s activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an owner or operator under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the

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facility or property as an investment (including leasing the facility or property to a third party), or fails to market the property in a timely fashion.

If a lender is or becomes liable, it may be entitled to bring an action for contribution against any other responsible parties, including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment-proof. The costs associated with environmental cleanup and the diminution in value of contaminated property and related liabilities or losses may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to securityholders.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle 1 of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as the holder does not exercise decision-making control over the borrower’s enterprise, participate in the management or control of decision-making relating to the operation of a tank, as long as petroleum is not added to, stored in or dispensed from the tank, or as long as holder does not deviate from certain other requirements specified in the rule. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, similar protections to those accorded to lenders under CERCLA are also accorded to holders of security interests in underground tanks. It should be noted, however, that liability for cleanup of contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower’s decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower’s business to deny the protection of the secured creditor exemption to the lender, regardless of whether lender actually exercised such influence.

This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996. The legislation provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property. As noted above, the secured creditor exclusion does not govern liability for cleanup costs except under the federal laws discussed above. In addition, certain other environmental conditions may be required to be addressed under other federal, state or local laws or in order to improve the marketability of a property. Therefore, under certain circumstances, including but not limited to after foreclosure, a lender may incur costs under applicable laws or in order to improve the marketability of a property in connection with environmental conditions associated with that property, such as the presence or release of regulated materials in underground storage tanks, asbestos-containing material, lead paint or radon gas. If a lender is or becomes liable, it can bring an action for contribution against any other “responsible parties” including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment-proof. It is conceivable that, the costs arising from such circumstances would result in a loss to securityholders.

Except as otherwise specified in the prospectus supplement, at the time the loans were originated, no environmental assessments or very limited environmental assessments of the properties were conducted.

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Rights of Redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation; Tax Liens

Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale, As a result of these prohibitions, it is anticipated that in most instances the servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

With respect to “additional collateral loans,” realization upon the additional collateral may be governed by the UCC in effect under the law of the state applicable thereto. The UCC prohibits or limits a deficiency award in some circumstances, including those in which the disposition of the additional collateral was not conducted in a commercially reasonable manner. In some states, the UCC does not apply to liens upon additional collateral consisting of some types of personal property (including, for example, bank accounts and, to a certain extent, insurance policies and annuities). Realization upon such additional collateral will be governed by state laws other than the UCC, and the availability of deficiency awards under such state laws may be limited. Whether realization upon any additional collateral is governed by the UCC or by other state laws, the ability of secured parties to realize upon the additional collateral may be limited by statutory prohibitions that limit remedies in respect of the related mortgage loans. Such limitations may affect secured parties either independently or in conjunction with statutory requirements that secured parties proceed against the related mortgaged properties first or against both such mortgaged properties and the additional collateral concurrently.

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The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage.

Bankruptcy Laws

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the “Bankruptcy Code”), and state laws affording relief to debtors (together with the Bankruptcy Code, the “Bankruptcy Laws”) may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and interest or principal payments may not be made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay, an action the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences of the delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor (a subordinate lender secured by a mortgage on the property) may stay a senior lender from taking action to foreclose.

A homeowner may file for relief under the Bankruptcy Code under any of four different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may “credit bid” (i.e., bid up to the amount of the debt) at the sale of the asset. See “—Foreclosure/Repossession.”  A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. Certain individuals are eligible to file under Chapter 12.

The Bankruptcy Code permits a mortgage loan that is secured by property that does not consist solely of the debtor’s principal residence to be modified without the consent of the lender provided certain substantive and procedural safeguards are met. In such cases, the lender’s security interest may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the lender as a general unsecured creditor for the difference between the value  of the collateral and the outstanding balance of the mortgage loan. A borrower’s unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount. Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, and/or a reduction in the outstanding balance of the secured portion of the loan. In certain circumstances, subject to the court’s approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.

A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default relating to a mortgage loan on its residence by paying arrearages over a period of time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judgment of foreclosure has been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition under the Bankruptcy Code. Under a Chapter 13 plan, curing of defaults must be accomplished within the five-year maximum term permitted for repayment plans, the term commencing when repayment plan becomes effective, while defaults may be cured over a longer period of time under a Chapter 11 plan of reorganization.

Generally, a repayment plan in a case under Chapter 13 and a plan of reorganization under Chapter 11 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower’s principal residence and the property is the lender’s only collateral. However, there have been recent proposals in Congress that would extend the ability of bankruptcy judges to modify

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the terms of mortgage loans in those situations where modification is not currently permitted. Modifications are permissible when the mortgage loan is secured both by the debtor’s principal residence and by other collateral, such as appliances or furniture.

The general protection for mortgages secured only by the debtor’s principal residence is not applicable in a case under Chapter 13 if the last payment on the original payment schedule is due before the final date for payment under the debtor’s Chapter 13 plan (which date could be up to five years after the debtor emerges from bankruptcy).

State statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.

In a bankruptcy or similar proceeding of a mortgagor, actions may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor under the related mortgage loan prior to the bankruptcy or similar proceeding. Payments may be protected from recovery as preferences in bankruptcy cases if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of a payment to the lender. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

A “deficient valuation” with respect to any mortgage loan is, generally, the excess of (a)(1) the then outstanding principal balance of the mortgage loan, plus (2) accrued and unpaid interest and expenses reimbursable under the terms of the related note to the date of the bankruptcy petition (collectively, the “outstanding balance”), over (b) a valuation by a court of competent jurisdiction of the mortgaged property which reduces the principal balance on such mortgage loan to an amount less than the outstanding balance of the mortgage loan, which valuation results from a proceeding initiated under the Bankruptcy Code. As used in this prospectus, “deficient valuation” means, with respect to any mortgage loan, the deficient valuation described in the preceding sentence, without giving effect to clause (a)(2) thereof. If the terms of a court order in respect of any retroactive deficient valuation provide for a reduction in the indebtedness of a mortgage loan, and the earlier maturity thereof, the term deficient valuation includes an additional amount equal to the excess, if any, of (a) the amount of principal that would have been due on such mortgage loan, for each month retroactively affected, based on the original payment terms and amortization schedule of such mortgage loan over (b) the amount of principal due on such mortgage loan, for each such retroactive month (assuming the effect of such retroactive application according to such mortgage loan’s revised amortization schedule). A “debt service reduction” with respect to any mortgage loan, is, generally, a reduction in the scheduled monthly payment for such mortgage loan, by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a deficient valuation.

Due-on-Sale Clauses

Each conventional loan generally will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restrictions on the right of lenders to enforce these clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St. Germain Depository Institutions Act of 1982 (the “Garn-St. Germain Act”), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses are generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of the clauses with respect to mortgage loans that were (a) originated or assumed during the “window

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period” under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (b) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St, Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

As to loans secured by an owner-occupied residence, the Garn-St. Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St. Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred, The inability to enforce a due-on-sale clause may result in transfer of the related property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Prepayment Charges and Prepayments

Applicable regulations prohibit the imposition of a prepayment charge or equivalent fee for or in connection with the acceleration of a mortgage loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered will be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage to a refinancing lender.

Some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. The Alternative Mortgage Transaction Parity Act of 1982 (the “Parity Act”) permits the collection of prepayment charges in connection with some types of mortgage loans subject to the Parity Act, or Parity Act loans, preempting any contrary state law prohibitions. However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act.  Moreover, the OTS, the agency that administered the application of the Parity Act to some types of mortgage lenders that are not chartered under federal law, withdrew its favorable regulations and opinions that previously authorized those lenders, notwithstanding contrary state law, to charge prepayment charges and late fees with respect to Parity Act loans originated on or after July 1, 2003. Accordingly, it is possible that prepayment charges may not be collected on some mortgage loans that provide for the payment of these charges. Any prepayment charges collected on mortgage loans may be available for distribution only to a specific class of securities or may not be available for distribution to any class of securities. If so specified in the accompanying prospectus supplement, prepayment charges may be retained by the servicer or by sub-servicers as additional servicing compensation.

Please refer to the discussion under the heading “Financial Regulatory Legislative Reform and Related Regulations” below regarding federal regulation of prepayment charges.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitution provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

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Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act formerly known as the Soldiers’ and Sailors’ Relief Act of 1940, (the “Relief Act”), a borrower who enters military service after the origination of his or her loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of his or her active duty status, unless a court orders otherwise upon application of the lender. It is possible that this interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the servicer to foreclose on an affected loan during the borrower’s period of active duty status. Moreover, the Relief Act permits the extension of a loan’s maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that a loan that is affected by the Relief Act goes into default, there may be delays and losses occasioned by the inability to realize upon the property in a timely fashion.

Junior Mortgages; Rights of Senior Mortgagees

To the extent that the loans included in the assets of the issuing entity for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the issuing entity (and therefore the securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage, in whatever order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under a senior mortgage will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor reimbursing the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

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Consumer Protection Laws

The Reigle Community Development and Regulatory Improvement Act of 1994 (the “Reigle Act”) incorporates the Home Ownership and Equity Protection Act of 1994, which adds certain additional provisions to Regulation Z, the implementing regulation of the Truth-in-Lending Act (“TILA”). These provisions impose additional disclosure and other requirements on creditors with respect to high cost loans. In general, mortgage loans within the purview of the Reigle Act have annual percentage rates over 8% greater than the yield on United States Treasury securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $455. The provisions of the Reigle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of a creditor, including the issuing entity and the trustee, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

Mortgage loans are also subject to various other federal laws, including (1) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; (2) the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and (3) the Fair Credit Reporting Act, which regulates the use and reporting of information related to borrowers’ credit experience. Violations of certain provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the issuing entity to damages.

State laws applicable to mortgage loans generally regulate interest rates and other charges and require certain disclosures to borrowers. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of mortgage loans. Depending upon the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle borrowers to a refund of amounts previously paid and could subject the issuing entity to damages.

Financial Regulatory Legislative Reform and Related Regulations Could Have a Significant Impact

In response to the financial crisis, Congress passed the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which President Obama signed into law on July 21, 2010. The Dodd-Frank Act requires the creation of new federal regulatory agencies, and grants additional authorities and responsibilities to existing regulatory agencies to identify and address emerging systemic risks posed by the activities of financial services firms. The Dodd-Frank Act also provides for enhanced regulation of derivatives and mortgage-backed securities offerings, restrictions on executive compensation and enhanced oversight of credit rating agencies. Additionally, the Dodd-Frank Act establishes the Consumer Financial Protection Bureau (the “CFPB”) within the Federal Reserve System, a new consumer protection regulator tasked with regulating consumer financial services and products. The Dodd-Frank Act also limits the ability of federal laws to preempt state and local consumer laws.

The impact of the Dodd-Frank Act will depend significantly upon the content and implementation of the rules and regulations issued on its mandate. It is not yet clear how the Dodd-Frank Act and its associated rules and regulations will impact the mortgage-backed securities market and residential mortgage lending generally, and the issuing entity, investors in the securities offered thereby, the sponsor, the depositor, the servicers and their respective businesses and assets specifically. No assurance

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can be given that the new regulations will not have an adverse impact on these entities or the value of the securities offered hereby.

The CFPB is charged with issuing regulations to implement amendments to the TILA made by the Dodd-Frank Act. These regulations will expand the existing “ability to pay” requirements under TILA, establish new minimum underwriting standards and impose new limits on prepayment penalties. To the extent the regulations ultimately adopted may impact investors in series of securities offered hereby, they will be described in the related prospectus supplement.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute (“RICO”) may be seized by the government if the property was used in or purchased with the proceeds of these crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that:  (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based or (2) the lender was at the time of execution of the mortgage “reasonably without cause to believe” that the property was used in or purchased with the proceeds of illegal drug or RICO activities.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the securities. The following discussion is based on the advice of Chapman and Cutler LLP as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities offered hereunder. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code and does not purport to discuss all federal income tax consequences that may be applicable to particular individual circumstances, including those of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle, integrated or conversion transaction, or securityholders whose functional currency is not the United States dollar. Also, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a securityholder.

For purposes of this tax discussion, references to a “securityholder” or a “holder” are to the beneficial owner of a security.

The following discussion is based in part upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations (including regulations promulgated under sections 860A through 860G of the Code, the “REMIC Regulations,” and those promulgated under sections 1271 through 1275 of the Code, the “OID Regulations”), rulings and decisions all as in effect as of the date of this prospectus. The OID Regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the securities.

In addition, the authorities on which this discussion, and the opinions referred to below, are based are subject to change or differing interpretations, which could apply retroactively. An opinion of counsel is not binding on the Internal Revenue Service (“IRS”) or the courts, and no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no

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assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice

•	is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions; and

•	is directly relevant to the determination of an entry on a tax return.

This summary and the opinions contained herein may not be able to be relied upon to avoid any income tax penalties that may be imposed with respect to the securities. Accordingly, taxpayers are encouraged to consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations, even where the anticipated tax treatment has been discussed in this prospectus or in a prospectus supplement. See “State and Other Tax Consequences” in this prospectus.

Types of Securities

This discussion addresses the following types of securities:

•	REMIC securities (“REMIC Securities”); and

•	securities issued by issuing entities for which a REMIC election is not made and which are treated as indebtedness of the issuer for federal income tax purposes (“Non-REMIC Debt Securities”.)

The prospectus supplement for each series of securities will indicate the applicable tax characterization for each security issued pursuant to that supplement. Set forth below is a general description of each type of security and the anticipated material federal income tax consequences of investing in such security. The discussions under “—Special Tax Attributes,” “— Withholding With Respect to Certain Foreign Investors, “ —Backup Withholding” and “—Tax Return Disclosure Requirements” below relate to all types of securities discussed herein.

Taxation of Debt Securities Generally

When we refer to a “Debt Security” or “Debt Securities” in the discussion that follows, we mean (1) REMIC securities that are “regular interest securities,” as defined below and (2) Non-REMIC Debt Securities. This discussion is based in part on the rules governing original issue discount as set forth in Code sections 1271 through 1273, 1275 and 1281 through 1283, the regulations issued thereunder (the “OID Regulations”) and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”). Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities. To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service (“IRS”) will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Prospective investors are encouraged to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount (“OID”) with respect to Debt Securities.

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Original Issue Discount. Some classes of Debt Securities offered in a series may be issued with OID. Holders of any class of Debt Securities having OID must generally include OID in ordinary gross income for federal income tax purposes as it accrues, in accordance with the constant yield method, in advance of receipt of the cash attributable to such income. When required by the Code and/or applicable regulations, the Issuer will indicate on the face of each Debt Security issued by it information concerning the application of the OID rules to such Debt Security and certain other information that may be required. The Issuer will report annually to the IRS and to holders of record of such Debt Securities information with respect to the OID accruing on such Debt Securities during the reporting period.

In general, each Debt Security will be treated as a single installment obligation for purposes of determining the OID includible in a holder’s income. The amount of OID on such a Debt Security is the excess of the stated redemption price at maturity of the Debt Security over its issue price. The issue price of a Debt Security is the initial offering price to the public at which a substantial amount of the securities of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers), generally as set forth on the cover page of the prospectus supplement for a series of securities. If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the date of their initial issuance, the issue price for such class will likely be treated as equal to its fair market value on the closing date. The portion of the initial offering price which consists of payment for interest accrued on the Debt Securities prior to the closing date generally may, at the option of the initial holders, be subtracted from the issue price of the securities and treated as an offset to interest received on the first payment date.

The stated redemption price at maturity of a Debt Security is equal to the total of all payments to be made on the Debt Security other than “qualified stated interest payments.” “Qualified stated interest payments” are payments on the Debt Securities which are paid at least annually and are based on either a fixed rate or a “qualified variable rate.” Under the OID Regulations, interest is treated as payable at a “qualified variable rate” and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, the issue price of the Debt Security does not exceed the total noncontingent principal payments and (ii) interest is based on a “qualified floating rate,” an “objective rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on such security. Generally, the stated redemption price at maturity of a Debt Security (other than an “accrual security,” as described below) is its stated principal amount; the stated redemption price at maturity of an accrual security is the sum of all payments (regardless of how denominated) scheduled to be received on such accrual security under the Tax Prepayment Assumption (as defined below). Any payment denominated as interest that does not constitute a qualified stated interest payment is generally referred to as a “contingent interest payment.” The related prospectus supplement will discuss whether the payments on a Debt Security denominated as interest are qualified stated interest payments and the treatment for federal income tax purposes of any contingent interest payments.

Notwithstanding the general definition of OID above, any OID with respect to a Debt Security will be considered to be zero if such discount is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by its weighted average life (a “de minimis” amount). The weighted average life of a Debt Security for this purpose is the sum of the following amounts (computed for each payment included in the stated redemption price at maturity of the Debt Security): (i) the number of complete years (rounded down for partial years) from the closing date until the date on which each such payment is scheduled to be made under the Tax Prepayment Assumption, multiplied by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the Debt Security’s stated redemption price at maturity. Holders of Debt Securities generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all interest on a Debt Security, including de minimis OID and market discount and as adjusted by any premium, under a constant yield method.

The Code requires that the amount and rate of accrual of OID be calculated based on a reasonable assumed prepayment rate for the mortgage loans, the mortgage loans underlying any mortgaged-backed securities and/or other mortgage collateral securing the Debt Securities (the “Tax Prepayment Assumption”) and prescribes a method for adjusting the amount and rate of accrual of such discount if

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actual prepayment rates exceed the Tax Prepayment Assumption. However, if such mortgage loans prepay at a rate slower than the Tax Prepayment Assumption, no deduction for OID previously accrued, based on the Tax Prepayment Assumption, is allowed. The Tax Prepayment Assumption is required to be determined in the manner prescribed by regulations that have not yet been issued. It is anticipated that the regulations will require that the Tax Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such securities. The related prospectus supplement for each series of securities will specify the Tax Prepayment Assumption determined by the Issuer for the purposes of determining the amount and rate of accrual of OID. No representation is made that the mortgage collateral will prepay at the Tax Prepayment Assumption or at any other rate.

Generally, a holder of a Debt Security must include in gross income the sum of the “daily portions,” as determined below, of the OID that accrues on a Debt Security for each day the holder owns the Debt Security, including the purchase date but excluding the disposition date. In the case of an original holder of a Debt Security, a calculation will be made of the portion of the OID that accrues during each successive period (or shorter period from date of original issue) (an “accrual period”) that ends on the day in the calendar year corresponding to each of the payment dates on the Debt Securities (or the date prior to each such date). This will be done, in the case of each full accrual period, by:

•	adding (A) the present value at the end of the accrual period of all remaining payments to be received on the Debt Securities, computed taking into account (i) the yield to maturity of the Debt Security at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Tax Prepayment Assumption, and (B) any payments received during such accrual period, other than payments of qualified stated interest: and

•	subtracting from that total the “adjusted issue price” of the Debt Securities at the beginning of such accrual period. The adjusted issue price of a Debt Security at the beginning of the initial accrual period is its issue price; the adjusted issue price of a Debt Security at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to such accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during such accrual period. The OID accrued during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID must be determined according to any reasonable method, provided that such method is consistent with the method used to determine yield on the Debt Securities.

With respect to any Debt Security that is a variable rate debt instrument, the sum of the daily portions of OID that is includible in the holder’s gross income is determined under the same principles described above, with the following modifications: the yield to maturity on the Debt Securities should be calculated as if the interest index remained at its value as of the issue date of such Debt Securities. Because the proper method of adjusting accruals of OID on a variable rate debt instrument as a result of prepayments is uncertain, holders of such instruments should consult their own tax advisors regarding the appropriate treatment of such Debt Securities for federal income tax purposes.

A subsequent purchaser of a Debt Security issued with OID who purchases the Debt Security at a cost less than the remaining stated redemption price at maturity, will also be required to include in gross income for all days during his or her taxable year on which such Debt Security is held, the sum of the daily portions of OID on the Debt Security. In computing the daily portions of OID with respect to a Debt Security for such a subsequent purchaser, however, the daily portion for any day shall be reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for the Debt Security exceeds its adjusted issue price (the “acquisition premium”), and the denominator of which is the amount by which the remaining stated redemption price at maturity exceeds the adjusted issue price.

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Amortizable Bond Premium. A holder who purchases a Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity generally will be considered to have purchased the Debt Security at a premium, which it may, under section 171 of the Code, elect to amortize as an offset to interest income on such Debt Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Debt Securities have been issued, the relevant legislative history under section 171 of the Code indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Debt Securities of a series will be calculated using the prepayment assumption used in pricing such class. If a holder makes an election under section 171 of the Code to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Debt Securities should consult their tax advisors regarding the election to amortize premium and the method to be employed.

Market Discount. The Debt Securities are subject to the market discount provisions of Code sections 1276 through 1278. These rules provide that if a subsequent holder of a Debt Security purchases it at a market discount, some or all of any principal payment or of any gain recognized upon the disposition of the Debt Security will be taxable as ordinary interest income. Market discount on a Debt Security means the excess, if any, of (1) the sum of its issue price and the aggregate amount of OID includible in the gross income of all holders of the Debt Security prior to the acquisition by the subsequent holder (presumably adjusted to reflect prior principal payments), over (2) the price paid by the holder for the Debt Security. Market discount on a Debt Security will be considered to be zero if such discount is less than .25% of the stated redemption price at maturity of such Debt Security multiplied by its weighted average life, which presumably would be calculated in a manner similar to weighted average life (described above), taking into account distributions (including prepayments) prior to the date of acquisition of such Debt Security by the subsequent purchaser. If market discount on a Debt Security is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on such Debt Security and when each such distribution is made, gain equal to the discount allocated to such distribution will be recognized.

Any principal payment (whether a scheduled payment or a prepayment) or any gain on the disposition of a market discount Debt Security is to be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the Debt Securities is to be reduced by the amount so treated as ordinary income.

The 1986 Act grants authority to the U.S. Treasury to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the U.S. Treasury, certain rules described in the Conference Committee Report to the 1986 Act will apply. Under those rules, the holder of a market discount Debt Security may elect to accrue market discount either on the basis of a constant interest rate or using one of the following methods. For Debt Securities issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For Debt Securities issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Debt Securities) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID shall apply. Regulations are to provide similar rules for computing the accrual of amortizable bond premium on instruments payable in more than one

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principal installment. As an alternative to the inclusion of market discount in income on the foregoing basis, the holder may elect to include such market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter. In addition, accrual method holders may elect to accrue all interest on a Debt Security, including de minimis OID and market discount and as adjusted by any premium, under a constant yield method.

A subsequent holder of a Debt Security who acquired the Debt Security at a market discount also may be required to defer, until the maturity date of the Debt Security or the earlier disposition of the Debt Security in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Debt Security in excess of the aggregate amount of interest (including OID) includible in his or her gross income for the taxable year with respect to such Debt Security. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Debt Security for the days during the taxable year on which the subsequent holder held the Debt Security, and the amount of such deferred deduction to be taken into account in the taxable year in which the Debt Security is disposed of in a transaction in which gain or loss is not recognized in whole or in part is limited to the amount of gain recognized on the disposition. This deferral rule does not apply to a holder that elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter.

Because the regulations described above with respect to market discounts and bond premiums have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Debt Security purchased at a discount or premium in the secondary market.

Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market discount or OID) and bond premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Securities acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest or discount and the election to amortize bond premium on a constant yield method with respect to a security are each irrevocable without IRS consent.

Effects of Defaults and Delinquencies. Certain series of Debt Securities may contain one or more classes of subordinated Debt Securities, and in the event there are defaults or delinquencies on the mortgage assets, amounts that would otherwise be distributed on the subordinated Debt Securities may instead be distributed on the senior Debt Securities. Holders of subordinated Debt Securities nevertheless will be required to report income with respect to such subordinated Debt Securities under an accrual method without giving effect to delays and reductions in distributions on such subordinated Debt Securities attributable to defaults and delinquencies on the mortgage assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a subordinated holder of a Debt Security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated Debt Security is contractually reduced as a result of defaults and delinquencies on the mortgage assets.

Treatment of Losses. Holders of Debt Securities using the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the issuing entity’s assets, except possibly, in the case of income that under the Code constitutes “qualified stated interest,” to the extent that it can be established that such amounts are uncollectible. In addition, potential

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investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the security is disposed of in a taxable transaction or becomes worthless in accordance with the rules under section 166 of the Code. As a result, the amount of income required to be reported by a holder in any period could exceed the amount of cash distributed to such holder in that period.

Although not entirely clear, it appears that (i) holders of Debt Securities that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Debt Securities becoming wholly or partially worthless and (ii) holders of Debt Securities that are not corporations generally should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Debt Securities becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Debt Securities may be allowed a bad debt deduction at such time that the principal balance of any such Debt Security is reduced to reflect realized losses resulting from any liquidated mortgage assets. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage assets remaining in the related issuing entity have been liquidated or the Debt Securities of the related series have been otherwise retired. Potential investors and holders of the Debt Securities are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Debt Securities, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Debt Securities.

REMIC Securities

With respect to each series of REMIC securities, Chapman and Cutler LLP will deliver an opinion generally to the effect that, under existing law, assuming timely filing of a REMIC election and ongoing compliance with all provisions of the related Agreements, all or a portion of the trust estate securing such series of securities will qualify as one or more “real estate mortgage investment conduits” (“REMIC”) within the meaning of section 860D of the Code.

The securities in such series will be designated either as one or more “regular interests” in a REMIC, which generally are treated as debt for federal income tax purposes, or the sole class of “residual interest” in a REMIC, which generally is not treated as debt for such purposes but rather as representing rights and responsibilities with respect to the taxable income or loss of the related REMIC. The prospectus supplement for such series will indicate which classes of securities are being designated as regular interests (“regular interest securities”) and which class is being designated as the residual interest (“residual interest securities”).

For certain series of securities, multiple separate elections may be made to treat designated portions of the related trust estate as REMICs (referred to as the “Upper Tier REMIC” and the “Lower Tier REMIC(s),” respectively) for federal income tax purposes. Upon the issuance of any such series of securities, Chapman and Cutler LLP will deliver its opinion generally to the effect that, under existing law, assuming timely filing of applicable REMIC elections and ongoing compliance with all provisions of the related Agreements, the Upper Tier REMIC and each Lower Tier REMIC will each qualify as a REMIC for federal income tax purposes. In certain cases, a single residual interest security may represent the residual interest in both the Upper Tier REMIC and each Lower Tier REMIC. In such case, the discussion of residual interest securities set forth below should be interpreted as applying to each residual interest separately.

Taxation of Regular Interest Securities

Treatment of REMIC Regular Interests Generally. Except as otherwise stated in this discussion, regular interest securities will be treated for federal income tax purposes as debt instruments issued by the

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REMIC and not as ownership interests in the REMIC or its assets. Holders of regular interest securities that otherwise report income under a cash method of accounting will be required to report income with respect to regular interest securities under an accrual method.

To the extent provided in the applicable prospectus supplement, a regular interest security may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract. This can occur, for instance, if the applicable pooling and servicing agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the pooling and servicing agreement may provide for a reserve fund that will be held as part of the issuing entity but not as an asset of any REMIC created pursuant to the pooling and servicing agreement (an “outside reserve fund”). The outside reserve fund typically would be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

Interest Income. Although unclear at present, the depositor intends to treat interest on a regular interest security that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the regular interest securities will be deemed to be the index in effect through the life of the regular interest securities. It is possible, however, that the IRS may treat some or all of the interest on regular interest securities with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may affect the timing of income accruals on such regular interest securities.

Original Issue Discount. Certain classes of regular interest securities may be issued with OID. The rules governing OID with respect to a regular interest security are described above under “Taxation of Debt Securities Generally —Original Issue Discount.” In view of the complexities and current uncertainties as to the manner of inclusion in income of OID on regular interest securities, each investor should consult his own tax advisor to determine the appropriate amount and method of inclusion in income of OID on such regular interest security for federal income tax purposes.

Amortizable Bond Premium. The rules governing “premium” apply equally to regular interest securities (see above “Taxation of Debt Securities Generally—Amortizable Bond Premium”).

Market Discount. A subsequent purchaser of a regular interest security may also be subject to the market discount provisions of Code sections 1276 through 1278. These rules are described above under “Taxation of Debt Securities Generally—Market Discount.”

Sale or Exchange. If a regular interest security is sold, exchanged, redeemed or retired, the holder will recognize gain or loss equal to the difference, if any, between the amount realized on such disposition and the adjusted basis in the regular interest security. Similarly, a holder who receives a payment denominated as principal with respect to a regular interest security will recognize gain equal to the excess, if any, of the amount of such payment over his adjusted basis in the regular interest security. A holder that receives a final payment that is less than the holder’s adjusted basis in a regular interest security will generally recognize a loss. The adjusted basis of a regular interest security generally will equal the cost of the regular interest security to the holder, increased by any OID or market discount previously included in the holder’s gross income with respect to the regular interest security, and reduced by payments (other than payments of qualified stated interest) previously received by the holder on the regular interest security and by any amortized premium.

Except as noted above with respect to market discount and except as noted below, any such gain or loss on a regular interest security generally will be capital gain or loss. Such gain or loss will be long-

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term gain or loss if the regular interest security is held as a capital asset for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations.

If the holder of a regular interest security is a bank, a mutual savings bank, a thrift institution, or a similar institution described in section 582 of the Code, any gain or loss on the sale or exchange of the regular interest security will be treated as ordinary income or loss.

In the case of other types of holders, gain from the disposition of a regular interest security that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includible in income with respect to the regular interest security by the holder during his holding period is less than the amount that would have been includible in income if the yield on that regular interest security during the holding period had been 110% of a specified U.S. Treasury borrowing rate as of the date that the holder acquired the regular interest security.

Taxation of Holders of Residual Interest Securities

The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See “—Prohibited Transactions and Contributions Tax” below. Instead, the original holder of a security representing a residual interest (a “residual interest security”) will report on its federal income tax return, as ordinary income, the “daily portion” of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the residual interest securities in proportion to their respective holdings on such day.

The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of residual interest securities without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from residual interest securities will be “portfolio income” for purposes of the taxation of taxpayers subject to the limitations on the deductibility of “passive losses.” As residual interests, the residual interest securities will be subject to tax rules, described below, that differ from those that would apply if the residual interest securities were treated for federal income tax purposes as direct ownership interests in the mortgage assets or as debt instruments issued by the REMIC.

The holder of a residual interest security may be required to include taxable income from the residual interest security in excess of the cash distributed. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

In any event, because the holder of a residual interest security is taxed on the net income of the REMIC, the taxable income derived from a residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate security or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the residual interest security may be less than that of such a security or instrument.

A subsequent residual interest securityholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such residual interest securityholder owns such residual interest security. Those daily amounts generally would equal the

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amounts that would have been reported for the same days by an original residual interest securityholder, as described above. The legislative history to the Code provisions governing this matter indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a residual interest security that purchased such residual interest security at a price greater than (or less than) the adjusted basis such residual interest security would have in the hands of an original residual interest securityholder. See “—Sale or Exchange” below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

Limitation on Losses. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The amount of the REMIC’s net loss that a holder may take into account currently is limited to the holder’s adjusted basis at the end of the calendar quarter in which such loss arises. A holder’s basis in a residual interest security will initially equal such holder’s purchase price, and will subsequently be increased by the amount of the REMIC’s taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC’s net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisors.

Distributions. Distributions on a residual interest security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a residual interest security. If the amount of such payment exceeds a holder’s adjusted basis in the residual interest security, however, the holder will recognize gain (treated as gain from the sale of the residual interest security) to the extent of such excess.

Excess Inclusions. The excess inclusion portion of a REMIC’s income is generally equal to the excess, if any, of (a) REMIC taxable income for the quarterly period allocable to a residual interest security, over (b) the daily accruals for such quarterly period. For this purpose, daily accruals are determined by allocating to each day in the calendar quarter its ratable portion of the “adjusted issue price” of the residual interest security at the beginning of such quarterly period and 120% of the long term applicable federal rate in effect on the date the residual interest security is issued. The adjusted issue price of a residual interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a regular interest security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the U.S. Treasury, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

The portion of the REMIC taxable income of a holder of a residual interest security consisting of “excess inclusion” income will be subject to federal income tax in all events and may not be (i) offset by unrelated deductions or losses, including net operating losses, on such holder’s federal income tax return or (ii) counted as income for purposes of measuring certain income based thresholds or limitations on the claiming of certain deductions (such as the charitable contributions deduction). Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Code section 511, such holder’s excess inclusion income will be treated as unrelated business taxable income of such holder. If a residual interest security is owned by a foreign person, excess inclusion income is subject to U.S. withholding tax which may not be reduced by treaty, is not eligible for treatment as “portfolio interest” and is subject to certain additional limitations. The Small Business Job Protection Act of 1996 (the “SBJPA of 1996”) has eliminated the special rule permitting section 593 institutions (“thrift institutions”) to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual securities that have “significant value” within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual securities continuously held by a thrift institution since November 1, 1995.

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In the case of any residual interest securities held by a REIT, the Code provides that under regulations to be issued the aggregate excess inclusions with respect to such residual interest securities, reduced (but not below zero) by the REIT taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a residual interest security as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules. No such regulations have been issued to date and it is unclear how this provision would be applied in practice.

In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

Sale or Exchange. A holder of a residual interest security will recognize gain or loss on the sale or exchange of a residual interest security equal to the difference, if any, between the amount realized and such holder’s adjusted basis in the residual interest security at the time of such sale or exchange. In general, any such gain or loss will be capital gain or loss provided the residual interest security is held as a capital asset. However, residual interest securities will be “evidences of indebtedness” within the meaning of Code Section 582(c)(l), so that gain or loss recognized from sale of a residual interest security by a bank or thrift institution to which such section applies would be ordinary income or loss. Any loss upon disposition of a residual interest security may be disallowed if, within six months before or after the disposition of the residual interest security, the selling holder acquires any residual interest in a REMIC or any interest in a “taxable mortgage pool” (as defined in Section 7701(i) of the Code) which is comparable to a residual interest in a REMIC. In that event, any loss will increase such regular interest securityholder’s adjusted basis in the newly acquired interest.

Disqualified Organizations. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a residual interest security by any “disqualified organization.” Disqualified organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1 through 1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable pooling and servicing agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

If a residual interest security is transferred to a disqualified organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity (including, among others, a partnership, trust, REIT, regulated investment company, or any person holding as nominee), that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Under the Taxpayer Relief Act of 1997, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

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Transfers of Noneconomic Residual Interests. Under the REMIC Regulations, if a residual interest security is a “noneconomic residual interest,” as described below, such transfer of a residual interest security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A residual interest security is a “noneconomic residual interest” unless at the time of the transfer (i) the present value of the expected future distributions on the residual interest security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under final regulations issued by the Treasury Department on July 19, 2002, a transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the financial condition of the transferee, (ii) the transferee acknowledges to the transferor that the residual interest security may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest security as they become due, (iii) the transferee represents that it will not cause income from the residual interest security to be attributable to a foreign permanent establishment or fixed base of the transferee or another U.S. taxpayer and (iv) the transfer satisfies either an “asset test” or “formula test.” The “asset test” requires that the transfer be to certain domestic taxable corporations with large amounts of gross and net assets where an agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the aforementioned “safe harbor.”  The asset test is not satisfied if the facts and circumstances known to the transferor reasonably indicate that the taxes associated with the residual interest security will not be paid. Meanwhile, the “formula test” requires that the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of (i) the present value of any consideration given to the transferee to acquire the interest, (ii) the present value of the expected future distributions on the interest, and (iii) the present value of any anticipated tax savings associated with holding the interest as the REMIC generates losses. If a transfer of a “noneconomic residual security” is disregarded, the transferor would continue to be treated as the owner of the residual interest security and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

Foreign Investors. The REMIC Regulations provide that the transfer of a residual interest security that has a “tax avoidance potential” to a “foreign person” will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee’s income in respect of the residual interest security is effectively connected with the conduct of a United Sates trade or business. A residual interest security is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the residual interest security to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The Agreements will provide that no residual interest security may be transferred to a non-U.S. Person. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is not a Non-U.S. Person.

The Agreements provide that any attempted transfer or pledge in violation of the transfer restrictions discussed above shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in residual interest securities are advised to consult their own tax advisors with respect to transfers of the residual interest securities and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

Inducement Fees. The REMIC Regulations (i) require transferees of noneconomic residual interests that receive payments made to induce the acquisition of such interests (“inducement fees”) to

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recognize such fees as income over the expected remaining life of the acquired REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding the residual interests, and (ii) specify that inducement fees constitute income from sources within the United States. These regulations will apply to any inducement fee received in connection with the acquisition of a residual interest security.

Mark-to-Market Rule. Prospective purchasers of a residual interest security should be aware that such a security acquired after January 3, 1995 cannot be marked-to-market.

Taxation of the REMIC

Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, regular interests issued by a REMIC are treated as debt of the REMIC.

Qualification as a REMIC. The issuing entity’s trust estate or, alternatively, each of one or more designated pools of the assets of the trust estate, may elect to be treated under the Code as a REMIC. The regular interest securities and residual interest securities will constitute the “regular interests” and “residual interests,” respectively, in a REMIC if an election is in effect and certain tests concerning (i) the composition of the REMIC’s assets and (ii) the nature of the holders’ interests in the REMIC are met on a continuing basis. A loss of REMIC status could have a number of consequences for holders. If, as the result of REMIC disqualification, the trust estate were treated as an association taxable as a corporation, distributions on the security could be recharacterized in part as dividends from a non-includible corporation and in part as returns of capital. Alternatively, distributions on a regular interest security could continue to be treated as comprised of interest and principal notwithstanding REMIC disqualification, in which case a cash-basis holder might not be required to continue to recognize income with respect to the security on a accrual basis. Under the first alternative, a loss of REMIC status would, and under the second alternative, a loss of REMIC status could cause the securities and the associated distributions not to be qualified assets and income for the various purposes of domestic building and loan associations and REITs described under “Special Tax Attributes—REMIC Securities” below.

Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC’s assets, including stated interest and any OID or market discount on loans and other assets, and (ii) deductions, including stated interest and OID accrued on regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC. A holder of a residual interest security that is an individual or a “pass-through interest holder” (including certain pass-through entities, but not including REITs) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder’s other miscellaneous itemized deductions for that year, do not exceed two percent of such holder’s adjusted gross income.

For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the “startup day” (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

The OID provisions of the Code and the OID regulations apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which securityholders accrue OID (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include such discount in income, but without regard to the de minimis rules. See “Taxation of Debt

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Securities Generally” above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

To the extent that the REMIC’s basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a “prohibited transaction.” For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to limited exceptions, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of residual interest securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of such REMIC.

Modifications of mortgage loans entered into after they have been contributed to a REMIC and before the loan is classified as defaulted could cause a REMIC to incur prohibited transaction taxes or to violate certain requirements necessary to maintain its tax status as a REMIC.  Notwithstanding our stated intention to not have the REMIC enter into transactions that could give rise to prohibited transaction taxes, recent government initiated mortgage foreclosure prevention programs encourage mortgage servicers to modify certain categories of residential mortgage loans in advance of default in order to prevent widespread foreclosures. These programs generally include safe harbors and exemptions from adverse tax consequences for investors in the modified residential mortgage loans, some of which exemptions expired in 2010 and others of which continue in effect.

Administrative Matters. The books of a REMIC must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. A REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Non-REMIC Debt Securities

If a REMIC election is not made on behalf of the issuing entity’s trust estate, Chapman and Cutler LLP will deliver its opinion generally to the effect that (i) although no regulations, published rulings or judicial decisions exist that specifically discuss the characterization for federal income tax purposes of securities with terms substantially the same as the non-REMIC debt securities, in its opinion such securities will be treated for federal income tax purposes as indebtedness and not as an ownership interest in the collateral or an equity interest in the issuer, and (ii) either (A) the issuer will not be a taxable mortgage pool or (B) the issuer may be a taxable mortgage pool but will not subject to federal income tax as a corporation so long as all of the securities classified as equity interests in the issuer for federal income tax purposes are held by an entity that qualifies as a REIT, or are held directly or indirectly through one or more wholly owned “qualified REIT subsidiaries,” each as defined under section 856 of the Code.

Interest on Non-REMIC Debt Securities. Except as described with respect to OID, market discount or premium, interest paid or accrued on non-REMIC debt securities generally will be treated as

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ordinary income to the holder, and will be includible in income in accordance with such holder’s regular method of accounting.

Original Issue Discount. Certain classes of non-REMIC debt securities may be issued with OID. The rules governing OID with respect to a regular interest security are described above under “Taxation of Debt Securities Generally — Original Issue Discount” In view of the complexities and current uncertainties as to the manner of inclusion in income of OID on non-REMIC debt securities, each investor should consult his own tax advisor to determine the appropriate amount and method of inclusion in income of OID on such non-REMIC debt securities for federal income tax purposes.

Amortizable Bond Premium. The rules governing “premium” apply equally to non-REMIC debt securities (see above “Taxation of Debt Securities Generally — Amortizable Bond Premium”).

Market Discount. A subsequent purchaser of a non-REMIC debt security may also be subject to the market discount provisions of Code sections 1276 through 1278. These rules are described above under “Taxation of Debt Securities Generally—Market Discount.”

Sale or Redemption. If a security is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and the seller’s adjusted basis in the security. Such adjusted basis generally will equal the cost of the security to the seller, increased by any OID and market discount included in the seller’s gross income with respect to the security and reduced by payments, other than payments of qualified stated interest, previously received by the seller and by any amortized premium. If a securityholder is a bank, thrift or similar institution described in section 582(c) of the Code, gain or loss realized on the sale or exchange of a security will be taxable as ordinary income or loss. Any such gain or loss recognized by any other seller generally will be capital gain or loss provided that the security is held by the seller as a “capital asset” (generally, property held for investment) within the meaning of Code section 1221. Such gain or loss will be long-term gain or loss if the security is held as a capital asset for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations.

Special Tax Attributes

Certain securities carry additional special tax attributes under particular sections of the Code, as discussed below.

REMIC Securities. Except to the extent otherwise provided in the related prospectus supplement:  (i) REMIC securities held by a “domestic building and loan association” will constitute assets described in Code section 7701(a)(19)(C)(xi); and (ii) REMIC securities held by a REIT will constitute “real estate assets” within the meaning of Code section 856(c)(5)(B) and interest on such securities will be considered “interest on obligations secured by mortgages on real property” within the meaning of Code section 856(c)(3)(B), subject to the limitation as set forth below. REMIC securities held by certain financial institutions will constitute “evidences of indebtedness” within the meaning of Code section 582(c)(1).

In the case of items (i) and (ii) above, if less than 95% of the REMIC’s assets are assets qualifying under any of the foregoing Code sections, the REMIC securities will be qualifying assets only to the extent that the REMIC’s assets are qualifying assets. Additionally, in the case of a REIT, the same limitation described in the preceding sentence shall apply for the purpose of treating income on such REMIC securities as “interest on obligations secured by mortgages on real property.” We note that in the case of item (ii) above, pursuant to recent IRS guidance an 80% threshold may be substituted for the 95% threshold but only if the REMIC securities are guaranteed by Fannie Mae or Freddie Mac (which would not typically be the case with respect to any of the Offered Securities). If a series of securities employs a multi-tier REMIC structure, both the Upper Tier REMIC and the Lower Tier REMIC will be treated as a single

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REMIC for purposes of determining the extent to which the related REMIC securities and the income thereon will be treated as such assets and income.

Regular interest securities held by other REMICs generally also qualify as “qualified mortgages” within the meaning of section 860G(a)(3) of the Code, provided such securities are transferred to the other REMIC within the periods required by the Code.

The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations. The SBJPA of 1996 repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of “qualifying real property loans” in former section 593(d) of the Code for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that these institutions must “recapture” a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in “residential loans” under section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of section 856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as real estate assets under section 856(c)(5)(B) of the Code.

Non-REMIC Debt Securities. Non-REMIC debt securities will be treated as indebtedness of the issuer for federal income tax purposes and as such, (i) securities held by a thrift institution taxed as a domestic building and loan association will not constitute “loans secured by an interest in real property” within the meaning of Code section 7701(a)(19)(C)(v), (ii) interest on non-REMIC debt securities held by a REIT will not be treated as “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code section 856(c)(3)(B), and non-REMIC debt securities will not constitute “real estate assets“ or “government securities” within the meaning of Code section 856(c)(4)(A), and (iii) non-REMIC debt securities held by a regulated investment company will not constitute “government securities” within the meaning of Code section 851(b)(4)(A)(i).

Medicare Related Surtax. Recently enacted health care reform legislation imposes a Medicare related surtax on the “net investment income” earned directly or indirectly by certain individuals, trusts and estates. Among other items, net investment income generally includes interest on debt instruments and net gain attributable to the disposition of debt instruments to the extent that such gain would be otherwise included in taxable income. Prospective investors should consult their own tax advisors regarding any effect the Medicare related surtax may have on them.

Withholding With Respect to Certain Foreign Investors

Interest (including OID) paid to or accrued by a beneficial owner of a security who is a not a U.S. Person (a “foreign person”) generally will be considered “portfolio interest” and generally will not be subject to U.S. federal income and withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a 10 percent shareholder of the depositor or its affiliates or a controlled

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foreign corporation with respect to which the depositor or its affiliates is a related person (all within the meaning of the Code) and (ii) provides the indenture trustee or other person who is otherwise required to withhold U.S. tax with respect to the securities (the “withholding agent”) with an appropriate statement on Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding), or an applicable successor form. If a security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the foreign person that owns the security. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed. If interest on the securities is not portfolio interest, then interest (including OID) will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

Under Treasury regulations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. Foreign persons that intend to hold a security through a partnership or other pass-through entity should consult their own tax advisors regarding the application of those Treasury regulations to an investment in a security.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a security by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of a foreign person who is an individual, the foreign person is not present in the United States for 183 days or more in the taxable year.

For purposes of this discussion, the term “U.S. Person” means (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state including the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state including the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date and that elect to continue to be treated as U.S. Persons also will be U.S. Persons.

Backup Withholding

Under federal income tax law, a securityholder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner may be subject to “backup withholding” under certain circumstances. Backup withholding may apply to such person who is a United States person if such person, among other things, (i) fails to furnish his social security number or other taxpayer identification number, (ii) furnishes an incorrect taxpayer identification number, (iii) fails to report properly interest and dividends, or (iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the taxpayer identification number provided is correct and that such person is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a securityholder who is a Non-U.S. Person if the securityholder fails to provide securities broker with a Foreign Person Certification. Backup withholding applies to “reportable payments,” which include interest payments and principal payments to the extent of accrued OID, as well as distributions of proceeds from the sale of regular interest securities or residual interest securities. The backup withholding rate is generally the fourth lowest rate of income tax as in effect from time to time. Backup withholding, however, does not apply to payments on a security made to certain exempt recipients, such as tax-exempt organizations, and to certain Non-U.S. Persons. Securityholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a security.

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FATCA Tax Regime

In addition, withholding taxes may be imposed under the recently enacted Foreign Account Tax Compliance Act (“FATCA”) on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. Failure to comply with additional certification, information reporting and other specified requirements imposed pursuant to FATCA could result in the imposition of a 30% withholding tax on payments of interest (including original issue discount) and gross sales proceeds to holders of notes who are U.S. persons who own their notes through foreign accounts or foreign intermediaries and to certain holders of notes who are non-U.S. persons. FATCA may result in changes to some of the general rules discussed above relating to certification requirements, information reporting and withholding. The foregoing rules generally apply to payments of interest (including original issue discount) on the debt instruments made on or after January 1, 2014 and to payments of gross proceeds from a sale or other disposition of the debt instruments on or after January 1, 2017 (other than payments on, or proceeds in respect of, notes outstanding as of January 1, 2014). Prospective investors should consult their own tax advisors regarding FATCA and any effect on it may have on them.

DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

STATE TAX CONSIDERATIONS

In addition to the federal income tax consequences described above, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the securities. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the securities.

ERISA CONSIDERATIONS

The following describes certain considerations under ERISA and Section 4975 of the Code which apply only to securities of a series that are not divided into subclasses. If securities are divided into subclasses, the prospectus supplement will contain information concerning considerations relating to ERISA and the Section 4975 of the Code that are applicable to such securities.

ERISA and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and certain Keogh plans, and on collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively “Plans”) subject to ERISA or to Section 4975 of the Code and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any discretionary authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

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In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons (“Parties in Interest”) having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

On November 13, 1986, the United States Department of Labor (the “DOL”) issued final regulations concerning the definition of what constitutes the assets of a Plan. Under this regulation, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan acquires an “equity” interest could be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the investing Plan in certain circumstances unless certain exceptions apply.

Under the Plan Asset Regulation, the term “equity” interest is defined as any interest in an entity other than an instrument which (i) is treated as indebtedness under “applicable local law“ and (ii) has no “substantial equity features.” If the securities of a series consist of bonds that are not treated as equity interests in the issuing entity for purposes of the Plan Asset Regulation, a Plan’s investment in such bonds would not cause the issuing entity assets to be deemed Plan assets. However, the depositor, the servicer, the trustee and the underwriter may be the sponsor or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the bonds, the purchase of bonds using Plan assets over which any such parties (or any affiliates thereof) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and Section 4975 of the Code for which no exemption may be available. Accordingly, bonds may not be purchased using the assets of any Plan if the depositor, the servicer, the trustee, the underwriter or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement of understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

In addition, the issuing entity or an affiliate might be considered or might become a Party in Interest with respect to a Plan. Also, any holder of certificates issued by the issuing entity, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by such holder. In either case, the acquisition or holding of bonds by or on behalf of such a Plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and Section 4975 of the Code, unless it is subject to one or more exemptions such as:

•	Prohibited Transaction Class Exemption (“PTCE”) 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”;

•	PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts;

•	PTCE 91-38, which exempts certain transactions involving bank collective investment funds;

•	PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or

•	PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain “in-house asset managers.”

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The prospectus supplement for a series of securities may require that Plans or Plan asset investors investing in bonds represent that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

The Plan Asset Regulation provides that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of such Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a publicly-offered security, or if equity participation by benefit plan investors is not significant. In general, a publicly-offered security, as defined in the Plan Asset Regulation, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Equity participation in an entity by benefit plan investors is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by “benefit plan investors,” which include benefit plans described in ERISA or under Section 4975 of the Code, whether or not they are subject to ERISA, as well as entities whose underlying assets include assets of a Plan by reason of a Plan’s investment in the entity.

If no exception under the Plan Asset Regulation applies and if a Plan (or a person investing Plan assets, such as an insurance company general account) acquires an equity interest in an issuing entity established for a series of securities, then the issuing entity assets would be considered to be assets of the Plan. Because the loans held by the issuing entity may be deemed Plan assets of each Plan that purchases equity securities, an investment in the securities by a Plan might be a prohibited transaction under Sections 406 and 407 of ERISA and subject to an excise tax under Section 4975 of the Code and may cause transactions undertaken in the course of operating the issuing entity to constitute prohibited transactions, unless a statutory or administrative exemption applies.

The DOL has issued PTCE 83-1, which exempts from ERISA’s prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of “mortgage pool pass-through certificates” in the initial issuance of such certificates. If the general conditions (discussed below) of PTEC 83-1 are satisfied, investments by a Plan in certificates that provide for pass-through payments of principal and interest and represent beneficial undivided fractional interests in a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash (“single-family securities”) will be exempt from the prohibitions of Sections 406(a) and 407 of ERISA (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the single-family securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool depositor, the Plan does not purchase more than 25% of all single-family securities, and at least 50% of all single-family securities are purchased by persons independent of the pool depositor or pool trustee. PTCE 83-1 does not provide an exemption for transactions involving subordinate securities.

The discussion in this and the next succeeding paragraph applies only to single-family securities. PTCE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption:

•	the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan;

•	the existence of a pool trustee who is not an affiliate of the pool depositor; and

•	a limitation on the amount of the payment retained by the pool depositor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the

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mortgage loans plus reasonable compensation for services provided by the pool depositor to the pool.

The depositor believes that the first general condition referred to above will be satisfied with respect to the certificates issued without a subordination feature, or the senior certificates only in a series issued with a subordination feature, provided that the subordination and reserve account, subordination by shifting of interests, the pool insurance or other form of credit enhancement described under “Credit Enhancement” in this prospectus (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a series of certificates is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the loans or the principal balance of the largest loan. See “Description of the Securities” in this prospectus. In the absence of a ruling that the system of insurance or other protection with respect to a series of certificates satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. As to the second general condition, the trustee will not be affiliated with the depositor.

Each Plan fiduciary who is responsible for making the investment decisions as to whether to purchase or commit to purchase and to hold single family securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraphs, of PTCE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The DOL has issued to various underwriters individual prohibited transaction exemptions which generally exempt from the application of certain prohibited transaction provisions of ERISA and Section 4975 of the Code transactions with respect to the initial purchase, the holding and the subsequent resale by Plans of securities issued by the investment pools whose assets consist of:

•	certain types of secured receivables, secured loans and other secured obligations, including obligations secured by shares issued by a cooperative housing association, and obligations that bear interest or are purchased at a discount and which are secured by single-family residential real property and/or multifamily residential real property (including obligations secured by leasehold interests on residential real property);

•	property securing a permitted obligation;

•	undistributed cash, cash credited to a “pre-funding account” or a “capitalized interest account,” and certain temporary investments made therewith; and

•	certain types of credit support arrangements, including yield supplement agreements and interest-rate swaps that meet certain requirements set forth in exemptions.

The securities covered by the underwriter exemptions include certificates representing a beneficial ownership interest in the assets of an issuing entity (including a grantor trust, owner trust or REMIC) and which entitle the holder to payments of principal, interest and/or other payments made with respect to the assets of such issuing entity.

Among the conditions that must be satisfied for the underwriter exemptions to apply are the following:

•	The Plan must acquire the securities on terms, including the security price, that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

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•	the securities must not be subordinated to any other class of securities issued by the same issuer, unless the securities are issued in a “designated transaction”;

•	at the time of acquisition, the securities acquired by the Plan must have received a rating in one of the three (or, in the case of designated transactions, four) highest generic rating categories from Standard and Poor’s Rating Services, Moody’s Investors Service, Inc., Fitch Ratings, DBRS Limited or DBRS, Inc., each referred to herein as a “rating agency”;

•	the trustee must not be an affiliate of any other member of the “restricted group,” other than an underwriter;

•	the sum of all payments made to and retained by the underwriter must not total more than reasonable compensation for underwriting the securities, the sum of all payments made to and retained by the issuer’s depositor for assigning the obligations to the issuer must not total more than the fair market value of the obligations, and the sum of all payments made to and retained by any servicer must not total more than reasonable compensation and expense reimbursement for its services;

•	the Plan must be an “accredited investor” as defined in Rule 501(a)(l) of Regulation D of the commission under the Securities Act of 1933; and

•	in the event that all of the obligations used to fund the issuer have not been transferred to the issuer on the closing date, additional obligations having an aggregate value equal to no more than 25% of the total principal amount of the securities being offered may be transferred to the issuer under a pre-funding feature within 90 days or three months following the closing date.

The issuer must also meet the following requirements:

•	the assets of the issuer must consist solely of assets of the type that have been included in other investment pools;

•	securities evidencing interests in other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest rating categories by a rating agency for at least one year prior to the Plan’s acquisition of securities; and

•	investors other than Plans must have purchased securities evidencing interests in the other investment pools for at least one year prior to the Plan’s acquisition of securities.

For purposes of the underwriter exemptions, the term “designated transaction” includes any securitization transaction in which the assets of the issuer consist solely of obligations secured by shares issued by a cooperative housing association and/or obligations that bear interest or are purchased at a discount and which are secured by single-family residential real property and/or multifamily residential real property (including obligations secured by leasehold interests on residential real property). Such residential mortgage loans may be less than fully secured, provided that:

•	the securities acquired by a Plan in the designated transaction are not subordinated to any other class of securities issued by the same issuer;

•	at the time of acquisition, the securities acquired by the Plan must have received a rating in one of the two highest generic rating categories from a rating agency; and

•	the obligations must be secured by collateral whose fair market value on the closing date of the designated transaction is at least equal to 80% of the sum of (i) the outstanding

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principal balance due under the obligation and (ii) the outstanding principal balance of any other obligations of higher priority (whether or not held by the issuer) which are secured by the same collateral.

The underwriter exemptions also provide relief from various self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire securities of an issuer and the fiduciary, or its affiliate, is an obligor with respect to obligations or receivables contained in the issuer; provided that, among other requirements:

•	in the case of an acquisition in connection with the initial issuance of the securities, at least 50% of each class of securities in which Plans have invested is acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the restricted group;

•	the fiduciary, or its affiliate, is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the issuer;

•	the Plan’s investment in each class of securities does not exceed 25% of all of the securities of that class outstanding at the time of acquisition; and

•	immediately after the Plan acquires the securities, no more than 25% of the Plan’s assets for which the person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The underwriter exemptions do not apply to Plans sponsored by a member of the restricted group, which includes the depositor, the servicer (and any subservicer), the trustee, the underwriter, any obligor with respect to obligations or receivables included in the issuer constituting more than five percent of the aggregate unamortized principal balance of the issuer’s assets, any insurer, the counterparty to any interest-rate swap entered into by the issuer and any affiliate of these parties.

Prohibited Transaction Exemption 2000-58 amended the underwriter exemptions and extended the relief available thereunder to transactions involving the initial purchase, holding and subsequent resale by Plans of securities denominated as debt that are issued by, and are obligations of, investment pools whose assets are held in trust. The same conditions described above relating to certificates must also be met with respect to bonds. In addition, prior to the issuance of the bonds, the issuer must have received a legal opinion to the effect that the bondholders will have a perfected security interest in the issuer’s assets. As with certificates, exemptive relief would not be available for Plans sponsored by a member of the restricted group.

The prospectus supplement will provide further information that Plans should consider before purchasing the securities. Any Plan fiduciary that proposes to cause a Plan or an entity holding Plan assets to purchase securities is encouraged to consult with its counsel concerning the impact of ERISA and the Code, the applicability of PTCE 83-1, the availability and applicability of any underwriter exemption or any other exemptions from the prohibited transaction provisions of ERISA and Section 4975 of the Code and the potential consequences in their specific circumstances, before making the investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and composition of the Plan’s investment portfolio.

LEGAL INVESTMENT

The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). Classes of securities that qualify as mortgage related securities will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds)

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created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of these entities with respect to mortgage related securities, securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of this type of legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractually commitment was made or such securities were acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration (“NCUA”) Letter to Credit Unions No. 96, as modified by NCUA Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA’s regulation “Investment and Deposit Activities” (12 C.F.R. Part 703), which sets forth certain restrictions on investments by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a mortgage related security).

Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any securities, as certain series, classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in certain instances irrespective of SMMEA.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying,” and, with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of securities as “mortgage related securities,” no representation is made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities, may adversely affect the liquidity of the securities.

Investors should consult their own legal advisors in determining whether and to what extent securities offered by this prospectus and the accompanying prospectus supplement constitute legal investments for them.

METHOD OF DISTRIBUTION

Each series of securities offered hereby and by means of the related prospectus supplement may be sold directly by the depositor or may be offered through an underwriter or underwriting syndicates represented by one or more lead underwriters. The prospectus supplement with respect to each series of securities will set forth the terms of the offering of that series of securities and each subclass within that series, including the name or names of the underwriters, the proceeds to the depositor, and either the initial

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public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or re-allowed to certain dealers, or the method by which the price at which the underwriters will sell the securities will be determined.

The underwriters will be obligated to purchase only those offered securities of a series as described in the prospectus supplement with respect to that series. The offered securities may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

If stated in the prospectus supplement, the depositor will authorize underwriters or other persons acting as the depositor’s agents to solicit offers by certain institutions to purchase the offered securities from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which those contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by the depositor. The obligation of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of those contracts.

The depositor may also sell the securities offered by means of this prospectus and the related prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The depositor may effect those transactions by selling securities to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of securities for whom they may act as agents.

The place and time of delivery for each series of securities offered hereby and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to that series.

If and to the extent required by applicable law or regulation, this prospectus and the attached prospectus supplement will also be used by the underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which the underwriter acts as principal. Sales will be made at negotiated prices determined at the time of those sales.

One or more of the underwriters with respect to a series of securities, or affiliates of the underwriters, may engage in financing transactions with the depositor or affiliates of the depositor, including loans or repurchase agreements to provide financing of loans or other assets pending the transfer of those assets to an issuing entity.

Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

Redwood Trust, Inc. or other affiliates of the depositor may purchase securities offered hereby and pledge them to secure indebtedness or, together with its pledgees, donees, transferees or other successors in interest, sell the securities, from time to time, either directly or indirectly through one or more underwriters, underwriting syndicates or designated agents. This prospectus may be used in connection with any such pledge or sale.

If a series is offered other than through underwriters, the prospectus supplement relating to that series will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

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LEGAL MATTERS

The validity of the securities will be passed upon for the issuing entity by Weintraub Tobin Chediak Coleman Grodin Law Corporation, San Francisco, California. Certain federal income tax consequences with respect to the securities will be passed upon for the issuing entity by Chapman and Cutler LLP, San Francisco, California. Certain matters may be passed on by counsel specified in the applicable prospectus supplement.

FINANCIAL INFORMATION

Each depositor has determined that its financial statements are not material to investors in the securities offered by this prospectus. The securities will not represent an interest in or an obligation of either depositor.

A new issuing entity will be formed for each series of securities, and no issuing entity will engage in any business activities or have any material assets or obligations before the issuance of the securities of the related series. Accordingly, no financial statements for any issuing entity will be included in this prospectus or in the applicable prospectus supplement.

STATIC POOL INFORMATION

Static pool information with respect to the sponsor’s prior securitized pools , presented by pool, or the portfolio of mortgage loans originated or purchased by the sponsor or its affiliates, presented by vintage year, will be included, to the extent material, in the applicable prospectus supplement. In addition, to the extent material, static pool information with respect to the portfolio of mortgage loans originated or purchased by one or more originators, presented by vintage year, will also be included in the applicable prospectus supplement. The static pool data related to a prior securitized pool or vintage origination year will include information, to the extent material, relating to:

•	payment delinquencies of the mortgage loans;

•	cumulative losses with respect to the mortgage loans; and

•	prepayments of the mortgage loans,

in each case presented in periodic increments.

In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans, as applicable, will be provided. This information may include, among other things (in each case by pool or vintage year), the number of securitized mortgage loans or of originated or purchased mortgage loans; the original pool balance for each securitized pool or the total original balance of the originated or purchased mortgage loans; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average credit score; the product type(s); the loan purposes; the weighted average loan-to-value ratio; the distribution of mortgage loans by interest rate; and information regarding the geographic distribution of the mortgage loans.

AVAILABLE INFORMATION

The depositors have filed the registration statement with the Securities and Exchange Commission (Registration Nos. 333-185882 and 333-185882-01). The depositors are also subject to some of the information requirements of the Exchange Act, and, accordingly, will file reports thereunder with the Securities and Exchange Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositors under the Exchange Act can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E.,

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Washington, D.C. 20549, or by calling the SEC at 1-800-SEC-0330, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 233 Broadway, New York, New York 10279 and electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval System at the Securities and Exchange Commission’s web site (http://www.sec.gov).

The depositors’ annual reports on Form 10-K, the distribution reports on Form 10-D, current reports on Form 8-K and any amendments to those reports will be filed with the Securities and Exchange Commission (333-185882 and 333-185882-01). These reports will be made available at www.ctslink.com as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission (the “SEC”) allows each depositor to “incorporate by reference” the information filed with the SEC by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to the issuing entity for the securities. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the issuing entity for any series of securities will automatically update and supersede this information. Documents that may be incorporated by reference for a particular series of securities include an insurer’s financial statements, a surety policy, mortgage pool policy, computational materials, collateral term sheets, the related agreement and amendments thereto, and other documents filed on Form 8-K and pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as may be required in connection with the related issuing entity.

Each depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of securities, on written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of securities, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to the Sponsor at One Belvedere Place, Suite 310, Mill Valley, California 94941.

RATING

It is a condition to the issuance of the securities of each series offered by this prospectus that at the time of issuance they will have been rated in one of the four highest rating categories by at least one nationally recognized statistical rating agency hired to rate them (the “hired NRSRO”).

Ratings on securities address the likelihood of the receipt by securityholders of their allocable share of principal and interest on the underlying mortgage loans. These ratings address such factors as:

•	structural and legal aspects associated with the securities;

•	the extent to which the payment stream on the underlying assets is adequate to make payments required by the securities; and

•	the credit quality of the credit enhancer or guarantor, if any.

Ratings on the securities do not, however, constitute a statement regarding:

•	the likelihood of principal prepayments by borrowers;

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•	the degree by which the rate of prepayments made by borrowers might differ from that originally anticipated; or

•	whether the yields originally anticipated by investors of any series of securities may be adversely affected as a result of those prepayments.

As a result, investors in securities of any series might suffer a lower than anticipated yield.

A rating on any or all of the securities of any series by a rating agency, if assigned at all, other than a hired NRSRO, may be lower than the rating or ratings assigned to the securities by the hired NRSRO. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the hired NRSRO. Each security rating should be evaluated independently of any other security rating.

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INDEX OF DEFINED TERMS

Page No.

1986 Act	92
Bankruptcy Code	86
Bankruptcy Laws	86
CERCLA	83
CMT	24
Code	91
COFI	24
Debt Security(s)	92
DOL	109
DTC	17
EPA	83
ERISA	34
Exchange Act	110
Garn-St. Germain Act	87
GPM fund	23
GPM loans	23
IRS	91
LIBOR	24
LIBORSWAP	24
Lower Tier REMIC(s)	97
MTA	24
NCUA	114
Non-REMIC Debt Securities	92
OID	92
OID Regulations	92
Parity Act	88
Parties in Interest	109
Plans	108
Prime Rate	24
PTCE	109
RCRA	84
RRAC	18
Reigle Act	90
Relief Act	89
REMIC	97
REMIC Regulations	91
REMIC Securities	92
RICO	91
RWT Holdings	18
SBJPA of 1996	100
SEC	117
SMMEA	113
Sponsor	18
Tax Prepayment Assumption	93
T-Bill	24
TILA	90
Title V	88
Trust Indenture Act	73
Upper Tier REMIC	97
U.S. Person	107

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with any other information or to make any representations not contained in this prospectus supplement and the prospectus. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby by anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation.

$451,645,000 (Approximate)

SEQUOIA MORTGAGE TRUST 2013-8

Mortgage Pass-Through Certificates

RWT Holdings, Inc.

Sponsor

Sequoia Residential Funding, Inc.

Depositor

Sequoia Mortgage Trust 2013-8

Issuing Entity

PROSPECTUS SUPPLEMENT

BofA Merrill Lynch

June [__], 2013

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.